As filed with the Securities and Exchange Commission on November 22, 2002
                                                     Registration No. 333-100351

================================================================================
            SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
                             ----------------------

                                 AMENDMENT NO. 1

                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                             ----------------------
                               TriMas Corporation
             (Exact name of registrant as specified in its charter)

                            Delaware 3452 38-2687639
          (State or other jurisdiction of (Primary Standard Industrial
                      (I.R.S. Employer Identification No.)
           incorporation or organization) Classification Code Number)
                             ----------------------

                        39400 Woodward Avenue, Suite 130
                        Bloomfield Hills, Michigan 48304
                                 (248) 631-5400
               (Address, including ZIP Code, and telephone number,
        including area code, of registrant's principal executive offices)
                             ----------------------
                       See Table of Additional Registrants
                             ----------------------

                            R. Jeffrey Pollock, Esq.
                                 General Counsel
                               TriMas Corporation
                        39400 Woodward Avenue, Suite 130
                        Bloomfield Hills, Michigan 48304
                                 (248) 631-5400
    (Name, address, including ZIP Code, and telephone number, including area code, of agent for service)
                                 with a copy to:
                           Jonathan A. Schaffzin, Esq.
                             Luis R. Penalver, Esq.
                             Cahill Gordon & Reindel
                                 80 Pine Street
                            New York, New York 10005
                                 (212) 701-3000

                  Approximate date of commencement of proposed
                sale to public: As soon as practicable after this
                    Registration Statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 426(b) under the Securities Act, check the following and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                             ----------------------
                         CALCULATION OF REGISTRATION FEE

                                                                Proposed           Proposed
                                               Amount            Maximum            Maximum              Amount of
         Title of Each Class of                 to Be        Offering Price        Aggregate           Registration
      Securities to Be Registered           Registered(1)       Per Share      Offering Price(2)          Fee(2)
----------------------------------------- ------------------ ---------------- -------------------- ----------------------
9 7/8% Senior Subordinated Notes due       $352,773,000          99.214%         $350,000,000           $32,455.12(3)
2012..................................
Guarantee of 9 7/8% Senior Subordinated
Notes due 2012........................         (4)                 (4)                (4)                   (4)

(1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(f)(2) under the Securities Act of 1933, as amended (the "Securities Act").
(2)  Calculated pursuant to Rule 457(f)(2) under the Securities Act.
(3)  Previously Paid.
(4) Pursuant to Rule 457(n), no registration fee is required with respect to the Guarantees.
                             ----------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                                                    ADDITIONAL REGISTRANTS

                                                State or Other         Primary Standard            I.R.S.
 Exact Name of Registrant as Specified          Jurisdiction of           Industrial              Employer
             in Its Charter                    Incorporation or      Classification Code      Identification No.
                                                 Organization               Number
----------------------------------------      -----------------       -----------------       ------------------
Arrow Engine Company                               Delaware                  3510                38-2260420
Beaumont Bolt & Gasket, Inc.                         Texas                   3452                74-1981259
Commonwealth Disposition LLC                       Delaware                  9995                NONE
Compac Corporation                                 Delaware                  2891                38-2773373
Consumer Products, Inc.                            Wisconsin                 9995                39-6066719
Cuyam Corporation                                    Ohio                    3452                34-1433931
Di-Rite Company                                      Ohio                    9995                34-1295359
Draw-Tite, Inc.                                    Delaware                  3714                38-2935446
Entegra Fastener Corporation                       Delaware                  3452                36-2753621
Fulton Performance Products, Inc.                  Delaware                  3714                39-1154901
Hitch `N Post, Inc.                                Delaware                  3714                38-2935447
Industrial Bolt & Gasket, Inc.                     Louisiana                 3452                72-1212632
K.S. Disposition, Inc.                             Michigan                  9995                38-3212114
Keo Cutters, Inc.                                  Michigan                  3541                38-3212119
Lake Erie Screw Corporation                          Ohio                    3452                34-0660861
Lamons Metal Gasket Co.                            Delaware                  3452                38-2337967
Louisiana Hose & Rubber Co.                        Louisiana                 3050                72-0830993
Monogram Aerospace Fasteners, Inc.                 Delaware                  3728                95-4339614
Netcong Investments, Inc.                         New Jersey                 9995                38-2388048
NI Foreign Military Sales Corp.                    Delaware                  3490                33-0151428
NI Industries, Inc.                                Delaware                  3490                03-0452932
NI West, Inc.                                     California                 3490                95-1054621
Norris Cylinder Company                            Delaware                  3412                33-0333261
Norris Environmental Services, Inc.               California                 7380                33-0660922
Norris Industries, Inc.                           California                 3412                33-0074968
Plastic Form, Inc.                                 Delaware                  3080                35-1964350
Reese Products, Inc.                                Indiana                  3714                35-1789435
Reska Spline Products, Inc.                        Michigan                  3541                38-3212121
Richards Micro-Tool, Inc.                          Delaware                  3541                38-2641296
Rieke Corporation                                   Indiana                  3050                31-0934085
Rieke of Indiana, Inc.                              Indiana                  9995                90-0044258
Rieke of Mexico, Inc.                              Delaware                  3050                38-2251192
Rieke Leasing Co., Incorporated                    Delaware                  9995                38-2751413
TriMas Company LLC                                 Delaware                  9995                NONE
TriMas Fasteners, Inc.                             Delaware                  3452                38-3007015
TriMas Services Corp.                              Delaware                  7380                38-2840227


The information in this preliminary prospectus is not complete and may be changed. We may not consummate the exchange offer until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                              Subject to Completion

                 Preliminary Prospectus Dated November 22, 2002

                                   PROSPECTUS

                               TRIMAS CORPORATION
             Offer to Exchange its $352,773,000 aggregate principal
                      amount of 9 7/8% Senior Subordinated
                   Notes due 2012, which have been registered
                under the Securities Act of 1933, as amended, for
                   $352,773,000 aggregate principal amount of
                    9 7/8% Senior Subordinated Notes due 2012

                             ----------------------

                             Terms of Exchange Offer

     o Expires 9:00 a.m., New York City time, on ______, 2002 unless extended.

     o    Subject to certain customary conditions which may be waived by us.

     o All outstanding 9 7/8% Senior Subordinated Notes due 2012 that are validly tendered and not withdrawn will be exchanged.

     o Tenders of outstanding notes may be withdrawn any time prior to the expiration of this exchange offer.

     o The exchange of the outstanding notes will not be a taxable exchange for U.S. federal income tax purposes.

     o    We will not receive any cash proceeds from the exchange offer.

     o The terms of the notes to be issued in exchange for the outstanding notes are substantially identical to the outstanding notes, except for certain transfer restrictions and registration rights relating to the outstanding notes.

     o Any outstanding notes not validly tendered will remain subject to existing transfer restrictions.

     See "Risk Factors," beginning on page 12, for a discussion of certain factors that should be considered by holders before tendering their outstanding notes in the exchange offer.

     There has not previously been any public market for the exchange notes that will be issued in the exchange offer. We do not intend to list the exchange notes on any national stock exchange or on the Nasdaq National Market. There can be no assurance that an active market for such exchange notes will develop.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                             ----------------------


                     The date of this prospectus is , 2002.

                                TABLE OF CONTENTS

                                                                            Page

Where You Can Find More Information...........................................ii
Forward-Looking and Other Statements..........................................ii
Prospectus Summary.............................................................1
Risk Factors..................................................................12
Use of Proceeds...............................................................21
Capitalization................................................................22
Unaudited Pro Forma Financial Information.....................................23
Selected Historical Financial Data............................................30
Management's Discussion and Analysis of Financial Condition and Results
      of Operations........................ ..................................32
Business......................................................................43
Management....................................................................56
Principal Stockholders........................................................63
Certain Relationships and Related Party Transactions..........................65
The Exchange Offer............................................................68
Description of Credit Facility................................................76
Description of Notes..........................................................80
Summary of Material United States Federal Income Tax Considerations..........125
Plan of Distribution.........................................................128
Legal Matters................................................................129
Experts......................................................................129

Index to Financial Statements................................................F-1

                       WHERE YOU CAN FIND MORE INFORMATION

     Upon effectiveness of the registration statement of which this prospectus is a part, we become subject to and will commence filing annual, quarterly and special reports and other information with the SEC. You may read and copy any document that we file with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to you free of charge at the SEC's web site at http://www.sec.gov.

                      FORWARD-LOOKING AND OTHER STATEMENTS

     This prospectus contains forward-looking statements about our financial condition, results of operations and business. You can find many of these statements by looking for words such as "may," "will," "expect," "anticipate," "believe," "estimate" and similar words used in this prospectus.

     These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Because the statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. We caution readers not to place undue reliance on the statements, which speak only as of the date of this prospectus.

     The cautionary statements set forth above should be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. We do not undertake any obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

     Risks and uncertainties that could cause actual results to vary materially from those anticipated in the forward-looking statements included in this prospectus include general economic conditions in the markets in which we operate and industry-based factors such as:

     o    technological developments that could competitively disadvantage us;

     o    our dependence on key individuals and relationships;

     o    labor costs and strikes at our customers' or at our facilities;

     o    exposure to product liability and warranty claims;

     o    increases in our raw material and energy costs;

     o    compliance with environmental and other regulations; and

     o    competition within our industries.

     In addition, factors more specific to us could cause actual results to vary materially from those anticipated in the forward-looking statements included in this prospectus, such as substantial leverage, limitations imposed by our debt instruments, our ability to identify attractive and other strategic acquisition opportunities and our ability to successfully separate from Metaldyne Corporation and to successfully integrate acquired businesses including actions we have identified as providing cost-saving opportunities.

     We disclose important factors that could cause our actual results to differ materially from our expectations under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in this prospectus. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf. When we indicate that an event, condition or circumstance could or would have an adverse effect on us, we mean to include effects upon our business, financial and other condition, results of operations and ability to make payments on the notes.

     We were acquired by Metaldyne (formerly MascoTech, Inc.) in January 1998 and Metaldyne did not report our results as a separate segment for 1998. As such, certain statements in this prospectus that concern us for periods which include 1998 are based upon our review of internal records and our best estimates of certain data.

                               PROSPECTUS SUMMARY

     This summary highlights the material information contained elsewhere in this prospectus. You should read this entire prospectus carefully, including "Risk Factors" and our financial statements and the notes to those financial statements included elsewhere in this prospectus. Unless the context otherwise requires, all information in this prospectus which refers to (i) the "Issuer" refers only to TriMas Corporation and (ii) the "Company" or "we" or "our" refers to the Issuer and its subsidiaries. For purposes of this prospectus, when we describe information on a pro forma basis, we are giving effect only to those adjustments set forth under "Unaudited Pro Forma Financial Information."

The Company

     We are a manufacturer of highly engineered products serving niche markets in a diverse range of commercial, industrial and consumer applications. While serving diverse markets, most of our businesses share important characteristics, including leading market shares, strong brand names, established distribution networks, high operating margins, and relatively low capital investment requirements. We estimate that approximately 70% of our 2001 net sales were in U.S. markets in which we enjoy the number one or number two market position within the respective product category. In addition, we believe that in many of our businesses, we are one of only two or three manufacturers.

     On June 6, 2002, an investor group led by Heartland Industrial Partners, L.P. acquired 66% of our fully diluted common equity. Metaldyne Corporation, our former parent, owns the remaining 34% of our fully diluted common equity. As of September 29, 2002, Heartland owned approximately 55% of our fully diluted common equity. We operated as an independent public company from 1989 through 1997. In 1998, we were acquired by Metaldyne and in November 2000 Metaldyne was acquired by an investor group led by Heartland. In early 2001, we hired a new senior management team to increase our operating efficiency and develop a focused growth strategy. We believe that as an independent company, we will be better able to capitalize on our core manufacturing strengths and our significant cash flow generation capacity to exploit growth opportunities.

     Our businesses are organized into three operating groups: Transportation Accessories, Rieke Packaging Systems and Industrial Specialties.

     o Transportation Accessories Group. This group is a leading designer and manufacturer of a wide range of accessory products used to outfit light trucks, SUVs, recreational vehicles, passenger cars, and trailers of all types including towing and hitch systems, trailer components, electrical products, brake and rack systems, and additional towing and trailering components. We benefit from strong brand names, including Draw-Tite, Reese, Fulton, Wesbar, Hayman-Reese and ROLA, that have broad customer recognition and are often perceived as the quality leader in their respective market categories. We believe we have the most extensive product lines in the industry. Our products are distributed through an established national network of independent installers as well as several retail outlets such as Wal-Mart, Lowe's, Pep Boys, AutoZone and West Marine. Our products are also distributed by both automotive and trailer original equipment manufacturers, or OEMs.

     o Rieke Packaging Systems Group. This group is a leading specialty manufacturer of engineered closures and dispensing systems for steel and plastic industrial and consumer packaging applications. Our brand names include Rieke, TOV, Englass and Stolz. We believe that our Rieke Packaging Systems group has significant market share in many of its key product lines as a result of proprietary engineering and manufacturing technology, patent protected systems and strong customer relationships. We have over 25 patented or patent application pending systems or technologies. Approximately 50% of this group's 2001 net sales relate to value-added products based upon patented processes or technology. We believe this group has significant growth opportunities in the consumer products and pharmaceutical markets through the introduction of its industrial design technology to a range of consumer applications. Our customers include BASF, Chevron, Coca-Cola, Colgate, Dow Chemical, Pepsi, Procter & Gamble, Sherwin Williams, Valvoline and Zeneca.

     o Industrial Specialties Group. This group manufactures a diverse range of industrial products, such as cylinders, flame-retardant facings and jacketings, specialty tape products, industrial gaskets and precision tools, specialty fasteners and other products for use primarily in the automotive, aerospace, construction, commercial, energy and defense markets. Our companies and brands include Monogram Aerospace Fasteners, Entegra Fasteners, Lake Erie Screw, Compac Corporation, Norris Cylinders, Arrow Engine, Keo Cutters, Richard's Micro Tool and Precision Performance. This group supplies highly engineered and customer-specific products, provides value-added design and other services and serves small markets supplied by a limited number of companies. Our customers in this group include Air Liquide, Airgas, Anderson Windows, BOC, Boeing, Caterpillar, Dana, Delta Faucets, Exxon Mobil, Grainger, Honeywell, John Deere, Knauf and Shell.

Operating and Growth Strategy

     We will seek to enhance our cash flow and return on assets through the following operating and growth strategies:

     o Capitalize on New Product Development Opportunities. We have developed innovative products without the need for significant incremental capital investment and will work closely with our customers to identify new product development opportunities. We believe we have significant opportunities for future development in many of our businesses that will benefit from our existing brand awareness and successful distribution networks.

     o Pursue Strategic Niche Acquisitions. We have successfully completed over 25 acquisitions since 1986 and continue to seek attractive acquisition candidates that will supplement existing product lines, add new distribution channels, provide new cost-effective technologies, expand our geographic coverage or enable us to absorb overhead costs more efficiently.

     o Continue to Aggressively Pursue Cost Savings Initiatives. In 2001, our new management team implemented a plan to reorganize us into three business groups and eliminate duplicative costs that we expect will result in annual cost savings of approximately $29 million by the second quarter of 2004.

     o Continue to Emphasize Strong Free Cash Flow. We have grown by making selective acquisitions using disciplined acquisition criteria that focus on high margin businesses in niche markets with relatively low capital requirements. We will continue to focus on high margin businesses so that we can maximize free cash flow.

     o Capitalize on Cyclical Recoveries. Several of our businesses sell into industrial markets that experienced cyclical volume declines during 2001 as a result of general economic conditions as well as a sharp liquidation of industrial inventories. In response, management has aggressively pursued cost savings opportunities and projects and has reduced our operating costs. While the timing of a recovery in cyclical markets is uncertain, we believe that we are well positioned to experience further margin improvement if volume increases given our lower cost structure.

     o Leverage Economies of Scale and Utilize World Class Operating Practices. By increasing our scale, we will have opportunities to improve supply base management, internal sourcing of materials and selective out-sourcing of support functions, such as risk management, logistics and freight management

Recent Developments

     On June 6, 2002, Metaldyne and Heartland consummated a stock purchase agreement under which Heartland and other investors invested approximately $265 million in us and acquired approximately 66% of our fully diluted common stock. As a result of the investment and other transactions described below, Metaldyne received $840 million in the form of cash, retirement of debt we owed to Metaldyne or owed by us under the Metaldyne credit agreement and the repurchase of the balance of receivables we originated and sold under the Metaldyne receivables facility. Metaldyne retained shares of our common stock valued at $120 million. In addition, Metaldyne received a warrant to purchase 750,000 additional shares of our common stock valued at $15 million. The common stock and warrants are valued based upon the cash equity investment made by Heartland and the other investors. Heartland and Metaldyne presently own approximately 55% and 34% of our fully diluted common stock, respectively.

     To effect the transactions contemplated by the stock purchase agreement, we entered into a senior credit facility consisting of a $150 million revolving credit facility and a $260 million term loan facility and a $125 million receivables facility, issued the original notes and raised $265 million in cash through the issuance of common stock. We used borrowings under our credit facility and proceeds from the original notes offering to repay borrowings made by our subsidiaries under the Metaldyne credit agreement in November 2000, to repay certain debt that our subsidiaries owed to Metaldyne and its other subsidiaries and to repurchase receivables balances we originated and sold under the Metaldyne receivables facility. Prior to the closing of the transactions contemplated by the stock purchase agreement, we declared and paid a cash dividend equal to the difference between the $840 million and the aggregate amount of such debt repayment and receivables repurchase. We also issued the warrant as a dividend. We were released from all of our obligations under the Metaldyne credit agreement in connection with the transactions. See the information under the headings "Description of Credit Facility" and "Certain Relationships and Related Party Transactions." We refer to the June 6, 2002 common equity issuance to Heartland and the related financings as the "transactions."

                          Summary of the Exchange Offer

The Exchange
  Offer.....        We are offering to exchange $1,000 principal amount of our 9
                    7/8% Senior Subordinated Notes due 2012, which have been registered under the Securities Act, for $1,000 principal amount of our outstanding 9 7/8% Senior Subordinated Notes due 2012, which were issued in a private offering on June 6, 2002. As of the date of this prospectus, there is $352,773,000 principal amount at maturity of outstanding notes. We will issue exchange notes promptly after the expiration of the exchange offer.

Registration
  Rights.....       You are entitled to exchange your outstanding notes for
                    freely tradeable exchange notes with substantially identical terms. The exchange offer is intended to satisfy your exchange rights. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your outstanding notes. Accordingly, if you do not exchange your outstanding notes, you will not be able to reoffer, resell or otherwise dispose of your outstanding notes unless you comply with the registration and prospectus delivery requirements of the Securities Act, or there is an exemption available.

Resales.......      We believe that the exchange notes issued in the exchange
                    offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that:

                    o you are acquiring the exchange notes in the ordinary course of your business;

                    o you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in a distribution of the exchange notes; and

                    o    you are not an "affiliate" of ours.


                    If you do not meet the above criteria you will have to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any reoffer, resale or other disposition of your exchange notes. Each broker or dealer that receives exchange notes for its own account in exchange for outstanding notes that were acquired as a result of market-making or other trading activities must acknowledge that it will deliver this prospectus in connection with any sale of exchange notes.

Expiration Date.... 9:00 a.m., New York City time, on , unless we extend the expiration date.

Conditions to the
  Exchange Offer... The exchange offer is subject to certain customary conditions, which may be waived by us. The exchange offer is not conditioned upon any minimum principal amount of outstanding notes being tendered.

Procedures for Tendering
  Outstanding Notes.........

                    If you wish to tender outstanding notes, you must complete, sign and date the letter of transmittal, or a facsimile of it, in accordance with its instructions and transmit the letter of transmittal, together with your notes to be exchanged and any other required documentation, to The Bank of New York, who is the exchange agent, at the address set forth in the letter of transmittal to arrive by 9:00 a.m., New York City time, on the expiration date. See "The Exchange Offer--Procedures for Tendering Outstanding Notes." By executing the letter of transmittal, you will represent to us that you are acquiring the exchange notes in the ordinary course of your business, that you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of exchange notes, and that you are not an "affiliate" of ours. See "The Exchange Offer--Procedures for Tendering Outstanding Notes."

Special Procedures for Beneficial
   Holders......

                    If you are the beneficial holder of outstanding notes that are registered in the name of your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender in the exchange offer, you should contact the person in whose name your outstanding notes are registered promptly and instruct such person to tender on your behalf. See "The Exchange Offer--Outstanding Notes."

Guaranteed Delivery
 Procedures......   If you wish to tender your outstanding notes and you cannot deliver such notes, the letter of transmittal or any other required documents to the exchange agent before the expiration date, you may tender your outstanding notes according to the guaranteed delivery procedures set forth in "The Exchange
                    Offer--Guaranteed Delivery Procedures."

Withdrawal Rights....................

                    Tenders may be withdrawn at any time before 9:00 a.m., New York City time, on the expiration date.

Acceptance of Outstanding Notes and Delivery of Exchange Notes........

                    Subject to certain conditions, we will accept for exchange any and all outstanding notes which are properly tendered in the exchange offer before 9:00 a.m., New York City time, on the expiration date. The exchange notes will be delivered promptly after the expiration date. See "The Exchange Offer--Terms of the Exchange Offer."

Certain Federal Income Tax
   Considerations....................

                    The exchange of outstanding notes for exchange notes will not be a taxable event for federal income tax purposes. You will not recognize any taxable gain or loss as a result of exchanging outstanding notes for exchange notes, and you will have the same tax basis and holding period in the exchange notes as you had in the outstanding notes immediately before the exchange. See "Certain Federal Income Tax Considerations."

Use of Proceeds......................

                    We will not receive any proceeds from the issuance of the exchange notes.

Exchange Agent.......................

                    The Bank of New York is serving as exchange agent in connection with the exchange offer. The address, telephone number and facsimile number of the exchange agent are set forth in "The Exchange Offer--Exchange Agent."

                          Summary of the Exchange Notes

         The summary below describes the principal terms of the exchange notes. The form and terms of the exchange notes are substantially identical to the form and term of the original notes, except that we will register the exchange notes under the Securities Act, and therefore, the exchange notes will not bear legends restricting their transfer. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of Notes" section of this prospectus contains a more detailed description of the terms and conditions of the exchange notes.

Issuer..............     TriMas Corporation.

Securities Offered..     $352,773,000 in aggregate principal amount of 9 7/8%
                         Senior Subordinated Notes due 2012.

Maturity..........       June 15, 2012.

Interest..........       9 7/8% per annum, payable semi-annually in arrears on
                         June 15 and December 15, commencing December 15, 2002.


Guarantees........  All payments on the exchange notes, including $352,773,000 in aggregate principal amount and interest accruing at 9 7/8% per annum, will be jointly and severally guaranteed on a senior subordinated unsecured basis by each of our existing and future domestic restricted subsidiaries that are guarantors or direct borrowers under our credit facility.

Ranking.............     The exchange notes and the guarantees will rank:

                    o junior to all of our and the guarantors' existing and future senior indebtedness and secured indebtedness, including any borrowings under our credit facility;

                    o equally with any of our and the guarantors' future unsecured senior subordinated indebtedness, including trade payables;

                    o senior to any of our and the guarantors' future indebtedness that is expressly subordinated in right of payment to the notes; and

                    o effectively junior to all of the liabilities of our subsidiaries that have not guaranteed the notes.

                    At September 29, 2002, the exchange notes and the guarantees would have ranked junior to:

                    o    approximately $260.0 million of senior indebtedness;
                         and

                    o other liabilities, including trade payables but excluding intercompany obligations, of our non-guarantor subsidiaries.

                    At September 29, 2002, the notes and related guarantees were not senior to any of our indebtedness. Further, we could incur up to an aggregate of $122.3 million in additional senior indebtedness under our revolving credit facility and/or receivables facility. We had no indebtedness that ranked equally with the notes.


Restrictive
  Covenants.......  The exchange notes will be issued under an indenture with
                    The Bank of New York, as trustee. The indenture governing the notes will limit the ability of the Issuer and its restricted subsidiaries to, among other things:

                    o    incur or guarantee additional indebtedness;

                    o pay dividends or make other distributions or repurchase or redeem our stock;

                    o    make investments;

                    o    sell assets;

                    o    create liens;

                    o enter into agreements restricting our restricted subsidiaries' ability to pay dividends;

                    o    enter into transactions with affiliates; and

                    o consolidate, merge or sell all or substantially all of our assets.

                    These covenants are subject to important exceptions and qualifications, which are described under the heading "Description of Exchange Notes" in this prospectus.

                             ----------------------

     TriMas Corporation is a Delaware corporation. Our principal executive offices are located at 39400 Woodward Avenue, Suite 130, Bloomfield Hills, Michigan 48304. Our telephone number is (248) 631-5400.

                        Summary Historical Financial Data

     The following table sets forth our summary historical financial data for the five years ended December 31, 2001 and the nine months ended September 30, 2001 and September 29, 2002. The financial data for the fiscal years ended December 31, 1999, 2000 and 2001 has been derived from our audited combined financial statements and notes to those financial statements included in this prospectus, which have been audited by PricewaterhouseCoopers LLP, independent accountants. The financial data for the fiscal year ended December 31, 1997 was derived from our audited consolidated financial statements not included in this prospectus. The financial data for the fiscal year ended December 31, 1998 was derived from our unaudited combined financial statements not included in this prospectus.

     The selected information for the nine months ended September 30, 2001 and September 29, 2002 has been derived from our unaudited interim combined/consolidated financial statements and the notes to those financial statements, which, in the opinion of management, include all adjustments, which are normal and recurring in nature, necessary for the fair presentation of that data for such periods.

     In reviewing the following information, it should be noted that there is significant non-comparability across historic periods. On June 6, 2002, Metaldyne issued approximately 66% of our fully diluted common equity to an investor group led by Heartland. We did not establish a new basis of accounting as a result of this common equity issuance, due to the continuing contractual control by Heartland. Our combined financial information for the periods prior to June 6, 2002 includes allocations and estimates of direct and indirect Metaldyne corporate administrative costs attributable to us, which are deemed by management to be reasonable but are not necessarily reflective of those costs to us on an ongoing basis. Prior to June 6, 2002, we were owned by Metaldyne. On November 28, 2000, Metaldyne was acquired by an investor group led by Heartland. The pre-acquisition basis of accounting for periods prior to November 28, 2000 are reflected on the historical basis of accounting and all periods subsequent to November 28, 2000 are reflected on a purchase accounting basis and are therefore not comparable. In January 1998, we were acquired by Metaldyne and established a new basis of accounting as a result of this acquisition. Prior to January 1998, we operated as an independent public company.


                                      Pre-Acquisition Basis                       Post-Acquisition Basis
                                    -----------------------                      --------------------------
                             Year         Year      Year                                                 Nine
                            ended        ended     ended                                 Year Ended      Months     Nine Months
                            December    December   December                              December        ended        ended
                              31,         31,        31,      1/1/2000-     11/28/2000-     31,         September   September
                             1997       1998(1)     1999      11/27/2000    12/31/2000     2001         29, 2001     30, 2001
                           --------    --------   --------    ---------    -----------   ----------    ----------  -----------
STATEMENT OF                                                    (in thousands)
   OPERATIONS DATA:
Net sales..........        $667,910    $707,180   $773,100     $739,590        $50,640     $732,440      $575,010     $574,140
Cost of sales......         447,940     475,550    519,610     514,570          36,490      537,410       424,830      429,180
                           --------    --------   --------    ---------    -----------   ----------    ----------  -----------

Gross profit.......         219,970     231,630    253,490      225,020         14,150      195,030       150,180      144,960
Selling, general   and
   administrative..        106,270     122,370     134,560      130,490         13,200      127,350        92,750       85,710
                           --------    --------   --------    ---------    -----------   ----------    ----------  -----------
Operating profit...         113,700     109,260    118,930       94,530            950       67,680        57,430       59,250
                           --------    --------   --------    ---------    -----------   ----------    ----------  -----------
Net income (loss)(2)...      66,370      41,650     35,300       21,280         (4,150)     (11,320)       (4,490)     (30,890)
   ..........
OTHER FINANCIAL DATA:
Depreciation and
   amortization....         $25,680     $31,780    $38,520      $38,400         $4,540      $53,780       $40,320       $31,760
Capital                      28,560      39,200     42,320       19,540          3,260       18,690        13,700        20,120
   expenditures....
Cash flow from  (used
   by):
     operating               83,820      93,970     55,980      113,430         18,710       75,980        66,890       (20,190)
   activities.......
     investing              (39,810)    (91,130)   (44,870)     (36,610)        (1,300)     (12,620)       (9,260)      (22,100)
   activities.......
     financing              (44,520)    (81,960)   (19,410)     (82,800)       (16,790)     (66,640)      (52,840)       77,810
   activities........
Adjusted EBITDA(3)....      139,380     141,040    158,060      133,700          5,490      124,660       100,150        93,870
Ratio of earnings
   to fixed                   17.7x        1.8x       2.1x         1.7x          (0.02)x        0.9x         1.0x          1.2x
   charges (4).....

                                                  As of
                                              September 29, 2002
                                              ------------------
SELECTED BALANCE SHEET DATA:
    Cash and cash equivalents.................    $39,300
    Working capital...........................    117,410
    Goodwill and other                            801,790
    intangibles...............................
    Total assets..............................  1,338,380
    Total debt................................    611,060
    Shareholders' equity......................    385,440

-------------------

(1) Metaldyne acquired us in January 1998. Financial results for the 21 days prior to Metaldyne's acquisition have not been included because the results were determined on a different accounting basis. Results of operations for the first 21 days of January were as follows: sales ---- $35.9 million; operating profit -- $4.9 million.

(2) Effective January 1, 2002, we adopted SFAS No. 142, "Goodwill and Other Intangible Assets," and discontinued amortization of goodwill. See Note 3 to the audited combined financial statements and unaudited interim financial statements, respectively, for the effect on net income (loss) of excluding amortization expense related to goodwill that will no longer be amortized. We completed the transitional test for impairment of goodwill in the second quarter of 2002, which resulted in a non-cash after-tax charge of $36.6 million related to our industrial fasteners business.

(3) Adjusted EBITDA is defined as operating profit before depreciation and amortization and legacy restricted stock award expense. Adjusted EBITDA-related information is presented in the manner as defined herein because we believe it is a widely accepted financial indicator of a company's ability to service and/or incur indebtedness. However, Adjusted EBITDA-related information should not be considered as an alternative to net income as a measure of operating results or to cash flows as a measure of liquidity in accordance with generally accepted accounting principles. Because Adjusted EBITDA-related information is not calculated identically by all companies, the presentation in this prospectus is not likely to be comparable to those disclosed by other companies.


                                                 Reconciliation of
                                        Adjusted EBITDA to Net Income (Loss)
                                                Pre-Acquisition
                                                    Basis                                         Post-Acquisition Basis
                                       ----------------------------------------           --------------------------------------
                                                                                               Year
                                   Year Ended December 31,                                     Ended        Nine Months Ended
                                                                  1/1/2000-    11/28/2000-    December    September    September
                                  1997        1998      1999      11/27/2000   12/31/2000     31, 2001    30, 2001     29, 2002
                              ---------   ----------  ---------   ------------  ----------   ----------  ----------   ------------
Adjusted EBITDA.........     $ 139,380   $  141,040  $ 158,060    $ 133,700     $ 5,490      $ 124,660  $ 100,150      $93,870


Depreciation and
   amortization.........       (25,680)     (31,780)   (38,520)     (38,400)     (4,540)       (53,780)   (40,320)     (31,760)
Legacy stock award
   expense..............             --          --       (610)        (770)         --         (3,200)    (2,400)      (2,860)
                              ---------   ----------  ---------   ------------  ----------   ----------  ----------   ------------
Operating profit........       113,700      109,260    118,930       94,530         950         67,680     57,430      59,250

Interest expense.........       (5,420)     (60,290)   (55,380)     (55,390)     (5,000)       (73,130)   (55,410)     (46,090)
Other, net...............        6,790          940      1,450        3,050      (1,200)        (4,000)    (3,130)      (4,110)
Income tax (expense)           (43,730)      (8,260)   (29,700)     (20,910)      1,100         (1,870)    (3,380)      (3,310)
   credit................
Extraordinary charge.....       (4,970)        --        --          --             --              --         --           --



                                                 Reconciliation of
                                        Adjusted EBITDA to Net Income (Loss)
                                                Pre-Acquisition
                                                    Basis                                         Post-Acquisition Basis
                                       ----------------------------------------           --------------------------------------
                                                                                               Year
                                   Year Ended December 31,                                     Ended        Nine Months Ended
                                                                  1/1/2000-    11/28/2000-    December    September    September
                                  1997        1998      1999      11/27/2000   12/31/2000     31, 2001    31, 2001     29, 2002
                              ---------   ----------  ---------   ------------  ----------   ----------  ----------   ------------

Cumulative effect of
   change in recognition
   and measurement of
   goodwill impairment
   (2)...................            --          --          --           --          --             --          --    (36,630)
                              ---------   ----------  ---------   ------------  ----------   ----------  ----------   ------------
Net income (loss)........       66,370      41,650       35,300         21,280     (4,150)   (11,320)       (4,490)   $(30,890)


(4) For purposes of calculating the ratio of earnings to fixed charges, earnings represents income or loss from continuing operations before income taxes, plus fixed charges plus amortization of capitalized interest, less capitalized interest. Fixed charges include interest expense (including amortization of deferred financing costs), capitalized interest and the portion of operating rental expense which management believes is representative of the interest component of rent expense (assumed to be 33%). For the period ended December 31, 2000 and the year ended December 31, 2001, additional earnings of $5.3 million and $9.6 million , respectively, would have been required to make the ratio 1.0x.

                                  RISK FACTORS

     You should carefully consider each of the risks described below, together with all of the other information contained in this prospectus, before deciding to invest in the notes.

RISKS RELATED TO OUR BUSINESS

OUR BUSINESSES DEPEND UPON GENERAL ECONOMIC CONDITIONS AND WE SERVE SOME CUSTOMERS IN HIGHLY CYCLICAL INDUSTRIES; AS A RESULT WE ARE SUBJECT TO RISK OF DOWNTURN AND LOSS OF SALES DUE TO RECESSION, WHICH COULD NEGATIVELY AFFECT OUR BUSINESS, OPERATING RESULTS AND THE VALUE OF THE NOTES.

     Our financial performance depends, in large part, on conditions in the markets that we serve, and on the U.S. and global economies generally. Some of the industries that we serve are highly cyclical, such as the automotive, construction, industrial equipment, energy, aerospace and electrical equipment industries. We have experienced a downturn and reduction in sales and margins as a result of recent recessionary conditions. In addition, we had a net loss of approximately $30.9 million for the nine months ended September 29, 2002, due in large part to an approximate $36.6 million charge for the cumulative effect on prior years of a change in recognition and measurement of goodwill impairment. A continued net loss could have an effect on our financial condition and results. While we have undertaken a consolidation and cost reduction program to mitigate the effect of these conditions, we may be unsuccessful in doing so and such actions may be insufficient. The present uncertain economic environment may result in significant quarter-to-quarter variability in our performance. Furthermore, we note that sales by our Transportation Accessories group are generally stronger in the first and second quarters, as distributors and retailers acquire product for the spring selling season. Any sustained weakness in demand or continued downturn or uncertainty in the economy generally would have a material adverse effect on our business, operating results and the value of the notes.

OUR PRODUCTS ARE TYPICALLY HIGHLY ENGINEERED OR CUSTOMER-DRIVEN AND, AS SUCH, WE ARE SUBJECT TO RISKS ASSOCIATED WITH CHANGING TECHNOLOGY AND MANUFACTURING TECHNIQUES, WHICH COULD PLACE US AT A COMPETITIVE DISADVANTAGE.

     We believe that our customers rigorously evaluate their suppliers on the basis of product quality, price competitiveness, technical expertise and development capability, new product innovation, reliability and timeliness of delivery, product design capability, manufacturing expertise, operational flexibility, customer service and overall management. Our success will depend on our ability to continue to meet our customers' changing specifications with respect to these criteria. We must remain committed to product research and development, advanced manufacturing techniques and service to remain competitive. We may not be able to address technological advances or introduce new products that may be necessary to remain competitive within our businesses. Furthermore, we may be unable to adequately protect any of our own technological developments to produce a sustainable competitive advantage.

IF WE ARE UNABLE TO IDENTIFY ATTRACTIVE ACQUISITION CANDIDATES, SUCCESSFULLY INTEGRATE OUR ACQUIRED OPERATIONS OR REALIZE THE INTENDED BENEFITS OF OUR ACQUISITIONS, OUR BUSINESS STRATEGY AND FINANCIAL CONDITION AND RESULTS WOULD BE NEGATIVELY AFFECTED.

     One of our growth strategies is to pursue selective strategic acquisition opportunities. We intend to continually evaluate potential acquisitions, some of which could be material, and engage in discussions with acquisition candidates. Attractive acquisition candidates may not be identified and acquired in the future, and financing for any such acquisitions may not be available on satisfactory terms or we may be unable to accomplish our strategic objectives as a result of any such acquisition. Our acquisition strategies may not be successfully received by customers or achieve their intended benefits. Often acquisitions are undertaken to improve the operating results of either or both of the acquiror and the acquired company and we may not be successful in this regard. We will encounter various risks in acquiring other companies, including the possible inability to integrate an acquired business into our operations, diversion of management's attention and unanticipated problems or liabilities, some or all of which could materially and adversely affect our business strategy and financial condition and results.

WE DEPEND ON THE SERVICES OF KEY INDIVIDUALS AND RELATIONSHIPS, THE LOSS OF WHICH WOULD MATERIALLY HARM US.

     Our success will depend, in part, on the efforts of our executive officers and other key employees. Some of our senior management was recently hired to pursue our new strategies and business objectives. Despite their business experience, our businesses will present new challenges for them and they may not be successful. Our future success will also depend on, among other factors, our ability to attract and retain other qualified personnel. The loss of the services of any of our key employees or the failure to attract or retain employees could have a material adverse effect on us. In addition, our largest stockholder, Heartland, provides us with valuable strategic, operational and financial support, the loss of which could materially adversely affect us.

WE WILL RELY UPON METALDYNE FOR IMPORTANT TRANSITION SERVICES AND WE MAY ENCOUNTER CERTAIN DIFFICULTIES IN SEPARATING FROM METALDYNE, WHICH MAY RESULT IN INCREASED COSTS AND LOSS OF JOINT PURCHASING BENEFITS.

     We may encounter certain challenges and difficulties in separating from Metaldyne. We entered into a corporate services agreement with Metaldyne for valuable services, including human resources support, risk management, management information systems, treasury and audit services, and other critical administrative and management functions and services. The agreement expires in June 2003. Upon the expiration of the agreement or if Metaldyne is unable to provide these services for any reason, we will need to replace the services. We do not know whether we will be able to replace or contract for these services on similar or more favorable economic terms and what cost may be incurred in the transition to another situation. In addition, Metaldyne is a party to many ordinary course contracts from which we have derived benefits in the past. Metaldyne and we have agreed to provide one another with the benefits of these contracts to the extent practicable. In general, these contracts can be replaced, but we may encounter costs or additional expense in doing so. Of particular note, we benefit from certain volume purchase agreements with suppliers of steel, other materials and energy by aggregating our purchases with Metaldyne. As of June 6, 2002, Metaldyne owns approximately 34% of our fully diluted common stock and Heartland appointed a majority of the Metaldyne board of directors. Accordingly, should Metaldyne materially reduce its equity interest in us or Heartland cease to control Metaldyne, it may impact the continuity and quality of the services we are provided, increase costs and affect our ability to realize continued joint purchasing benefits.

WE MAY BE SUBJECT TO WORK STOPPAGES AT OUR FACILITIES OR OUR CUSTOMERS MAY BE SUBJECTED TO WORK STOPPAGES, WHICH COULD SERIOUSLY IMPACT THE PROFITABILITY OF OUR BUSINESS.

     As of September 29, 2002, approximately 13.4% of our work force was unionized. If our unionized workers were to engage in a strike, work stoppage or other slowdown in the future, we could experience a significant disruption of our operations, which could have a material adverse effect on us. In addition, if a greater percentage of our work force becomes unionized, our business and financial results could be materially adversely affected. Many of our direct or indirect customers have unionized work forces. Strikes, work stoppages or slowdowns experienced by these customers or their suppliers could result in slowdowns or closures of assembly plants where our products are included. In addition, organizations responsible for shipping our customers' products may be impacted by occasional strikes staged by the Teamsters Union. Any interruption in the delivery of our customers' products could reduce demand for our products and could have a material adverse effect on us.

WE MAY INCUR MATERIAL LOSSES AND COSTS AS A RESULT OF PRODUCT LIABILITY AND WARRANTY CLAIMS THAT MAY BE BROUGHT AGAINST US.

     We face an inherent business risk of exposure to product liability claims in the event that the use of our current and formerly manufactured or sold products results, or is alleged to result, in bodily injury and/or property damage. We may experience material product liability losses in the future and/or incur significant costs to defend such claims. Our product liability insurance coverage may not be adequate for liabilities that may ultimately be incurred or it may not continue to be available on terms acceptable to us. In addition, if any of our products are or are alleged to be defective, we may be required to participate in a government-required or manufacturer-instituted recall involving such products. Our Transportation Accessories business has historically experienced product liability claims as to towing products in the ordi-nary course of business. A successful claim brought against us in excess of our available insurance coverage or a requirement to participate in a product recall may have a materially adverse effect on our business. In the ordinary course of our business, contractual disputes over warranties can also arise. In addition, we are party to lawsuits related to asbestos contained in gaskets formerly manufactured by one of our Industrial Specialties group subsidiaries. These or other liabilities or claims may increase or otherwise have a material adverse effect on our business and financial condition and results. See "Business--Legal Proceedings" for a discussion of these lawsuits.

OUR BUSINESS MAY BE MATERIALLY AND ADVERSELY AFFECTED BY COMPLIANCE OBLIGATIONS AND LIABILITIES UNDER ENVIRONMENTAL LAWS AND REGULATIONS.

     We are subject to federal, state, local and foreign environmental and health and safety laws and regulations that:

     o affect ongoing operations and may increase capital costs and operating expenses in order to maintain compliance with such requirements; and

     o impose liability relating to contamination at our facilities, and at other locations such as former facilities, facilities where we have sent wastes for treatment or disposal, and other properties to which we (or a company or business for which we are responsible) are linked.

Such liability may include, for example, investigation and cleanup of the contamination, personal injury and property damage caused by the contamination, and damages to natural resources. Some of these liabilities may be imposed without regard to fault, and may also be joint and several (which can result in a liable party being held responsible for the entire obligation, even where other parties are also liable).

     We are legally or contractually responsible or alleged to be responsible for the investigation and remediation of contamination at various sites, and for personal injury or property damages, if any, associated with such contamination. Our subsidiaries have been named as potentially responsible parties under the federal Superfund law or similar state laws in several sites requiring cleanup related to disposal of wastes we generated. These laws generally impose liability for costs to investigate and remediate contamination without regard to fault and under certain circumstances liability may be joint and several, resulting in one responsible party being held responsible for the entire obligation. Liability may also include damages to natural resources. Certain of our subsidiaries have entered into consent decrees relating to two sites in California along with the many other co-defendants in these matters. We have incurred substantial expenses for all these sites over a number of years, a portion of which has been covered by insurance. In addition to the foregoing, our businesses have incurred and likely will continue to incur expenses to investigate and clean up existing and former company-owned or leased property. Additional sites may be identified at which we are a potentially responsible party under the federal Superfund law or similar state laws.

INCREASES IN OUR RAW MATERIAL OR ENERGY COSTS OR THE LOSS OF A SUBSTANTIAL NUMBER OF OUR SUPPLIERS COULD ADVERSELY AFFECT OUR FINANCIAL RESULTS AND NEGATIVELY IMPACT OUR ABILITY TO SERVICE THE NOTES.

     Generally, our raw materials requirements are obtainable from various sources and in the desired quantities. While we currently maintain alternative sources for raw materials, our businesses are subject to the risk of price fluctuations and periodic delays in the delivery of certain raw materials, component parts and specialty fasteners. Under supply contracts for steel of varying terms, Metaldyne has established the prices at which we will jointly purchase certain of our steel requirements. We, either alone or with Metaldyne, may not be able to renegotiate future prices under those contracts at prices favorable to us, depending on industry conditions. In addition, a failure by our suppliers to continue to supply us with certain raw materials or component parts on commercially reasonable terms, or at all, would have a material adverse effect on us. Our energy costs are a substantial element of our cost structure. To the extent there are energy supply disruptions or material fluctuations in energy costs, our margins could be materially adversely impacted.

WE MAY EXPERIENCE INCREASED COMPETITION AND INCREASED COSTS DUE TO COMPLIANCE WITH THE FASTENER QUALITY ACT, WHICH MAY HAVE AN ADVERSE EFFECT ON OUR FINANCIAL RESULTS AND IMPACT OUR ABILITY TO SERVICE THE NOTES.

     The Fastener Quality Act of 1990 regulates the manufacture, importation and distribution of certain high-grade industrial fasteners in the United States. The Fastener Act, which was amended in June 1999, requires some testing, certification, quality control and recordkeeping by the manufacturers, importers and distributors of such fasteners. As a result, lower barriers to entry, particularly for foreign firms, created additional competitive pressures from new market participants. We may therefore lose customers and could be materially adversely affected. Additionally, we, along with other fastener suppliers, are required to maintain records and product tracking systems. We have tracking and traceability systems, which, to date, have not materially increased expenses. However, future regulations may result in materially increased costs for us.

A GROWING PORTION OF OUR SALES MAY BE DERIVED FROM INTERNATIONAL SOURCES, WHICH EXPOSES US TO CERTAIN RISKS WHICH MAY ADVERSELY AFFECT OUR FINANCIAL RESULTS AND IMPACT OUR ABILITY TO SERVICE DEBT.

     Approximately 12.2% of our net sales for the fiscal year ended December 31, 2001 were derived from sales by our subsidiaries located outside of the United States and we may significantly expand our international operations through acquisitions. Sales outside of the United States, particularly sales to emerging markets, are subject to other various risks which are not present in sales within U.S. markets, including governmental embargoes or foreign trade restrictions such as antidumping duties, changes in U.S. and foreign governmental regulations, tariffs and other trade barriers, the potential for nationalization of enterprises, foreign exchange risk and other political, economic and social instability. In addition, there are tax inefficiencies in repatriating cash flow from non-U.S. subsidiaries. To the extent such repatriation is necessary for us to meet our debt service or other obligations, this will adversely affect our financial results and our ability to service debt.

WE HAVE SIGNIFICANT GOODWILL AND INTANGIBLE ASSETS, AND FUTURE IMPAIRMENT OF OUR GOODWILL AND INTANGIBLE ASSETS COULD HAVE A MATERIAL NEGATIVE IMPACT ON OUR FINANCIAL CONDITION AND RESULTS.

     At September 29, 2002, our goodwill and intangible assets were approximately $801.8 million, and represented approximately 60% of our total assets. Our net loss of $30.9 million for the nine months ended September 29, 2002 was impacted by a charge of $36.6 million for the cumulative effect on prior years of a change in recognition and measurement of goodwill impairment. Because of the significance of our goodwill and intangible assets, any future impairment of these assets could have a material adverse effect on our financial condition and future results of operations.

WE ARE CONTROLLED BY HEARTLAND, WHOSE INTERESTS IN OUR BUSINESS MAY BE DIFFERENT THAN YOURS, AND CONSEQUENTLY HEARTLAND COULD TAKE ACTIONS THAT ARE NOT FAVORABLE TO A HOLDER OF EXCHANGE NOTES.

     Heartland and its affiliates own a majority of our common stock and are able to control our affairs. Our entire board has been, directly or indirectly, designated by Heartland and a majority of the board is associated with Heartland. In addition, Heartland controls Metaldyne, which owns approximately 34% of our fully diluted common stock. As described elsewhere and in another risk factor, we will have material ongoing relationships with both Heartland and Metaldyne. You should consider that the interests of Heartland and Metaldyne will likely differ from yours in material respects. For example, Heartland may cause us to pursue a growth strategy (including acquisitions which are not accretive to earnings), which could impact our ability to make payments on the exchange notes and our credit facility or cause a change in control. In addition, to the extent permitted by the indenture governing the exchange notes and our credit facility, Heartland may cause us to pay dividends rather than make capital expenditures. See "Certain Relationships and Related Party Transactions."

RISKS RELATED TO THE EXCHANGE NOTES

WE HAVE SUBSTANTIAL DEBT AND INTEREST PAYMENT REQUIREMENTS THAT MAY RESTRICT OUR FUTURE OPERATIONS AND IMPAIR OUR ABILITY TO MEET OUR OBLIGATIONS UNDER THE EXCHANGE NOTES.

         We have indebtedness that is substantial in relation to our stockholders' equity. As of September 29, 2002, we had approximately $611.1 million of outstanding debt and approximately $385.4 million of shareholders' equity. Approximately $260.0 million of our debt is variable rate debt and the effect of a 1% increase or decrease in interest rates would increase or decrease such total annual interest expense by approximately $2.6 million. Our current annual debt service payment obligations are approximately $47.1 million and annual amounts due under operating lease arrangements as of September 29, 2002 are approximately $7.5 million. The degree to which we are leveraged will have important consequences, including the following:

     o our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, business development efforts or general corporate purposes may be impaired;

     o a substantial portion of our cash flow from operations will be dedicated to the payment of interest and principal on our indebtedness, thereby reducing the funds available to us for other purposes, including our obligations to pay rent in respect of our significant operating leases;

     o our operations are restricted by our debt instruments, which contain material financial and operating covenants, and those restrictions will limit, among other things, our ability to borrow money in the future for working capital, capital expenditures, acquisitions, rent expense or other purposes;

     o indebtedness under our credit facility and the financing cost associated with our accounts receivable facility are at variable rates of interest, which makes us vulnerable to increases in interest rates;

     o our leverage may place us at a competitive disadvantage as compared with our less leveraged competitors;

     o our substantial degree of leverage will make us more vulnerable in the event of a downturn in general economic conditions or in any of our businesses; and

     o our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate may be limited.

     We expect to incur significant additional debt in pursuit of our acquisition strategies and our debt instruments may permit us to do so. At September 29, 2002 the documents governing the terms of our indebtedness would have permitted us to incur up to an additional approximate $122.3 million in the aggregate of additional indebtedness all of which could be senior indebtedness. Our ability to service our debt and other obligations will depend on our future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, many of which are beyond our control. Our business may not generate sufficient cash flow, and future financings may not be available to provide sufficient net proceeds, to meet these obligations or to successfully execute our business strategies. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

RESTRICTIONS IN OUR CREDIT FACILITY AND UNDER THE INDENTURE GOVERNING THE EXCHANGE NOTES LIMIT OUR ABILITY TO TAKE CERTAIN ACTIONS.

     Our credit facility and the indenture governing the exchange notes contain covenants that restrict our ability to:

     o    pay dividends or redeem or repurchase capital stock;

     o    incur additional indebtedness and grant liens;

     o    make acquisitions and joint venture investments;

     o    sell assets; and

     o    make capital expenditures.

     Our credit facility also requires us to comply with financial covenants relating to, among other things, interest coverage and leverage. In addition, our accounts receivable facility contains covenants similar to those in our credit facility and include requirements regarding the purchase and sale of receivables. We may not be able to satisfy these covenants in the future or be able to pursue our new business strategies within the constraints of these covenants. If we cannot comply with these covenants, we will be in default and unable to access required liquidity from our revolving credit and accounts receivable facilities and unable to make payments in respect of the notes. In addition, our accounts receivable facility contains concentration limits with respect to the percentage of receivables we can sell from any particular customer. The concentration limits are based on the credit ratings of each particular customer. We may implement credit hedging strategies to offset this risk. However, if one or more of our customers were to have its credit ratings downgraded, then the amount of receivables of such customer that we could sell may decrease and our business could be materially adversely affected.

     Our ability to comply with our covenants may be affected by prevailing economic, financial and industry conditions. The breach of our covenants could result in an event of default under our credit facility or under the indenture governing the exchange notes, which could cause an event of default under our accounts receivable facility and our equipment lease financing. Such breach would permit the lenders to declare all amounts borrowed thereunder to be due and payable, together with accrued interest, and the commitments of the lenders to make further extensions of credit under our credit facility could be terminated. In addition, such breach may cause a termination of our accounts receivable facility and of our various sale-leaseback facilities. If we were unable to secure a waiver from our lenders or repay our credit facility indebtedness, our secured lenders could proceed against their collateral and our lessors could prevent us from using our valuable facilities and equipment that are under lease. We do not presently expect that alternative sources of financing will be available to us under these circumstances or available on attractive terms.

YOUR RIGHT TO RECEIVE PAYMENT ON THE EXCHANGE NOTES IS JUNIOR TO THE RIGHT OF THE HOLDERS OF ALL OF OUR EXISTING SENIOR INDEBTEDNESS AND POSSIBLY TO ALL OF OUR FUTURE BORROWINGS.

     The exchange notes are general unsecured obligations, junior in right of payment to all of our existing senior indebtedness, including indebtedness under our credit facility, and all of our future borrowings, except any future indebtedness that expressly provides that it ranks equally with, or is subordinated in right of payment to, the notes. As of September 29, 2002, the notes and the related guarantees were effectively subordinated to approximately $260 million of senior secured indebtedness under our credit facility. As a result, upon any distribution to our creditors in a bankruptcy, liquidation, reorganization or similar proceeding relating to us or our property, the holders of our senior indebtedness will be entitled to be paid in full in cash before any payment may be made with respect to the notes. In addition, all payments on the exchange notes will be blocked in the event of a payment default on senior indebtedness and may be blocked for up to 179 of 360 consecutive days in the event of certain non-payment defaults on designated senior indebtedness.

     In the event that we are declared bankrupt, become insolvent or are liquidated, reorganized or involved in a similar proceeding, holders of the exchange notes will participate with trade creditors and all other holders of our subordinated indebtedness in the assets remaining after we have paid all of the senior indebtedness. The indenture governing the exchange notes requires that amounts otherwise payable to holders of the exchange notes in a bankruptcy or similar proceeding be paid to holders of any remaining senior indebtedness instead. In any of these cases, our assets may be insufficient to pay all of our creditors, and holders of the exchange notes are likely to receive less, proportionally, if any, than holders of our senior indebtedness, including the lenders under our credit facility. We may be permitted to incur substantial additional indebtedness, including senior indebtedness, in the future, under the terms of the indenture governing the exchange notes.

YOUR RIGHT TO ENFORCE REMEDIES IS LIMITED BY THE RIGHTS OF SECURED CREDITORS, AND CLAIMS OF HOLDERS OF EXCHANGE NOTES WILL EFFECTIVELY RANK JUNIOR TO CLAIMS OF SECURED CREDITORS AND CLAIMS OF CREDITORS OF OUR FOREIGN SUBSIDIARIES.

     In addition to being subordinated to our senior indebtedness, the exchange notes are not secured by any of our assets. Our obligations under our credit facility are secured by substantially all of our owned assets and those of our subsidiary guarantors and a pledge of the capital stock of each guarantor and 65% of the capital stock of our first tier foreign subsidiaries. If we become insolvent or are liquidated, or if payment under our credit facility is accelerated, the lenders under our credit facility would be entitled to exercise the remedies available to a secured lender under applicable law. Therefore, our bank lenders or other secured creditors have a claim on our assets before holders of the exchange notes.

YOUR RIGHT TO RECEIVE PAYMENT ON THE EXCHANGE NOTES MAY BE ADVERSELY AFFECTED BY A BANKRUPTCY, LIQUIDATION OR REORGANIZATION OF ONE OF OUR NON-GUARANTOR SUBSIDIARIES.

     Only our domestic subsidiaries that also guarantee our obligations or are borrowers under the credit facility guarantee the exchange notes. This includes all of our domestic subsidiaries other than our receivables subsidiary. However, we have significant non-U.S. assets and operations. In the future, only subsidiaries that guarantee our obligations under our credit facility are required to guarantee our obligations under the exchange notes. The exchange notes are structurally subordinated to all the liabilities of all our subsidiaries that do not guarantee the exchange notes. In the event of bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment on their claims from assets of those subsidiaries before any assets are made available for distribution to us. Under some circumstances, the terms of the exchange notes will permit our non-guarantor subsidiaries to incur additional specified indebtedness. For the year ended December 31, 2001, our non-guarantor subsidiaries had net sales of approximately $89.2 million and net assets of approximately $107.0 million.

WE HAVE SIGNIFICANT OPERATING LEASE OBLIGATIONS, AND OUR FAILURE TO MEET THOSE OBLIGATIONS COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

     As of September 29, 2002, we had operating leases for our 12 facilities and certain capital equipment. Our annual rent expense under these leases is approximately $7.5 million. Our failure to pay our rental obligations under such leases could constitute a default under the leases and would allow the landlord under the leases to pursue any remedy available to the landlord, which would include taking possession of our machinery and equipment and evicting us. In addition, these leases are categorized as operating leases and consequently are not considered indebtedness for purposes of our credit facility and the indenture governing the exchange notes. If at a later date, we or our auditors concluded that these operating leases should be treated as capitalized leases, then such leases would be considered indebtedness for balance sheet purposes and we may, as a result, be in default under our credit facility and the indenture governing the exhange notes.

WE MAY BE PREVENTED FROM FINANCING, OR MAY BE UNABLE TO RAISE FUNDS NECESSARY TO FINANCE, THE CHANGE OF CONTROL OFFER REQUIRED BY THE INDENTURE GOVERNING THE EXCHANGE NOTES.

     Upon certain change of control events, each holder of outstanding exchange notes may require us to purchase all or a portion of our exchange notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. Our ability to purchase the exchange notes upon a change of control event may be prohibited by the terms of our credit facility or future credit facilities. Future agreements may contain a similar provision. Certain change of control events will constitute events of default under our credit facility and termination events under our accounts receivable facility and, absent a consent or waiver, we would be required to repay all amounts owed by us under our credit facility and wind down our accounts receivable facility. We may not be able to repay amounts outstanding under our credit facility or replace our accounts receivable facility. Any requirement to offer to purchase any outstanding exchange notes may result in us having to generate cash from new borrowings or asset sales, and having to refinance other debt or obtain necessary consents under our other debt agreements to repurchase the exchange notes, which we may not be able to do. In such case, our failure to purchase exchange notes following a change of control would constitute an event of default under the indenture governing the exchange notes which would, in turn, constitute a default under our credit facility. In addition, even if we were able to refinance such debt, such financing may be on terms unfavorable to us.

FEDERAL AND STATE STATUTES ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID GUARANTEES AND REQUIRE HOLDERS OF EXCHANGE NOTES TO RETURN PAYMENTS RECEIVED FROM GUARANTORS.

     Creditors of any business are protected by fraudulent conveyance laws which differ among various jurisdictions, and these laws may apply to the issuance of the guarantees by our subsidiaries. A guarantee may be voided by a court, or subordinated to the claims of other creditors, if

     o that guarantee was incurred by a subsidiary with actual intent to hinder, delay or defraud any present or future creditor of the subsidiary, or

     o that subsidiary did not receive fair consideration, or reasonably equivalent value, for issuing its guarantee, and the subsidiary

          - was insolvent or was rendered insolvent by reason of issuing the guarantee,

          - was engaged or about to engage in a business or transaction for which the remaining assets of the subsidiary constituted unreasonably small capital, or

          - intended to incur, or believed that it would incur, debts beyond its ability to pay as they matured.

     We cannot be certain as to the standard that a court would use to determine whether the guarantor subsidiaries were solvent upon issuance of the guarantee or, regardless of the actual standard applied by the court, that the issuance of the guarantee of the exchange notes would not be voided. If a guarantee of a subsidiary was voided as a fraudulent conveyance or held unenforceable for any other reason, holders of the exchange notes would be solely our creditors and creditors of our other subsidiaries that have guaranteed the exchange notes. The notes then would be effectively subordinated to all obligations of that subsidiary. Since we are a holding company, if all guarantees were voided, that would result in the holder of exchange notes having claims that would not be paid prior to substantially all of the other debt and liabilities of the consolidated group of entities. To the extent that the claims of the holders of the exchange notes against any subsidiary were subordinated in favor of other creditors of such subsidiary, such other creditors would be entitled to be paid in full before any payment could be made on the notes. If one or more of the guarantees are voided or subordinated, there may not be sufficient assets remaining to satisfy the claims of holders of the exchange notes after providing for all prior claims.

     In addition, the dividend paid to Metaldyne in connection with the transactions is itself subject to challenge as a fraudulent conveyance if it were determined that we were insolvent. Based upon financial and other information, we believe that the exchange notes and the guarantees are being incurred for proper purposes and in good faith and that we are and each subsidiary is solvent and will continue to be solvent after this offering is completed, will have sufficient capital for carrying on its business after such issuance and will be able to pay its debts as they mature. A court reviewing these matters may not agree with us. A legal challenge to a guarantee on fraudulent conveyance grounds may focus on the benefits, if any, realized by the subsidiary as a result of our issuance of the exchange notes.

YOU CANNOT BE SURE AN ACTIVE TRADING MARKET FOR THE EXCHANGE NOTES WILL DEVELOP.

     There has previously been only a limited secondary market, and no public market, for the original notes. The exchange notes are an exchange issue of securities, have no established trading market, and may not be widely distributed. We do not intend to list the exchange notes on any national securities exchange or the Nasdaq stock market or to seek the admission thereof to trading on any automated quotation system. An active public or other market may not develop for the exchange notes and the trading market for the exchange notes may be illiquid. If a trading market does not develop or is not maintained, holders of the exchange notes may experience difficulty in reselling the exchange notes or may be unable to sell them at all. If a market for the exchange notes develops, any such market may be discontinued at any time. If a public trading market develops for the exchange notes, future trading prices of the exchange notes will depend on many factors, including, among other things, prevailing interest rates, our results of operations and the market for similar securities, and the price at which the holders of exchange notes will be able to sell such exchange notes is uncertain and the exchange notes could trade at a premium or discount to their purchase price or face value. Depending on prevailing interest rates, the market for similar securities and other factors, including our financial condition, the exchange notes may trade at a discount from their principal amount.

IF YOU DO NOT PROPERLY TENDER YOUR ORIGINAL NOTES, WE MAY NOT ACCEPT YOUR ORIGINAL NOTES AND THE TRADING MARKET FOR THEM MAY BE LIMITED.

         We will issue new notes under this exchange offer only after a timely receipt of your original notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, if you want to tender your original notes, please allow sufficient time to ensure timely delivery. If we do not receive your original notes, Letter of Transmittal and other required documents by the expiration date of the exchange offer, we will not accept your original notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of original notes for exchange. If there are defects or irregularities with respect to your tender of original notes, we will not accept your original notes for exchange.

YOU MAY PARTICIPATE IN THE EXCHANGE OFFER ONLY IF YOU MEET THE FOLLOWING CONDITIONS.

         Based on interpretations by the Commission staff, as set forth in no-action letters the Commission issued to third parties, we believe that you may offer for resale, resell and otherwise transfer the exchange notes without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to certain limitations. These limitations include the following:

     o you are not our "affiliate" within the meaning of Rule 405 under the Securities Act;

     o you acquire your exchange notes in the ordinary course of your business; and

     o you have no arrangement with any person to participate in the distribution of such exchange notes.

     However, we have not submitted a no-action letter to the Commission regarding this exchange offer and the Commission may not make a similar determination with respect to the exchange offer as in such other circumstances. If you are our affiliate, engage in or intend to engage in or have any arrangement or understanding with respect to a distribution of the exchange notes that you or any person will acquire pursuant to the exchange offer, you may not rely on the applicable interpretations of the staff of the Commission; you must also comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

RESALES OF THE EXCHANGE NOTES MAY BE SUBJECT TO FURTHER RESTRICTIONS IN SOME JURISDICTIONS.

     Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements under the Securities Act in connection with any resale of such exchange notes. We have agreed to use our best efforts to make this prospectus available to any participating broker-dealer for use in connection with any such resale. See "Plan of Distribution" below. However to comply with the securities laws of certain jurisdictions, if applicable, you may not offer or sell the exchange notes unless someone has registered or qualified them for sale in such jurisdictions or an exemption from registration or qualification is available.

                                 USE OF PROCEEDS

     We will receive no cash proceeds from the exchange offer. We intend the exchange offer to satisfy some of our obligations under the registration rights agreements for the notes. We will issue exchange notes in exchange for original notes in the same principal amount, and for the same terms and form as the original notes, except that there will be no registration rights or liquidated damages relating to the exchange notes. The original notes that holders surrender in exchange for the exchange notes will be retired and canceled and cannot be reissued. Accordingly, we will not incur any new debt by issuing the exchange notes.

     The net proceeds from the original offering were approximately $339.4 million. The proceeds from the original offering were used to consummate the transactions. The table below sets forth the sources and uses of funds for the transactions.





                    Sources                                                          Uses
     -----------------------------------------                    -----------------------------------------------
                                                       (in millions)

                                                                    Debt repayment and repurchase of
                                                  $    -             TriMas receivables(4)..............      $     501.5
Revolving credit facility loans(1).....
Term loan facility..................                  260.0       Cash dividend to Metaldyne...............         338.1
Receivables facility sale                                         Fees and expenses........................          35.4
                                                                                                                    -----
   proceeds(2)...................................       -
Notes originally offered....................          350.0
Common stock(3)..............................         265.0
                                                      -----

Total sources of funds.......................    $    875.0       Total uses of funds......................   $     875.0
                                                      =====                                                         =====


--------------

(1) We have a $150 million revolving credit facility that we did not utilize at closing.

(2) We have a $125 million receivables purchase facility that we did not utilize at closing.

(3) Does not include $120 million in common stock retained by Metaldyne and a warrant to purchase common stock received by Metaldyne as a dividend.

(4) Reflects debt we owed to the lenders under the Metaldyne credit facility of approximately $427 million and our receivables repurchased of approximately $74.5 million. Such debt was repaid and receivables were repurchased at closing. See note (2) above.

                                 CAPITALIZATION

         The following table sets forth our unaudited cash and cash equivalents and capitalization as of September 29, 2002. You should read this table in conjunction with our unaudited consolidated financial statements as of September 29, 2002 and notes to those financial statements included elsewhere in this prospectus.

                                                        As of September
                                                           29, 2002
                                                     --------------------
                                                        (in thousands)
Cash and cash equivalents............................         $39,300
Long-term debt (including current maturities):
Senior credit facility (1)...........................        $260,000
Outstanding Notes (2)................................         350,060
Other................................................           1,000
                                                      --------------------
     Total long-term debt............................         611,060
Total shareholders' equity...........................         385,440
                                                      --------------------
Total capitalization.................................        $996,500
                                                      ====================

--------------

(1) Our credit facility is comprised of a $150 million five and one-half year revolving credit facility and a $260 million seven and one-half year term loan. We utilized approximately $23.5 million of letter of credit capacity under our revolving credit facility to support certain lease obligations and our ordinary course needs. In addition, our three-year receivables facility provides us with up to $125 million of availability. Our credit facility also includes an uncommitted additional $200 million term loan facility that we may utilize upon receipt of commitments from existing or new lenders for permitted acquisitions. See "Description of Credit Facility" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

(2) $352.8 million face value of the outstanding notes, net of unamortized discount.

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma condensed statements of operations have been derived from our audited and unaudited historical financial statements included elsewhere in this prospectus, adjusted to give pro forma effect to the transactions.

     The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2001 and unaudited pro forma condensed consolidated statement of operations for the nine months ended September 29, 2002 give pro forma effect to the transactions as if they had occurred on January 1, 2001.

     The unaudited pro forma condensed statements of operations referred to above are presented for informational purposes only and do not purport to represent what our results of operations or financial position would actually have been had the transactions occurred at such time or to project our results of operations for any future period or date.

     The pro forma adjustments are based upon available information and various assumptions that we believe are reasonable. The pro forma adjustments and certain assumptions are described in the accompanying notes. Other information included under this heading has been presented to provide additional analysis.

     The unaudited pro forma condensed statements of operations should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our historical financial statements and the related notes to such financial statements included elsewhere in this prospectus.


                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                STATEMENT OF OPERATIONS AND OTHER FINANCIAL DATA
                  FOR THE NINE MONTHS ENDED SEPTEMBER 29, 2002
                                 (in thousands)

                                                                                                        Pro Forma
                                                               Company            Pro Forma            Transaction
                                                              Historical         Adjustments               Basis
                                                          ---------------       -------------       -----------------
Statement of Operations Data:
Net sales...........................................          $574,140              $--                 $574,140
Cost of sales.......................................          (429,180)             (570)(1)            (429,750)
                                                          ---------------       -------------       -----------------
   Gross profit.....................................           144,960              (570)                144,390
Selling, general and administrative expenses........
                                                               (85,710)           (1,950)(2)             (87,660)
                                                          ---------------       -------------       -----------------
Operating profit....................................            59,250            (2,520)                 56,730
Other income (expense), net
   Interest expense.................................           (46,090)            7,120 (1,3)          (38,970)
   Other, net.......................................            (4,110)            2,030 (4)             (2,080)
                                                          ---------------       -------------       -----------------
Income before income taxes and cumulative
   effect of change in accounting principle.........             9,050             6,630                  15,680
Income taxes........................................            (3,310)           (2,520)(5)              (5,830)
Income before cumulative effect of change in
   accounting principle(a)..........................            $5,740            $4,110                  $9,850
                                                         ================       =============       =================
Cumulative effect on prior years of change in
   recognition and measurement of goodwill
   impairment.......................................           (36,630)
                                                         ----------------
   Net loss.........................................          $(30,890)
                                                         ================

--------------------------

(a) The cumulative effect of change in accounting principle is excluded from the pro forma presentation.


             See notes to Unaudited Pro Forma Financial Information.


                                 UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                           FOR THE YEAR ENDED DECEMBER 31, 2001
                                                        (in thousands)

                                                                                                     Pro Forma
                                                               Company            Pro Forma         Transaction
                                                              Historical         Adjustments           Basis
                                                              -----------         -----------        -----------
Net sales.........................................              $732,440              $--            $732,440
Cost of sales.....................................              (537,410)              --            (537,410)
                                                              -----------         -----------        -----------
   Gross profit...................................               195,030               --             195,030
Selling, general and administrative expenses......              (127,350)          (4,900)(2)        (132,250)
                                                              -----------         -----------        -----------
   Operating profit...............................                67,680           (4,900)             62,780
Other income (expense), net
Interest expense..................................               (73,130)          21,190(3)          (51,940)
Other, net........................................                (4,000)           2,970(4)           (1,030)
                                                              -----------         -----------        -----------
   Income (loss) before income taxes..............                (9,450)          19,260               9,810
Income taxes......................................                (1,870)          (7,320)(5)          (9,190)
                                                              -----------         -----------        -----------
   Net income (loss)..............................              $(11,320)         $11,940                $620
                                                              ===========        ===========         ===========


             See notes to Unaudited Pro Forma Financial Information.

                               TRIMAS CORPORATION

               NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

     The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 29, 2002 and the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2001 include adjustments necessary to reflect the estimated effect of the transactions that occurred on June 6, 2002 as if they had occurred on January 1, 2001.

                              PRO FORMA ADJUSTMENTS

1. As a result of the transactions, Metaldyne no longer provides a guarantee on certain TriMas leases. The existence of the guarantee required that the leases be accounted for as capitalized leases in periods prior to June 6, 2002. As a result of the guarantee release, these leases are now accounted for as operating leases. This adjustment reflects the recording of $0.9 million of rent expense offset by a reduction of $0.3 million of capitalized lease asset amortization expense for the nine months ended September 29, 2002. An additional add-back of $0.9 million related to interest expense on the capitalized lease obligation for the nine months ended September 29, 2002 is included in adjustment 3 below as a result of eliminating this interest expense.

2. Pro forma adjustment to reflect ongoing corporate operating costs and related party contractual arrangements with Heartland and Metaldyne. Subsequent to June 6, 2002, certain stand-alone operating costs and related party contract costs have been recorded by the Company. The pro forma adjustment for the nine months ended September 29, 2002 is incremental to such costs recorded after June 6, 2002.


                                                                          Nine Months Ended     Year Ended
                                                                            September 29,    December 31, 2001
                                                                                2002
                                                                            --------------   -----------------
                                                                                       (in thousands)

Corporate office costs(a).......................................               $2,450               $5,700
Heartland advisory fee(b).......................................                1,720                4,000
Corporate Services agreement(c).................................                1,040                2,500
                                                                            --------------   -----------------
    Total Corporate operating costs.............................                5,210               12,200
Less:  historical Metaldyne management fee(d)...................               (3,260)              (7,300)
                                                                            --------------   -----------------
Pro forma adjustment............................................               $1,950               $4,900
                                                                            ==============   ==================

----------------------

(a) Represents the Company's estimate of stand-alone corporate operating costs. Historically, such costs were allocated to TriMas via the Metaldyne management fee. These pro forma costs are premised upon certain assumptions necessary to operate on a stand-alone basis. While the Company believes its pro forma assumptions are reasonable, future operating costs may not approximate the amounts of such adjustments.

(b) In connection with the transactions, TriMas entered into an advisory services agreement with Heartland at an annual fee of $4.0 million.

(c) Under the terms of a Corporate Services agreement, TriMas agreed to pay Metaldyne an annual fee of $2.5 million for human resources, information systems, treasury services, audit, internal audit, tax, legal and other general corporate services. To the extent TriMas directly incurs costs related to items covered by the agreement, the $2.5 million fee will be reduced accordingly.

                               TRIMAS CORPORATION

(d) Adjustment to eliminate the historical 1% management fee paid to Metaldyne for corporate support and administrative services. Metaldyne continued to charge this fee to TriMas through June 6, 2002 at which point the Company began to incur the costs summarized in items (a), (b), and (c) above.


3. Pro forma adjustment to reflect interest expense related to borrowings under the Company's bank credit agreement and as a result of issuance of the outstanding notes.


                                                                      Nine Months Ended          Year Ended
                                                                        September 29,         December 31, 2001
                                                                            2002
                                                                     ---------------------    -----------------
                                                                                  (in thousands)
Interest on new revolver(a).....................................                  $--                $--
Interest on new $260.0 million term loan(b).....................                8,870             11,830
Interest on 9 7/8% senior subordinated notes due 2012...........               26,130             34,840
Amortization of debt issue costs(c).............................                2,480              3,300
Commitment and letter of credit fees (d) .......................                1,350              1,800
Accretion on outstanding notes(e)...............................                  140                170
                                                                              -------            -------
   Pro forma interest expense...................................               38,970             51,940
Less:  historical interest expense(f)...........................               46,090             73,130
                                                                              -------           --------
   Pro forma adjustment.........................................              $(7,120)          $(21,190)
                                                                              =======           ========

----------------------

(a) The interest on the revolving credit facility is variable based on LIBOR plus 2.00% - 2.75%, depending on our leverage ratio. As of September 29, 2002, our interest rate was 4.55% or LIBOR plus 2.75%. We have not utilized the revolver as of September 29, 2002 for operating purposes. Based on the terms of the transactions, we do not believe we would have been required to draw upon our revolving credit facility for operating purposes during the periods presented.

(b) The interest rate on the term loan facility is variable based on LIBOR plus 2.50% - 2.75%, depending on the Company's leverage ratio. As of September 29, 2002, the Company's rate was LIBOR plus 2.75%, and such interest rate was 4.56% as of that date.

     A 0.125% increase or decrease in the assumed interest rate for the term loan facility would change pro forma interest expense by $0.25 and $0.33 million for the nine months ended September 29, 2002 and the year ended December 31, 2001, respectively.

(c) Costs of approximately $28.6 million were incurred in connection with obtaining our senior credit facility ($13.1 million) and the issuance of the original notes ($15.5 million). These amounts have been capitalized as debt issue costs and are being amortized using the interest method over 7.5 years and 10 years, respectively.

(d) Consists of commitment fees on our new revolving credit facility and estimated annual fees for outstanding letters of credit.

(e) Represents accretion of discount on the original notes offered hereby to their face value of $352.8 million.

(f) Historical interest expense represents interest charged by Metaldyne, at a rate which approximated 8.5% for 2001 and for the period January 1, 2002 to June 6, 2002 and interest on our new borrowings from June 6, 2002 to September 29, 2002.

                               TRIMAS CORPORATION

4.   Adjustment to Other, net is comprised of the following:


                                                            Nine Months Ended         Year Ended
                                                           September 29, 2002      December 31, 2001
                                                                         (in thousands)

Commitment fees(a)........................................           $270                 $630
Elimination of accounts receivable financing costs(b).....         (2,300)              (3,600)
Pro forma adjustment......................................        $(2,030)             $(2,970)

--------------------------

(a) Consists of commitment fees on the Company's new accounts receivable securitization facility.

(b) Adjustment to eliminate financing costs related to the prior accounts receivable securitization facility of $2.3 million and $3.6 million for the nine months ended September 29, 2002 and the year ended December 31, 2001, respectively. The Company does not currently forecast the need to draw on their new accounts receivable securitization facility for operating purposes.


5. To reflect the estimated tax effect of the above adjustments, as applicable, at an estimated effective tax rate of 38%.

                       SELECTED HISTORICAL FINANCIAL DATA

     The following table sets forth our summary historical financial data for the five years ended December 31, 2001 and the nine months ended September 30, 2001 and September 29, 2002. The financial data for the fiscal years ended December 31, 1999, 2000 and 2001 have been derived from our audited combined financial statements and notes to those financial statements included in this prospectus, which have been audited by PricewaterhouseCoopers LLP, independent accountants. The financial data for the fiscal year ended December 31, 1997 have been derived from our audited consolidated financial statements not included in this prospectus. The financial data for the fiscal year ended December 31, 1998 have been derived from our unaudited combined financial statements not included in this prospectus.

     The selected information for the nine months ended September 30, 2001 and September 29, 2002 has been derived from our unaudited interim combined/consolidated financial statements and the notes to those financial statements which, in the opinion of management, include all adjustments, which are normal and recurring in nature, necessary for the fair presentation of that data for such periods.

     In reviewing the following information, it should be noted that there is significant non-comparability across historic periods. On June 6, 2002, Metaldyne issued approximately 66% of our fully diluted common equity to an investor group led by Heartland. We did not establish a new basis of accounting as a result of this common equity issuance, due to the continuing contractual control by Heartland. Our combined financial information for the periods prior to June 6, 2002 includes allocations and estimates of direct and indirect Metaldyne corporate administrative costs attributable to us, which are deemed by management to be reasonable but are not necessarily reflective of those costs to us on an ongoing basis. Prior to June 6, 2002, we were owned by Metaldyne. On November 28, 2000, Metaldyne was acquired by an investor group led by Heartland. The pre-acquisition basis of accounting for periods prior to November 28, 2000 are reflected on the historical basis of accounting and all periods subsequent to November 28, 2000 are reflected on a purchase accounting basis and are therefore not comparable. In January 1998, we were acquired by Metaldyne and established a new basis of accounting as a result of this acquisition. Prior to January 1998, we operated as an independent public company.


                                              Pre-Acquisition Basis                          Post-Acquisition Basis
                                            ------------------------                        ------------------------

                                     Year       Year         Year                                             Nine
                                     ended      ended       ended                                             Months     Nine Months
                                     December   December   December                             Year ended    ended          ended
                                       31,        31,         31,      1/1/2000-   11/28/2000- December 31,  September    September
                                      1997      1998(4)      1999     11/27/2000   12/31/2000     2001       30, 2001     29, 2002
                                  ----------  ----------  ---------  ------------  ----------  ---------     ---------   -----------
STATEMENT OF OPERATIONS DATA:                                            (in thousands)
Net sales......................     $667,910    $707,180   $773,100    $739,590     $50,640     $732,440    $575,010     $574,140
Cost of sales..................      447,940     475,550   519,610      514,570      36,490      537,410     424,830      429,180
                                  ----------  ----------  ---------  ------------  ----------  ---------     ---------   -----------
Gross profit...................      219,970     231,630   253,490      225,020      14,150      195,030     150,180      144,960
Selling, general and                 106,270     122,370   134,560      130,490      13,200      127,350      92,750       85,710
   administrative..............
Operating profit...............      113,700     109,260   118,930       94,530         950       67,680      57,430       59,250
                                  ----------  ----------  ---------  ------------  ----------  ---------     ---------   -----------
Net income (loss) (2)..........       66,370      41,650    35,300       21,280      (4,150)     (11,320)     (4,490)     (30,890)
OTHER FINANCIAL DATA:
Depreciation and amortization..      $25,680     $31,780   $38,520      $38,400      $4,540      $53,780     $40,320      $31,760
Capital expenditures...........       28,560      39,200    42,320       19,540       3,260       18,690      13,700       20,120
Cash flow from  (used by):
     operating activities......       83,820      93,970    55,980      113,430      18,710       75,980      66,890      (20,190)
     investing activities......      (39,810)    (91,130)  (44,870)     (36,610)     (1,300)     (12,620)     (9,260)     (22,100)
     financing activities......      (44,520)    (81,960)  (19,410)     (82,800)    (16,790)     (66,640)    (52,840)      77,810
Adjusted EBITDA(1).............      139,380     141,040   158,060      133,700       5,490      124,660     100,150       93,870
Ratio of earnings to fixed              17.7x       1.8x      2.1x         1.7x       (0.02)x        0.9x       1.0x         1.2x
   charges(3)..................
Pro forma ratio of earnings to
   fixed charges...............            --         --         --       --          --          1.2x          --         1.4x
SELECTED BALANCE SHEET DATA:
Total assets...................     $714,910  $1,239,740 $1,247,160   $1,192,810 $1,358,120   $1,265,740  $1,294,250  $1,338,380
Total debt.....................       45,970     541,150    520,560      461,300    472,920      440,760     460,170     611,060
Goodwill and other intangibles.      184,500     729,810    717,320      709,140    868,010      841,360     838,423     801,790

(1) Adjusted EBITDA is defined as operating profit before depreciation and amortization and legacy restricted stock award expense. Adjusted EBITDA-related information is presented in the manner as defined herein because we believe it is a widely accepted financial indicator of a company's ability to service and/or incur indebtedness. However, Adjusted EBITDA-related information should not be considered as an alternative to net income as a measure of operating results or to cash flows as a measure of liquidity in accordance with generally accepted accounting principles. Because Adjusted EBITDA-related information is not calculated identically by all companies, the presentation in this prospectus is not likely to be comparable to those disclosed by other companies.



                                                Reconciliation of Adjusted EBITDA to Net Income (Loss)
                                      ----------------------------------------------------------------------------------
                                             Pre-Acquisition  Basis                            Post-Acquisition Basis
                                      ------------------------------------      ----------------------------------------
                                      Year Ended December 31,                               Year Ended     Nine Months Ended
                                                                     1/1/2000-  11/28/2000-   December    September    September
                                       1997      1998       1999    11/27/2000  12/31/2000    31, 2001     30, 2001     29, 2002
                                   ---------  ---------  ---------  ----------  ----------  -----------  -----------  -----------
Adjusted EBITDA.............       $ 139,380  $ 141,040  $ 158,060  $ 133,700    $  5,490    $ 124,660    $ 100,150    $ 93,870


Depreciation and                     (25,680)   (31,780)   (38,520)   (38,400)     (4,540)     (53,780)     (40,320)    (31,760)
   amortization.............
Legacy stock award expense..            --        --          (610)      (770)        --        (3,200)      (2,400)     (2,860)
                                   ---------  ---------  ---------  ----------  ----------  -----------  -----------  -----------
Operating profit............         113,700    109,260    118,930     94,530         950       67,680       57,430      59,250

Interest expense.............         (5,420)   (60,290)   (55,380)   (55,390)     (5,000)     (73,130)     (55,410)    (46,090)
Other, net...................          6,790        940      1,450      3,050      (1,200)      (4,000)      (3,130)     (4,110)
Income taxes.................        (43,730)    (8,260)   (29,700)   (20,910)      1,100       (1,870)      (3,380)     (3,310)
Extraordinary charge.........         (4,970)     --            --        --           --           --          --          --
Cumulative effect of change
   in recognition and
   measurement of goodwill              --         --       --             --          --           --          --       (36,630)
   impairment (2)............
                                   ---------  ---------  ---------  ----------  ----------  -----------  -----------  -----------
Net income (loss)............      $   66,370  $ 41,650   $ 35,300   $ 21,280    $ (4,150)  $  (11,320)  $   (4,490)    $(30,890)
                                   =========  =========  =========  ==========  ==========  ===========  ===========  ============


(2) Effective January 1, 2002, we adopted SFAS No. 142, "Goodwill and Other Intangible Assets," and discontinued amortization of goodwill. See Note 3 to the audited combined financial statements and unaudited interim financial statements, respectively, for the effect on net income (loss) of excluding amortization expense related to goodwill that will no longer be amortized. We completed the transitional test for impairment of goodwill in the second quarter of 2002, which resulted in a non-cash, after-tax charge of $36.6 million related to our industrial fasteners business.

(3) For purposes of calculating the ratio of earnings to fixed charges, earnings represents income or loss from continuing operations before income taxes, plus fixed charges, plus amortization of capitalized interest, less capitalized interest. Fixed charges include interest expense (including amortization of deferred financing costs), capitalized interest, and the portion of operating rental expense which management believes is representative of the interest component of rent expense (assumed to be 33%). For the period ended December 31, 2000 and year ended December 31, 2001, additional earnings of $5.3 million and $9.6 million, respectively, would have been required to make the ratio 1.0x.

(4) Metaldyne acquired us in January 1998. Financial results for the 21 days prior to Metaldyne's acquisition have not been included as the results were determined on a different accounting basis. Results of operations for the first 21 days of January were as follows: sales -- $35.9 million; operating profit -- $4.9 million.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Introduction

     We are an industrial manufacturer of highly engineered products serving niche markets in a diverse range of commercial, industrial and consumer applications. We have three operating groups or segments: Transportation Accessories, Rieke Packaging Systems and Industrial Specialties.

Recent Cost Savings Initiatives

     In 2001, under new senior management we initiated a detailed consolidation and cost savings program to address the legacy of inefficiencies that resulted from our historical acquisitions and the inability to fully integrate and synthesize the businesses in order to maximize efficiency. The plan involves a number of major projects and other smaller initiatives to eliminate duplicative and excess manufacturing and distribution facilities, sales forces, and back office and other support functions. We expect to realize approximately $29 million in annual savings from these efforts by the second quarter of 2004. To date, we have completed projects with expected full annual run rate savings of approximately $17.3 million. The total net cash cost of our program is expected to be $23.8 million, of which approximately $11.7 million was spent by the end of the third quarter of 2002. All of these figures are net of discontinued property sold or to be sold. The key elements of the plan are summarized below:

General:

o a 9% headcount reduction in aggregate across all groups as various overlapping networks of distribution, sales, back office and other functions are consolidated and certain plants are closed and consolidated into other facilities; and

o for our numerous retirement plans and incentive compensation and service award plans that were the legacy of many acquisitions, we are developing a comprehensive plan with an outside consultant to harmonize the programs, eliminate excess overhead and remove inequities between the programs;

Transportation Accessories Group:

o in 2001, we consolidated an acquired trailer products manufacturing plant into an existing high performance facility, and reduced the towing products regional warehouse service center footprint from eleven to five facilities by closing or selling six related properties. In 2002, our electrical products manufacturing facility in Indiana was closed and consolidated into an existing low cost plant in Mexico. In addition, two duplicate, sub-scale manufacturing facilities, each with its own separate master distribution warehouse, will be closed and consolidated into a single existing third facility, with one master warehouse on the same property;

Industrial Specialties Group:

o we have adopted a multi-step plan for our industrial fasteners product line to consolidate five sub-scale manufacturing plants into three plants, one of which will benefit from a $1.5 million capital expenditure program to modernize it and improve operating efficiency, and

o we are centralizing manufacturing of some gasket products within a single facility and rationalizing the back office general and administrative support within our branch service centers; and

o we are consolidating two facilities which manufacture pressure-sensitive tape and insulation products into a single facility and engaging in a capital expenditure program to modernize and provide expansion room for certain projected product growth.

Segment Information

     The following table summarizes historical and pro forma financial information of our three operating segments. In comparing 2001 against 2000 we have prepared an unaudited pro forma combined statement of operations for the year ended December 31, 2000 since for eleven months of the year we were on a pre-acquisition basis of accounting and for approximately one month we were on a post-acquisition basis of accounting. The pro forma adjustments do not impact the calculation of combined net sales or Adjusted EBITDA. The unaudited pro forma combined statement of operations and related notes follow the table below.

     In addition to net income and other financial measures, we use Adjusted EBITDA as an indicator of our operating performance and as a measure of our cash generating capabilities. We define Adjusted EBITDA as operating profit plus depreciation, amortization and legacy restricted stock award expense; a contractual obligation from November 2000 acquisition, which will run off completely by 2003.

     Adjusted EBITDA does not represent and should not be considered as an alternative to net income, operating income, net cash provided by operating activities or any other measure for determining operating performance or liquidity that is calculated in accordance with generally accepted accounting principles. Further, Adjusted EBITDA, as we calculate it, is not likely to be comparable to calculations of similarly titled measures by other companies.

Supplemental Financial Analysis



                                                                                           Nine Months  Nine Months
                                                                                              Ended        Ended
                                                                                           September    September
                                                        Year Ended December 31,                30,          29,
                                                -----------------------------------      ------------  -----------
                                                    1999          2000         2001          2001         2002
                                                 Historical    Pro Forma    Historical    Historical    Historical
                                                ------------  ------------  -----------  ------------  -----------
                                                                          (in thousands)
Net Sales:
Transportation Accessories Group...........        $265,100      $280,950     $264,680     $216,630      $236,160
Rieke Packaging Systems Group..............         114,090       108,150      105,250       80,040        82,230
Industrial Specialties Group...............         393,910       401,130      362,510      278,340       255,750
                                                ------------  ------------  -----------  ------------  -----------
   Total...................................        $773,100      $790,230     $732,440     $575,010      $574,140
                                                ============    ==========    ========    =========      =========


                                                                                          Nine Months  Nine Months
                                                                                              Ended        Ended
                                                                                           September    September
                                                        Year Ended December 31,                30,          29,
                                                -----------------------------------      ------------  -----------
                                                    1999          2000         2001          2001         2002
                                                 Historical    Pro Forma    Historical    Historical    Historical
                                                ------------  ------------  -----------  ------------  -----------
                                                                          (in thousands)
Adjusted EBITDA:
Transportation Accessories Group(1)........         $48,470       $46,250      $42,820      $37,490       $44,600
Rieke Packaging Systems Group(1)...........          39,390        35,750       33,930       25,510        28,130
Industrial Specialties Group(1)............          77,760        64,550       55,080       43,560        29,240
Metaldyne management fee and other
   corporate expenses......................          (7,560)       (7,360)      (7,170)      (6,410)       (8,100)
                                                ------------  ------------  -----------  ------------  -----------
   Total...................................        $158,060      $139,190     $124,660     $100,150       $93,870
                                                ============    ==========    ========    =========      =========

---------------------------

(1)  Amounts are before general corporate expense.


                                                                                         Nine Months      Nine
                                                        Year Ended December 31,             Ended        Months
                                                      ---------------------------         September       Ended
                                                                                             30,        September
                                                                                                           29,
                                                    1999          2000         2001          2001         2002
                                                ------------  ------------  -----------  ------------  -----------
                                                 Historical    Pro Forma    Historical    Historical   Historical
                                                                          (in thousands)
Capital Expenditures:
Transportation Accessories Group...........          $9,190        $9,470       $5,350       $3,810        $5,370
Rieke Packaging Systems Group..............           8,520         6,640        3,730        2,350         8,170
Industrial Specialties Group...............          24,610         6,690        9,610        7,540         6,370
Corporate..................................                                                      --           210
                                                ------------  ------------  -----------  ------------  -----------
   Total...................................         $42,320       $22,800      $18,690      $13,700       $20,120
                                                ============  ============  ===========  ============  ===========


                               UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                           FOR THE YEAR ENDED DECEMBER 31, 2000
                                                    (in thousands)

                                                         Company Historical                                          Pro Forma
                                      ---------------------------------------------------------                    ----------------
                                                                                   January 1,
                                         November 28,           January 1,           2000 -         Pro Forma        January1,
                                      2000-December 31,     2000-November 27,     December 31,     Adjustments     2000-December
                                             2000                  2000          2000 Combined                        31, 2000
                                        -------------       ----------------    --------------    -------------    -------------
Net sales..........................      $  50,640            $  739,590          $  790,230       $     ---         $ 790,230
Cost of sales......................        (36,490)             (514,570)           (551,060)        (14,680)(1)       (565,740)
   Gross profit.....................        14,150               225,020             239,170         (14,680)           224,490
Selling, general and
   administrative expenses........        (13,200)              (130,490)           (143,690)          2,200(2)       (141,490)
                                        -------------       ----------------    --------------    -------------    -------------
   Operating profit....................        950                94,530              95,480         (12,480)           83,000
Other income (expense), net
Interest expense....................        (5,000)              (55,390)            (60,390)            ---           (60,390)
Other, net..........................        (1,200)                3,050               1,850             ---             1,850
                                        -------------       ----------------    --------------    -------------    -------------
   Income (loss) before
   income taxes.....................        (5,250)               42,190              36,940         (12,480)           24,460
Income (taxes) credit................        1,100               (20,910)            (19,810)          6,730(3)        (13,080)
                                        -------------       ----------------    --------------    -------------    -------------
   Net income (loss)...............        $(4,150)              $21,280             $17,130           $(5,750)        $11,380
                                        =============       ================    ==============    =============    =============

     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

     The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2000 include adjustments necessary to reflect the estimated effect on the period January 1, 2000 to November 27, 2000 of the change in accounting basis as if it had occurred on January 1, 2000. Reference is made to Note 2 in our audited historical combined financial statements for the year ended December 31, 2001.

                              PRO FORMA ADJUSTMENTS

1. Adjustment to reflect the impact of increased depreciation expense of $(2,360) and increased intangible amortization of $(12,320) resulting from the change in accounting basis.

2. Adjustment to reflect the impact of increased depreciation expense of $(600), increased legacy stock award expense of $(2,430) and decreased goodwill amortization of $5,230 resulting from the change in accounting basis.

3. Adjustment to reflect the estimated tax effect of the above adjustments, as applicable, at an estimated effective tax rate of 38%.

4.   Reconciliation of pro forma Adjusted EBITDA to pro forma operating profit:


       Pro forma Adjusted EBITDA...................................   $ 139,190
       Pro forma depreciation and amortization.....................     (52,990)
       Pro forma legacy stock award expense........................      (3,200)
                                                                      ----------
       Pro forma operating profit..................................   $  83,000


Results of Operations
------------------------------------------------------------------------

Nine Months Ended September 29, 2002 Compared with Nine Months Ended September 30, 2001

     Net sales for the nine months ended September 29, 2002 decreased by approximately 0.2% from the nine months ended September 30, 2001. However, net sales for the Transportation Accessories and Rieke Packaging Systems groups increased by 9.0% and 2.7%, respectively. The increases were due to greater demand for these groups' products, primarily in North America. These increases were offset by an 8.1% decline in sales for the Industrial Specialties Group. The reduction in sales in the Industrial Specialties Group was due to continued reduced demand for our industrial fastener products and reduced demand for our specialty gasket and engine products provided to the energy sector. We also experienced weaker demand for some of our other industrial products because some of our customers retained excess inventories in lieu of making new purchases from us. Net sales for the nine months ended September 29, 2002 are not indicative of full year sales because the Transportation Accessories group are more seasonal in nature with nearly 83% of anticipated 2002 full year sales occurring in the first nine months.

     Adjusted EBITDA margins approximated 16.3% and 17.4% for the nine months ended September 29, 2002 and September 30, 2001, respectively. Adjusted EBITDA for the nine months ended September 29, 2002 was impacted by an incremental $10.0 million of other charges consisting of $8.5 million of non-cash charges related primarily to excess and obsolete inventory and $1.0 million of incremental lease expense. These additional costs and charges were partially offset by the favorable $3.9 million impact of our cost reduction activities and the $0.8 million favorable mix on slightly reduced net sales. The Transportation Accessories group Adjusted EBITDA increased $7.1 million for the nine months ended September 29, 2002 compared to the comparable period for 2001. This increase resulted from $7.4 million in increased contribution margin, $1.6 million from lower material costs and was partially offset by incremental charges of $1.5 million related to restructuring activities and net operating cost increases of $0.4 million, principally from incremental lease expense. The Rieke Packaging Systems group Adjusted EBITDA increased $2.7 million, principally due to a $1.1 million contribution improvement from increased sales and $2.2 million from cost reduction activities. These improvements were partially offset by incremental other charges and lease expense of $0.6 million. The Industrial Specialties group Adjusted EBITDA decreased $14.3 million, principally due to $7.7 million of incremental other charges principally related to excess and obsolete inventory, $7.7 million contribution reduction resulting from decreased sales and $0.9 million of increased operating expenses arising principally from incremental lease expense which was partially offset by lower material costs of $2.0 million.

     Selling, general and administrative costs were approximately $85.7 million, or 14.9% as a percentage of sales, for the nine months ended September 29, 2002 as compared with $92.8 million, or 16.1% as a percentage of sales, for the nine months ended September 30, 2001. The decrease was due primarily to the elimination of $10.2 million in goodwill amortization, offset by a $3.1 million increase in operating expenses.

     Interest expense was $46.1 million for the nine months ended September 29, 2002 as compared with $55.4 million for the nine months ended September 30, 2001. The decrease was due primarily to a reduction in interest resulting from a lower debt balance with Metaldyne in 2002 and the impact of lower total indebtedness resulting from the transactions.

     Other income (expense), net for the nine months ended September 29, 2002 was expense of $50.2 million compared with expense of $58.5 million for the nine months ended September 30, 2001. The reduction of $8.3 million is primarily due to a $9.3 million interest expense reduction.

     Net loss for the nine months ended September 29, 2002 was $30.9 million as compared to a net loss of $4.5 million for the nine months ended September 30, 2001. The results for the nine months ended September 29, 2002 include a charge of $36.6 million for the cumulative effect on prior years of a change in recognition and measurement of goodwill impairment. The income before cumulative effect of change in recognition and measurement of goodwill impairment was $5.7 million for the nine months ended September 29, 2002 as compared to a loss of $4.5 million for the nine months ended September 30, 2001. The improvement is principally due to the impact of our cost reduction activities, lower material costs, lower interest expense and the elimination of $10.2 million of goodwill amortization resulting from the adoption of SFAS No. 142.

Year Ended December 31, 2001 compared with Year Ended December 31, 2000 (Pro Forma)

     Net sales decreased by approximately 7.3% in 2001 from 2000. In particular, net sales for the Transportation Accessories, Rieke Packaging Systems and Industrial Specialties groups decreased by approximately 5.8%, 2.7% and 9.6%, respectively, in 2001 as compared with 2000. The declines were driven by a slowdown in general industrial production throughout 2001, particularly late in the year. Certain of our businesses also experienced volume declines due to sales of excess inventory in the supply chain in lieu of purchases from us. The Industrial Specialties business experienced a disproportionate decline relative to our other businesses due primarily to lower specialty fastener product sales as we phased out certain products manufactured and production inefficiencies caused by a plant closure. Both the Industrial Specialties and Transportation Accessories groups were particularly affected by reduced demand for products with applications in the marine, heavy truck, recreation vehicle, and off-road markets, which were adversely impacted segments of the transportation industry. We did experience improvements in certain businesses which offset the negative impact of the economy, such as increased sales of specialty gaskets and related products.

     Adjusted EBITDA margins approximated 17.0% and 17.6% for the years ended December 31, 2001 and 2000, respectively. Margins were negatively impacted by the sales declines and the difficulty of fully absorbing our fixed costs as volumes declined.

     The Transportation Accessories segment recorded Adjusted EBITDA of $42.8 million in 2001 versus $46.3 million in 2000. Apart from the impact of lower volumes, this decrease is partially attributable to operating inefficiencies related to variable costs not changing in relation to the decline in sales volume. The Rieke Packaging Systems group's Adjusted EBITDA decreased from $35.8 million in 2000 to $33.9 million in 2001, driven primarily by lower volumes. The Industrial Specialties group's Adjusted EBITDA declined from $64.6 million in 2000 to $55.1 million in 2001 primarily due to reduced sales and a specialty fasteners plant closure.

     Selling, general and administrative costs as a percentage of sales were 17.4% for 2001 as compared with 17.9% for 2000. Selling, general and administrative expenses were approximately $127.4 million in 2001 as compared with approximately $141.5 million in 2000. The reduction of $14.2 million is primarily due to reduced discretionary spending due to the decrease in sales, and reductions in headcount.

     Interest expense for 2001 was approximately $73.1 million as compared with $60.4 million in 2000. This increase in interest expense is principally the result of an increase in the rate charged on advances from Metaldyne. This rate was 8.5% at December 31, 2001 and 6.4% at December 31, 2000.

     Other income (expense), net in 2001 was expense of $77.1 million as compared with expense of $58.5 million in 2000. This increase primarily reflects a $12.7 million increase in interest expense in 2001, but also reflects in 2000 the favorable impact of receipt of insurance proceeds of $3.8 million due to a property claim.

     Net loss in 2001 was $11.3 million as compared with a net income of $11.4 million in 2000. This decline to a net loss position was primarily attributable to those factors mentioned above.

Year Ended December 31, 2000 (combined) compared with Year Ended December 31,
1999

     For purposes of comparing the 2000 period to 1999, we have combined the 2000 Long Period (approximately 11 months), or 2000 LP, on a pre-acquisition basis with the 2000 Short Period (approximately one month), or 2000 SP, on post-acquisition basis of accounting. The impact of the change in accounting basis is immaterial to the 2000 SP results of operations.

     Net sales increased by approximately 2.2% in 2000 from 1999. Sales in 2000 increased 0.3% after excluding the impact of an acquisition completed in early 2000. In particular, sales for the Industrial Specialties and the Transportation Accessories groups increased by approximately 2% and 6%, respectively, compared to 1999. Excluding the effect of acquisitions, the Transportation Accessories group's sales would have approximated 1999 levels. The increase in Industrial Specialties group sales was primarily driven by improved sales of specialty gaskets and related products, partially offset by a decline in industrial fastener products. The decline in industrial fastener products came as a result of the phase out of certain products and reduced demand for fastener applications for heavy duty truck, agricultural, distribution and off-road markets. Sales for the Rieke Packaging System group decreased by approximately 5.2% versus 1999, driven primarily by a slowdown in general industrial production beginning in late 2000.

     Adjusted EBITDA margins were approximately 17.6% and 20.4% for 2000 and 1999, respectively. Margins were negatively impacted by sales declines for certain products and start-up costs related to the launch of new products and new manufacturing facilities.

     The Rieke Packaging Systems group's Adjusted EBITDA decreased from $39.4 million in 1999 to $35.8 million in 2000 driven primarily by decreased sales in higher margin products. The Industrial Specialties group's Adjusted EBITDA declined from $77.8 million in 1999 to $64.6 million in 2000, primarily due to reduced sales and the impact of a flood at our specialty insulation business. The Transportation Accessories group's Adjusted EBITDA declined from $48.5 million in 1999 to $46.3 million in 2000. This decrease is primarily explained by incremental cash fixed costs that more than offset the increase in sales.

     Selling, general and administrative costs as a percentage of sales were 18.2% for 2000 as compared with 17.4% for 1999. Selling, general and administrative expenses were approximately $143.7 million in 2000 as compared with approximately $134.6 million in 1999. The percentage increase is principally the result of increases in our administrative headcount and discretionary spending.

     Interest expense for 2000 was approximately $60.4 million as compared with $55.4 million in 1999. The increase in interest expense is the result of a higher average level of debt with Metaldyne and an increase in the rate charged on advances by Metaldyne. This rate was 6.4% at December 31, 2000 and 5.85% at December 31, 1999.

     Other income (expense), net in 2000 was an expense of $58.5 million as compared with an expense of $53.9 million in 1999. The increase of $4.6 million is due primarily to the $5.0 million increase in interest expense.

     Net income in 2000 was $17.1 million as compared with $35.3 million in 1999. Operating performance in 2000 was negatively impacted by those factors referred to above as well as by costs and expenses related to the launch of certain new products.

Period from November 28, 2000 to December 31, 2000.

     The 2000 SP (approximately one month) which includes the change in accounting basis, reflects a net loss of approximately $4.2 million. The primary reason for this loss relates to the underlying economics of our businesses during a typical December, and in particular to the operating environment in December 2000. December represents our seasonal low selling month for our Transportation Accessories group. Additionally, in December 2000 we saw many of our customers reduce their order volumes greater than seasonal history would suggest as the North American economy began to contract after several years of significant growth. Further compounding the underlying economic environment, we had just undergone an acquisition and subsequent management change and we were slow to react with the necessary workforce and related cost reductions.

Period from January 1, 2000 to November 28, 2000.

     The 2000 LP (approximately 11 months), which is on a pre-acquisition basis, reflects net income of $21.3 million. This period reflects the benefit of a strong operating environment, principally in the first half of 2000 and the exclusion of the results for the month of December discussed above.

Liquidity and Capital Resources

     Cash used for operating activities for the nine months ended September 29, 2002 was approximately $20.2 million as compared with cash provided by operating activities of approximately $66.9 million for the comparable period in 2001. The primary reason for the difference was due to the repurchase of $74.5 million of receivables as the result of exiting Metaldyne's accounts receivable securitization facility, and an $11.6 million payment to Metaldyne to fund contractual liabilities. Inventories decreased from 2001 as a result of our continued emphasis on inventory management, the impact of facility consolidations and the utilization of "just-in-time" and other inventory management techniques. Capital expenditures were approximately $20.1 million for the nine months ended September 29, 2002 as compared with $13.7 million for the comparable period in 2001.

     Cash provided by operating activities in 2001 was approximately $76.0 million as compared with approximately $132.1 million for 2000. Metaldyne's accounts receivable securitization facility, initiated in 2000, is the primary reason for the decrease in operating cash flow in 2001 relative to the full year 2000. The remaining decrease in operating cash flow is explained by the generally depressed operating environment in 2001 as compared with 2000. Inventories decreased from 2000 as a result of our continued emphasis on inventory management, the impact of facility consolidation and the utilization of "just-in-time" and other inventory management techniques. Capital expenditures were approximately $18.7 million in 2001 as compared with $22.8 million in 2000. The slight decline in capital expenditures was principally due to a reduction in investment given the general economic conditions.

     As a result of the transactions, we are highly leveraged and are required to dedicate significant portions of cash flow to debt service, leases and other obligations. In addition to normal capital expenditures, as we expand our business, we may have to incur other significant expenditures to prepare for and manufacture these products. We may incur material amounts of additional debt and further burden cash flow in pursuit of our internal growth and acquisition strategies.

     Our credit facility includes a $150 million revolving credit facility and a $260 million term loan facility. Up to $100 million of our revolving credit facility is available to be used and kept outstanding for one or more permitted acquisitions. The credit facility also provides for an uncommitted $200 million incremental term loan facility for one or more permitted acquisitions. Our revolving credit balances will fluctuate daily based upon our working capital and other ordinary course needs. Availability under our revolving credit facility depends upon, among other things, compliance with the financial covenants in our credit facility. Our other important source of liquidity is our $125 million accounts receivable financing arrangement, under which we have the ability to sell eligible accounts receivable to a third-party multi-seller receivables funding company. We are not presently utilizing the receivables facility. We estimate that as of September 29, 2002 net proceeds available to us under our receivables facility would have been approximately $53.9 million.

     Our amortization requirements of the term loan are: $625,000 due at the end of each fiscal quarter beginning with the fourth quarter of 2002 through June 30, 2009; $118,125,000 due on September 30, 2009; and $125,000,000 due on
December 31, 2009 in the final year of the seven and one-half year life of the term loan. If we secure commitments for and utilize our $200 million of incremental term loan capacity, it will likely mature after the term loan and be similarly back-ended in its amortization, although we cannot be certain.

     We have other cash commitments related to leases. We have engaged in a number of sale-leaseback transactions. In January 2002, we entered into lease transactions with respect to nine real properties for gross proceeds of approximately $20.9 million, which were used to repay advances from Metaldyne. Metaldyne guaranteed all of the leases which resulted in the leases being accounted for as capital leases. In connection with the transactions, Metaldyne was released from its guarantee and letters of credit with a face amount of approximately $13.3 million were subsequently issued under our credit facility with respect to our obligations under these leasing transactions. As a result of the removal of the Metaldyne guarantee, we now account for these lease transactions as operating leases and we eliminated the capitalized lease obligation and related capitalized lease assets previously recorded. Annualized rent expense related to these lease transactions is approximately $2.5 million. During the quarter ended September 29, 2002, we entered into operating leases for three additional facilities. Annual rent expense related to these lease transactions is approximately $1.5 million. We expect to continue to utilize leasing as a financing strategy in the future to both meet capital expenditure needs and to reduce debt levels.

     In addition to the foregoing contractual commitments, we have also agreed to assume certain obligations resulting from the November 2000 acquisition of Metaldyne by Heartland. At that time, Metaldyne made restricted stock grants to employees with terms that allow eligible employees to elect to receive cash at stipulated amounts in lieu of shares as the restricted stock grants vest. We have agreed to be responsible for the cash costs of those elections to the extent they relate to our current and former employees or allocable to current and former Metaldyne corporate level employees in accordance with the agreement. Under these arrangements, the approximate stipulated dollar value of the shares for which we are responsible have vested or will vest as follows: $1.4 million on January 14, 2002, $7.9 million on January 14, 2003 and $8.4 million on January 14, 2004.

     To the extent that cash elections are not made, the employees will be entitled to retain their shares in Metaldyne, but we may decide at any time to work with Metaldyne to replace all or a portion of the restricted stock grants and related obligations at Metaldyne with new restricted stock grants and similar obligations.

     In connection with the transactions, we entered into an agreement to sell, on an ongoing basis, the trade accounts receivable of certain business operations to a wholly-owned, bankruptcy-remote, special purpose subsidiary, or TSPC, Inc. TSPC, subject to certain conditions, may from time to time sell an undivided fractional ownership interest in the pool of domestic receivables, up to approximately $125 million, to a third party multi-seller receivables funding company, or conduit. Under the terms of the agreement, new receivables will be added to the pool as collections reduce previously sold receivables.

     The facility will be subject to customary termination events, including, but not limited to, breach of representations on warranties, the existence of any event that materially adversely affects the collectibility of receivables or performance by a seller and certain events of bankruptcy or insolvency. The proceeds of sale are less than the face amount of accounts receivable sold by an amount that approximates the purchaser's financing costs. The agreement will expire on June 6, 2005. If we are unable to renew or replace this facility, it could materially adversely affect our liquidity.

     Based on our capital structure and the geographic areas in which we operate, we are subject to market risk due to changes in interest rates and fluctuations in the value of foreign currencies. We do not currently use derivative financial instruments to manage these risks.

     Our exposure to interest rate risk results from the floating rates on our $260 million senior term loan and our $150 million revolving credit facility (under which we had $260 million and $0 million, respectively, outstanding at September 29, 2002). Borrowings under our credit facility bear various interest rates, as more fully described in Note 5 to our September 29, 2002 financial statements. Based on current amounts outstanding, a 1% increase or decrease in the per annum interest rate for the term loan would change interest expense by $2.6 million annually.

     We conduct business in several locations throughout the world and are consequently exposed to market risk from changes in the value of foreign currencies. The functional currencies of our foreign subsidiaries are generally the local currency in the country of domicile. We manage these operating activities at the local level and revenues and costs are generally denominated in local currencies. Our largest concentrations of non-US sales and operating net assets are in Europe, Australia and Canada. Total non-US revenues approximated $73.6 million (approximately 12.8% of total revenues) and $89.2 million (approximately 12.2% of total revenues) for the nine months ended September 29, 2002 and the year ended December 31, 2001, respectively. Operating net assets outside the US approximated $126 million and $107.0 million at September 29, 2002 and December 31, 2001, respectively. Substantially all of our imported purchased parts and finished goods are denominated in U.S. dollars. Transaction gains (losses) due to changes in the value of foreign currencies approximated $0.9 million and ($0.1) million for the nine months ended September 29, 2002 and the year ended December 31, 2001, respectively.

     We believe that our liquidity and capital resources including anticipated cash flow from operations will be sufficient to meet debt service, capital expenditure and other short-term and long-term obligations and needs, but we are subject to unforeseeable events and the risk that we are not successful in implementing our business strategies. We may extend the average maturities of debt through the issuance of long-term debt securities to the extent market conditions permit us to increase our financial flexibility and ability to pursue our business strategies.

Cash Obligations

     Under various agreements, we will be obligated to make future cash payments in fixed amounts. These include payments under our long-term debt agreements, rent payments required under operating lease agreements for 12 operating facilities and certain capital equipment, severance obligations related to our cost savings plans and our allocable share of certain compensation and benefit obligations due to Metaldyne as a result of entering into the transactions. The following table summarizes our expected fixed cash obligations over various future periods related to these items. The table does not include amounts that we may pay shortly to adjust for our allocable share of certain compensation or benefit plan obligations.


                                                                     Payments Due By Periods
                                                                Less Than       1-3          4-5          After
Contractual Cash Obligations:                      Total        One Year       Years        Years        5 Years
                                                ------------    ---------    ----------   ----------    -----------
                                                                          (in millions)
Long-term debt...........................             $613.8         $3.0         $8.0         $5.0        $597.8
Lease obligations........................               90.5          7.4         18.7         10.1          54.3
Restricted stock obligations.............               16.0          7.6          8.4         --            --
Severance................................               11.6          5.5          6.1         --            --
                                                ------------    ---------    ----------   ----------    -----------
    Total contractual obligations........             $730.9        $23.0        $40.7        $15.1        $652.1
                                                ===========     =========    ==========   ==========    ============


     We are contingently liable for stand-by letters of credit totaling $23.5 million issued on our behalf by financial institutions under our revolving credit facility. These letters of credit are used for a variety of purposes, including certain operating leases and meeting various states' requirements in order to self-insure workers' compensation claims, including incurred but not reported claims.

Critical Accounting Policies

     The following discussion of accounting policies is intended to supplement the accounting policies presented in Note 3 to our 2001 financial statements. The expenses and accrued liabilities or allowances related to certain of these policies are based on our best estimates at the time of original entry in our accounting records. Adjustments are recorded when actual experience differs from the expected experience underlying the estimates. We make frequent comparisons of actual versus expected experience to mitigate the likelihood of material adjustments.

     Accounting Basis for Transactions. Prior to June 6, 2002, we were owned by Metaldyne. On November 28, 2000, Metaldyne was acquired by an investor group led by Heartland. The pre-acquisition basis of accounting for periods prior to November 28, 2000 are reflected on the historical basis of accounting and all periods subsequent to November 28, 2000 are reflected on a purchase accounting basis and are therefore not comparable. On June 6, 2002, Metaldyne issued approximately 66% of our fully diluted common stock to an investor group led by Heartland. As a result of the transactions, we did not establish a new basis of accounting as Heartland is our and Metaldyne's controlling shareholder and the transactions were accounted for as a reorganization of entities under common control. Our combined financial information includes allocations and estimates of direct and indirect Metaldyne corporate administrative costs attributable to us, which are deemed by management to be reasonable but are not necessarily reflective of those costs to us on an ongoing basis.

     Impact of New Accounting Pronouncements. In June 2001, the Financial Accounting Standards Board approved Statements of Financial Accounting Standards No. 141, "Business Combinations" ("SFAS 141") and No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"), which are effective for us on July 1, 2001 and January 1, 2002, respectively. SFAS 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. SFAS 142, eliminates amortization of goodwill, including goodwill recorded in past business combinations and certain other intangible assets, but requires at least annual testing for impairment by comparison of estimated fair value to carrying value. In addition, goodwill recorded as a result of business combinations completed during the six-month period ended December 31, 2001 will not be amortized.

     Under SFAS No. 142, we estimate fair value of goodwill at a reporting unit level using the present value of expected future cash flows and other valuation measures. The factors considered by management in performing this assessment include current operating results, business prospects, market trends, potential product obsolescence, competitor activities and other economic factors. We completed the transitional impairment test required under SFAS No. 142 for each of our reporting units in the second quarter of 2002, which resulted in a non-cash, after tax charge of $36.6 million related to our industrial fasteners business within the Industrial Specialties group. We recognized this impairment charge as of January 1, 2002, as a cumulative effect of change in accounting principle. We will test for impairment of goodwill at least annually and significant variations in expected future cash flows could result in additional impairment of recorded goodwill.

     The Financial Accounting Standards Board approved the issuance of SFAS No. 143, "Accounting for Asset Retirement Obligations" in June 2001, which is effective January 1, 2003. SFAS No. 143 requires that an existing legal obligation associated with the retirement of a tangible long-lived asset be recognized as a liability when incurred and the amount of the liability be initially measured at fair value. We are currently reviewing the provisions of SFAS No. 143 and assessing the impact of adoption.

     On January 1, 2002, we adopted SFAS No. 144, "Accounting for the Impairment or Disposal of Long Lived Assets." Under SFAS No. 144, a single accounting method was established for long-lived assets to be disposed. SFAS No. 144 requires us to recognize an impairment loss only if the carrying amount of a long-lived asset is not recoverable from its undiscounted cash flows and the loss is the difference between the carrying amount and fair value. The adoption of SFAS No. 144 did not have any impact on our financial position or results of operations.

     In July 2002, the Financial Accounting Standards Board approved the issuance of SFAS 146, "Accounting for Costs Associated with Exit or Disposal Activities." The provisions of SFAS No. 146 are to be applied prospectively to exit or disposal activities initiated after December 31, 2002. SFAS No. 146 requires us to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan.

     Receivables. Receivables are presented net of allowances for doubtful accounts. We monitor our exposure for credit losses and maintain adequate allowances for doubtful accounts. We do not believe that significant credit risk exists. Trade accounts receivable of substantially all domestic business operations may be sold, on an ongoing basis, to TSPC, Inc., a wholly owned subsidiary of the Company.

     Depreciation and Amortization. Depreciation and amortization are computed principally using the straight-line method over the estimated useful lives of the assets. Annual depreciation/ amortization rates are as follows: buildings and land improvements, 21/2% to 10%: machinery and equipment, 62/3% to 331/3%, and: identified intangible including customer relationships, trademarks/trade names and technology, 21/2% to 20%.

     Pension and Postretirement Benefits Other than Pensions. Annual net periodic expense and benefit liabilities under our defined benefit plans are determined on an actuarial basis. Assumptions used in the actuarial calculations have a significant impact on plan obligations and expense. Each September, we review the actual experience compared to the more significant assumptions used and make adjustments to the assumptions, if warranted. The healthcare trend rates are reviewed with the actuaries based upon the results of their review of claims experience. Discount rates are based upon an expected benefit payments duration analysis and the equivalent average yield rate for high-quality fixed-income investments. Pension benefits are funded through deposits with trustees and the expected long-term rate of return on fund assets is based upon actual historical returns modified for known changes in the market and any expected change in investment policy. Postretirement benefits are not funded and our policy is to pay these benefits as they become due.

     Certain accounting guidance, including the guidance applicable to pensions, does not require immediate recognition of the effects of a deviation between actual and assumed experience or the revision of an estimate. This approach allows the favorable and unfavorable effects that fall within an acceptable range to be netted. Although this netting occurs outside the basic financial statements, the net amount is disclosed as an unrecognized gain or loss in the notes to our financial statements.

     Other Loss Reserves. We have numerous other loss exposures, such as environmental claims, product liability, litigation, recoverability of deferred income tax benefits, and accounts receivable. Establishing loss reserves for these matters requires the use of estimates and judgment in regard to risk exposure and ultimate liability. We estimate losses under the programs using consistent and appropriate methods; however, changes to our assumptions could materially affect our recorded liabilities for loss. Where available, we utilize published credit ratings for our debtors to assist us in determining the amount of required reserves.

                                    BUSINESS

     We are a manufacturer of highly engineered products serving niche markets in a diverse range of commercial, industrial and consumer applications. While serving diverse markets, most of our businesses share important characteristics, including leading market shares, strong brand names, established distribution networks, high operating margins and relatively low capital investment requirements. We estimate that approximately 70% of our 2001 net sales were in U.S. markets in which we enjoy the number one or number two market position within our respective product categories. In addition, we believe that in many of our businesses, we are one of only two or three manufacturers.

     We will seek to enhance our cash flow and return on assets through the following operating and growth strategies:

     o Capitalize on New Product Development Opportunities. Many of our businesses have a long history of successfully developing innovative products without the need for significant incremental capital investment. We work closely with our customers to identify new product opportunities. Once developed, new products benefit from our significant existing brand awareness and successful distribution networks. Examples of important new product extensions and innovations include towing accessories designed to carry increased weight and reduce load movement at high speeds, technically advanced cost-efficient caps, closures and dispensing systems, and unique one-sided aerospace fasteners for use on new lightweight composite aircraft materials. We believe we have significant opportunities for future product development in many of our businesses. These opportunities include foaming dispensers and vented closure systems that preserve package integrity and allow beverage containers to resist shipping damage. Our management team has implemented systematic project selection and investment criteria and intends to make greater use of outside design, marketing and product development resources in order to foster innovation in high growth product categories.

     o Pursue Strategic Niche Acquisitions. We have a successful history of completing acquisitions, having made over 25 since 1986. We believe we have significant opportunities for strategic acquisitions that will supplement existing product lines, add new distribution channels, increase production capacity, provide new cost-effective technologies, expand our geographic coverage or enable us to absorb overhead costs more efficiently. Our principal focus will be on product line extension and service enhancements for key customers. We believe that there are many relatively small (less than $100 million in sales), privately owned companies with limited product lines that lack the capital to grow their business independently or consolidate their respective markets and that these companies are likely to be attractive acquisition candidates.

     o Continue to Aggressively Pursue Cost Savings Initiatives. In 2001, our new management team began the implementation of a detailed plan to reorganize us into three business groups and eliminate duplicative costs through a 9% headcount reduction, the consolidation of manufacturing and distribution facilities and the development of a comprehensive set of benefit programs to replace 20 different legacy plans. Our net cash investment to implement this program is expected to be $21.4 million, of which approximately $6.5 million has been incurred through September 29, 2002. We expect this program to result in annual cost savings of approximately $29 million by the second quarter of 2004. We have already implemented cost savings actions that we expect to result in approximately $16 million in annual cost savings, or nearly 55% of our total annual cost savings program goal. We believe that, as we implement our acquisition strategy, we will have additional opportunities to consolidate plants, distribution centers and sales forces and better absorb fixed costs.

     o Continue to Emphasize Strong Free Cash Flow. We have grown by making selective acquisitions using disciplined acquisition criteria that focus on high margin businesses in niche markets with relatively low capital requirements. We have maintained consistently high Adjusted EBITDA margins in excess of 20% on average over the period of 1989 through 2001. Our capital expenditures averaged approximately 4.4% of net sales from 1990 through 2001. As a result, we generated cumulative cash flow, or Adjusted EBITDA minus capital expenditures, plus/minus changes in net working capital, of approximately $1.0 billion from 1990 through 2001.

     o Capitalize on Cyclical Recoveries. Several of our businesses sell into industrial markets that experienced cyclical volume declines during 2001 as a result of general economic conditions as well as a sharp liquidation of industrial inventories. In response, management has aggressively pursued cost savings opportunities and projects and has reduced our operating costs. As a result, our Adjusted EBITDA margins increased by approximately 1.3%, or a 7.0% improvement, for the first nine months of 2002 as compared with the first nine months of 2001, despite lower sales. While the timing of a recovery in cyclical markets is uncertain, we believe that we are well positioned to experience further margin improvement if volume increases given our lower cost structure. Construction equipment, recreational vehicle and light and heavy duty truck sales, towing and trailering accessories, defense, aerospace and agricultural machinery are among the cyclical industries that we serve.

     o Leverage Economies of Scale and Utilize World Class Operating Practices. By increasing our scale, we will have opportunities to improve supply base management, internal sourcing of materials and selective out-sourcing of support functions, such as risk management, logistics and freight management. For example, management is introducing sophisticated supplier ranking systems, preferred vendor volume-for-price reduction programs and other strategies for reducing materials costs to the Transportation Accessories group's annual spending on materials, which is spread among nearly 1,600 suppliers. In addition, the Transportation Accessories group has established a sales force to serve as "one face" to its retail channel and to deliver a cohesive sales program and category management that represents the full portfolio of the Transportation Accessories group products.

     The principal products of our business segments are summarized below:

  Transportation Accessories Group      Rieke Packaging Systems Group          Industrial Specialties Group
 --------------------------------      -------------------------------    -----------------------------------
  5th wheel hitches                     Bottle closures and dispensers     Blind bolt fasteners
  Accessories for marine vehicles       Drum closures and dispensers       Center drills and cutters
  ATV and motorcycle lifts              Pail closures and dispensers       Countersinks
  Ballmounts                            Plastic industrial container       End mills
                                        closures
  Brake Controllers                     Plastic industrial dispensing      Ferrous specialty alloy fasteners
                                        products
  Couplers                              Specialty pumps                    Fiberglass facings
  Dual Port System hitches and          Specialty sprayers                 Flame-retardant facings and jacketing
  accessories
  Hitch accessories                     Specialty installation tooling     High pressure gas cylinders
  Hitch mounted accessories             Steel industrial container         Heat Jacks
                                        closures
  Lifting, leveling and adjusting       Rings and levers                   Cylinders for acetylene treating
  products                                                                 finishing services
  Portable toilets                                                         Insulation tape
  Roof racks                                                               Master gears, gages and punches
  Sway controls                                                            Metallic industrial gaskets
  Towing electrical accessories                                            Nonferrous specialty alloy fasteners
  Towing brake controllers                                                 Nonmetallic industrial gaskets
  Trailer brakes                                                           One piece aerospace fasteners
  Trailer lighting products                                                Precision cutting tools
  Vehicle hitches and receivers                                            Pressure-sensitive specialty tape
                                                                           products
  Weight distribution hitches                                              Ring joint gaskets
  Winches                                                                  Self-threading specialty fasteners
  Wiring harnesses                                                         Specialized metallurgical and finishing services

  Work tables
                                                                           Specialized screws
                                                                           Specialty engine and service parts
                                                                           Vapor barrier facings and jacketing
                                                                           Large diameter cartridge casings


Transportation Accessories Group

     Our Transportation Accessories group offers a wide range of products that are used to "outfit and accessorize" light trucks, SUVs, recreational vehicles, passenger cars, and trailers of all types, and operates as three business units:
(i) Towing Products, which includes Reese and Draw-Tite branded products; (ii) Trailer Products, which includes Fulton and Wesbar branded products; and (iii) TriMas Pty, Ltd., an Australian-based business, which includes ROLA roof rack products and Hayman-Reese branded products, as well as QTB Automotive, a supplier of towing products and towing accessories to automotive OEMs in Australia. We are a leader in the design, manufacture and distribution of towing systems products for light trucks, SUVs, passenger cars, recreational vehicle, as well as trailer OEM and trailer aftermarket customers. We believe that our product lines and brand names are the most recognized and extensive in the transportation accessories industry, enabling us to provide custom-designed products for virtually every towing and trailering need. Our main products categories include:

     o towing and hitch equipment, such as ballmounts and draw bars, hitch receivers, 5th wheel hitches and weight distribution components;

     o electrical accessories, such as trailer lighting products and wiring harnesses;

     o brakes and related brake components for both towing vehicles and trailers;

     o trailer components, such as winches, jacks, couplers, fenders and ramps; and

     o other accessories, such as bike racks, cargo carriers, hood protection, light and receiver tube covers and marine locks.

     We believe that opportunities for internal growth in the Transportation Accessories group include increasing sales to mass merchants and specialty retail chains, new product offerings in the trailer brake systems and lighting categories, and increased volume in its newest patented product offering, Dual Port System hitches, and its related accessories.

     o Mass merchants (Wal-Mart), home centers (Lowe's and Home Depot), and specialty auto retailers (Pep Boys, AutoZone and CSK Auto) are now requiring suppliers to provide complete category management, demographic analysis and for product offerings that enhance the individual retailer's "gross margin per square foot." Mass merchants are also consolidating categories to drive out costs and more broadly leverage existing relationships. We believe we are well positioned to take advantage of these trends, and we are implementing a supply-chain and category management strategy to increase these customers' switching costs.

     o Trailer brakes represent a new product category that we believe will allow us to utilize our existing supply relationships with OEM trailer manufacturers to seek a greater share of their trailer component purchases. We have introduced a new line of brake actuators which, when bundled with our existing brake product lineup, enable us to offer greater content per trailer to the trailer OEMs. We are also broadening our traditional focus on Wesbar-branded waterproof trailer lighting to include a full line of non-waterproof lights designed to capture a greater share of the cargo and utility trailer market.

     o Our recently introduced Dual Port System is an innovative and patent-protected category of towing hitches designed to add greater stability and carry more weight than traditional rear-of-vehicle applications. Applications include bike carriers, cargo trays and enclosed cargo carriers. We believe that our Dual Port System and related accessory volume represent a significant growth opportunity over the next several years.

     The transportation accessories market is comprised of a large and highly fragmented supplier base. We believe that we offer a substantially broader range of products than our competitors. Through selective acquisitions, product line extensions and use of our extensive distribution channels, we believe we have an opportunity to become the broadest serv-ice and product line supplier to OEMs, installers, retailers and the aftermarket. The nature of this product breadth, coupled with our channel strength, will enable us to develop relationships with our customers that facilitate better inventory management through the entire supply chain and thereby enhance our operating results.

     Marketing, Customers and Distribution

     We have over 70 professionals within our Transportation Accessories group employed in sales, marketing, and product management activities across all customer channels. We have over 30 strategic market representatives, with focused sales and account management accountability with specific customer relationships. We employ a dedicated sales force in each of the primary channels including retail, national account/OEM, installer/distributor, trailer OEM, and trailer aftermarket/distributor.

     The Transportation Accessories group's products are distributed through a variety of channels. The towing products group principally distributes through three channels. Draw-Tite products are distributed through a network of 60 distributors and over 4000 independent installer shops, 450 of which carry Draw-Tite products on an exclusive or preferred basis. Our Reese towing products, comprised principally of heavy-duty hitches, electrical and brake-controller products, are distributed through recreational vehicle distributors, the retail channel, as well as through Reese installers who sell to the heavy-duty professional towing segment. We have a strong presence in the retail channel with mass merchants, such as Wal-Mart, Lowe's, and Home Depot, as well as specialty auto retailers, such as Pep Boys, AutoZone and CSK Auto. We believe that we are the largest supplier to mass retailers within our industry and that our relationships with these customers provide us with a significant competitive advantage and position us for future growth. In addition, we believe we are also the largest supplier of heavy-duty hitches and a range of accessories to the distributor and independent installer channels. Approximately 55% of our towing and other non-trailer products are sold through our installer and distributor channel. Traditional recreational vehicle distributors account for approximately 25% of our sales. Our fastest growing segment, mass retailers, accounts for approximately 16% of our sales, with the remainder of our business in other retail and OEM distribution.

     Our Fulton and Wesbar-branded trailer and related accessory products are sold directly to major trailer OEMs, recreational vehicle distributors, as well as mass retailers. In general, the trailer OEM industry is highly fragmented and specialized, and is generally a low value-added assembly industry. We rely upon strong historical relationships, significant brand heritage, and our broad product offering, to bolster our trailer and accessory products sales through the OEM channel and in various aftermarket segments. End-users include owners of personal watercraft, large commercial-industrial trailer users, as well as horse and stock trailering customers. We believe that the breadth of our customer penetration, coupled with the recognition of our strong brands, provides a natural barrier to entry and allows us to build a scalable platform for bundling of various applications and product extensions in all channels.

     Manufacturing

     As part of an integration and consolidation plan being executed in the second half of 2002, towing products' manufacturing and warehousing processes have been consolidated into a single, approximately 350,000 square-foot, efficient-flow manufacturing and warehouse center in Goshen, Indiana. The previous locations in Canton, Michigan and Elkhart, Indiana are expected to be closed in the fourth quarter of 2002. The trailer products group performs all metal-fabrication and converting manufacturing at its Mosinee, Wisconsin facility. Electrical products manufacturing for both the towing and trailer products groups is performed at a single facility in Reynosa, Mexico.

     The nature of the industry requires the towing products unit to manufacture in small batches, and in significant variety as a result of the need to maintain after-market inventory and maintenance of designs for 10-15 years on nearly every light vehicle for which there is likely to be a towing application. In this "job shop" environment, we seek to maintain a lean, "quick change" manufacturing culture and system. Our plants are highly vertically integrated to receive raw materials and convert them to finished products through three major steps: stamping and related methods of forming, cutting, punching, boring and prepping; welding and assembly of components; and cleaning, coating, painting and inspection of finished products. We also maintain vacuum forming and blow forming processes for plastic accessories, an in-house wire harness design and manufacturing capability, one of the industry's largest research and development facilities for both testing and design, and a "hub and spoke" distribution system with capability to meet 24-hour delivery needs for our customers.

         The trailer products group's 190,000 square-foot Mosinee, Wisconsin facility contains a wide range of manufacturing, distribution and research and development capabilities. Major processes at this facility include metal stamping (up to 800 ton press capacity), a steel tube mill, thread rolling and riveting, high-volume welding and assembly, significant in-house mechanical and electrical engineering capabilities and in-house tool, die and equipment maintenance capabilities. We believe these capabilities provide us with strategic cost advantages relative to our competition. In 2001, the trailer products unit implemented the first phase of its cost savings plan, consolidating Wesbar's West Bend, Wisconsin trailer components' selling and administrative functions and all production activities into the Mosinee facility. The second phase of this cost savings plan is the consolidation in 2002 of the remaining production of our Wesbar electrical trailer products, previously in Peru, Indiana, into our Reynosa, Mexico facility.

     We also have a towing products business in Australia, consisting of three business units, manufacturing marketing and distributing ROLA roof racks, Hayman-Reese towing products for the aftermarket, as well as OEM towing products through our QTB Automotive unit.

     The Transportation Accessories group conducts extensive testing of its products in an effort to assure high quality, and reliable, safe product performance. Engineering, product design and fatigue testing are performed utilizing computer-aided design and finite element analysis. In addition, on-road performance research is conducted on hitches with instrumentation equipped trailers and towing vehicles. Extensive product testing programs are intended to improve product safety and reliability, and to reduce manufacturing costs.

     Competition

     We believe that the Transportation Accessories group is the largest North American manufacturer and distributor of towing systems and trailer products. The competitive environment for towing and trailer products is highly fragmented and is characterized by numerous smaller suppliers, even the strongest and largest of which tend to focus in narrow product categories. For instance, across the various products only a few competitors of ours maintain a significant or number-one market share in more than one specific product area. By comparison, we compete on the basis of the broad range of our products, the strength of our brands and distribution channels, as well as quality and price-value. Our most significant competitors in towing products include Valley
(AAS), Hidden-Hitch, Putnam, Curt and Sure-Pull. Trailer Products' competitors include Dutton-Lainson, Hammerblow, Peterson, Atwood and Shelby, each of whom compete within only one or a few categories of Trailer Products' broad product portfolio.

Rieke Packaging Systems Group

     Our Rieke Packaging Systems group is a market leader in the design and manufacture of steel and plastic closure caps, drum enclosures, rings and levers and dispensing systems, such as pumps and specialty sprayers. We manufacture high performance, value-added products designed to enhance the ability of a customer to store, ship, process and dispense various products in the industrial, agricultural, consumer and pharmaceutical markets. Our companies, such as Rieke, TOV, Englass and Stolz, are well recognized in their markets.

     o Rieke designs and manufactures traditional industrial closure and dispensing products in North America, where we believe it has significant market shares for many of its key products, such as steel drum enclosures, plastic drum closures and plastic pail dispensers and plugs;

     o Englass, located in the United Kingdom, focuses on pharmaceutical and personal care closures and dispensers and possesses product and engineering knowledge that is applicable in the dynamic consumer dispensing market in North America and in multiple other markets;

     o Stolz is a European and NAFTA leader in plastic enclosures for sub-20 litre sized containers used in automotive and chemical applications; and

     o TOV, located in Italy, specializes in the lever and ring closures that are used in the European industrial market.

     In general, we have focused on profitable niche markets rather than commodity products, such as generic bottle caps, due to the higher associated margins. We believe that our experience with these more engineered products provides us numerous opportunities to extend our products portfolio into new markets, particularly within consumer markets in North America. In the North American consumer market, there is an emphasis on unique packaging forms and stylized containers and dispensers on which we have begun to focus our research and development capabilities. Examples of higher margin, niche consumer products that we have begun to distribute are finger operated patented non-aerosol foamers for hair and body care, patented closures for orange juice, patented twin airless dispensers and milk dispensers with Tetra Pak cartons. In addition, we are currently manufacturing medical devices to mix water and detergent for dialysis machines, plastic dispensers that are National Sanitation Foundation-approved for food applications to replace previously approved stainless steel pumps and a pump for highly viscous products. Rieke has also patented a consumer paint container with a closure system that eliminates paint spoilage due to exposure to air. We have received a positive response from several major paint manufacturers and are currently beginning the manufacture of this product. Rieke has focused on the large volume opportunities available in the chemical consumer packaging market by developing lower cost, high performance dispensing systems which are applicable to a variety of pharmaceutical products as well as personal care items, household and industrial chemicals, automotive fluids and cleaners and food products. All of these new products represent improved functionality and style relative to existing products in the marketplace and will provide Rieke with additional growth opportunities in new markets with new customers.

     Marketing, Customers and Distribution

     The Rieke Packaging Systems group's customers represent a variety of industries, including container manufacturers and independent distributors. We engage in significant direct marketing to manufacturers of chemical, paint, petroleum and consumer products and because of this approach, a significant portion of Rieke's products are specified by end-users who also use Rieke's specialty tooling equipment to install the products. Installation in customer drum and pail plants of unique Rieke-designed insertion equipment and tools which may be used only on Rieke manufactured closures and dispensers allows us to generate a high degree of customer loyalty while maintaining appropriate product pricing. We believe that our high level of customer recognition is due to our emphasis on product development, product quality and performance characteristics and its customer service standards. We have also been successful in creating significant bundling opportunities for a variety of its items by providing the broadest scope of products to customers. To this end, we provide attractive pricing to the customer in exchange for developing a preferred supplier status with respect to all associated products for a number of years.

     We employed a direct sales force of approximately 20 persons. Our primary customers include Coca-Cola, Dow Chemical, BASF, Chevron, Sherwin Williams, Pepsi, Proctor & Gamble, Valvoline, Colgate, Bayer/Monsanto, Zeneca and major container manufacturers around the world. We recently signed contracts to sell products to Glaxo, Jergens and Tetra Pak, beginning in 2003. We maintain a customer service center that provides technical support for the various systems and tooling supplied by us as well as other technical assistance to customers to reduce overall production costs. We also provide extensive in-house design and development technical staff to provide a solution to customer requirements for closures and dispensing. We have also begun to cross-market successful European products, such as market rings and levers, to the North American market utilizing our direct sales force. We also cross-sell the Stolz and Englass products throughout the NAFTA and South American markets.

     Manufacturing

     Our Rieke Packaging Systems group maintains its global headquarters and manufacturing and technology center in Auburn, Indiana and has manufacturing operations in Canada, Mexico, England, Germany and Italy with contract manufacturing in Asia. We also maintain distribution facilities in South America and the Far East to serve our global customer base. Industrial container closures and specialty dispensing and packaging products are manufactured using metal forming and plastic injection molding technologies, supplemented by automated assembly and material handling systems. Facilities in all locations have technologically advanced injection molding machines as well as automated, high-speed assembly equipment for multiple component products. Consolidation actions are underway in Europe to concentrate (i) all plastic molding throughout Europe into our Neunkirchen, Germany facility; (ii) all metal forming capabilities into our Valmadrera, Italy facility; and (iii) our assembly and "clean room" capabilities into our Leicester, England facility. In North America, both metal forming and injection molding operations will be located in Auburn, Michigan. Our Mexico City, Mexico facility will focus solely on lower volume injection molding where multiple, labor-intensive components will be assembled.

     We believe that research and development are an essential component of our manufacturing capabilities. For more than 75 years, Rieke's product development programs have provided innovative and proprietary product solutions, such as ViseGrip(R) steel flange and plug closure, the Poly-ViseGrip(R) plastic closure, the all plastic, environmentally safe, self-venting FlexSpout(R) flexible pouring spout and the ViseGrip(R) drum closure. We have over 25 patented or patent application pending systems of technologies. Approximately 50% of this group's 2001 net sales relate to value-added products based upon patented processes or technology.

     A critical component of our growth, and maintenance of our market position, depends upon the successful and cost-effective implementation of new products and technologies, such as the shift from aerosol dispensing to foamer technologies and the continuing shift of materials to plastics. We have a core competence in the design, engineering and marketing of small, plastic, injection molded dispensers and closures for industrial packaging. We intend to employ this competence in pursuing opportunities within the consumer packaging market in a manner similar to our Englass branding strategy in Europe. In addition, we believe that there will be a shift from steel drum enclosures due to a shift to plastics.

     Competition

     We believe that Rieke is the largest manufacturer in North America of steel and plastic industrial container closures and dispensing products. Primary competitors in the industrial closure market include American Flange (division of Greif Brothers), Technocraft (India), and Bericap (Germany). Dispensing products is a highly fragmented market with few large suppliers with the exception of Rieke, Calmar, Indesco and Seaquist (Aptar Group). Rieke's regional, niche market competitors include Airspray and Taplast.

Industrial Specialties Group

     Our Industrial Specialties group designs and manufactures a range of industrial products for use in niche markets within the industrial automotive, aerospace, construction, commercial, energy and defense markets. Such products include precision tools, fasteners, gaskets, cylinders, steel munitions casings and shells, pressure sensitive tape and vapor barrier facings, and specialized oil and gas field engines. In general, our products are highly engineered and customer-specific items that are sold into niche markets with few suppliers. These products are manufactured under a number of names, including Monogram Aerospace Fasteners, Entegra Fasteners, Lake Erie Screw, Compac Corporation, Norris Cylinders, Arrow Engine, Keo Cutters, Richard's Micro Tool and Precision Performance and, where useful, we seek to maintain the names for customer brand recognition. These products include:

     o Industrial fasteners comprised of large diameter bolts, customized specialty bolts and small diameter specialty screws used in a variety of industrial applications such as automotive and furniture and fixtures;

     o Specialty aerospace fasteners, comprised of permanent blind bolt and temporary fasteners used in aircraft construction and other aerospace applications;

     o Metallic and non-metallic industrial gaskets and complementary fasteners for refining, petrochemical and other industrial applications principally in North America;

     o Flame-retardant facings and jacketings used in connection with fiberglass insulation as temperature and vapor barriers and pressure-sensitive specialty tape products used for insulation;

     o Precision cutting tools, such as center drills, carbide end mills and precision spline gauges;

     o Specialty engines, chemical pumps and engine replacement parts serving principally the oil and natural gas extraction market;

     o Large diameter cartridge casings provided to the U.S. and foreign defense markets; and

     o Most categories of industrial gas cylinders used by global industrial gas and chemical companies.

     We manufacture standard and custom-designed ferrous, nonferrous and special alloy fasteners and highly engineered specialty fasteners for both domestic and international general industrial and aerospace industries. We specialize in manufacturing fasteners and other cold formed products, generally in sizes 1/4" to 1 1/4" and also manufacture both ferrous and nonferrous standard and specialty-designed small diameter fasteners, generally in sizes 5/8" and smaller. Our design and engineering capabilities enable us to formulate fastener product programs to meet demanding metallurgical and performance specifications for a wide variety of customers. We also provide commercial heat treating and specialized metallurgical and finishing services (e.g., plating) for fastener products used in various markets.

     We are also a leader in the development of blind bolt fastener technology for the aerospace industry. Our Visu-Lok(R), Visu-Lok II(R) and Radial Lok(R) blind bolts which allow sections of aircraft to be joined together when access is provided to only one side of the airframe, are lighter in weight, easier to install and provide certain cost efficiencies over conventional two-sided fastening devices.

     Our fastener products are sold to distributors and manufacturers in the agricultural, light and heavy duty truck, construction, fabricated metal product and commercial and industrial maintenance markets. Additional markets for our products include building products, heating and air conditioning, lawn and garden, recreational, and furniture and fixtures.

     We also manufacture flame-retardant facings and jacketings and insulation tapes used in conjunction with fiberglass insulation as vapor barriers. These products are principally used for commercial and industrial construction applications, and are sold to all major manufacturers of fiberglass insulation. Our product line also includes pressure-sensitive specialty tape products that are marketed to insulation manufacturers as well as to numerous other customers. Pressure-sensitive products for the insulation industry are utilized for sealing pipe jacketing, ducts and fiberglass wrappings to increase the efficiency and cost effectiveness of heating and cooling installations. Combined with facing and jacketing products, pressure-sensitive specialty tapes enable us to offer customers the only complete systems approach to insulation installation. With important product positions in several specialty tape markets, we are pursuing further opportunities to expand our presence in the industry such as the introduction of an asphalt coater utilized in residential insulation applications. Utilizing existing pressure-sensitive adhesive technologies, we continue to develop new product programs to expand our pressure-sensitive product positions into sub-segments of existing markets, including the electronics and transportation industries.

     We are also one of only three North American suppliers of a complete line of large and intermediate size, high-pressure and low-pressure cylinders for the transportation, storage and dispensing of compressed gases. Our large high-pressure seamless compressed gas cylinders are used principally for shipping, storing and dispensing oxygen, nitrogen, argon, helium and other gases for industrial and health-care markets. In addition, we offer a complete line of low-pressure welded cylinders used to contain and dispense acetylene gas for the welding and cutting industries. We market cylinders primarily to major industrial gas producers and distributors, welding equipment distributors and equipment manufacturers. Cylinder products are sold through internal sales personnel who operate in distinct geographic sales regions.

     We also manufacture and distribute metallic and nonmetallic industrial gaskets and complementary fasteners for refining, petrochemical and other industrial applications principally in the United States and Canada. Gaskets and complementary fasteners are supplied both for original installations and replacement and maintenance. Gasket sales are made directly from the factory to major customers, through thirteen company-owned distribution facilities in major regional markets, or through a large network of independent distributors.

     The Industrial Specialties group also produces a variety of specialty precision tools such as center drills, cutters, end mills, reamers, master gears, gages and punches, specialty engines and service parts and specialty ordnance components. Principal markets served by these products include the automotive, aerospace, appliance, electronics, energy and defense industries.

     Marketing, Customers and Distribution

     The customers of our Industrial Specialties group are within numerous industries, primarily automotive, aerospace, construction, commercial and defense. Given the niche nature of many of our products, our Industrial Specialties group relies upon a combination of direct sales forces and established networks of independent distributors with familiarity of the end users. In each of the markets this group serves, its companies brand names are synonymous with product applications. The narrow end user base of many of these products makes it possible for this group to respond to customer-specific engineered applications and provide a high degree of customer service. This group serves both OEM and aftermarket customers in a wide variety of end markets including -- energy, petrochemical, oil and gas, automotive, electrical, agricultural, heavy duty truck, medical, aerospace, industrial and defense.

     Manufacturing

     Our Industrial Specialties group employs various manufacturing processes including annealing, CNC machining and stamping, fluting, forging, threading, coating, cold heading and forming, heat treating and plating, laminating and splitting, and deep-draw stamping that requires high tonnage presses. We are in the process of restructuring this group to shed excess capacity and eliminate sub-scale facilities that carry duplicative cost structures. We have merged fastener and bolt manufacturing capacity and consolidated down stream processing functions including heat-treating and plating at our Frankfort, Indiana operations. We will also use the Frankfort facility as the "pick and pack" shipping, distribution and warehouse location effectively eliminating these functions elsewhere. All production will be funneled through the Frankfort facility for final operations thereby significantly reducing the amount of duplicative resources within the group. Executive management, sales and support functions such as human resources, accounting, information technology and purchasing will also be consolidated into one organization.

     We are also in the process of restructuring our gasket products manufacturing by moving a significantly higher share of manufacturing to our newly built, technologically-advanced gasket manufacturing facility in Houston, Texas and eliminating duplicative infrastructure activities that can now be consolidated into this headquarters. Currently, we operate 13 disparate gasket manufacturing operations throughout the country. Under this consolidation, we will generate significant savings from the rationalization of inefficient operations and the shift to centralized manufacturing using current information technology systems and third-party logistics vendors to provide parts just-in-time to customers.

     Competition

     This group's primary competitors include Fontana, Nucor and Infasco in industrial fasteners; TAF (Textron) and Fairchild Fasteners (Alcoa) in aerospace fasteners; Garlock (EnPro) and Flexitallic in gaskets; Texsteam, Williams Pumps and Continental Engine Line in engines; Harsco and Worthington in cylinders; 3M and Adco in pressure sensitive tapes; Johns Manville in asphalt coating and laminating vapor barriers; and Lavalin and Chamberlain in shell casings. This group's units supply highly engineered and non-commodity, customer specific products and most have large shares of small markets supplied by a limited number of competitors. In a significant number of areas, value-added design, finishing, warehousing, packaging, distribution and after-sales service have generated strong customer loyalty and supplement low-cost, know-how based manufacturing skills in each business's overall competitive advantage equation.

Materials and Supply Arrangements

     We are sensitive to price movements in our raw materials supply base. Our largest raw materials purchases are for steel, polyethylene and other resins and energy. Metaldyne entered into several purchasing arrangements for its and our steel and energy requirements that we previously benefited from as a Metaldyne subsidiary. We and Metaldyne have agreed to cooperate to provide each other with the benefits of these agreements in the future, but these benefits may not continue to be available to us. Raw materials and other supplies used in our operations are normally available from a variety of competing suppliers. Steel is purchased primarily from steel mills with pricing guarantees in the six-to twelve-month time frame. Polyethylene is generally a commodity resin with multiple suppliers capable of providing product. For most polyethylene purchases, we will negotiate the effective date of any upward pricing (usually 60 days). Our electricity requirements are managed on a regional basis utilizing competition where deregulation is prevalent.

Employees and Labor Relations

     As of September 29, 2002, we employed approximately 4,000 people, of which approximately 13% were unionized. At such date, approximately 18% of our employees were located outside the U.S. Employee relations have generally been satisfactory. We cannot predict the impact of any further unionization of our workplace.

Seasonality; Backlog

     Sales of towing and trailer products within our Transportation Accessories group are generally stronger in the first and second quarters, as trailer OEMs, distributors and retailers acquire product for the spring selling season. No other operating segment experiences significant seasonal fluctuation in its business. We do not consider backlog orders to be a material factor in our business.

Environmental Matters

     Our operations are subject to federal, state, local and foreign laws and regulations pertaining to pollution and protection of the environment, health and safety, governing among other things, emissions to air, discharge to waters and the generation, handling, storage, treatment and disposal of waste and other materials, and remediation of contaminated sites. Some of our subsidiaries have been named as potentially responsible parties under the Federal Superfund law or similar state laws at several sites requiring clean up based on disposal of wastes they generated. These laws generally impose liability for costs to investigate and remediate contamination without regard to fault and under certain circumstances liability may be joint and several resulting in one responsible party being held responsible for the entire obligation. Liability may also include damages to natural resources. We have entered into consent decrees relating to two sites in California along with the many other co-defendants in these matters. We have incurred substantial expenses for all these sites over a number of years, a portion of which has been covered by insurance. See "--Legal Proceedings" below. In addition to the foregoing, our businesses have incurred and likely will continue to incur expenses to investigate and clean up existing and former company-owned or leased property, including those properties made the subject of sale-leaseback transactions in the past 18 months for which we have provided environmental indemnities to the lessor.

     We believe that our business, operations and facilities are being operated in compliance in all material respects with applicable environmental and health and safety laws and regulations, many of which provide for substantial fines and criminal sanctions for violations. Based on information presently known to us and accrued environmental reserves, we do not expect environmental costs or contingencies to have a material adverse effect on us. The operation of manufacturing plants entails risks in these areas, however, and we may not incur material costs or liabilities in the future that could adversely affect us. Potentially material expenditures could be required in the future. For example, we may be required to comply with evolving environmental and health and safety laws, regulations or requirements that may be adopted or imposed in the future or to address newly discovered information or conditions that require a response.

Intangibles and Other Assets

     Our identified intangible assets, consisting of customer relationships, trademarks and trade names and technology, are valued at approximately $290 million at September 29, 2002, net of accumulated amortization. We engaged an independent valuation expert to assist us in valuing our intangible assets in connection with the acquisition of Metaldyne by Heartland. The valuation of each of the identified intangibles was performed using broadly accepted valuation methodologies and techniques.

     Customer relationships - We have developed and maintained stable, long-term buying relationships with customer groups for specific branded products and/or niche market product offerings within each of our operating group segments. Remaining useful lives of customer relationship intangibles range from six to forty years and have been estimated using historic customer retention and turnover data. Other factors contributing to estimated useful lives include the diverse nature of niche markets and products of which the Company has significant share, how customers in these markets make purchases and these customers' position in the supply chain.

     Trademarks and Trade Names - Each of our operating groups design and manufacture products for niche markets under various trade names and trade marks including Draw-tite, Reese, FultonWesbar, Lake Erie Screw, Visu-Lok(R), Poly-ViseGrip(R), and FlexSpout(R) among others. Our trademark / trade name intangibles are well-established and considered long-lived asset that require maintenance through adverting and promotion expenditures. Estimated useful lives of our trademark trade / name intangibles are forty years.

     Technology - We hold a number of U.S. and foreign patents, patent applications, and unpatented or proprietary product and process oriented technologies, particularly within our Rieke Packaging Systems group. We have, and will continue to dedicate, technical resources toward the further development of our products and processes in order to maintain our competitive position in the transportation, industrial and commercial markets that we serve. Estimated useful lives for our Technology intangible range from 5 to 30 years and are determined in part by any legal, regulatory, or contractual provisions that would limit useful life. Other factors considered include the expected use of the technology by the operating groups, the expected useful life of the product and/or product programs to which the technology relates, and the rate of technology adoption by the industry.

     Annually, we assess whether the value of our identified intangibles has been impaired. Factors considered in performing this assessment include current operating results, business prospects, market trends, potential product obsolescence, competitor activities and other economic factors. We continue to invest in maintaining customer relationships, trademarks and trade names, and the design, development and testing of proprietary technologies that we believe will set our products apart from those of our competitors.

International Operations

         Approximately 12.2% of our net sales for the fiscal year ended December 31, 2001 were derived from sales by our subsidiaries located outside of the U.S., and we may significantly expand our international operations through acquisitions. We operate manufacturing facilities in Australia, Canada, England, Germany, Italy, Mexico and the United Kingdom. Within Australia, we operate three facilities that manufacture and distribute hitches, towing accessories and roof rack systems with approximately 230 employees. Our Canadian operations, with approximately 115 employees, include the production and distribution of towing products through the Transportation Accessories group, distribution of closures and dispensing products through Rieke's Canadian operations, and the manufacturing and distribution of gaskets produced in three gasket facilities. Rieke Packaging Systems has approximately 400 employees. Within the United Kingdom, Englass produces specialty sprayers, pumps and related products in one facility. TOV, a manufacturer of specialty steel industrial container closures, operates in one location in Italy. In Germany, Stolz has one facility that manufactures a wide variety of closures for industrial packaging markets. In Mexico, we conduct contract manufacturing of towing products including related electrical products and accessories. Additionally, Rieke's Mexico City operations produces steel and plastic drum closures and dispensing products in one factory.

Properties

     Our principal manufacturing facilities range in size from approximately 10,000 square feet to approximately 420,000 square feet. Except as set forth in the table below, all of our manufacturing facilities are owned. The leases for our manufacturing facilities have initial terms that expire from 2002 through 2022 and are all renewable, at our option, for various terms, provided that we are not in default thereunder. Substantially all of our owned U.S. real properties are subject to liens under our credit facility. Our executive offices are located in Bloomfield Hills, Michigan under a lease assumed by us from Heartland under a term that expires in January 2007. See "Certain Transactions and Related Party Transactions." Our buildings, machinery and equipment have been generally well maintained, are in good operating condition and are adequate for current production requirements. We may enter into leases for equipment in lieu of making capital expenditures to acquire such equipment or to reduce debt.

     The following list sets forth the location of our principal owned and leased manufacturing facilities and identifies the principal operating segment utilizing such facilities. We have identified the operating segments for which we conduct business at these facilities as follows: (1) Transportation Accessories Group, (2) Industrial Specialties Group and (3) Rieke Packaging Systems. Multiple footnotes to the same location denote separate facilities or multiple activities in that location.



United States
California...................    Vernon(2), Riverbank(2)** and Commerce(2)
Illinois.....................    Wood Dale(2)*
Indiana......................    Auburn(3), Elkhart(1), Frankfort(2),
                                 Goshen(1)*, Hamilton(3)* and Peru(1)*
Louisiana....................    Baton Rouge(3)
Massachusetts................    Plymouth(2)*
Michigan.....................    Bloomfield Hills (Corporate)*, Canton(1)
                                 and Warren(2)*
New Jersey...................    Edison(2)* and Netcong(2)
Ohio.........................    Lakewood(2)
Oklahoma.....................    Tulsa(2)
Texas........................    Houston(2)* and Longview(2)
Wisconsin....................    Mosinee(1)*
Foreign
Canada.......................    Fort Erie(2)*, Oakville(1), and Sarnia(2)(3)*
Mexico.......................    Mexico City(3)
Australia....................    Victoria(1), Wakerley(1)* and Rhodes(1)*
Germany......................    Neunkirchen(3)
Italy........................    Valmadrera(3)
United Kingdom...............    Leicester(3)

-----------------------------

     *    Represents a leased facility. All of such leases are operating leases.

     ** Owned by U.S. Government, operated by TriMas under a facility maintenance contract.

     We have entered into a number of sale-leaseback transactions with respect to approximately nine real properties in the United States and Canada. Pursuant to the terms of each sale-leaseback transaction, we transferred title of the real property locations to a purchaser and, in turn, entered into separate leases with the purchaser having a 20-year basic lease term plus two separate 10-year renewal options. The renewal option must be exercised with respect to all, and not less than all, of the property locations. Rental payments are due monthly. All of the foregoing leases are accounted for as operating leases.

Legal Proceedings

     A civil suit was filed in the United States District Court for the Central District of California in April 1983 by the United States of America and the State of California under the Federal Superfund law against over 30 defendants, including a subsidiary of ours, for alleged release into the environment of hazardous substances disposed of at the Stringfellow Disposal Site in California. The plaintiffs have requested, among other things, that the defendants clean up the contamination at that site. A consent decree has been entered into by the plaintiffs and the defendants, including us, providing that the consenting parties perform partial remediation at the site. The State has agreed to take over clean-up of the site, as well as responsibility for governmental entities' past response costs. Additionally, we and approximately 60 other entities including the State are defendants in a toxic tort suit brought in the Superior Court of the State of California in May 1998 by various persons residing in the area of the site and seeking damages for alleged personal injuries claimed to arise from exposure to contaminants from the site. The case is still in the discovery stage but we believe there are good defenses to the claims against us. Another civil suit was filed in the United States District Court for the Central District of California in December 1988 by the United States of America and the State against more than 180 defendants, including us, for alleged release into the environment of hazardous substances disposed of at the Operating Industries, Inc. site in California. This site served for many years as a depository for municipal and industrial waste. The plaintiffs have requested, among other things, that the defendants clean up the contamination at that site. Consent decrees have been entered into by the plaintiffs and a group of the defendants, including us, providing that the consenting parties perform certain remedial work at the site and reimburse the plaintiffs for certain past costs incurred by the plaintiffs at the site. While based upon our present knowledge and subject to future legal and factual developments, we do not believe that any of these litigations will have a material adverse effect on our consolidated financial position, results of operations or cash flow, future legal and factual developments may result in materially adverse expenditures.

     As of October 31, 2002, we were a party to approximately 420 pending cases involving an aggregate of approximately 16,972 claimants alleging personal injury from exposure to asbestos containing materials formerly used in gaskets (both encapsulated and otherwise) manufactured or distributed by certain of our subsidiaries for use in the petrochemical refining and exploration industries. We manufactured three types of gaskets and we ceased the use of asbestos in our U.S. products at various dates in the 1980's and 1990's. In addition, we acquired various companies to distribute our products that had distributed gaskets of other manufacturers prior to acquisition. We believe that many of our pending cases relate to locations at which none of our gaskets were distributed or used. Approximately 563 cases involving approximately 3,309 claimants have been either dismissed for lack of product identification or otherwise or been settled or made subject to agreements to settle. Total settlement costs (exclusive of defense costs) for all such cases, some of which were filed over 12 years ago, have been approximately $1.9 million. We do not have significant primary insurance to cover our settlement and defense costs. We believe that there may be excess insurance policies of former owners available to us that we are in the process of reconstructing, but they may not be available. Based upon our experience to date and other available information, we do not believe that these cases will have a material adverse effect on our financial condition or future results of operation. However, we may be subjected to significant additional claims in the future, the cost of settling cases in which product identification can be made may increase, and we may be subjected to further claims in respect of the former activities of our acquired gasket distributors.

     We are subject to other claims and litigation in the ordinary course of our business, but do not believe that any such claim or litigation will have a material adverse effect on our financial position or results of operations.

                                   MANAGEMENT

Directors and Executive Officers

         The following table sets forth certain information regarding our directors and executive officers.

Name                    Age Position
Samuel Valenti III....  56  Chairman of the Board of Directors
Gary M. Banks.........  51  Director
Charles E. Becker.....  54  Director
Timothy D. Leuliette..  52  Director
W. Gerald McConnell...  38  Director
David A. Stockman.....  55  Director
Daniel P. Tredwell....  43  Director
Grant H. Beard........  41  President, Chief Executive Officer and Director
Todd R. Peters........  39  Executive Vice President and Chief Financial Officer
Lynn Brooks...........  49  President, Rieke Packaging Systems
Scott Hazlett.........  46  President, Transportation Accessories

     Metaldyne has the right to appoint an additional director who has not yet been identified.

     Samuel Valenti III. Mr. Valenti was elected as Chairman of our board of directors in connection with the transactions and is a Senior Managing Director of Heartland Industrial Partners, L.P. He has been a director of Masco Capital Corporation since 1988. Mr. Valenti was formerly Vice President--Investments of Masco Corporation from May 1977 to October 1998. Mr. Valenti is a director of Collins & Aikman Corporation and Metaldyne Corporation.

     Gary M. Banks. Mr. Banks was elected as one of our directors in connection with the transactions and is a Senior Managing Director of Heartland. He has served as a Director of Documentum, Inc. since March 1999 and served as Vice President and Chief Information Officer of Sithe Energies, an electricity generation trading company in New York, from October 1999 to May 2000. From August 1998 to July 1999, he was Vice President and Chief Information Officer for Xerox Corporation, a manufacturing company. From June 1992 to July 1998, Mr. Banks served as Director MIS for the agricultural division of Monsanto Inc., a life sciences company. Before joining Monsanto, he spent 15 years with Bristol-Myers Squibb Company, a pharmaceutical company. Mr. Banks is also a director of Metaldyne.

     Charles E. Becker. Mr. Becker was elected as a director in connection with the transactions. For over 25 years, through 1998, Mr. Becker was the CEO and co-owner of Becker Group, Inc., a global automotive interiors components supplier. Becker Group, Inc. was sold to Johnson Controls, Inc. in 1998. In January 1999, Mr. Becker re-acquired 10 North American plastic molding and tooling operations from Johnson Controls which subsequently became Becker Group, LLC. Mr. Becker is also the owner and chairman of Becker Ventures, LLC, which was established in 1998 to invest in a variety of business ventures, including the manufacturing, real estate and service industries. Mr. Becker is a director of Metaldyne and Collins & Aikman Corporation.

     Timothy D. Leuliette. Mr. Leuliette was elected as one of our directors in connection with the transactions and currently serves as Metaldyne's Chairman, President and Chief Executive Officer. He is the former Vice Chairman of Detroit Diesel Corp. and has spent 27 years in management of manufacturing and services businesses and in the investment of private capital. Mr. Leuliette joined the Penske Corporation as President & Chief Operating Officer in 1996 to address operational and strategic issues. From 1991 to 1996, Mr. Leuliette served as President & Chief Executive Officer of ITT Automotive. He also serves on a number of corporate and charitable boards, including serving as a Chairman of The Federal Reserve of Chicago, Detroit Branch. Mr. Leuliette is a Senior Managing Director and one of the co-founders of Heartland Industrial Partners, L.P. Mr. Leuliette is also a director of Collins & Aikman Corporation.

     W. Gerald McConnell. Mr. McConnell was elected as a director in connection with the transactions. Mr. McConnell is a Senior Managing Director of Heartland Industrial Partners. Mr. McConnell was formerly a managing director at Deutsche Banc Alex. Brown (formerly Bankers Trust Co.), a banking firm, from 1997 until 1999. From 1991 until 1999, Mr. McConnell specialized in leveraged finance and financial sponsor coverage at Deutsche Banc Alex. Brown. Mr. McConnell is also a director of Collins & Aikman Corporation and Springs Industries, Inc.

     David A. Stockman. Mr. Stockman was elected as one of our directors in connection with the transactions. He is a Senior Managing Director and the founder of Heartland Industrial Partners, L.P., a buyout firm, established in 1999, focused on industrial buyouts and buildups. Prior to founding Heartland, he was a senior managing director of The Blackstone Group L.P. and had been with Blackstone since 1988. Mr. Stockman is a director of Collins & Aikman Corporation, Metaldyne Corporation and Springs Industries, Inc.

     Daniel P. Tredwell. Mr. Tredwell was elected as one of our directors in connection with the transactions. Mr. Tredwell is a Senior Managing Director and one of the co-founders of Heartland Industrial Partners, L.P. He has more than a decade of leveraged financing experience. Mr. Tredwell served as a Managing Director at Chase Securities Inc. and had been with Chase Securities since 1985. Mr. Tredwell is a director of Collins & Aikman Corporation, Metaldyne Corporation and Springs Industries, Inc.

     Grant H. Beard. Mr. Beard was appointed as our President and Chief Executive Officer in March 2001 and was appointed as a director in connection with the transactions. From August 2000 to March 2001, Mr. Beard was president, Chief Executive Officer and Chairman of HealthMedia, Inc. From January 1996 to August 2000, he was President of the Preferred Technical Group of Dana Corporation, a manufacturer of tubular fluid routing products sold to vehicle manufacturers. He has also served as Vice President of Sales, Marketing and Corporate Development for Echlin, Inc., before the acquisition of Echlin by Dana in late 1998. Mr. Beard has experience at two private equity/merchant banking groups, Anderson Group and Oxford Investment Group, where he was actively involved in corporate development, strategy and operations management.

     Todd R. Peters. Mr. Peters was appointed as our Executive Vice President and Chief Financial Officer in connection with the transactions. From March 2001 to June 2002, Mr. Peters was our Vice President of Finance. From July, 1998 to March 2001, Mr. Peters held various senior financial and operational roles at Dana Corporation. He also served as the Vice President of Finance for Echlin Inc.'s Fluid Systems group from December 1994 to July 1998. Mr. Peters is a Certified Public Accountant and has held various roles at PricewaterhouseCoopers serving multi-national, industrial manufacturing clients, both public and private.

     Lynn Brooks. Mr. Brooks has been President of the Rieke Packaging Systems Group since July, 1996. He joined Rieke in May, 1978. Prior to his current position, his responsibilities at Rieke included Assistant Controller, Corporate Controller, and Vice President-General Manager of Rieke. Before joining Metaldyne, he served with Ernst & Young in the Toledo, Ohio and Fort Wayne, Indiana offices.

     Scott Hazlett. Mr. Hazlett joined us in August, 2001, prior to which he was president of an internet based strategic sourcing start-up company that was wound-up pursuant to an assignment of assets for the benefit of its creditors. Mr. Hazlett previously held senior management positions from 1995 to 2000 with Case Corporation and CNH Global (Case-New Holland), a global manufacturer of agricultural and construction equipment, including Senior Vice-President, Global Aftersales for CNH, where he was accountable for the post-merger world-wide agricultural customer support and parts businesses; Vice-President-General Manager, of Case's North American aftermarket parts business, and General Manager, North American retail operations. Prior to joining Case Corporation in 1995, Mr. Hazlett held plant management and multi-plant business unit general management assignments in the paper industry with James River Corporation. He held command and staff positions in the U.S. military from 1981-1990, serving in Europe, and on the staff and faculty at the United States Military Academy at West Point.

     Committees of the Board of Directors. We presently have executive, audit and compensation committees. We expect our audit committee to include at least two independent directors.

Executive Committee

     We have elected to be governed by the provisions of Section 141(c)(2) of the General Corporation Law of the State of Delaware, or DGCL, and have established our executive committee under these provisions. Our executive committee has all the powers and authority of our board of directors in the management of our business and affairs, except in respect of:

     o approving or adopting, or recommending to stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, and

     o    adopting, amending or repealing any of our by-laws.

     We call the types of actions described in the previous two bullets "full board matters." Our executive committee has the power and authority to submit recommendations to the board of directors with respect to all matters requiring action by the full board of directors prior to the board of directors taking any action.

     The executive committee is comprised of Messrs. Stockman, Tredwell, Beard and Valenti.

     Audit Committee. The audit committee reviews our various accounting, financial reporting and internal control functions, makes recommendations to the Board of Directors for the selection of independent public accountants and reviews our compliance with applicable laws and regulations. In addition, the committee monitors the independence of our independent accountants. Messrs. Tredwell, McConnell and Leuliette are the members of the audit committee. Mr. Tredwell is the audit committee chairman.

     Compensation Committee. The compensation committee is responsible for developing and maintaining our compensation strategies and policies. The compensation committee is responsible for monitoring and administering our compensation and employee benefit plans and reviewing among other things base salary levels, incentive awards and bonus awards for officers and key executives. Messrs. Stockman (chairman), Leuliette and Valenti are members of the Compensation Committee. The Compensation Committee has a Retirement-Plan Administrative Sub-Committee composed of Messrs. Beard, Peters, Dwayne Newcom, our Vice President--Human Resources and Ms. Janice McAdams. This sub-committee is principally responsible for developing, maintaining and administering our retirement plans.

     Director Compensation. Outside directors who are not affiliated with Heartland receive cash compensation of $50,000 per year (other than the Chairman of the Board, if any, who may receive more) for their service as members of the Board of Directors and they are reimbursed for reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the board of directors and committee meetings. In addition, outside directors not affiliated with Heartland are eligible to receive awards under our planned 2002 Long Term Equity Incentive Plan.

     Compensation Committee Interlocks and Insider Participation. No member of the compensation committee is an employee of ours.

                   DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

Summary Compensation

     The following table summarizes the annual and long-term compensation at Metaldyne of those persons who, on such basis, would have been our five most highly paid executive officers for 2001. All of the individuals in the table are referred to collectively as the "named executive officers."


                                                                       Annual Compensation(1)
                                                             ----------------------------------------------
                                                                                        Securities
                                                                                        Underlying     All Other
          Name and Principal Position              Year        Salary        Bonus      Options(2)    Compensation
---------------------------------------------    --------    ----------     --------   ------------  ---------------
Grant H. Beard, President (4)..............        2001        $454,462      $226,305      153,075            --
Todd R. Peters, Executive Vice
   President and Chief Financial                   2001        $223,277      $120,868       45,922            --
   Officer(5)..............................
Lynn Brooks, President, Rieke Packaging
   Systems(6)..............................        2001        $291,200       $94,600       45,922
Scott Hazlett, President,
   Transportation Accessories(7)...........        2001         $90,300       $43,600       45,922       140,331(3)
David Woodley, President, Industrial
   Specialties(8)..........................        2001         $71,250      $120,000       45,922        21,962(3)
Lee Gardner, President(9)..................        2001        $345,000    $4,800,609           --        39,810


-------------------

     (1) Officers may receive certain perquisites and personal benefits, the dollar amounts of which are below current Commission thresholds for reporting requirements. Bonuses are paid in the year subsequent to which they are earned.

     (2) Represents options to purchase Metaldyne common stock granted under the Metaldyne 2001 Long-Term Equity Incentive Plan during 2001. See the discussion of these options below under the heading "Management--Option Grants in Last Fiscal Year." Mr. Woodley forfeited all of his options to purchase shares of Metaldyne common stock when he resigned in June 2002.

     (3)  Represents moving expenses.

     (4) Mr. Beard became our President in March 2001, prior to which he held no position with Metaldyne or any of its subsidiaries. Mr. Beard's salary in 2001 on an annualized basis was $564,000. Mr. Beard's salary in 2002 on an annualized basis is $750,000.

     (5) Mr. Peters became Vice President--Finance in March 2001, prior to which he held no position with Metaldyne or any of its subsidiaries. Mr. Peters' salary in 2001 on an annualized basis was $290,800. Mr. Peters' salary in 2002 on an annualized basis is $340,000.

     (6) As of December 31, 2001, Mr. Brooks had approximately 47,800 restricted share awards that vest in equal installments in January 2002, 2003 and 2004. The aggregate value of these (using the $16.90 per share cash price paid in the Heartland acquisition of Metaldyne) unvested restricted shares was approximately $807,820.

     (7) Mr. Hazlett became President, Transportation Accessories in September 2001. Mr. Hazlett's salary in 2001 on an annualized basis was $250,000.

     (8) Mr. Woodley stepped down as our President, Industrial Specialties in June 2002. Mr. Woodley became our President, Industrial Specialties in October, 2001. His salary in 2001 on an annualized basis was $285,000.

     (9) Mr. Gardner stepped down as our president in March 2001 and was employed by us in an executive capacity until June 2001. Upon his resignation, Mr. Gardner received a one time $4,513,109 payment pursuant to his change of control agreement triggered by Heartland's acquisition of Metaldyne. Mr. Gardner's other compensation represents payment in respect of vacation days accrued but not taken. As of December 31, 2001, Mr. Gardner had approximately 118,500 restricted share awards that vest in equal installments in January 2002, 2003 and 2004. The aggregate value of these (using the $16.90 per share cash price paid in Heartland acquisition of Metaldyne) unvested restricted shares was approximately $2,002,650.

Option Grants in Last Fiscal Year

     Certain of our executive officers received options to purchase Metaldyne common stock in 2001 as a portion of their compensation as Metaldyne employees. Each vested option will be converted into options to purchase TriMas common stock and the unvested options were canceled. In addition, appropriate adjustments will be made to the Metaldyne options when they are converted into TriMas options. See "Certain Relationships and Related Party Transactions--Stock Purchase Agreement-- Employee Matters." The table below shows the option grants in 2001.

                                            Number of   Percent of Total
                                           Securities     Options/SARs                                  Grant
                                           Underlying     Granted to       Exercise                      Date
                                             Options     Employees in      Price Per   Expiration      Present
Name                                       Granted (1)     Fiscal Year      Share         Date          Value*
-------------------------------------    ------------    --------------    --------     ---------      ---------

Grant H. Beard.........................       153,075         5.3%           $16.90     3/8/2011         N.M.
Todd R. Peters.........................        45,922         1.6%           $16.90     4/1/2011         N.M.
Lynn Brooks............................        45,922         1.6%           $16.90     3/8/2011         N.M.
Scott Hazlett..........................        45,922         1.6%           $16.90     9/1/2011         N.M.
David Woodley(2).......................        45,922         1.6%           $16.90     10/1/2011        N.M.

---------------------

     * The present value of the options as of their grant date is not presented as it is not meaningful in the context of Metaldyne's common stock being privately held.

     (1) Each option to purchase shares of Metaldyne common stock will be canceled and replaced with options to purchase our common stock under the 2002 TriMas Corporation Long-Term Equity Incentive Plan.

     (2) Mr. Woodley stepped down as our President, Industrial Specialties in June 2002.

Option Exercises and Year-End Option Value

     No options were exercised in 2001 by any of the named executive officers.

Pension Plans

     The executive officers participate in pension plans maintained by us for certain of our salaried employees. The following table shows estimated annual retirement benefits payable for life at age 65 for various levels of compensation and service under these plans.


                               ------------------------------------------------------------------------------------
                                                                Years of Service
------------------------       ------------------------------------------------------------------------------------
Remuneration(1)                      5            10            15            20            25            30
-------------------------          ------       -------      --------     ---------     -----------   ----------
$100,000.................          $5,645       $11,290       $16,935       $22,580       $28,225       $33,870
200,000..................          11,290        22,580        33,870        45,161        56,451        67,741
300,000..................          16,935        33,870        50,806        67,741        84,676       101,611
400,000..................          22,580        45,161        67,741        90,321       112,902       135,482
500,000..................          28,225        56,451        84,676       112,902       141,127       169,352


600,000..................          33,870        67,741       101,611       135,482       169,352       203,223
700,000..................          39,516        79,031       118,547       158,062       197,578       237,093
800,000..................          45,160        90,321       135,482       180,643       225,803       270,964


-----------------------

     (1) For purposes of determining benefits payable, remuneration in general is equal to the average of the highest five consecutive January 1 annual base salary rates paid by us prior to retirement.

     (2) Vesting occurs after five full years of employment. The benefit amounts set forth in the table above have been converted from the plans' calculated five-year certain and life benefit and are not subject to reduction for social security benefits or for other offsets, except to the extent that pension or equivalent benefits are payable under a Masco Corporation plan. The table does not depict Code limitations on tax-qualified plans because one of our plans is a non-qualified plan established to restore for certain salaried employees (including certain of the named executive officers) benefits that are not otherwise limited by the Code. Approximate years of credited service for the named executive officers are: Mr. Beard -1; Mr. Brooks -23; Mr. Gardner -14 and Mr. Peters -1. In connection with the transactions, the liability under this plan was retained by Metaldyne. We will establish defined contribution plans effective January 1, 2003.

          Under the Metaldyne Supplemental Executive Retirement Plan, certain of our officers and other key executives may receive retirement benefits in addition to those provided under our other retirement plans. Each participant is to receive annually upon retirement on or after age 65, an amount which, when combined with benefits from our other retirement plans (and, for most participants, any retirement benefits payable by reason of employment by prior employers) equals up to 60 percent of the average of the participant's highest three years' cash compensation received from us (base salary and regular year-end cash bonus or equivalent estimates where cash compensation has been reduced by agreement with us). A disability benefit is payable to a participant who has been employed at least two years and becomes disabled. Participants who terminate with more than five years' service before age 65 become entitled to receive a benefit adjusted by an age-and-service vesting schedule that provides for no more than 50 percent vesting upon attainment of age 50 and 100 percent vesting no earlier than age 60, with provision for an additional 20 points of vesting (not to exceed 100 percent in total) should termination by us without cause occur prior to age 65. Such vested benefit is not payable until age 65 and is subject to offset for amounts earned from prior or future employers. A surviving spouse will receive reduced benefits upon the participant's death. A participant and his (or her) surviving spouse may also receive supplemental medical benefits. The plan is unfunded, except that accelerated payment on a present value basis is mandatory following a change of control.

     In connection with the transactions, as of June 6, 2002 the Metaldyne pension plans were curtailed with respect to our employees. Service and salary will continue to accrue for our employees for benefit purposes until December 31, 2002. In its place, we will be implementing a defined contribution profit sharing plan, including a Supplemental Executive Retirement Plan for key officers.

2002 Long Term Equity Incentive Plan

     We have an equity incentive plan, referred to as the 2002 Long Term Equity Incentive Plan, for our employees, directors and consultants. It is intended to provide incentives to attract, retain and motivate employees, consultants and directors in order to achieve our long-term growth and profitability objectives. The plan provides for the grant to eligible employees, consultants and directors of stock options, stock appreciation rights, restricted shares, restricted share units payable in shares of common stock or cash, performance shares, performance units, dividend equivalents and other stock-based awards. The plan is administered by the compensation committee of the board of directors, which will have the authority to select persons to whom awards will be granted, the types of awards to be granted and the terms and conditions of the individual awards. Stock options granted under the plan vest over a period of years and are not exercisable prior to certain liquidity events specified in applicable awards agreements. Our employees who have Metaldyne vested options will receive TriMas options, subject to adjustments, in substitution for those options.

Employment Agreements

     We expect to enter into employment agreements with certain of our senior management, including Mr. Beard. We expect Mr. Beard's employment contract to be comparable to his Metaldyne contract. We also expect to enter into employment and change of control agreements with Messrs. Peters, Brooks, and Hazlett. Each contract will state that the employee shall devote his full business time and efforts to the performance of his duties and responsibilities. Each agreement will provide for a specified annual fixed salary and bonus expressed as a percentage of annual salary based on our financial performance.

     Mr. Beard's agreement is expected to terminate on December 31, 2003 and be automatically renewable for successive one-year terms.

     Each employment agreement is expected to provide the executive with certain benefits, including participation in the planned 2002 Long Term Equity Incentive Plan. Each agreement is expected to provide that we may, without cause, and the employee may, for good reason, terminate the agreement such that the employee would receive two years continued base salary, a bonus equal to two times his target bonus opportunity for a 12 month period, pro rated bonus for the year termination occurs and continued benefits for up to 24 months. Each agreement is expected to further provide that we may, for cause, and the executive may voluntarily, without good reason, terminate the agreement without any severance payments. Cause is expected to be defined in each agreement as the employee being convicted or entering a plea of guilty or nolo contendere to a felony or the employee's willful or sustained insubordinate or negligent conduct in the performance of his duties. Further, each agreement is expected to provide that within ten days of a qualified termination following a change of control, each executive, other than Mr. Beard, would receive two and one-half times his base salary and a bonus equal to two and one-half times the target bonus opportunity for such fiscal year in addition to a two and one-half year continuation of benefits. Mr. Beard would receive three times his base salary and a bonus equal to three times the target bonus opportunity for such fiscal year in addition to a three year continuation of benefits. Lastly, each employment agreement is expected to stipulate that the executive shall refrain from competing with us for a period of two years from the date of termination.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information with respect to the beneficial ownership of our common stock as of November 21, 2002 by:

     o each person known by us to beneficially own more than 5% of our common stock;

     o    each of our directors;

     o    each of our current executive officers; and

     o    all of our directors and executive officers as a group.

     The percentages of common stock beneficially owned are reported on the basis of regulations of the Commission governing the determination of beneficial ownership of securities. Under the rules of the Commission, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security. Except as indicated in the footnotes to this table, we believe, each beneficial owner named in the table below will have sole voting and sole investment power with respect to all shares beneficially owned by them. There will be significant agreements relating to voting and transfers of common stock in the Shareholders Agreement described under "Certain Relationships and Related Party Transactions."


                                                        Shares
                                                      Beneficially      Percent
Name and Beneficial Owner                               Owned           of Class
---------------------------                          --------------    ---------
Heartland Industrial Associates, L.L.C.(1)(2)........    11,000,000        55%
   55 Railroad Avenue
   Greenwich, Connecticut 06830
Metaldyne Corporation(3).............................     6,750,000        34%
   47603 Halyard Drive
   Plymouth, Michigan 48170
Masco Capital Corporation............................     1,250,000         6%
   21001 Van Born Road
   Taylor, Michigan 48180
Gary Banks(2)........................................    11,000,000        55%
Charles E. Becker....................................             0         0
Grant H. Beard(4)....................................             0         0
Lynn Brooks(4).......................................             0         0
Scott Hazlett(4).....................................             0         0
Tim Leuliette(2).....................................    11,000,000        55%
W. Gerald McConnell(2)...............................    11,000,000        55%
Todd R. Peters(4)....................................             0         0
David A. Stockman(2).................................    11,000,000        55%
Daniel P. Tredwell(2)................................    11,000,000        55%
Samuel Valenti III(2)................................    11,000,000        55%
All executive officers and directors as a group(3)(5)    11,000,000        55%

-------------------------

     (1) The shares of common stock will be beneficially owned indirectly by Heartland Industrial Associates, L.L.C. as the general partner of each of the limited partnerships which hold shares of common stock directly. These partnerships hold common stock as follows: 10,074,005 shares are held by TriMas Investment Fund I, L.L.C.;

          675,000 shares are held by HIP Side-by-Side Partners, L.P.; and 250,995 shares are held by TriMas Investment Fund II, L.L.C. In addition, by reason of the Shareholders Agreement summarized under "Related Party Transactions," Heartland Industrial Associates, L.L.C. may be deemed to share beneficial ownership of shares of common stock held by other stockholders party to the Shareholders Agreement. Such beneficial ownership is hereby disclaimed.

     (2) All shares are beneficially owned as disclosed in footnote (1). Mr. Stockman is the Managing Member of Heartland Industrial Associates, L.L.C., but disclaims beneficial ownership of such shares. Messrs. Banks, Leuliette, McConnell, Tredwell and Valenti are also members of Heartland Industrial Associates, L.L.C. and also disclaim beneficial ownership of the shares. The business address for each such person is 55 Railroad Avenue, Greenwich, CT 06830.

     (3)  Includes a presently exercisable warrant to purchase common stock.

     (4) Does not include expected option grants under our anticipated equity incentive plans. Such options are subject to vesting provisions and would not be immediately exercisable. Vested options will be exercisable following an initial public offering of our common shares and under certain circumstances, such as a change of control, vesting of options and exercisability may accelerate.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Stock Purchase Agreement

     On June 6, 2002, Metaldyne and Heartland consummated a stock purchase agreement under which Heartland and other investors invested approximately $265 million in us to acquire approximately 66% of our fully diluted common stock. As a result of the investment and other transactions described below, Metaldyne received $840 million in the form of cash, retirement of debt we owed to Metaldyne or owed by us under the Metaldyne credit agreement and the repurchase of the balance of receivables we originated and sold under the Metaldyne receivables facility. Metaldyne retained shares of our common stock valued at $120 million. In addition, Metaldyne received a warrant to purchase additional shares of our common stock valued at $15 million. The common stock and warrants are valued based upon the cash equity investment being made by Heartland and the other investors. Heartland and Metaldyne presently own approximately 55% and 34% of our fully diluted common stock, respectively.

Employee Matters

     Pursuant to the stock purchase agreement, each outstanding option to purchase Metaldyne common stock which has not vested, and which are held by TriMas employees was canceled on the closing date. Each option held by certain present and former employees which vested on or prior to the closing date will be replaced by options to purchase our common stock, with appropriate adjustments.

     Pursuant to the stock purchase agreement, we agreed to promptly reimburse Metaldyne upon its written demand for (i) cash actually paid in redemption of certain restricted shares of Metaldyne held by certain employees under restricted stock awards, and (ii) 42.01% of the amount of cash actually paid to certain other employees by Metaldyne in redemption of restricted stock awards held by such employees. We also have certain other obligations to reimburse Metaldyne for the allocated portion of its current and former employee related benefit plan responsibilities.

Indemnification

     Subject to certain limited exceptions, Metaldyne, on the one hand, and we, on the other hand, retained the liabilities associated with our respective businesses. Accordingly, we will indemnify and hold harmless Metaldyne from all liabilities associated with us and our subsidiaries and their respective operations and assets, whenever conducted, and Metaldyne will indemnify and hold Heartland and us harmless from all liabilities associated with Metaldyne and its subsidiaries (excluding us and our subsidiaries) and their respective operations and assets, whenever conducted. In addition, we agreed with Metaldyne to indemnify one another for our allocated share (57.99% in the case of Metaldyne and 42.01% in our case) of liabilities not readily associated with either business, or otherwise addressed including certain costs related to the November 2000 acquisition. There are also indemnification provisions relating to certain other matters intended to effectuate other provisions of the agreement. These indemnification provisions survive indefinitely and are subject to a $50,000 deductible.

Shareholders Agreement

     Heartland, Metaldyne and other investors are parties to a shareholders agreement regarding their ownership of our common stock. References to Heartland refer to all of its affiliated entities collectively, unless otherwise noted. The following description of certain terms relating to the voting or disposition of shares is subject to change as the terms are subject to negotiation and additional parties may be added should other persons participate in the equity financing for the transactions. The agreement contains other covenants for the benefit of the shareholders parties thereto.

     Election of Directors. The shareholders agreement provides that the parties will vote their shares of common stock in order to cause (1) the election to the board of directors of such number of directors as shall constitute a majority of the board of directors as designated by Heartland; and (2) the election to the board of directors of up to two directors designated by Metaldyne.

     Transfers of Common Stock. Prior to the date we have consummated a qualifying public equity offering, the shareholders agreement restricts transfers of common stock except for certain transfers, including (1) to a permitted transferee of a stockholder, (2) pursuant to the "right of first offer" provision discussed below, (3) pursuant to the "tag-along" provision discussed below, (4) pursuant to the "drag-along" provision discussed below and
(5) pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act.

     Right of First Offer. The shareholders agreement provides that, prior to a qualifying public equity offering, no stockholder party to the agreement may transfer any of its shares other than to a permitted transferee of such stockholder or pursuant to the "tag-along" and "drag-along" provisions unless such stockholder shall offer such shares to us. If we decline to purchase the shares, then Heartland shall have the right to purchase such shares. Any shares not purchased by us or Heartland can be sold by such stockholder party to the agreement at a price not less than 90% of the price offered to us or Heartland.

     Tag-Along Rights. The shareholders agreement grants the stockholders party to the agreement, subject to certain exceptions, in connection with a proposed transfer of common stock by Heartland or its affiliates, the right to require the proposed transferee to purchase a proportionate percentage of the shares owned by the other stockholders at the same price and upon the same economic terms as are being offered to Heartland. These rights terminate upon a qualifying public equity offering.

     Drag-Along Rights. The shareholders agreement will provide that when Heartland and its affiliates enter into a transaction resulting in a substantial change of control of us, Heartland has the right to require the other stockholders to sell a proportionate percentage of shares of common stock in such transaction as Heartland is selling and to otherwise vote in favor of the transactions effecting such substantial change of control. These rights terminate upon a qualifying public equity offering.

     Registration Rights. The shareholders agreement will provide the stockholders party to the agreement with unlimited "piggy-back" rights each time we file a registration statement except for registrations relating to (1) shares underlying management options and (2) an initial public offering consisting of primary shares. In addition, following a qualifying public equity offering, Heartland and Metaldyne have the ability to demand the registration of their shares, subject to various hold back, priority and other agreements. The shareholders agreement grants three demand registrations to Metaldyne and an unlimited number of demands to Heartland.

Advisory Agreement

     We and Heartland are parties to an Advisory Agreement pursuant to which Heartland is engaged to provide consulting services to us with respect to financial and operational matters. Heartland is entitled to receive a fee for such services equal to $4 million per annum, payable quarterly, which is what we believe we would pay an unaffiliated third party for such services. In addition to providing ongoing consulting services, Heartland has also agreed to assist in acquisitions, divestitures and financings, for which Heartland will receive a fee equal to one percent of the value of such transaction. Heartland received a fee of $9.75 million in connection with the transactions which was calculated based on a percentage of the transaction value. The Advisory Agreement also provides that Heartland will be reimbursed for its reasonable out-of-pocket expenses. The Advisory Agreement terminates when Heartland owns less than 10% of the common equity interest it acquired in us from the transactions or such earlier date as Heartland and we shall agree.

Corporate Services Agreement

     We and Metaldyne are party to a services agreement pursuant to which Metaldyne will provide us use of its management information systems, legal, tax, accounting, human resources and other support services in return for payment of an annual fee of $2.5 million for the services, payable in equal quarterly installments of $625,000 for the term of the agreement, less any amounts equal to the cost of any of the services that are assumed directly by us. The annual fee amount represents what we believe we would pay an unaffiliated third party for such services. This term of the agreement is one year and it is subject to annual renewal at the parties mutual election.

Assignment of Lease Agreement

         We and Heartland entered into an assignment of lease agreement for our headquarters in Bloomfield Hills, Michigan for the remainder of the term. The lease will expire on January 31, 2007 at which time we have the option to extend the lease for one five year period. Pursuant to the terms of the assignment, we will be responsible for payment of all rent for the premises equaling approximately $23,400 per month for the first year, increasing to approximately $25,100 per month for the remainder of the term. In addition, we will be required to pay all applicable taxes, utilities and other maintenance expenses and will be required to obtain general liability and fire insurance for the premises.

                               THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

     Exchange Offer Registration Statement. We issued the original notes on June 6, 2002. The initial purchasers have advised us that they subsequently resold the outstanding notes to "qualified institutional buyers" in reliance on Rule 144A under the Securities Act and to certain persons in offshore transactions in reliance on Regulation S under the Securities Act. As a condition to the offering of the outstanding notes, we entered into a registration rights agreement dated June 6, 2002, pursuant to which we agreed, for the benefit of all holders of the outstanding notes, at our own expense to use our reasonable best efforts:

     (1) to file the registration statement of which this prospectus is a part with the Commission;

     (2) to cause the registration statement to be declared effective under the Securities Act and promptly thereafter commence the exchange offer;

     (3) to keep the registration statement effective until the closing of the exchange offer; and

     (4) to issue, on or prior to 60 days after the date on which the exchange offer registration statement was declared effective by the Commission, exchange notes in exchange for all outstanding notes tendered prior thereto.

     Further, we agreed to keep the exchange offer open for acceptance for not less than the minimum period required under applicable Federal and state securities laws. For each outstanding note validly tendered pursuant to the exchange offer and not withdrawn, the holder of the outstanding note will receive an exchange note having a principal amount equal to that of the tendered outstanding note. Interest on each exchange note will accrue from the last date on which interest was paid on the tendered outstanding note in exchange therefor or, if no interest was paid on such outstanding note, from the issue date.

     Transferability. We issued the outstanding notes on June 6, 2002 in a transaction exempt from the registration requirements of the Securities Act and applicable state securities laws. Accordingly, the outstanding notes may not be offered or sold in the United States unless registered or pursuant to an applicable exemption under the Securities Act and applicable state securities laws. Based on no-action letters issued by the staff of the Commission with respect to similar transactions, we believe that the exchange notes issued pursuant to the exchange offer in exchange for outstanding notes may be offered for resale, resold and otherwise transferred by holders of notes who are not our affiliates without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that:

     (1) any exchange notes to be received by the holder were acquired in the ordinary course of the holder's business;

     (2) at the time of the commencement of the exchange offer the holder has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act;

     (3) the holder is not an "affiliate" of the Company or any guarantor, as defined in Rule 405 under the Securities Act; and

     (4) if the holder is a broker-dealer that will receive exchange notes for its own account in exchange for the outstanding notes that were acquired as a result of market-making or other trading activities, then such holder will deliver a prospectus in connection with any resale of the exchange notes.

     However, we have not sought a no-action letter with respect to the exchange offer and the staff of the Commission may not make a similar determination with respect to the exchange offer. Any holder who tenders his outstanding notes in the exchange offer with any intention of participating in a distribution of exchange notes (1) cannot rely on the interpretation by the staff of the Commission, (2) will not be able to validly tender outstanding notes in the exchange offer and (3) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transactions.

     The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is acting in the capacity of an "underwriter" within the meaning of Section 2(11) of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where the outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Pursuant to the registration rights agreement, we agreed to make this prospectus available to any such broker-dealer for use in connection with any such resale.

Terms of the Exchange Offer

     Upon satisfaction or waiver of all of the conditions of the exchange offer, we will accept any and all outstanding notes properly tendered and not withdrawn prior to the expiration date and will issue the exchange notes promptly after acceptance of the outstanding notes. See "--Conditions to the Exchange Offer" and "Procedures for Tendering Outstanding Notes." We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes accepted in the exchange offer. As of the date of this prospectus, $352,773,000 aggregate principal amount of the notes are outstanding. Holders may tender some or all of their outstanding notes pursuant to the exchange offer. However, outstanding notes may be tendered only in integral multiples of $1,000.

     The exchange notes are identical to the outstanding notes except for the elimination of certain transfer restrictions, registration rights, restrictions on holding notes in certificated form and liquidated damages provisions. The exchange notes will evidence the same debt as the outstanding notes and will be issued pursuant to, and entitled to the benefits of, the indenture pursuant to which the outstanding notes were issued and will be deemed one issue of notes, together with the outstanding notes.

     This prospectus, together with the letter of transmittal, is being sent to all registered holders and to others believed to have beneficial interests in the outstanding notes. Holders of outstanding notes do not have any appraisal or dissenters' rights under the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

     For purposes of the exchange offer, we will be deemed to have accepted validly tendered outstanding notes when, and as if, we have given oral or written notice thereof to the exchange agent. The exchange agent will act as our agent for the purpose of distributing the exchange notes from us to the tendering holders. If we do not accept any tendered outstanding notes because of an invalid tender, the occurrence of certain other events set forth in this prospectus or otherwise, we will return the unaccepted outstanding notes, without expense, to the tendering holder thereof as promptly as practicable after the expiration date.

     Holders who tender private notes in the exchange offer will not be required to pay brokerage commissions or fees or, except as set forth below under "--Transfer Taxes," transfer taxes with respect to the exchange of outstanding notes pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See "--Fees and Expenses."

Expiration Date; Extensions; Amendments

     The term "expiration date" shall mean 9:00 a.m., New York City time, on , unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" shall mean the latest date and time to which the exchange offer is extended. In order to extend the exchange offer, we will notify the exchange agent by oral or written notice and each registered holder by means of press release or other public announcement of any extension, in each case, prior to 9:00 a.m., New York City time, on the expiration date. We reserve the right, in our sole discretion, (1) to delay accepting any outstanding notes, (2) to extend the exchange offer, (3) to terminate the exchange offer if the conditions set forth below under "--Conditions" shall not have been satisfied, or (4) to amend the terms of the exchange offer in any manner. We will notify the exchange agent of any delay, extension, termination or amendment by oral or written notice. We will additionally notify each registered holder of any amendment. We will give to the exchange agent written confirmation of any oral notice.

Exchange Date

     As soon as practicable after the close of the exchange offer we will accept for exchange all outstanding notes properly tendered and not validly withdrawn prior to 9:00 a.m., New York City time, on the expiration date in accordance with the terms of this prospectus and the letters of transmittal.

Conditions to the Exchange Offer

     Notwithstanding any other provisions of the exchange offer, and subject to our obligations under the registration rights agreement, we shall not be required to accept any outstanding notes for exchange or issue exchange notes in exchange for any outstanding notes and may terminate or amend the exchange offer if, at any time before the acceptance of such exchange notes for exchange, any of the following events shall occur:

     (1) any injunction, order or decree shall have been issued by any court or any governmental agency that would prohibit, prevent or otherwise materially impair our ability to proceed with the exchange offer;

     (2) any change, or any development involving a prospective change, in our business or financial affairs or any of our subsidiaries has occurred which, in our sole reasonable judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us;

     (3) any law, statute, rule or regulation is proposed, adopted or enacted which, in our sole reasonable judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us;

     (4) any governmental approval has not been obtained, which approval, is reasonably deemed necessary for the consummation of the exchange offer as contemplated hereby; or

     (5) the exchange offer will violate any applicable law or any applicable interpretation of the staff of the Commission.

     The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or (other than event (1) above) may be waived by us in whole or in part at any time and from time to time, up until the expiration of the exchange offer in our sole reasonable judgment. Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     In addition, we will not accept for exchange any outstanding notes tendered, and no exchange notes will be issued in exchange for any such outstanding notes if at such time any stop order shall be threatened by the Commission or be in effect with respect to the registration statement of which this prospectus is a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

     The exchange offer is not conditioned on any minimum aggregate principal amount of outstanding notes being tendered for exchange.

Consequences of Failure To Exchange

     Any outstanding notes not tendered pursuant to the exchange offer will remain outstanding and continue to accrue interest. The outstanding notes will remain "restricted securities" within the meaning of the Securities Act. Accordingly, prior to the date that is one year after the later of the issue date and the last date on which we or any of our affiliates was the owner of the outstanding notes, the outstanding notes may be resold only (1) inside the United States to a person who the seller reasonably believes is a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (2) outside the United States in an offshore transaction in accordance with Rule 904 under the Securities Act,
(3) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) or (4) pursuant to an effective registration statement under the Securities Act, in each of cases (1) through
(4) in accordance with any applicable securities laws of any state of the United States. As a result, the liquidity of the market for non-tendered outstanding notes could be adversely affected upon completion of the exchange offer. The foregoing restrictions on resale will no longer apply after the first anniversary of the issue date of the outstanding note or the purchase of the outstanding notes from us or an affiliate.

Fees and Expenses

     We will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. The principal solicitation is being made by mail; however, additional solicitations may be made in person or by telephone by our officers and employees.

     Expenses incurred in connection with the exchange offer will be paid by us. Such expenses include, among others, the fees and expenses of the trustee and the exchange agent, accounting and legal fees, printing costs and other miscellaneous fees and expenses.

Accounting Treatment

     We will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will amortize the expenses of the exchange offer as additional interest expense over the term of the exchange notes.

Procedures for Tendering Outstanding Notes

     The tender of outstanding notes pursuant to any of the procedures set forth in this prospectus and in the letter of transmittal will constitute a binding agreement between the tendering holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. The tender of outstanding notes will constitute an agreement to deliver good and marketable title to all tendered outstanding notes prior to the expiration date free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind.

     Except as provided in "--Guaranteed Delivery Procedures," unless the outstanding notes being tendered are deposited by you with the exchange agent prior to the expiration date and are accompanied by a properly completed and duly executed letter of transmittal, we may, at our option, reject the tender. Issuance of exchange notes will be made only against deposit of tendered outstanding notes and delivery of all other required documents. Notwithstanding the foregoing,

DTC participants tendering through its Automated Tender Offer Program ("ATOP") will be deemed to have made valid delivery where the exchange agent receives an agent's message prior to the expiration date.

     Accordingly, to properly tender outstanding notes, the following procedures must be followed:

     Notes held through a Custodian. Each beneficial owner holding outstanding notes through a DTC participant must instruct the DTC participant to cause its outstanding notes to be tendered in accordance with the procedures set forth in this prospectus.

     Notes held through DTC. Pursuant to an authorization given by DTC to the DTC participants, each DTC participant holding outstanding notes through DTC must (1) electronically transmit its acceptance through ATOP, and DTC will then edit and verify the acceptance, execute a book-entry delivery to the exchange agent's account at DTC and send an agent's message to the exchange agent for its acceptance, or (2) comply with the guaranteed delivery procedures set forth below and in a notice of guaranteed delivery. See "--Guaranteed Delivery Procedures--Notes held through DTC."

     The exchange agent will (promptly after the date of this prospectus) establish accounts at DTC for purposes of the exchange offer with respect to outstanding notes held through DTC. Any financial institution that is a DTC participant may make book-entry delivery of interests in outstanding notes into the exchange agent's account through ATOP. However, although delivery of interests in the outstanding notes may be effected through book-entry transfer into the exchange agent's account through ATOP, an agent's message in connection with such book-entry transfer, and any other required documents, must be, in any case, transmitted to and received by the exchange agent at its address set forth under "--Exchange Agent," or the guaranteed delivery procedures set forth below must be complied with, in each case, prior to the expiration date. Delivery of documents to DTC does not constitute delivery to the exchange agent. The confirmation of a book-entry transfer into the exchange agent's account at DTC as described above is referred to herein as a "Book-Entry Confirmation."

     The term "agent's message" means a message transmitted by DTC to, and received by, the exchange agent and forming a part of the book-entry confirmation, which states that DTC has received an express acknowledgment from each DTC participant tendering through ATOP that such DTC participants have received a letter of transmittal and agree to be bound by the terms of the letter of transmittal and that we may enforce such agreement against such DTC participants.

     Cede & Co., as the holder of the global note, will tender a portion of the global note equal to the aggregate principal amount due at the stated maturity for which instructions to tender are given by DTC participants.

     By tendering, each holder and each DTC participant will represent to us that, among other things, (1) it is not our affiliate, (2) it is not a broker-dealer tendering outstanding notes acquired directly from us for its own account, (3) it is acquiring the exchange notes in its ordinary course of business and (4) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

     We will not accept any alternative, conditional, irregular or contingent tenders (unless waived by us). By executing a letter of transmittal or transmitting an acceptance through ATOP, as the case may be, each tendering holder waives any right to receive any notice of the acceptance for purchase of its outstanding notes.

     We will resolve all questions as to the validity, form, eligibility (including time of receipt) and acceptance of tendered outstanding notes, and such determination will be final and binding. We reserve the absolute right to reject any or all tenders that are not in proper form or the acceptance of which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any condition to the exchange offer and any irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding. Unless waived, any irregularities in connection with tenders must be cured within such time as we shall determine. We, along with the exchange agent, shall be under no duty to give notification of defects in such tenders and shall not incur liabilities for failure to give such notification. Tenders of out-standing notes will not be deemed to have been made until such irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

     LETTERS OF TRANSMITTAL AND OUTSTANDING NOTES MUST BE SENT ONLY TO THE EXCHANGE AGENT. DO NOT SEND LETTERS OF TRANSMITTAL OR OUTSTANDING NOTES TO US OR DTC.

         The method of delivery of outstanding notes, letters of transmittal, any required signature guaranties and all other required documents, including delivery through DTC and any acceptance through ATOP, is at the election and risk of the persons tendering and delivering acceptances or letters of transmittal and, except as otherwise provided in the applicable letter of transmittal, delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, it is suggested that the holder use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the expiration date to permit delivery to the exchange agent prior to the expiration date.

Guaranteed Delivery Procedures

         Notes held through DTC. DTC participants holding outstanding notes through DTC who wish to cause their outstanding notes to be tendered, but who cannot transmit their acceptances through ATOP prior to the expiration date, may cause a tender to be effected if:

     (1) guaranteed delivery is made by or through a firm or other entity identified in Rule 17Ad-15 under the Exchange Act, including:

          o    a bank;

          o a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker;

          o    a credit union;

          o a national securities exchange, registered securities association or clearing agency; or

          o a savings institution that is a participant in a Securities Transfer Association recognized program;

     (2) prior to the expiration date, the exchange agent receives from any of the above institutions a properly completed and duly executed notice of guaranteed delivery (by mail, hand delivery, facsimile transmission or overnight courier) substantially in the form provided with this prospectus; and

     (3) book-entry confirmation and an agent's message in connection therewith are received by the exchange agent within three NYSE trading days after the date of the execution of the notice of guaranteed delivery.

     Notes held by Holders. Holders who wish to tender their outstanding notes but (1) whose outstanding notes are not immediately available and will not be available for tendering prior to the expiration date, or (2) who cannot deliver their outstanding notes, the letter of transmittal, or any other required documents to the exchange agent prior to the expiration date, may effect a tender if:

     o    the tender is made by or through any of the above-listed institutions;

     o prior to the expiration date, the exchange agent receives from any above-listed institution a properly completed and duly executed notice of guaranteed delivery, whether by mail, hand delivery, facsimile transmission or overnight courier, substantially in the form provided with this prospectus; and

     o a properly completed and executed letter of transmittal, as well as the certificate(s) representing all tendered outstanding notes in proper form for transfer, and all other documents required by the letter of transmittal, are received by the exchange agent within three NYSE trading days after the date of the execution of the notice of guaranteed delivery.

Withdrawal Rights

     You may withdraw tenders of outstanding notes, or any portion of your outstanding notes, in integral multiples of $1,000 principal amount due at the stated maturity, at any time prior to 9:00 a.m., New York City time, on the expiration date. Any outstanding notes properly withdrawn will be deemed to be not validly tendered for purposes of the exchange offer.

     Notes held through DTC. DTC participants holding outstanding notes who have transmitted their acceptances through ATOP may, prior to 9:00 a.m., New York City time, on the expiration date, withdraw the instruction given thereby by delivering to the exchange agent, at its address set forth under "--Exchange Agent," a written, telegraphic or facsimile notice of withdrawal of such instruction. Such notice of withdrawal must contain the name and number of the DTC participant, the principal amount due at the stated maturity of outstanding notes to which such withdrawal relates and the signature of the DTC participant. Receipt of such written notice of withdrawal by the exchange agent effectuates a withdrawal.

     Notes held by Holders. Holders may withdraw their tender of outstanding notes, prior to 9:00 a.m., New York City time, on the expiration date, by delivering to the exchange agent, at its address set forth under "--Exchange Agent," a written, telegraphic or facsimile notice of withdrawal. Any such notice of withdrawal must (1) specify the name of the person who tendered the outstanding notes to be withdrawn, (2) contain a description of the outstanding notes to be withdrawn and identify the certificate number or numbers shown on the particular certificates evidencing such outstanding notes and the aggregate principal amount due at the stated maturity represented by such outstanding notes and (3) be signed by the holder of such outstanding notes in the same manner as the original signature on the letter of transmittal by which such outstanding notes were tendered (including any required signature guaranties), or be accompanied by (x) documents of transfer in a form acceptable to us, in our sole discretion, and (y) a properly completed irrevocable proxy that authorized such person to effect such revocation on behalf of such holder. If the outstanding notes to be withdrawn have been delivered or otherwise identified to the exchange agent, a signed notice of withdrawal is effective immediately upon written, telegraphic or facsimile notice of withdrawal even if physical release is not yet effected.

     All signatures on a notice of withdrawal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program; provided, however, that signatures on the notice of withdrawal need not be guaranteed if the outstanding notes being withdrawn are held for the account of any of the institutions listed above under "--Guaranteed Delivery Procedures."

     A withdrawal of an instruction or a withdrawal of a tender must be executed by a DTC participant or a holder of outstanding notes, as the case may be, in the same manner as the person's name appears on its transmission through ATOP or letter of transmittal, as the case may be, to which such withdrawal relates. If a notice of withdrawal is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the revocation appropriate evidence of authority to execute the notice of withdrawal. A DTC participant or a holder may withdraw an instruction or a tender, as the case may be, only if such withdrawal complies with the provisions of this prospectus.

         A withdrawal of a tender of outstanding notes by a DTC participant or a holder, as the case may be, may be rescinded only by a new transmission of an acceptance through ATOP or execution and delivery of a new letter of transmittal, as the case may be, in accordance with the procedures described herein.

Exchange Agent

         The Bank of New York has been appointed as exchange agent for the exchange offer. Questions, requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

                        By Registered or Certified Mail:

                              The Bank of New York
                 Corporate Trust Operations Reorganization Unit
                           101 Barclay Street - 7 East
                               New York, NY 10286

                            By Hand Delivery to 4:30
                                     p.m.:

                              The Bank of New York
                 Corporate Trust Operations Reorganization Unit
                           101 Barclay Street - 7 East
                               New York, NY 10286

  By Overnight Courier and by Hand Delivery After 4:30 p.m. of Expiration Date:

                              The Bank of New York
                 Corporate Trust Operations Reorganization Unit
                           101 Barclay Street - 7 East
                               New York, NY 10286


                            Facsimile: (212) 298-1915
                            Telephone: (212) 815-5788
                           Attention: Customer Service

          The exchange agent also acts as trustee under the indenture.

                                 Transfer Taxes

         Holders of outstanding notes who tender their outstanding notes for exchange notes will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

                         DESCRIPTION OF CREDIT FACILITY

General

         In connection with the transactions, TriMas Company LLC, a direct wholly owned subsidiary of ours, or the borrower, entered into a credit facility with JPMorgan Chase Bank, as administrative agent and collateral agent, CSFB Cayman Islands Branch, as syndication agent and Comerica Bank, National City Bank and Wachovia National Association, as documentation agents.

         The credit facility consists of a senior revolving credit facility and a senior term loan facility. The revolving credit facility is comprised of loans in a total principal amount of up to $150 million. The term loan facility is comprised of loans in a total principal amount of $260 million. The revolving credit facility is available for general corporate purposes, including up to $100 million for one or more permitted acquisitions.

         The revolving credit facility has a five and one-half year maturity and the term loan facility has a seven and one-half year maturity. Our credit facility also provides for an uncommitted $200 million incremental term loan facility for one or more permitted acquisitions.

         The obligations under the credit facility are secured and unconditionally and irrevocably guaranteed jointly and severally by the Issuer and each of the borrower's existing and subsequently acquired or organized domestic subsidiaries, other than TSPC, Inc., our receivables subsidiary, pursuant to the terms of a separate guarantee agreement. Although no foreign subsidiaries are currently borrowers under the credit facility, such entities may borrow under the facility in the future.

Security Interests

         Our borrowings under the credit facility are secured by a first priority perfected security interest in:

     o our capital stock and all of the capital stock held by us or any domestic subsidiary of ours and of each existing and subsequently acquired or organized subsidiary of ours (which pledge, in the case of any foreign subsidiary, shall be limited to 65% of the capital stock of such foreign subsidiary to the extent the pledge of any greater percentage would result in adverse tax consequences to us); and

     o all of our tangible and intangible assets and of each existing or subsequently acquired or organized domestic subsidiaries, other than TSPC, Inc., with certain exceptions as set forth in the credit facility.

Interest Rates and Fees

     Borrowings under the credit facility bear interest, at our option, at either:

     o    a base rate used by JPMorgan Chase Bank, plus an applicable margin; or

     o a eurocurrency rate on deposits for one, two, three or nine-month periods (or nine or twelve-month periods if, at the time of the borrowing, all lenders agree to make such a duration available), plus the applicable margin.

     The applicable margin on loans under the revolving credit facility to be subject to change depending on a leverage ratio.

     We will also pay the lenders a commitment fee on the unused commitments under the credit facility, which may vary based upon utilization of the revolving credit facility payable quarterly in arrears. The commitment fee is expected to be subject to reduction depending on the leverage ratio.

Mandatory and Optional Repayment

     Subject to exceptions for reinvestment of proceeds and other exceptions and materiality thresholds, we are required to prepay outstanding loans under the credit facility with excess cash flow, the net proceeds of certain asset dispositions, casualty and condemnation recovery events and incurrences of certain debt.

     We may voluntarily prepay loans or reduce commitments under the credit facility, in whole or in part, subject to minimum prepayments. If we prepay eurodollar rate loans, we will be required to reimburse lenders for their breakage and redeployment costs.

Covenants

     The credit facility contains negative and affirmative covenants and requirements affecting us and our subsidiaries.

     The credit facility contains the following negative covenants and restrictions which impose material restrictions on our business (and the business of our subsidiaries):

     Debt: A prohibition on the assumption or incurrence of indebtedness other than categories of indebtedness including, without limitation, (1) indebtedness with respect to our credit facility, (2) indebtedness with respect to the original notes, (3) indebtedness with respect to our receivables facility, (4) indebtedness between and among us and our subsidiaries, (5) indebtedness arising from permitted acquisitions and (6) permitted subordinated indebtedness;

     Liens: A prohibition on the creation, assumption or incurrence of certain liens upon any of our property, revenues or assets other than categories of liens including, without limitation, (1) liens securing payment with respect to our credit facility, (2) liens arising out of permitted acquisitions, (3) liens arising out of our receivables facility and (4) liens arising from permitted indebtedness;

     Investments, Loans, Advancements, Guarantees and Acquisitions: A prohibition on the creation, assumption or incurrence of investments, the acquisition of options or warrants, the extension of loans or advances and the guaranteeing of obligations, other than certain categories including, without limitation, (1) investments in cash and cash equivalents, (2) permitted acquisitions, (3) investments from permitted receivables financing, (4) investments constituting permitted capital expenditures, (5) permitted joint ventures and foreign subsidiary investments and (6) loans or advances extended between us and one or more of our subsidiaries;

     Fundamental Changes: A prohibition on the issuer engaging in activities other than those reasonably associated with acting as a holding company and a prohibition on the borrower engaging in business other than business which we were engaged in on June 6, 2002 (the date of execution of the new credit facility) and businesses reasonably related thereto, and liquidation or dissolution, consolidation with, or merger into or with, any entity, or other consummation of any acquisition of any entity or all or substantially all of the assets of any entity, other than (1) the dissolution or merger of any of our subsidiaries into us, (2) the purchase by us of the assets or capital stock of any of our subsidiaries, (3) a liquidation of a subsidiary not party to the credit facility that would not materially disadvantage the lenders and (4) permitted negotiated mergers or acquisitions;

     Asset Dispositions: A prohibition on asset dispositions other than categories of asset dispositions including, without limitation, dispositions in respect of permitted (1) sales (including sales in connection with the receivables facility), (2) leasebacks, (3) consolidations, (4) mergers and (5) acquisitions;

     Sale-Leaseback Transactions: A prohibition on entering into any sale-leaseback transaction except (1) where the assets are sold for not less than the cost of such assets and in an aggregate amount less than or equal to a permitted amount, (2) sale of up to $75 million of property owned as of June 6, 2002 sold for an aggregate amount of not less than its fair market value and (3) an acquisition lease financing;

     Hedging Agreements: A prohibition on entering into any hedging agreement, other than categories of hedging agreements that are either required or entered into in the ordinary course of business for non-speculative purposes and otherwise hedge or mitigate business risks;

     Restricted Payments: A prohibition on entering into a synthetic purchase agreement or making a dividend, distribution or payment in respect of the issuer's and certain subsidiaries' equity interests, other than transactions including, without limitation, a dividend, distribution or payment, as the case may be (1) by the issuer solely in the form of the issuer's equity interests,
(2) ratably by our direct and indirect subsidiaries, (3) not exceeding $5 million pursuant to employee equity incentive plans, (4) by us to meet our tax and permitted contractual obligations, (5) to refinance permitted indebtedness and (6) that is required by the credit facilities;

     Transactions with Affiliates: A prohibition on transactions with our affiliates, other than transactions including, without limitation, (1) solely among the issuer and/or its subsidiaries, or otherwise, (2) on terms customary for similar arm's-length transactions, (3) that preexisted the credit facility,
(4) that relate to certain permitted fees and expenses to Heartland and (5) that otherwise comply with the terms and conditions of our credit facility;

     Restrictive Agreements: A prohibition on entering into any agreement prohibiting (1) the creation or assumption of any lien upon our properties, revenues or assets for the benefit of a secured party under the new credit facility, (2) the ability of any subsidiary to pay dividends to the borrower and
(3) our ability to amend or otherwise modify our credit facility, in each case subject to customary exceptions;

     Amendments to Charter, By-laws and Other Material Documents: A prohibition on the amendment, modification or waiver of any rights under (1) the certificate of incorporation, by-laws or other organizational documents, (2) the transaction documents and (3) any material agreements, in each case to the extent that such amendment, modification or waiver is adverse to the lenders;

     The credit facility also requires us and our subsidiaries to meet the following financial covenants and ratios computed quarterly:

     Leverage Ratio: Our leverage ratio (which is approximately the ratio of (a) our total consolidated indebtedness and outstanding amounts under our receivables facility to (b) consolidated EBITDA) may not be more than a maximum ratio that ranges from 5.25:1 for the fourth fiscal quarter of fiscal 2002 to 3.25:1 for the last fiscal quarter of 2005 and each fiscal quarter thereafter;

     Interest Expense Coverage Ratio: Our interest expense coverage ratio (which is approximately the ratio of (a) consolidated EBITDA to (b) the sum of (i) consolidated cash interest expense and (ii) preferred dividends) for the most recent four consecutive fiscal quarters may not be less than a minimum ratio that ranges from 2.50:1 for the fourth fiscal quarter of 2002 to 2.75:1 for the last fiscal quarter of fiscal year 2004 and each fiscal quarter thereafter;

     Capital Expenditures Covenant: A limitation on the aggregate amount of capital expenditures for any period.

     In our credit facility, "EBITDA" means, on a consolidated basis for any applicable period ending on or after April 1, 2003 and with appropriate adjustments to take account of permitted acquisitions, the sum of (a) our net income, plus (b) without duplication and to the extent deducted from net income, the sum of (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization and (iv) various other adjustments.

     The credit facility contains the following affirmative covenants, among others: mandatory reporting of financial and other information to the administrative agent, notice to the administrative agent upon the occurrence of certain events of default and other events, written notice of change of any information affecting the identity of the record owner or the location of collateral, preservation of existence and intellectual property, payment of obligations, maintenance of properties and insurance, notice of casualty and condemnation, access to properties and books by the lenders, compliance with laws, use of proceeds and letters of credit, additional subsidiaries and interest rate protection agreements.

Events of Default

     The credit facility specifies certain customary events of default, including, among others, non-payment of principal, interest or fees, violation of covenants, cross-defaults and cross-accelerations, inaccuracy of representations and warranties in any material respect, bankruptcy and insolvency events, change of control, failure to maintain security interests, specified ERISA events, one or more judgments for the payment of money in an aggregate amount in excess of specified amounts, the guarantees shall cease to be in full force and effect or the subordination provisions of any of our subordinated debt are found to be invalid.

                              DESCRIPTION OF NOTES

     You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, the word "TriMas" refers only to TriMas Corporation and not to any of its subsidiaries.

     TriMas issued the notes under an indenture among itself, the Guarantors and The Bank of New York, as trustee, in a private transaction that was not subject to the registration requirements of the Securities Act. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

     The following description is a summary of the material provisions of the indenture and the registration rights agreement. It does not restate those agreements in their entirety. We urge you to read the indenture and the registration rights agreement because they, and not this description, define your rights as holders of the notes. Copies of the indenture and the registration rights agreement will be available as set forth below under "--Additional Information." Certain defined terms used in this description but not defined below under "--Certain Definitions" have the meanings assigned to them in the indenture.

     The registered Holder of a note will be treated as the owner of it for all purposes. Only registered Holders will have rights under the indenture.

Brief Description of the Notes and the Guarantees

     The Notes

     The notes:

     o    are general unsecured obligations of TriMas;

     o are subordinated in right of payment to all existing and future Senior Debt of TriMas, including under the Credit Agreement;

     o are pari passu in right of payment with all existing and future unsecured senior subordinated Indebtedness of TriMas; and

     o    are unconditionally guaranteed by the Guarantors.

         The Guarantees

     The notes are guaranteed by all of TriMas' Domestic Subsidiaries that guarantee TriMas' Obligations under or are direct borrowers under the Credit Agreement.

     Each guarantee of the notes:

     o    is a general unsecured obligation of the Guarantor;

     o is subordinated in right of payment to all existing and future Senior Debt of that Guarantor;

     o is pari passu in right of payment with all existing and future senior subordinated Indebtedness of that Guarantor; and

     o is senior in right of payment to all existing and future Indebtedness of that Guarantor that is expressly subordinated in right of payment to the notes.

     TriMas and the Guarantors have total Senior Debt of approximately $260 million. As indicated above and as discussed in detail below under the caption "--Subordination," payments on the notes and under these guarantees will be subordinated to the payment of Senior Debt. The indenture will permit us and the Guarantors to incur additional Senior Debt.

     Not all of our subsidiaries guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of these Non-Guarantor Subsidiaries, the Non-Guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. Disregarding our receivables subsidiary, the Non-Guarantor Subsidiaries (other than our receivables subsidiary) generated approximately 11% of our consolidated net sales for the year ended December 31, 2001. See "Risk Factors--Your right to receive payment on the notes is junior to the right of the holders of all of our existing senior indebtedness and possibly to all of our future borrowings."

     As of the date of the indenture, all of our Domestic Subsidiaries (other than our receivables subsidiary) are "Restricted Subsidiaries." However, under the circumstances described below under the subheading "--Certain Covenants--Designation of Restricted and Unrestricted Subsidiaries," we will be permitted to designate certain of our subsidiaries as "Unrestricted Subsidiaries." Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture. Our Unrestricted Subsidiaries will not guarantee the notes.

Principal, Maturity and Interest

     TriMas issued $352,773,000 in aggregate principal amount of notes in the offering. The indenture provides that TriMas may issue additional notes thereunder from time to time after this offering. Any offering of additional notes is subject to the covenant described below under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock." The notes and any additional notes subsequently issued under the indenture may be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. TriMas will issue notes in denominations of $1,000 and integral multiples of $1,000. The notes will mature on June 15, 2012.

     Interest on the notes will accrue at the rate of 9 7/8% per annum and will be payable semi-annually in arrears on June 15 and December 15, commencing on December 15, 2002. TriMas will make each interest payment to the Holders of record on the immediately preceding June 1 and December 1.

     Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

     All payments on notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless TriMas elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders. If a Holder has given wire transfer instructions to TriMas, TriMas will pay all principal, interest and premium and Liquidated Damages, if any, on that Holder's notes in accordance with those instructions.

Paying Agent and Registrar for the Notes

     The trustee will initially act as paying agent and registrar. TriMas may change the paying agent or registrar without prior notice to the Holders of the notes, and TriMas or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

     A Holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. TriMas is not required to transfer or exchange any note selected for redemption. Also, TriMas is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Subsidiary Guarantees

     The notes are guaranteed by each of TriMas' current and future Domestic Subsidiaries that are guarantors or borrowers in respect of the Credit Agreement. These Subsidiary Guarantees are joint and several obligations of the Guarantors. Each Subsidiary Guarantee is subordinated to the prior payment in full of all Senior Debt of that Guarantor. The obligations of each Guarantor under its Subsidiary Guarantee are limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors--Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors."

     A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than TriMas or another Guarantor, unless:

     (1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

     (2) except when a release of a Subsidiary Guarantee is obtained under the provisions below, if, immediately after giving effect to such transaction, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger is a Domestic Subsidiary, such Person assumes all the obligations of that Guarantor under the indenture, its Subsidiary Guarantee and the registration rights agreement pursuant to a supplemental indenture satisfactory to the trustee.

     Notwithstanding the foregoing, the Subsidiary Guarantee of a Guarantor will be released:

     (1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of TriMas, if the sale or other disposition is not in violation with the applicable provisions of the indenture;

     (2) in connection with any sale or other disposition of all or a majority of the Capital Stock of a Guarantor to a Person that is not TriMas or a Restricted Subsidiary of TriMas, if the sale is not in violation with the applicable provisions of the indenture; or

     (3) if TriMas designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture.

          See "--Repurchase at the Option of Holders--Asset Sales."

Subordination

     The payment of principal, interest and premium and Liquidated Damages, if any, on the notes will be subordinated to the prior payment in full of all Senior Debt of TriMas, including Senior Debt incurred after the date of the indenture.

     The holders of Senior Debt will be entitled to receive payment in full of all Obligations due in respect of Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt) before the Holders of notes will be entitled to receive any payment with respect to the notes (except that Holders of notes may receive and retain Permitted Junior Securities and payments made from the trust described under "--Legal Defeasance and Covenant Defeasance"), in the event of any distribution to creditors of TriMas:

     (1)  in a liquidation or dissolution of TriMas;

     (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to TriMas or its property;

     (3)  in an assignment for the benefit of creditors; or

     (4)  in any marshaling of TriMas' assets and liabilities.

     TriMas also may not make any payment in respect of the notes (except in Permitted Junior Securities or from the trust described under "--Legal Defeasance and Covenant Defeasance") if:

     (1)  a payment default on Designated Senior Debt occurs and is continuing;
          or

     (2) any other default occurs and is continuing on any series of Designated Senior Debt that permits holders of that series of Designated Senior Debt to accelerate its maturity and the trustee receives a notice of such default (a "Payment Blockage Notice") from TriMas or the holders of any Designated Senior Debt.

     Payments on the notes may and will be resumed:

     (1) in the case of a payment default, upon the date on which such default is cured or waived; and

     (2) in the case of a nonpayment default, upon the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

     No new Payment Blockage Notice may be delivered unless and until:

     (1) 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice; and

     (2) all scheduled payments of principal, interest and premium and Liquidated Damages, if any, on the notes that have come due have been paid in full in cash.

     No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee will be, or be made, the basis for a subsequent Payment Blockage Notice unless such default has been cured or waived for a period of not less than 90 days.

     If the trustee or any Holder of the notes receives a payment in respect of the notes (except in Permitted Junior Securities or from the trust described under "--Legal Defeasance and Covenant Defeasance") when:

     (1)  the payment is prohibited by these subordination provisions; and

     (2) the trustee or the Holder has actual knowledge that the payment is prohibited;

the trustee or the Holder, as the case may be, will hold the payment in trust for the benefit of the holders of Senior Debt. Upon the proper written request of the holders of Senior Debt, the trustee or the Holder, as the case may be, will deliver the amounts in trust to the holders of Senior Debt or their proper representative.

     TriMas must promptly notify holders of Senior Debt if payment of the notes is accelerated because of an Event of Default.

     As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of TriMas, Holders of notes may recover less ratably than creditors of TriMas who are holders of Senior Debt. See "Risk Factors--Your right to receive payment on the notes is junior to the right of the holders of all of our existing indebtedness and possibly to all of our future borrowings."

Optional Redemption

     At any time prior to June 15, 2005, TriMas may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture at a redemption price of 109.875% of the principal amount, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

     (1) at least 65% of the aggregate principal amount of notes issued under the indenture remains outstanding immediately after the occurrence of such redemption (excluding notes held by TriMas and its Subsidiaries); and

     (2) the redemption occurs within 120 days of the date of the closing of such Equity Offering.

     Except pursuant to the preceding paragraph, the notes will not be redeemable at TriMas' option prior to June 15, 2007.

     After June 15, 2007, TriMas may redeem all or a part of the notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on June 15 of the years indicated below:

         Year                                                  Percentage
         ----                                                  ----------
         2007..........................................         104.938%
         2008..........................................         103.292%
         2009..........................................         101.646%
         2010 and thereafter...........................         100.000%

     We cannot predict with certainty whether we will redeem the notes or the criteria that we will use in determining whether to redeem the notes. In addition, many of the factors that are likely to influence our decision are likely to be beyond our control. The general economic environment, our capitalization, the interest rate environment, refinancing options and our cash flow are just a few of the many factors that may influence our decision at the time. We may, for example, be more likely to redeem the notes if interest rates are low, favorable refinancing alternatives are available or if we have substantial excess cash flow.

Mandatory Redemption

     TriMas is not required to make mandatory redemption or sinking fund payments with respect to the notes.

Repurchase at the Option of Holders

     Change of Control

     If a Change of Control occurs, each Holder of notes will have the right to require TriMas to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, TriMas will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the notes repurchased, to the date of purchase. Within 15 days following any Change of Control, TriMas will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. TriMas will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, TriMas will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such conflict.

     On the Change of Control Payment Date, TriMas will, to the extent lawful:

     (1) accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

     (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

     (3) deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased by TriMas.

     The paying agent will promptly mail to each Holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000.

     Prior to complying with any of the provisions of this "Change of Control" covenant, but in any event within 90 days following a Change of Control, TriMas will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of notes required by this covenant. TriMas will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The provisions described above that require TriMas to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the Holders of the notes to require that TriMas repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

     TriMas will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by TriMas and purchases all notes properly tendered and not withdrawn under the Change of Control Offer. Alternatively, TriMas may assign all or part of its obligations to purchase all notes validly tendered and not properly withdrawn under a Change of Control Offer to a third party. In the event of such an assignment, TriMas shall be released from its obligations to purchase the notes as to which the assignment relates subject to the third party purchasing such notes. A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer. Notes repurchased by TriMas pursuant to a Change of Control Offer will have the status of notes issued but not outstanding or will be retired and canceled, at the option of TriMas. Notes purchased by a third party upon assignment will have the status of note issued and outstanding.

     The Credit Agreement will provide that certain change of control events with respect to TriMas would constitute an event of default thereunder. In the event that at the time of such Change of Control the terms of the Credit Agreement restrict or prohibit the repurchase of notes pursuant to this covenant, then prior to the mailing of the Change of Control Offer but in any event within 30 days following any Change of Control, TriMas would need to (i) repay in full all Indebtedness under the Credit Agreement or (ii) obtain the requisite consent under the Credit Facilities to permit the repurchase of the notes as provided for in this covenant.

     Future Indebtedness of TriMas and the Restricted Subsidiaries may contain prohibitions of certain events that would constitute a Change of Control or require such Indebtedness to be repurchased upon a Change of Control. A Change of Control would also constitute a termination event in respect of our receivables facility. Moreover, the exercise by the Holders of notes of their right to require TriMas to repurchase the notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase. Finally, TriMas' ability to pay cash to the Holders of notes upon a repurchase may be limited by TriMas' then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. See "Risk Factors--We may be prevented from financing, or may be unable to raise funds necessary to finance, the change of control offer required by the indenture."

     The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of TriMas and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of notes to require TriMas to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of TriMas and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

     TriMas will not, and will not permit any of the Restricted Subsidiaries to, consummate an Asset Sale unless:

     (1) TriMas (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

     (2) the fair market value is determined by TriMas' Board of Directors and evidenced by a resolution of the Board of Directors set forth in an officers' certificate delivered to the trustee; and

     (3) either (a) at least 75% of the consideration received in the Asset Sale by TriMas or such Restricted Subsidiary is in the form of cash or
          (b) the aggregate non-cash consideration for all Asset Sales not meeting the criteria set forth in the preceding clause (a) does not exceed a fair market value in excess of $20.0 million. For purposes of this provision, each of the following will be deemed to be cash:

     (a) any liabilities, as shown on TriMas' or such Restricted Subsidiary's most recent consolidated balance sheet, of TriMas or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases TriMas or such Restricted Subsidiary from further liability; and

          (b) any securities, notes or other obligations received by TriMas or any such Restricted Subsidiary from such transferee to the extent within 60 days, subject to ordinary settlement periods, they are converted by TriMas or such Restricted Subsidiary into cash.

     Within 365 days after the receipt of any Net Proceeds from an Asset Sale, TriMas may apply those Net Proceeds at its option:

          (1) to permanently repay Indebtedness (other than Indebtedness that is by its terms subordinated to, or pari passu with, the notes or any Subsidiary Guarantee) of TriMas or any Restricted Subsidiary, including any Obligations under a Credit Facility and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto or to reduce receivables advances and reduce commitments in respect of a Receivables Facility;

          (2) to acquire assets of, or a majority of the Voting Stock of, any person owning assets used or usable in a business of TriMas and the Restricted Subsidiaries; or

          (3)  to make a capital expenditure.

     Pending the final application of any Net Proceeds, TriMas may temporarily reduce revolving credit borrowings or otherwise invest or use the Net Proceeds in any manner that is not prohibited by the indenture.

     Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $25.0 million, TriMas will make an Asset Sale Offer to all Holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to pur-chase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, TriMas may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

     TriMas will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, TriMas will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such conflict.

     The agreements governing TriMas' outstanding Senior Debt currently prohibit TriMas from purchasing any notes, and also provides that certain change of control or asset sale events with respect to TriMas would constitute a default under these agreements. Any future credit agreements or other agreements relating to Senior Debt to which TriMas becomes a party may contain similar restrictions and provisions. In the event a Change of Control or Asset Sale occurs at a time when TriMas is prohibited from purchasing notes, TriMas could seek the consent of its senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If TriMas does not obtain such a consent or repay such borrowings, TriMas will remain prohibited from purchasing notes. In such case, TriMas' failure to purchase tendered notes would constitute an Event of Default under the indenture which would, in turn, constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the indenture would likely restrict payments to the Holders of notes.

Selection and Notice

     If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

     (1) if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

     (2) if the notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate.

     No notes of $1,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

     If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the Holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Certain Covenants

     Restricted Payments

     TriMas will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly:

     (1) declare or pay any dividend or make any other payment or distribution on account of TriMas' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving TriMas or any of its Restricted Subsidiaries) or to the direct or indirect holders of TriMas' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of TriMas or to TriMas or a Restricted Subsidiary of TriMas);

     (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving TriMas) any Equity Interests of TriMas;

     (3) purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the notes or the Subsidiary Guarantees, except a purchase, redemption, defeasance or other acquisition or retirement for value in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such acquisition or retirement; or

     (4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

     (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

     (2) TriMas would, after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock"; and

     (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by TriMas and the Restricted Subsidiaries after the date of the indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (8), (9) and, to the extent reducing Consolidated Net Income, (10) of the next succeeding paragraph), is less than the sum, without duplication, of:

     (a) 50% of the Consolidated Net Income of TriMas for the period (taken as one accounting period) from June 30, 2002 to the end of TriMas' most recently ended fiscal quarter for which internal financial statements are available at the time of such

          Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

     (b) 100% of the aggregate net proceeds received by TriMas since the date of the indenture, including the fair market value of property other than cash (determined in good faith by the Board of Directors), as a contribution to its common equity capital or from the issue or sale of Equity Interests of TriMas (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of TriMas that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of TriMas), provided, that (1) any such net proceeds received, directly or indirectly, by TriMas from an employee stock ownership plan financed by loans from TriMas or a Subsidiary of TriMas shall be included only to the extent such loans have been repaid with cash on or prior to the date of determination and (2) any net proceeds received in a form other than cash (other than on conversion or in exchange for a security issued for cash to the extent of the cash received) from a person that is an Affiliate of TriMas prior to such receipt shall be excluded from this clause (3)(b); plus

     (c) the amount by which Indebtedness of TriMas or any Restricted Subsidiary is reduced on TriMas' balance sheet upon the conversion or exchange (other than by a Restricted Subsidiary) subsequent to the date of the indenture of any Indebtedness of TriMas or any Restricted Subsidiary into Capital Stock (other than Redeemable Stock) of TriMas (less the amount of any cash or other property (other than such Capital Stock) distributed by TriMas or any Restricted Subsidiary upon such conversion or exchange); plus

     (d) to the extent that any Restricted Investment that was made after the date of the indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment; plus

     (e) to the extent that any Unrestricted Subsidiary of TriMas is redesignated as a Restricted Subsidiary after the date of the indenture, the lesser of (i) the fair market value of TriMas' Investment in such Subsidiary as of the date of such redesignation or
          (ii) such fair market value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary.

     So long as no Default has occurred and is continuing or would be caused thereby (except as to clauses (1) through (4), (6) and (9) below), the preceding provisions will not prohibit:

     (1) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of the indenture;

     (2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of TriMas or any Guarantor or of any Equity Interests of TriMas in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests (other than Disqualified Stock) of TriMas or a substantially concurrent capital contribution to TriMas; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (3)(b) of the preceding paragraph;

     (3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of TriMas or any Guarantor in exchange for, or with the net cash proceeds from, an incurrence of Permitted Refinancing Indebtedness or other Indebtedness Incurred under the first paragraph of the covenant "Incurrence of Indebtedness and Issuance of Preferred Stock";

     (4) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness from Net Proceeds to the extent not prohibited under "--Asset Sales," provided, that such purchase or redemption shall be excluded from the calculation of the amount available for Restricted Payments pursuant to the preceding paragraph;

     (5) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness or Disqualified Stock of TriMas or any Guarantor following a Change of Control after TriMas shall have complied with the provisions under "--Change of Control," including payment of the applicable Change of Control Payment;

     (6) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of TriMas held by any member of TriMas' (or any of its Subsidiaries') management pursuant to any management equity subscription agreement, stock option agreement or other equity incentive agreement or plan; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $5.0 million in any twelve-month period plus any unutilized portion of such amount in any prior fiscal year;

     (7) any Investment made by the exchange for, or out of the proceeds of, a capital contribution in respect of or the substantially concurrent sale of, Capital Stock (other than Disqualified Stock) of TriMas to the extent the net cash proceeds thereof are received by TriMas, provided, that the amount of such capital contribution or proceeds used to make such Investment shall be excluded from the calculation of the amount available for Restricted Payments pursuant to the preceding paragraph;

     (8) other Restricted Payments in an aggregate amount not to exceed $20.0 million;

     (9) payments required or contemplated by the terms of the Stock Purchase Agreement and related documentation as in effect on the closing date of the Transactions, including in respect of restricted stock awards of TriMas or any direct or indirect payment of TriMas; and

     (10) the payment of dividends on Disqualified Stock or Preferred Stock of Restricted Subsidiaries subject to and permitted by the covenant "Incurrence of Indebtedness and Issuance of Preferred Stock."

     The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by TriMas or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors acting in good faith whose resolution with respect thereto will be conclusive.

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Incurrence of Indebtedness and Issuance of Preferred Stock

     TriMas will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and TriMas will not issue any Disqualified Stock and will not permit any Restricted Subsidiary that is not a Guarantor to issue any shares of preferred stock; provided, however, that TriMas may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Restricted Subsidiaries may incur Indebtedness or Restricted Subsidiaries that are not a Guarantor may issue preferred stock, if the Fixed Charge Coverage Ratio for TriMas' most recently ended four full fiscal quarters for which financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least
2.0 to 1.0 prior to June 15, 2005 and at least 2.25 to 1.0 thereafter, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the preferred stock or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

     The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

     (1) (a) the incurrence by TriMas and any Restricted Subsidiary of Indebtedness and letters of credit under the revolving facility component of the Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1)(a) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of TriMas and its Subsidiaries thereunder) not to exceed $150.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied by TriMas or any of the Restricted Subsidiaries to repay any Indebtedness under the Credit Facilities and to effect a corresponding commitment reduction thereunder pursuant to the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales"; and

          (b) the incurrence by TriMas and any Restricted Subsidiary of Indebtedness under the term loan components of the Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1)(b) not to exceed $260.0 million less the aggregate amount of all repayments, optional or mandatory, of the principal of any term Indebtedness under a Credit Facility that have been made by TriMas or any of the Restricted Subsidiaries since the date of the indenture other than any repayment relating to any amendment, restatement, modification, renewal, refunding, replacement or refinancing of the principal of any term Indebtedness under such Credit Facility; and

          (c) the incurrence of Indebtedness of TriMas or any Restricted Subsidiary under one or more receivables financing facilities pursuant to which TriMas or any Restricted Subsidiary pledges or otherwise borrows against its Receivables in an aggregate principal amount which, when taken together with all other Indebtedness Incurred pursuant to this clause (c) and then outstanding, does not exceed 85% of the consolidated book value of the Receivables of TriMas and the Restricted Subsidiaries (to the extent such Receivables or any other Receivables of TriMas or such Restricted Subsidiary, as the case may be, are not then being financed pursuant to a Qualified Receivables Transaction or as a basis for Indebtedness Incurred pursuant to clause
          (10) of this paragraph);

     (2) the incurrence by TriMas and the Restricted Subsidiaries of the Existing Indebtedness;

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     (3)  the incurrence by TriMas and the Guarantors of Indebtedness represented by the notes and the related Subsidiary Guarantees to be issued on the date of the indenture and the exchange notes and the related Subsidiary Guarantees to be issued pursuant to the registration rights agreement;

     (4) the incurrence by TriMas or any of its Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of TriMas or such Restricted Subsidiary ("Capital Spending") and incurred no later than 270 days after the date of such acquisition or the date of completion of such construction or improvement, provided, that the principal amount of any Indebtedness incurred pursuant to this clause (4) (other than Permitted Refinancing Indebtedness) at any time during a single fiscal year shall not exceed 30% of the total Capital Spending of TriMas and the Restricted Subsidiaries made during the period of the most recently completed four consecutive fiscal quarters prior to the date of such incurrence;

     (5) the incurrence by TriMas or any of the Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clause (2), (3), (4), (5), (8), (9) or (15) of this paragraph;

     (6) the incurrence by TriMas or any of the Restricted Subsidiaries of intercompany Indebtedness between or among TriMas and any of the Restricted Subsidiaries; provided, however, that:

     (a) if TriMas or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be (i) unsecured and (ii) if the obligee is neither TriMas nor a Guarantor, expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes (in the case of TriMas) (or the Subsidiary Guarantee, in the case of a Guarantor); and

     (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than TriMas or a Restricted Subsidiary of TriMas and (ii) any sale or other transfer of any such Indebtedness to a Person that is neither TriMas nor a Restricted Subsidiary of TriMas will be deemed, in each case, to constitute an incurrence of such Indebtedness by TriMas or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

     (7) the incurrence by TriMas or any of the Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of hedging (i) interest rate risk or the impact of interest rate fluctuations on TriMas or any of the Restricted Subsidiaries and (ii) in the case of currency or commodity protection agreements, against currency exchange rate or commodity price fluctuations in the ordinary course of TriMas and the Restricted Subsidiaries' respective businesses and, in the case of both (i) and (ii), not for purposes of speculation;

     (8) the guarantee by TriMas or any of the Guarantors of Indebtedness of TriMas or a Restricted Subsidiary that was permitted to be incurred by another provision of this covenant;

     (9) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of similar Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of TriMas as accrued;

     (10) Indebtedness of Foreign Subsidiaries incurred for working capital purposes if, at the time of incurrence of such Indebtedness, and after giving effect thereto, the aggregate principal amount of all Indebtedness of the Foreign Subsidiaries incurred pursuant to this clause (10) and then outstanding does not exceed the amount equal to the sum of (x) 80% of the consolidated book value of the accounts receivable of the Foreign Subsidiaries and (y) 60% of the consolidated book value of the inventories of the Foreign Subsidiaries;

     (11) Indebtedness incurred in respect of (a) workers' compensation claims, self-insurance obligations, bankers' acceptances, performance, surety and similar bonds and completion guarantees provided by TriMas or a Restricted Subsidiary in the ordinary course of business, (b) in respect of performance bonds or similar obligations of TriMas or any of the Restricted Subsidiaries for or in connection with pledges, deposits or payments made or given in the ordinary course of business and not for money borrowed in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations, and (c) arising from guarantees to suppliers, lessors, licensees, contractors, franchises or customers of obligations incurred in the ordinary course of business and not for money borrowed;

     (12) Indebtedness arising from agreements of TriMas or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary, provided, that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by TriMas and the Restricted Subsidiaries in connection with such disposition;

     (13) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

     (14) the incurrence by a Receivables Subsidiary of Indebtedness in a Qualified Receivables Transaction that is without recourse to TriMas or to any other Subsidiary of TriMas or their assets (other than such Receivables Subsidiary and its assets and, as to TriMas or any Subsidiary of TriMas, other than pursuant to representations, warranties, covenants and indemnities customary for such transactions) and is not guaranteed by any such Person;

     (15) the issuance and sale of preferred stock (a) by a Foreign Subsidiary in lieu of the issuance of non-voting common stock if (i) the laws of the jurisdiction of incorporation of such Subsidiary precludes the issuance of non-voting common stock and (ii) the preferential rights afforded to the holders of such preferred stock are limited to those customarily provided for in such jurisdiction in respect of the issuance of non-voting stock, (b) by a Restricted Subsidiary which is a joint venture with a third party which is not an Affiliate of the Company or a Restricted Subsidiary, and (c) by a Restricted Subsidiary pursuant to obligations with respect to the issuance or sale of Preferred Stock which exist at the time such Person becomes a Restricted Subsidiary and which were not created in connection with or in contemplation of such Person becoming a Restricted Subsidiary; and

     (16) the incurrence by TriMas or any of the Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness, incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (16), not to exceed $35.0 million.

     For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (16) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, TriMas will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which notes are first issued and authenticated under the indenture will be deemed to have been incurred on such date in reliance on the exception provided by clauses (1) and (2) of the definition of Permitted Debt.

     For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided, that if such Indebtedness is incurred to Refinance other Indebtedness denominated in a foreign currency, and such Refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being Refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that TriMas may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness incurred to Refinance other Indebtedness, if incurred in a different currency from the Indebtedness being Refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such Refinancing.

     Anti-Layering

     TriMas will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of TriMas and senior in any respect in right of payment to the notes. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to the Senior Debt of such Guarantor and senior in any respect in right of payment to such Guarantor's Subsidiary Guarantee.

     Liens

     TriMas will not and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired to secure any Indebtedness without making, or causing such Subsidiary to make, effective provision for securing the notes or, in respect of Liens on any Guarantor's property or assets, any Guarantee of such Guarantor, (x) equally and ratably with such Indebtedness as to such property or assets for so long as such Indebtedness will be so se-

cured or (y) in the event such Indebtedness is subordinated Indebtedness, prior to such Indebtedness as to such property or assets for so long as such Indebtedness will be so secured.

     Dividend and Other Payment Restrictions Affecting Subsidiaries

     TriMas will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

     (1) pay dividends or make any other distributions on its Capital Stock to TriMas or any of the Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to TriMas or any of the Restricted Subsidiaries;

     (2) make loans or advances to TriMas or any of the Restricted Subsidiaries; or

     (3) transfer any of its properties or assets to TriMas or any of the Restricted Subsidiaries.

     However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

     (1) agreements governing Existing Indebtedness and Credit Facilities as in effect on the date of the indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the indenture;

     (2)  the indenture, the notes and the Subsidiary Guarantees;

     (3)  applicable law;

     (4) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

     (5) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

     (6) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

     (7) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being Refinanced;

     (8) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption "--Liens" that limit the right of the debtor to dispose of the assets subject to such Liens;

     (9) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

     (10) any agreement relating to any Indebtedness or Liens incurred by a Person (other than a Subsidiary of TriMas that is a Subsidiary of TriMas on the date of the indenture or any Subsidiary carrying on any of the businesses of any such Subsidiary) prior to the date on which such Person became a Subsidiary of TriMas and outstanding on such date and not incurred in anticipation of becoming a Subsidiary and not incurred to provide all or any portion of the funds utilized to consummate such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired;

     (11) any encumbrance or restriction with respect to a Foreign Subsidiary pursuant to an agreement relating to Indebtedness which is permitted under the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant or Liens incurred by such Foreign Subsidiary;

     (12) Indebtedness or other contractual requirements of a Receivables Subsidiary in connection with a Qualified Receivables Transaction, provided that such restrictions apply only to such Receivables Subsidiary; and

     (13) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

     Merger, Consolidation or Sale of Assets

     TriMas may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not TriMas is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of TriMas and the Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

     (1) either: (a) TriMas is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than TriMas) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

     (2) the Person formed by or surviving any such consolidation or merger (if other than TriMas) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of TriMas under the notes, the indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee;

     (3) immediately after such transaction, no Default or Event of Default exists; and

     (4) TriMas or the Person formed by or surviving any such consolidation or merger (if other than TriMas), or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock."

     In addition, TriMas may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This "Merger, Consolidation or Sale of Assets" covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among TriMas and any of the Guarantors. Notwithstanding anything in the indenture:

     (a) a Restricted Subsidiary may consolidate with, merge into or convey, lease, sell, assign, transfer or otherwise dispose of all or part of its properties and assets to TriMas or a Restricted Subsidiary; and

     (b) TriMas may merge with an Affiliate incorporated solely for the purpose of reincorporating TriMas in another jurisdiction in the United States to realize tax or other benefits.

     Transactions with Affiliates

     TriMas will not, and will not permit any of the Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

     (1) the Affiliate Transaction is on terms that are not materially less favorable, taken as a whole, to TriMas or the relevant Restricted Subsidiary than those that would have been obtained at the time in a comparable transaction by TriMas or such Restricted Subsidiary with an unaffiliated Person; and

     (2)  TriMas delivers to the trustee:

     (a) except when the opinion referred to in the following clause (b) is delivered, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an officers' certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

     (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to TriMas of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

     The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

     (1) loans or advances to employees, indemnification agreements with and the payment of fees and indemnities to directors, officers and full-time employees of TriMas and the Restricted Subsidiaries and employment, non-competition or confidentiality agreements entered into with any such person in the ordinary course of business;

     (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment, compensation or indemnification arrangements, stock options and stock ownership plans in the ordinary course of business to or with officers, directors or employees of TriMas and the Restricted Subsidiaries, or approved by the Board of Directors;

     (3)  transactions between or among TriMas and/or the Restricted
          Subsidiaries;

     (4) transactions with a Person that is an Affiliate of TriMas solely because TriMas owns an Equity Interest in, or controls, such Person;

     (5) transactions pursuant to agreements existing on the date of the indenture, including, without limitation, the Stock Purchase Agreement, the Shareholders Agreement, the Corporate Services Agreement and the Sublease Agreement, and, in each case, any amendment or supplement thereto that, taken in its entirety, is no less favorable to TriMas than such agreement as in effect on the date of the indenture;

     (6) sales of Equity Interests (other than Disqualified Stock) of TriMas to Affiliates of TriMas or the receipt of capital contributions by TriMas;

     (7)  payment of certain fees under the Advisory Agreement;

     (8) transactions (in connection with a Qualified Receivables Transaction) between or among TriMas and/or its Restricted Subsidiaries or transactions between a Receivables Subsidiary and any Person in which the Receivables Subsidiary has an Investment;

     (9) any management, service, purchase, lease, supply or similar agreement entered into in the ordinary course of TriMas' business between TriMas or any Restricted Subsidiary and any Unrestricted Subsidiary or any Affiliate, so long as TriMas determines in good faith (which determination shall be conclusive) that any such agreement is on terms no less favorable to TriMas or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate; and

     (10) Restricted Payments and Permitted Investments that are permitted by the provisions of the indenture described above under the caption "--Restricted Payments."

     Additional Subsidiary Guarantees

     After the Issue Date, TriMas will cause each Restricted Subsidiary, other than a Subsidiary which is a Subsidiary Guarantor, that becomes a guarantor or other obligor with respect to the obligations of TriMas or a Domestic Restricted Subsidiary under the Credit Agreement to execute and deliver to the trustee a Guarantee pursuant to which such Guarantor will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest on the notes on a senior subordinated basis.

     Designation of Restricted and Unrestricted Subsidiaries

     The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by TriMas and the Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption "--Restricted Payments" or Permitted Investments, as determined by TriMas. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

Reports

     Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, TriMas will furnish to the Holders of notes, within the time periods specified in the SEC's rules and regulations:

     (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if TriMas were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by TriMas' certified independent accountants; and

     (2) all current reports that would be required to be filed with the SEC on Form 8-K if TriMas were required to file such reports.

     In addition, whether or not required by the SEC, TriMas will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, TriMas and the Guarantors have agreed that, for so long as any notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

     Each of the following is an Event of Default:

     (1) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the notes whether or not prohibited by the subordination provisions of the indenture;

     (2) default in payment when due of the principal of, or premium, if any, on the notes whether or not prohibited by the subordination provisions of the indenture;

     (3) failure by TriMas or any of its Subsidiaries to comply with the provisions described under the captions "--Repurchase at the Option of Holders--Change of Control," or "--Certain Covenants--Merger, Consolidation or Sale of Assets" after written notice to TriMas by the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes;

     (4) failure by TriMas or any of its Subsidiaries to comply with any of the other agreements in the indenture continued for 60 days after written notice to TriMas by the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes;

     (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by TriMas or any of the Restricted Subsidiaries (or the payment of which is guaranteed by TriMas or any of the Restricted Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the date of the indenture, if that default:

          (a) is caused by a failure to pay principal of such Indebtedness at the final maturity thereof (a "Payment Default"); or

          (b) results in the acceleration of such Indebtedness prior to its express maturity,

     and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more;

     (6) failure by TriMas or any of the Restricted Subsidiaries to pay final judgments aggregating in excess of $20.0 million (net of any insurance proceeds available to pay such judgment), which judgments are not paid, discharged or stayed for a period of 60 days;

     (7) except as permitted by the indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and

     (8) certain events of bankruptcy or insolvency described in the indenture with respect to TriMas or any of the Significant Subsidiaries thereof.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to TriMas, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the Holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately by giving notice in writing to us and the trustee specifying the respective Event of Default (the "Acceleration Notice") or if there are any amounts outstanding under the Credit Agreement, it shall become immediately due and payable upon the first to occur of an acceleration under the Credit Agreement or five business days after receipt by us and the administrative agent under the Credit Agreement of such Acceleration Notice (but only if such Event of Default is then continuing).

     Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from Holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notes is in their interest, except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages.

     The Holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the Holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or Liquidated Damages on, or the principal of, the notes.

     In the event of a declaration of acceleration of the notes because an Event of Default described in clause (5) under "Events of Default" has occurred and is continuing, the declaration of acceleration of the notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to clause (5) shall be remedied or cured by TriMas or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto and if
(a) the
annulment of the acceleration of the notes would not conflict with any judgment or decree of a court of competent jurisdiction and (b) all existing Events of Default, except nonpayment of principal, premium or interest on the notes that became due solely because of the acceleration of the notes, have been cured or waived.

     TriMas is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, TriMas is required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

     No director, officer, employee, incorporator or stockholder of TriMas or any Guarantor, as such, will have any liability for any obligations of TriMas or the Guarantors under the notes, the indenture, the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

     TriMas may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees ("Legal Defeasance") except for:

     (1) the rights of Holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such notes when such payments are due from the trust referred to below;

     (2) TriMas' obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

     (3) the rights, powers, trusts, duties and immunities of the trustee, and TriMas' and the Guarantors' obligations in connection therewith; and

     (4)  the Legal Defeasance provisions of the indenture.

         In addition, TriMas may, at its option and at any time, elect to have the obligations of TriMas and the Guarantors released with respect to certain covenants that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "--Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes.

         In order to exercise either Legal Defeasance or Covenant Defeasance:

     (1) TriMas must irrevocably deposit with the trustee, in trust, for the benefit of the Holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, and TriMas must specify whether the notes are being defeased to maturity or to a particular redemption date;

     (2) in the case of Legal Defeasance, TriMas has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) TriMas has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

     (3) in the case of Covenant Defeasance, TriMas has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

     (4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

     (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which TriMas or any of its Subsidiaries is a party or by which TriMas or any of its Subsidiaries is bound;

     (6) TriMas must deliver to the trustee an officers' certificate stating that the deposit was not made by TriMas with the intent of preferring the Holders of notes over the other creditors of TriMas with the intent of defeating, hindering, delaying or defrauding creditors of TriMas or others; and

     (7) TriMas must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

     In the event that TriMas exercises its legal defeasance option or covenant defeasance option, each of the Guarantors will be released from all of its obligations with respect to its guarantee. TriMas may exercise its legal defeasance option notwithstanding its prior exercise of the covenant defeasance option.

Amendment, Supplement and Waiver

     Except as provided in the next two succeeding paragraphs, the indenture or the notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the indenture or the notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting Holder):

     (1) reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

     (2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders");

     (3) reduce the rate of or change the time for payment of interest on any note;

     (4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on the notes (except a rescission of acceleration of the notes by the Holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

     (5)  make any note payable in money other than that stated in the notes;

     (6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of Holders of notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the notes;

     (7) waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders"); or

     (8)  make any change in the preceding amendment and waiver provisions.

     In addition, any amendment to, or waiver of, the provisions of the indenture relating to subordination that adversely affects the rights of the Holders of the notes will require the consent of the Holders of at least 75% in aggregate principal amount of notes then outstanding.

     Notwithstanding the preceding, without the consent of any Holder of notes, TriMas, the Guarantors and the trustee may amend or supplement the indenture or the notes:

     (1)  to cure any ambiguity, defect or inconsistency;

     (2) to provide for uncertificated notes in addition to or in place of certificated notes;

     (3) to provide for the assumption of TriMas' obligations to Holders of notes in the case of a merger or consolidation or sale of all or substantially all of TriMas' assets;

     (4) to make any change that would provide any additional rights or benefits to the Holders of notes or that does not adversely affect the legal rights under the indenture of any such Holder; or

     (5) to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

Satisfaction and Discharge

     The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

     (1)  either:

          (a) all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to TriMas, have been delivered to the trustee for cancellation; or

          (b) all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and TriMas or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

     (2) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which TriMas or any Guarantor is a party or by which TriMas or any Guarantor is bound;

     (3) TriMas or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

     (4) TriMas has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or a redemption date, as the case may be.

     In addition, TriMas must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

     If the trustee becomes a creditor of TriMas or any Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The Holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder of notes, unless such Holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

     Anyone who receives this prospectus may obtain a copy of the indenture and registration rights agreement without charge by writing to TriMas Corporation, 39400 Woodward Avenue, Suite 130, Bloomfield Hills, Michigan, 48304, Attention:
Investor Relations.

Certain Definitions

     Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means, with respect to any specified Person:

     (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

     (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Advisory Agreement" means that certain advisory agreement between TriMas and Heartland, dated on or before the date of the indenture, or any amendment or supplement thereto that, taken in its entirety, is no less favorable to TriMas than such agreement as in effect on the date of the indenture.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings. No Person (other than TriMas or any Subsidiary of TriMas) in which a Receivables Subsidiary makes an Investment in connection with a Qualified Receivables Transaction will be deemed to be an Affiliate of TriMas or any of its Subsidiaries solely by reason of such Investment.

     "Asset Sale" means:

     (1) the sale, lease, conveyance or other disposition of any assets or rights, other than dispositions in the ordinary course of business; provided that the sale, conveyance or other disposition of all or substantially all of the assets of TriMas and the Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "--Repurchase at the Option of Holders--Change of Control" and/or the provisions described above under the caption "--Certain Covenants--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

     (2) the issuance of Equity Interests in any of the Restricted Subsidiaries or the sale of Equity Interests in any of the Restricted Subsidiaries.

     Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

     (1) any single transaction or series of related transactions that involves assets having a fair market value of less than $2.5 million;

     (2) a transfer of assets between or among TriMas and the Restricted Subsidiaries;

     (3) an issuance of Equity Interests by a Subsidiary to TriMas or to another Restricted Subsidiary or any issuance of directors' qualifying shares;

     (4)  the sale or other disposition of cash or Cash Equivalents;

     (5) sales of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Subsidiary;

     (6) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

     (7) the grant in the ordinary course of business of licenses of patents, trademarks and similar intellectual property;

     (8) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of TriMas and the Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

     (9) a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption "--Certain
          Covenants--Restricted Payments"; and

     (10) any issuance or sale of Equity Interests of any Unrestricted
          Subsidiary.

     "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

     "Board of Directors" means:

     (1) with respect to a corporation, the board of directors of the corporation;

     (2) with respect to a partnership, the board of directors of the general partner of the partnership; and

     (3) with respect to any other Person, the board or committee of such Person serving a similar function.

     "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means:

     (1)  in the case of a corporation, corporate stock;

     (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

     (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

     (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means:

     (1)  cash;

     (2) securities issued or directly and fully guaranteed or insured by the United States, British or European Union government or any agency or instrumentality of the United States, British or European Union government (provided that the full faith and credit of the United States, British or European Union is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

     (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic, British or European Union commercial bank having capital and surplus in excess of $150.0 million;

     (4) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

     (5) commercial paper with a maturity of 365 days or less from the date of acquisition issued by a corporation organized under the laws of any state of the United States of America or the District of Columbia or any foreign country recognized by the United States of America whose debt rating, at the time as of which such investment is made, is at least "A-1" by Standard & Poor's Corporation or at least "P-1" by Moody's Investors Service, Inc. or rated at least an equivalent rating category of another nationally recognized securities rating agency;

     (6) any security, maturing not more than 365 days after the date of acquisition, backed by standby or direct pay letters of credit issued by a bank meeting the qualifications described in clause (3) above;

     (7) any security, maturing not more than 365 days after the date of acquisition, issued or fully guaranteed by any state, commonwealth, or territory of the United States of America, or by any political subdivision thereof, and rated at least "A" by Standard & Poor's Corporation or at least "A" by Moody's Investors Service, Inc. or rated at least an equivalent rating category of another nationally recognized securities rating agency; and

     (8) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (7) of this definition.

     "Change of Control" means the occurrence of any of the following:

     (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of TriMas and the Restricted Subsidiaries, taken as a whole, to any "person" (as that term is used in Section 13(d)(3) of the Exchange
          Act) other than a Principal;

     (2) the adoption of a plan relating to the liquidation or dissolution of TriMas;

     (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals or a Permitted Group, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of TriMas, measured by voting power rather than number of shares; or

     (4) the first day on which a majority of the members of the Board of Directors of TriMas are not Continuing Directors.

     "Consolidated Assets" of any Person as of any date of determination means the total assets of such Person as reflected on the most recently prepared balance sheet of such Person, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

     (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

     (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

     (3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

     (4)  the loss on Qualified Receivables Transactions; plus

     (5) dividends on preferred stock or accretion of discount on preferred stock to the extent reducing Consolidated Net Income; plus

     (6) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash items (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash items were deducted in computing such Consolidated Net Income; minus

     (7) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business; plus

     (8) non-cash gains or losses resulting from fluctuations in currency exchange rates will be excluded; plus

     (9) the disposition of any securities or the extinguishment of any Indebtedness will be excluded;

in each case, on a consolidated basis and determined in accordance with GAAP; provided, however, that the provision for taxes based on the income or profits of, the consolidated depreciation and amortization expense and such items of expense or income attributable to, a Restricted Subsidiary shall be added to or subtracted from Consolidated Net Income to compute Fixed Charge Coverage Ratio only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income.

     "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

     (1) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

     (2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

     (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded; and

     (4) the cumulative effect of a change in accounting principles will be excluded.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of TriMas who:

     (1)  was a member of such Board of Directors on the date of the indenture;
          or

     (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election or designated as a Director under the Shareholders Agreement.

     "Corporate Services Agreement" means that certain corporate services agreement by and between TriMas and Metaldyne Corporation pursuant to which Metaldyne Corporation and its subsidiaries will provide management information systems, legal, tax, accounting, human resources and other support services to TriMas.

     "Credit Agreement" means that certain Credit Agreement, dated as of June 6, 2002, by and among TriMas, certain of its subsidiaries and The Chase Manhattan Bank, as administrative agent and collateral agent, Credit Suisse First Boston Corporation, as syndication agent, Comerica Bank, as documentation agent, National City Bank, as documentation agent, Wachovia National Association, as documentation agent, and the other lenders party thereto, as amended, modified, renewed, refunded, replaced or refinanced from time to time.

     "Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "Designated Senior Debt" means:

     (1) any Indebtedness outstanding under the Credit Facilities and all Hedging Obligations with respect thereto; and

     (2) after payment in full of all Obligations under the Credit Facilities, any other Senior Debt permitted under the indenture the principal amount of which is $25.0 million or more and that has been designated by TriMas as "Designated Senior Debt."

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require TriMas to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that TriMas may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "--Certain Covenants--Restricted Payments."

     "Domestic Subsidiary" means any Restricted Subsidiary of TriMas that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of TriMas.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Equity Offering" means a primary sale of Capital Stock of TriMas or, to the extent the net cash proceeds thereof are paid to TriMas as a capital contribution, Capital Stock for cash to a Person or Persons other than a Subsidiary of TriMas.

     "Existing Indebtedness" means the Indebtedness of TriMas and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the indenture, until such amounts are repaid.

     "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, repays, repurchases, redeems, defeases or otherwise retires any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, repayment, repurchase, redemption, defeasance or other retirement of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

     In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

     (1) acquisitions of a business or operations that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis determined in good faith by a responsible financial or accounting officer of TriMas (and such calculations may include such pro forma adjustments for non-recurring items that TriMas considers reasonable in order to reflect the ongoing impact of any such transaction on TriMas' results of operations), but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

     (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and

     (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

     "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

     (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital

          Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations, to the extent deducted in computing Consolidated Net Income; provided, however, that with respect to any Restricted Subsidiary that is not a Wholly-Owned Subsidiary, if the Consolidated Cash Flow of such Restricted Subsidiary for such period is greater than or equal to such consolidated interest expense of such Restricted Subsidiary for such period, then such Person shall only include the consolidated interest expense of such Restricted Subsidiary to the extent of the equity ownership of such Person in such Restricted Subsidiary (calculated in accordance with Section 13(d) of the Exchange Act); plus

     (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period, to the extent deducted in computing Consolidated Net Income; plus

     (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

     (4)  the loss on Qualified Receivables Transactions; plus

     (5) all dividends, whether paid in cash, assets or securities on any series of preferred stock of TriMas or any Restricted Subsidiary, other than dividends on Equity Interests payable solely in Equity Interests of TriMas or a Guarantor (other than Disqualified Stock) or to TriMas or a Restricted Subsidiary;

excluding, to the extent included in such consolidated interest expense, any of the foregoing items of any Person acquired by TriMas or a Subsidiary of TriMas in a pooling-of-interests transaction for any period prior to the date of such transaction.

         "Foreign Subsidiary" means a Restricted Subsidiary that is organized under the laws of any country other than the United States and substantially all the assets of which are located outside the United States.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

     "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

     "Guarantors" means each of:

     (1) the Domestic Subsidiaries of TriMas as of the date of the indenture, other than the Receivables Subsidiary; and

     (2) any other subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the indenture;

and their respective successors and assigns.

     "Heartland" means Heartland Industrial Partners, L.P., a Delaware limited partnership, and its successors.

         "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

     (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

     (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates, commodity prices or currency risks incurred in the ordinary course of business.

     "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

     (1)  in respect of borrowed money;

     (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

     (3)  in respect of banker's acceptances;

     (4)  representing Capital Lease Obligations;

     (5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable or non-competition or trade name licensing arrangements on customary terms entered into in connection with an acquisition; or

     (6)  representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

     The amount of any Indebtedness outstanding as of any date will be:

     (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

     (2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

     "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If TriMas or any Subsidiary of TriMas sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of TriMas such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of TriMas, TriMas will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of TriMas' Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Certain Covenants--Restricted Payments." The acquisition by TriMas or any Subsidiary of TriMas of a Person that holds an Investment in a third Person will be deemed to be an Investment by TriMas or such Subsidiary in such third Person in an amount equal to the fair market value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Certain Covenants--Restricted Payments."

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and, except in connection with any Qualified Receivables Transaction, any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

     "Net Income" means, with respect to any specified Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

     (1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any Asset Sale; or
          (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

     (2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

     "Net Proceeds" means the aggregate cash proceeds received by TriMas or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "Non-Guarantor Subsidiaries" means TSPC, Inc. and any other Receivables Subsidiary, each non-Domestic Subsidiary and Domestic Subsidiary not required to provide Guarantees under the Credit Agreement.

     "Non-Recourse Debt" means Indebtedness:

     (1) as to which neither TriMas nor any of the Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute

          Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

     (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the notes) of TriMas or any of the Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

     (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of TriMas or any of the Restricted Subsidiaries.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Permitted Acquired Investment" means any Investment by any Person (the "Subject Person") in another Person made prior to the time:

     (1)  the Subject Person became a Restricted Subsidiary,

     (2) the Subject Person merged into or consolidated with a Restricted Subsidiary, or

     (3) another Restricted Subsidiary merged into or was consolidated with the Subject Person (in a transaction in which the Subject Person became a Restricted Subsidiary),

provided that such Investment was not made in anticipation of any such transaction and was outstanding prior to such transaction; provided, further, that the book value of such Investments (excluding all Permitted Investments (other than those referred to in clause (14) of the definition thereof)) does not exceed 5% of the Consolidated Assets of the Subject Person immediately prior to the Subject Person becoming a Restricted Subsidiary.

     "Permitted Group" means any group of investors that is deemed to be a "person" (as that term is used in Section 13(d)(3) of the Exchange Act) at any time prior to an underwritten initial public offering of common stock of TriMas, by virtue of the Stockholders Agreement, as the same may be amended, modified or supplemented from time to time, provided that no single Person (other than the Principals) Beneficially Owns (together with its Affiliates) more of the Voting Stock of TriMas that is Beneficially Owned by such group of investors than is then collectively Beneficially Owned by the Principals in the aggregate.

     "Permitted Investments" means:

     (1)  any Investment in TriMas or in a Restricted Subsidiary of TriMas;

     (2)  any Investment in Cash Equivalents;

     (3) any Investment by TriMas or any Subsidiary of TriMas in a Person, if as a result of such Investment:

          (a)  such Person becomes a Restricted Subsidiary of TriMas; or

     (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, TriMas or a Restricted Subsidiary of TriMas;

     (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales";

     (5) any acquisition of assets to the extent in exchange for the issuance of Equity Interests (other than Disqualified Stock) of TriMas;

     (6) any Investments received in compromise of obligations of such persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

     (7)  Hedging Obligations;

     (8) lease, utility and other similar deposits in the ordinary course of business;

     (9)  Investments existing on the date of the indenture;

     (10) loans or advances to employees for purposes of purchasing Capital Stock of TriMas in an aggregate amount outstanding at any one time not to exceed $5.0 million and other loans and advances to employees of TriMas and its Subsidiaries in the ordinary course of business and on terms consistent with practices in effect prior to the date of the indenture, including travel, moving and other like advances;

     (11) loans or advances to vendors or contractors of TriMas in the ordinary course of business and consistent with past practices;

     (12) Investments in Unrestricted Subsidiaries, partnerships or joint ventures involving TriMas or its Restricted Subsidiaries, if the amount of such Investment (after taking into account the amount of all other Investments made pursuant to this clause (12), less any return of capital realized or any repayment of principal received on such Permitted Investments, or any release or other cancellation of any Guarantee constituting such Permitted Investment, which has not at such time been reinvested in Permitted Investments made pursuant to this clause (12) does not exceed 2.5% of TriMas' Consolidated Assets);

     (13) the acquisition by a Receivables Subsidiary in connection with a Qualified Receivables Transaction of Equity Interests of a trust or other Person established by such Receivables Subsidiary to effect such Qualified Receivables Transaction; and any other Investment by TriMas or a Subsidiary of TriMas in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction; and

     (14) Permitted Acquired Investments.

     "Permitted Junior Securities" means:

     (1)  Equity Interests in TriMas or any Guarantor; or

     (2) debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the notes and the Subsidiary Guarantees are subordinated to Senior Debt under the indenture.

     "Permitted Liens" means:

     (1) Liens to secure Senior Debt of TriMas and any Guarantor or to secure Indebtedness of a Restricted Subsidiary that is not a Guarantor, including, without limitation, Indebtedness and other Obligations under Credit Facilities;

     (2)  Liens in favor of TriMas or the Guarantors;

     (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with TriMas or any Subsidiary of TriMas; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with TriMas or the Subsidiary;

     (4) Liens on property existing at the time of acquisition of the property by TriMas or any Subsidiary of TriMas, provided that such Liens were in existence prior to the contemplation of such acquisition;

     (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

     (6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness;

     (7)  Liens existing on the date of the indenture;

     (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

     (9) Liens on assets of TriMas or a Receivables Subsidiary incurred in connection with a Qualified Receivables Transaction;

     (10) Liens replacing any of the items set forth in clauses (1), (3), (4) and (7) above, provided, that (A) the principal amount of the Indebtedness secured by such Liens shall not be increased (except with respect to premiums or other payments paid in connection with a concurrent Refinancing of such Indebtedness and the expenses incurred in connection therewith), (B) the principal amount of the Indebtedness secured by such Liens, determined as of the date of incurrence, has a Weighted Average Life to Maturity at least equal to the remaining Weighted Average Life to Maturity of the Indebtedness being Refinanced or repaid, (C) the maturity of the Indebtedness secured by such Liens is not earlier than that of the Indebtedness to be

          Refinanced, (D) such Liens have the same or a lower ranking and priority as the Liens being replaced, and (E) such Liens shall be limited to the property or assets encumbered by the Lien so replaced;

     (11) Liens encumbering cash proceeds (or securities purchased therewith) from Indebtedness permitted to be incurred pursuant to the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant which are set aside at the time of such incurrence in order to secure an escrow arrangement pursuant to which such cash proceeds (or securities purchased therewith) are contemplated to ultimately be released to TriMas or a Restricted Subsidiary or returned to the lenders of such Indebtedness, provided, that such Liens are automatically released concurrently with the release of such cash proceeds (or securities purchased therewith) from such escrow arrangement;

     (12) Liens (including extensions, renewals and replacements thereof) upon property or assets created for the purpose of securing Indebtedness incurred to finance or Refinance the cost (including the cost of construction) of such property or assets, provided, that (A) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of the cost of such property or assets, (B) such Lien does not extend to or cover any property or assets other than the property or assets being financed or Refinanced by such Indebtedness and any improvements thereon, and (C) the incurrence of such Indebtedness is permitted by the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant;

     (13) Liens securing Indebtedness of Foreign Subsidiaries permitted to be incurred under the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant;

     (14) Liens (other than Liens securing subordinated Indebtedness) which, when the Indebtedness relating to those Liens is added to all other then outstanding Indebtedness of TriMas and its Restricted Subsidiaries secured by Liens and not listed in clauses (1) through
          (13) above or (15) through (26) below, does not exceed 5% of the Consolidated Assets of TriMas;

     (15) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or similar obligations, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

     (16) judgment Liens not accompanied by an Event of Default of the type described in clause (6) under "Events of Default" arising from such judgment;

     (17) easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of business of TriMas or any of its Restricted Subsidiaries;

     (18) any interest or title of a lessor under any lease, whether or not characterized as capital or operating; provided, that such Liens do not extend to any property or assets which is not leased property subject to such lease;

     (19) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

     (20) Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

     (21) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of TriMas or any of the Restricted Subsidiaries, including rights of offset and set-off;

     (22) leases or subleases granted to others not interfering in any material respect with the business of TriMas or the Restricted Subsidiaries;

     (23) Liens securing Hedging Obligations;

     (24) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with importation of goods;

     (25) Liens encumbering initial deposits and margin deposits, and other Liens incurred in the ordinary course of business and that are within the general parameters customary in the industry; and

     (26) Liens arising from filing Uniform Commercial Code financing statements regarding leases.

     "Permitted Refinancing Indebtedness" means any Indebtedness of TriMas or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of TriMas or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

     (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

     (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

     (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the Holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

     (4) such Indebtedness is incurred either by TriMas, a Guarantor or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

     "Principals" means Heartland and any of its Affiliates.

     "Qualified Receivables Transaction" means any transaction or series of transactions entered into by TriMas or any of its Subsidiaries pursuant to which TriMas or any of its Subsidiaries sells, conveys or otherwise transfers to (i) a Receivables Subsidiary (in the case of a transfer by TriMas or any of its Subsidiaries) and (ii) any other Person (in the case of a transfer by a Receivables Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of TriMas or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

     "Receivables" means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money. "Receivables" shall include the indebtedness and payment obligations of any Person to TriMas or a Subsidiary arising from a sale of merchandise or services by TriMas or such Subsidiary in the ordinary course of its business, including any right to payment for goods sold or for services rendered, and including the right to payment of any interest, finance charges, returned check or late charges and other obligations of such Person with respect thereto. Receivables shall also include (a) all of TriMas' or such Subsidiary's interest in the merchandise (including returned merchandise), if any, relating to the sale which gave rise to such Receivable, (b) all other security interests or Liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable, and (c) all guarantees, insurance, letters of credit and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the contract related to such Receivable or otherwise.

     "Receivables Subsidiary" means a Subsidiary of TriMas which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of TriMas (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by TriMas or any Subsidiary of TriMas (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction), (ii) is recourse to or obligates TriMas or any Subsidiary of TriMas in any way other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction or (iii) subjects any property or asset of TriMas or any Subsidiary of TriMas (other than accounts receivable and related assets as provided in the definition of "Qualified Receivables Transaction"), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants, limited repurchase obligations and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction, (b) with which neither TriMas nor any Subsidiary of TriMas has any material contract, agreement, arrangement or understanding other than on terms no less favorable to TriMas or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of TriMas, other than fees payable in the ordinary course of business in connection with servicing accounts receivable and (c) with which neither TriMas nor any Subsidi-ary of TriMas has any obligation to maintain or preserve such Subsidiary's financial condition or cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of TriMas will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors (which resolution shall be conclusive) of TriMas giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

     "Refinance" means, with respect to any Indebtedness, a renewal, extension, refinancing, replacement, amendment, restatement or refunding of such Indebtedness, and shall include any successive Refinancing of any of the foregoing.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "Senior Debt" means:

     (1) all Indebtedness of TriMas or any Guarantor outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

     (2) any other Indebtedness of TriMas or any Guarantor permitted to be incurred under the terms of the indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the notes or any Subsidiary Guarantee; and

     (3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).

     Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

     (1) any liability for federal, state, local or other taxes owed or owing by TriMas;

     (2) any intercompany Indebtedness of TriMas or any of its Subsidiaries to TriMas or any of its Affiliates;

     (3)  any trade payables; or

     (4) the portion of any Indebtedness that is incurred in violation of the indenture; provided that such Indebtedness shall be deemed not to have been incurred in violation of the indenture for purposes of this clause (4) if such Indebtedness consists of Indebtedness under any Credit Facility and holders of such Indebtedness or their agent or representative (i) had no actual knowledge at the time of the incurrence that the incurrence of such Indebtedness violated the indenture and (ii) shall have received an officers' certificate to the effect that the incurrence of such Indebtedness does not violate the provisions of the indenture.

     "Shareholders Agreement" means certain shareholders agreement by and among Heartland, Metaldyne Company LLC and other investors party thereto relating to their ownership in TriMas.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Stock Purchase Agreement" means that certain stock purchase agreement, dated on or about May 15, 2002, by and among TriMas, Metaldyne Corporation and Heartland under which Heartland and other investors will acquire a majority of the common stock of TriMas.

     "Sublease Agreement" means that certain lease by and between TriMas and Valenti Capital, L.L.C. relating to TriMas' headquarters in Bloomfield Hills, Michigan.

     "Subsidiary" means, with respect to any specified Person:

     (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

     (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

     "Transactions" means, collectively, the transactions pursuant to the Stock Purchase Agreement and the related financings.

     "Unrestricted Subsidiary" means any Subsidiary of TriMas that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary is not party to any agreement, contract, arrangement or understanding with TriMas or any Restricted Subsidiary of TriMas unless the terms of all such agreements, contracts, arrangements or understandings are no less favorable to TriMas or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of TriMas.

     Any designation of a Subsidiary of TriMas as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "--Certain Covenants--Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of TriMas as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," TriMas will be in default of such covenant. The Board of Directors of TriMas may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of TriMas of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person. "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

     (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

     (2)  the then outstanding principal amount of such Indebtedness.

     "Wholly-Owned Subsidiary" of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) will at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person and one or more Wholly-Owned Subsidiaries of such Person.

       SUMMARY OF MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following summary describes the material U.S. federal income tax consequences of beneficial ownership and disposition associated with the exchange of outstanding notes for exchange notes and the acquisition, of the exchange notes. Except where otherwise noted, it deals with holders that hold their notes as capital assets. This summary does not deal with special classes of holders such as dealers in securities, partnerships or other pass-through entities, financial institutions, life insurance companies, certain expatriates, persons holding the notes as part of a straddle or hedging or conversion transaction or persons whose functional currency is not the U.S. dollar. Moreover, this summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions thereunder as now in effect, and such authorities may be repealed, revoked or modified (possibly on a retroactive basis) so as to result in federal income tax consequences different from those discussed below.

     As used herein, a "U.S. holder" is a beneficial owner of the notes that for U.S. federal income tax purposes is:

     o    a citizen or resident of the U.S.,

     o a corporation (or an entity treated as a corporation) which is organized under the laws of the U.S. or any political subdivision thereof,

     o an estate, the income of which is subject to U.S. federal income tax without regard to its source, or

     o a trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or if the trust has made a valid election to be treated as a United States person.

     A Non-U.S. holder is a beneficial owner that is for U.S. federal income tax purposes either a nonresident alien or a corporation, estate or trust that is not a U.S. holder.

     If a partnership holds the notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the notes, you should consult your tax advisors.

Exchange of Notes

     The exchange of notes for exchange notes pursuant to this exchange offer will not constitute a taxable event for U.S. federal income tax purposes to U.S. holders. Consequently, no gain or loss will be recognized by a U.S. holder upon receipt of an exchange note. The holding period and tax basis of an exchange note will be the same as the holding period and tax basis, immediately before the exchange, of the note so exchanged.

U.S. Holders

     The following is a summary of the material U.S. federal tax consequences that will apply to you if you are a U.S. holder of the notes. Material consequences to Non-U.S. holders of the notes are described under "Non-U.S. Holders" below.

Payments of Interest

     Payments of stated interest and additional interest, if any, on a note will generally be taxable to a U.S. holder as ordinary income at the time it is paid or accrued, depending on the U.S. holder's method of accounting for tax purposes.

     We intend to take the position that a repurchase at the option of holders if a change of control occurs is remote and do not intend to treat the possibility of a repurchase at the option of holders at a price in excess of the aggregate principal amount, plus accrued interest as affecting the yield and maturity of the notes. However, the IRS may take a different position which could affect both the timing of a U.S. holder's recognition of income and the availability of our deduction with respect to such additional amounts.

Sale, Exchange and Retirement of Notes

     Upon a sale, exchange (other than an exchange of notes for exchange notes) or retirement of a note, a U.S. holder generally will recognize gain or loss equal to the difference between the amount received upon the sale, exchange or retirement (less any amount attributable to accrued interest which will be taxable as ordinary income, if not previously taken into income) and the holder's tax basis in the note at that time.

     Gain or loss realized on the sale, exchange or retirement of a note will be capital gain or loss, except that gain may be treated as ordinary income to the extent of any accrued market discount, and will be long-term capital gain or loss if at the time of sale, exchange or retirement the note has been held for more than one year. Under current law, long-term capital gains of certain non-corporate holders are generally taxed at lower rates than items of ordinary income. The use of capital losses is subject to limitations.

Non-U.S. Holders

     The following is a summary of the material U.S. federal tax consequences that will apply to you if you are a Non-U.S. holder of the notes. This summary does not present a detailed description of the U.S. federal tax consequences to you in light of your particular circumstances. In addition, it does not deal with Non-U.S. holders subject to special treatment under U.S. federal tax laws (including if you are a controlled foreign corporation, a passive foreign investment company, a foreign personal holding company, a corporation that accumulates earnings to avoid U.S. federal income tax, or, in certain circumstances, a United States expatriate).

     Under present U.S. federal income tax law and subject to the discussion of information reporting and backup withholding below, payments of interest on the notes to or on behalf of any Non-U.S. holder who is not engaged in a trade or business within the U.S. with which interest on the notes is effectively connected will not be subject to U.S. federal income or withholding tax, provided that:

     o such beneficial owner does not actually or constructively own ten percent or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable U.S. Treasury regulations,

     o such beneficial owner is not a controlled foreign corporation for U.S. federal income tax purposes (generally, a foreign corporation controlled by U.S. shareholders) that is related to us through stock ownership, and

     o    certain certification requirements are met.

     A Non-U.S. holder will not be exempt from U.S. withholding tax, however, if the withholding agent or intermediary knows or has reason to know the Non-U.S. holder should not be exempt. If a Non-U.S. holder does not qualify for the foregoing exemption, interest payments to the Non-U.S. holder generally will be subject to a 30% withholding tax (unless reduced or eliminated by an applicable treaty and certain certification requirements are met).

     Any capital gain realized upon a sale, exchange or retirement of a note by or on behalf of a Non-U.S. holder ordinarily will not be subject to a U.S. federal withholding or income tax unless (i) such gain is effectively connected with a U.S. trade or business of the holder or (ii) in the case of an individual, such beneficial owner is present in the U.S. for 183 days or more during the taxable year of the sale, exchange or retirement and certain other requirements are met. As noted above, an exchange of a note for an exchange note pursuant to the exchange offer will not constitute a taxable exchange.

     If interest and other payments received by a Non-U.S. holder with respect to the notes (including proceeds from the disposition of the notes) are effectively connected with the conduct by the Non-U.S. holder of a trade or business within the U.S. (or the Non-U.S. holder is otherwise subject to U.S. federal income taxation on a net basis with respect to such holder's ownership of the notes), such Non-U.S. holder will generally not be subject to withholding tax (provided certain certification requirements are met), but instead will generally be subject to the rules described above for a U.S. holder (subject to any modification provided under an applicable income tax treaty). Such Non-U.S. holder may also be subject to the "branch profits tax" if such Non-U.S. holder is a corporation.

Information Reporting and Backup Withholding

     In general, information reporting will apply to payments of principal, premium, if any, and interest on a note and the proceeds of the sale of a note with respect to U.S. holders. Backup withholding at a rate of 30% (subject to periodic reductions through 2006) will apply to such payments if a U.S. holder fails to provide a taxpayer identification number to certify that such U.S. holder is not subject to backup withholding, or otherwise to comply with the applicable requirements of the backup withholding rules. Certain U.S. holders (including, among others, corporations) are not subject to the backup withholding and reporting requirements.

     We must report annually to the IRS and to each Non-U.S. holder on Form 1042-S the amount of interest paid on a note, regardless of whether withholding was required, and any tax withheld with respect to the interest. Under the provisions of an income tax treaty and other applicable agreements, copies of these information returns may be made available to the tax authorities of the country in which the Non-U.S. holder resides.

     Backup withholding generally will not apply to payments made by us or our paying agent to a Non-U.S. holder of a note who provides the requisite certification (on an IRS Form W-8BEN or other applicable form) or otherwise establishes that it qualifies for an exemption from backup withholding. Payments of the proceeds of a disposition of the notes by or through a U.S. office of a broker generally will be subject to backup withholding and information reporting unless the Non-U.S. holder certifies that it is a Non-U.S. holder under penalties of perjury or otherwise establishes that it qualifies for an exemption. Payments of principal or premium, if any, or the proceeds of a disposition of the notes by or through a foreign office of a U.S. broker or foreign broker with certain relationships to the United States generally will be subject to information reporting, but not backup withholding, unless such broker has documentary evidence in its records that the holder is a Non-U.S. holder and certain other conditions are met, or the exemption is otherwise established.

     Backup withholding is not an additional tax; any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such holder's U.S. federal income tax liability provided the required information is furnished to the IRS.

     THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND TAX SITUATION. A HOLDER SHOULD CONSULT SUCH HOLDER'S TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO SUCH HOLDER OF THE OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS OR SUBSEQUENT VERSIONS THEREOF.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that for a period of 30 days after effectiveness of the exchange offer registration statement, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

     We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. By acceptance of the exchange offer, each broker-dealer that receives exchange notes pursuant to the exchange offer hereby agrees to notify us prior to using this prospectus in connection with the sale or transfer of exchange notes, and acknowledges and agrees that, upon receipt of notice from us of the happening of any event which makes any statement in this prospectus untrue in any material respect or which requires the making of any changes in this prospectus in order to make the statements herein not misleading (which notice we agree to deliver promptly to such broker-dealer), such broker-dealer will suspend use of this prospectus until we have amended or supplemented the prospectus to correct such misstatement or omission and have furnished copies of the amended or supplemented prospectus to such broker-dealer.

     For a period of 30 days after effectiveness of the exchange offer registration statement, we will promptly upon request send additional copies of this prospectus and any amendment or supplement thereto to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of any one special counsel for the Holders of the Notes) other than commissions or concessions of any broker or dealers and will indemnify the Holders of the Notes participating in the exchange offer (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

     Certain legal matters with respect to the validity of the notes will be passed upon for us by Cahill Gordon & Reindel, New York, New York.

                                     EXPERTS

     The combined financial statements of TriMas Corporation as of December 31, 2001 and 2000 and for the year ended December 31, 2001, the period from November 28, 2000 to December 31, 2000, the period from January 1, 2000 to November 27, 2000 and the year ended December 31, 1999 included in this prospectus and the financial statement schedule in the Registration Statement have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants given on the authority of said firm as experts in auditing and accounting.

                     RESPONSIBILITY FOR FINANCIAL STATEMENTS

     Management is responsible for the fairness and integrity of the Company's financial statements. In order to meet this responsibility, management maintains formal policies and procedures that are consistent with high standards of accounting and administrative practices which are regularly communicated within the organization. In addition, management maintains a program of internal auditing within the Company to examine and evaluate the adequacy and effectiveness of established internal controls as related to Company policies, procedures and objectives. Management believes that it is essential for the Company to conduct its business affairs in accordance with the highest ethical standards, as set forth in the Company's codes of conduct. These guidelines, translated into numerous languages, are distributed to employees throughout the world, and reemphasized through internal programs to assure that they are understood and followed. The accompanying report of the Company's independent accountants states their opinion on the Company's financial statements, based on audits conducted in accordance with generally accepted auditing standards.



                                         INDEX TO FINANCIAL STATEMENTS

                                              TRIMAS CORPORATION

                                                                                                          Page No.
Audited Combined Financial Statements
Report of Independent Accountants....................................................................     F-2
Combined Balance Sheets as of December 31, 2001 and 2000.............................................     F-3
Combined Statements of Operations for the Periods Ended December 31, 2001, December 31, 2000,
   November 27, 2000 and December 31, 1999...........................................................     F-4
Combined Statements of Cash Flows for the Periods Ended December 31, 2001, December 31, 2000,
   November 27, 2000 and December 31, 1999...........................................................     F-5
Combined Statements of Changes in Metaldyne Corporation Net Investment and Advances for Periods
   Ended December 31, 2001, December 31, 2000, November 27, 2000 and December 31, 1999...............
                                                                                                          F-6
Notes to Combined Financial Statements...............................................................     F-7
Unaudited Interim Financial Statements
Balance Sheet as of September 29, 2002 and December 31, 2001.........................................     F-30
Statement of Operations for the Nine Months Ended September 29, 2002 and September 30, 2001..........     F-31
Statement of Cash Flows for the Nine Months Ended September 29, 2002 and September 30, 2001..........     F-32
Statement of Shareholders' Equity and Metaldyne Corporation Net Investment and Advances for the
   Nine Months Ended September 29, 2002..............................................................     F-33
Notes to Financial Statements........................................................................     F-34

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of TriMas Corporation:

     In our opinion, the combined balance sheets and the related statements of operations, of cash flows, and of Metaldyne Corporation net investment and advances appearing in the accompanying financial statements as `Post-acquisition Basis' present fairly, in all material respects, the financial position of certain subsidiaries and divisions of subsidiaries of Metaldyne Corporation which constitute TriMas Corporation at December 31, 2001 and 2000, and the results of their operations and their cash flows for the year ended December 31, 2001 and the period from November 28, 2000 to December 31, 2000, in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the index appearing under Item 21(a)(1) as `Post-acquisition Basis' presents fairly, in all material respects, the information set forth therein when read in conjunction with the related combined financial statements. These financial statements and financial statement schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined statements of operations, of cash flows, and of Metaldyne Corporation net investment and advances appearing in the accompanying financial statements as `Pre-acquisition Basis' present fairly, in all material respects, the results of operations and cash flows of certain subsidiaries and divisions of subsidiaries of Metaldyne Corporation which constitute TriMas Corporation for the period from January 1, 2000 to November 27, 2000 and the year ended December 31, 1999, in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the index appearing under Item 21(a)(1) as `Pre-acquisition Basis' presents fairly, in all material respects, the information set forth therein when read in conjunction with the related combined financial statements. These financial statements and financial statement schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     As more fully described in Note 2 to the combined financial statements, effective November 28, 2000, the Company reflected a new basis of accounting for their assets and liabilities. As a result, the combined financial statements for the periods subsequent to November 27, 2000 reflect the post-acquisition basis of accounting and are not comparable to the combined financial statements prepared on a pre-acquisition basis.

PricewaterhouseCoopers LLP
Detroit, Michigan.
April 30, 2002, except for Note 19, as to which the date is June 6, 2002.


                                           TRIMAS CORPORATION
                                         COMBINED BALANCE SHEETS
                                        December 31, 2001 and 2000

                                             (in thousands)

                                                 Assets

                                                                                      2001              2000
                                                                                 ----------------     ------------
Current assets:
Cash and cash equivalents.................................................                $3,780           $7,060
Receivables...............................................................                34,240           58,970
Inventories...............................................................                96,810          112,060
Deferred income taxes.....................................................                10,870           19,310
Prepaid expenses and other assets.........................................                 6,170            4,810
                                                                                 ----------------     ------------
Total current assets......................................................               151,870          202,210
Property and equipment, net...............................................               254,380          269,340
Excess of cost over net assets of acquired companies......................               541,870          554,730
Intangibles and other assets..............................................               317,620          331,840
                                                                                 ----------------     ------------
Total assets..............................................................            $1,265,740       $1,358,120
                                                                                 ================     ============



                                          LIABILITIES AND METALDYNE CORPORATION
                                               NET INVESTMENT AND ADVANCES

Current liabilities:
Accounts payable..........................................................                $47,000        $47,680
Accrued liabilities.......................................................                 56,190         63,190
Current maturities, long-term debt........................................                 28,900         40,350
Total current liabilities.................................................                132,090        151,220
Long-term debt............................................................                411,860        432,570
Deferred income taxes.....................................................                169,780        169,410
Other long-term liabilities...............................................                 31,010         38,120
                                                                                 ----------------- ----------------
Total liabilities.........................................................               $744,740       $791,320
Metaldyne Corporation net investment and advances.........................                521,000        566,800
Total liabilities and Metaldyne Corporation net investment and advances...              $1,265,740     $1,358,120
                                                                                 =================  ===============

              The accompanying notes are an integral part of these
                         combined financial statements.


                                                  TRIMAS CORPORATION

                                           COMBINED STATEMENTS OF OPERATIONS

                                                     (in thousands)

                                                    Post-Acquisition Basis            Pre-Acquisition Basis
                                                  --------------------------         ------------------------

                                                                   November 28,
                                                  Year Ended           2000 -      January 1,          Year Ended
                                                 December 31,        December 31,  2000 - November     December 31,
                                                     2001             2000           27, 2000             1999
                                               -----------------  ---------------  --------------   ---------------
Net sales................................            $732,440         $50,640          $739,590        $773,100
Cost of sales............................            (537,410)        (36,490)         (514,570)       (519,610)
                                               -----------------  ---------------  --------------   ---------------
Gross profit.............................             195,030          14,150           225,020         253,490
Selling, general and administrative
   expenses..............................            (127,350)        (13,200)         (130,490)       (134,560)
                                               -----------------  ---------------  --------------   ---------------
Operating profit.........................              67,680             950            94,530         118,930
Other income (expense), net:
     Interest expense....................             (73,130)         (5,000)          (55,390)        (55,380)
Other, net...............................              (4,000)         (1,200)            3,050           1,450
                                               -----------------  ---------------  --------------   ---------------
Income (loss) before income taxes                      (9,450)         (5,250)           42,190          65,000
   (credit)..............................
Income taxes (expense) credit............              (1,870)          1,100           (20,910)        (29,700)
                                               -----------------  ---------------  --------------   ---------------
Net income (loss)........................            $(11,320)        $(4,150)          $21,280         $35,300
                                               =================  ===============  ==============   ================

              The accompanying notes are an integral part of these
                         combined financial statements.


                                                            TRIMAS CORPORATION

                                                     COMBINED STATEMENTS OF CASH FLOWS

                                                                (in thousands)

                                                     Post-Acquisition Basis            Pre-Acquisition Basis
                                              ---------------------------------   -----------------------------



                                                  Year Ended       November 28,    January 1, 2000    Year Ended
                                                 December 31,      2000 December    - November        December 31,
                                                     2001           31, 2000         27, 2000            1999
                                             ------------------  --------------  ----------------  ---------------
Operating Activities:
Net income (loss)                                      $(11,320)      $(4,150)            $21,280        $35,300
Adjustments to reconcile net income
   (loss) to net cash provided by (used
   for) operating activities:
   Depreciation and amortization.........                53,780         4,540              38,400         38,520
Deferred income taxes....................                 8,810         2,750                 820          1,340
Proceeds from Accounts Receivable
   Securitization........................                 4,570        12,700              42,500             --
(Increase) decrease in receivables.......                20,160          (810)            (11,040)        (1,390)
(Increase) decrease in inventories.......                15,250        (2,740)              9,710         (5,220)
(Increase) decrease in prepaid expenses                  (1,360)          280               1,710          4,060
   and other current assets..............
Increase (decrease) in accounts payable                  (7,680)        7,720               5,750        (11,620)
   and accrued liabilities...............
Other, net...............................                (6,230)       (1,580)              4,300         (5,010)
                                                     -----------     ---------           -----------      --------
Net cash provided by operating activities..               75,980        18,710             113,430         55,980
                                                     -----------     ---------           -----------      --------
Financing Activities:
Increase in debt.........................                    --        11,600                  --             --
Payment of debt..........................               (32,160)           --             (59,260)       (20,600)
Increase (decrease) in Metaldyne
   Corporation net investment and advances              (34,480)      (28,390)            (23,540)         1,190
                                                     -----------     ---------           -----------      --------
Net cash used for financing activities...               (66,640)      (16,790)            (82,800)       (19,410)
                                                     -----------     ---------           -----------      --------
Investing Activities:
Acquisition of a business, net of cash
   acquired..............................                    --            --             (21,130)        (4,070)
Capital expenditures.....................               (18,690)       (3,260)            (19,540)       (42,320)
Proceeds from notes receivable...........                    --            --               1,550          2,120
Proceeds from sale of fixed assets.......                 6,780         1,990               1,000          2,680
Other, net...............................                  (710)          (30)              1,510         (3,280)
                                                     -----------     ---------           -----------      --------
Net cash used for investing activities...               (12,620)       (1,300)            (36,610)       (44,870)
                                                     -----------     ---------           -----------      --------
Cash And Cash Equivalents:
Increase (decrease) for the period.......                (3,280)          620              (5,980)        (8,300)
At beginning of period...................                 7,060         6,440              12,420         20,720
                                                     -----------     ---------           -----------      --------
At end of period.........................                $3,780        $7,060              $6,440        $12,420
                                                     ===========     =========          ============      ========

    The accompanying notes are an integral part of these combined financial statements.


                                                    TRIMAS CORPORATION

                                   COMBINED STATEMENTS OF CHANGES IN METALDYNE CORPORATION
                                               NET INVESTMENT AND ADVANCES


                                       For The Year Ended December 31, 2001,
                                For The Period November 28, 2000 -- December 31, 2000,
                               For The Period January 1, 2000 -- November 27, 2000, And
                                        The Year Ended December 31, 1999

                                                     (in thousands)

                                                                                                          Total
                                                                                                        Metaldyne
                                                                                          Other        Corporation
                                                                           Net        Comprehensive        Net
                                                                        Investment       Income         Investment
                                                                      and Advances                    and Advances
                                                                      --------------  --------------  --------------
Balances, January 1, 1999........................................         $588,820         $(6,330)      $582,490
Comprehensive income:
   Net income....................................................           35,300                         35,300
   Foreign currency translation..................................                              170            170
   Minimum pension liability (net of tax, $(160))................                             (280)          (280)
     Total comprehensive income..................................                                          35,190
Net change in investment and advances............................            1,300                          1,300
                                                                      --------------  --------------  --------------
Balances, December 31, 1999......................................          625,420          (6,440)       618,980
Comprehensive income:
Net income.......................................................           21,280                         21,280
   Foreign currency translation..................................                           (6,520)        (6,520)
   Minimum pension liability (net of tax, $(420))................                             (710)          (710)
                                                                                                       -------------
     Total comprehensive income..................................                                          14,050
Net change in investment and advances............................          (16,310)                       (16,310)
Balances, November 27, 2000......................................         $630,390        $(13,670)      $616,720
                                                                      --------------  --------------  --------------
Balances, November 28, 2000......................................         $599,340              $--      $599,340
                                                                      ==============  ==============  ===============
Comprehensive income:
   Net loss......................................................           (4,150)                        (4,150)
   Foreign currency translation..................................                            3,330          3,330
   Minimum pension liability (net of tax, $(70)).................                             (110)          (110)
                                                                                                      ---------------
     Total comprehensive income..................................                                            (930)
Net change in investment and advances............................          (31,610)                       (31,610)
Balances, December 31, 2000......................................          563,580           3,220        566,800
                                                                                                      ---------------
Comprehensive income:
   Net loss......................................................          (11,320)                       (11,320)
   Foreign currency translation..................................                           (4,720)        (4,720)
   Minimum pension liability (net of tax, $110)..................                              180            180
                                                                                                      ---------------
     Total comprehensive income..................................                                         (15,860)
Net change in investment and advances............................          (29,940)                       (29,940)
                                                                      --------------  --------------  --------------
Balances, December 31, 2001......................................         $522,320         $(1,320)      $521,000
                                                                      ==============  ==============  ===============



The accompanying notes are an integral part of these combined financial statements.

                               TRIMAS CORPORATION

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.   Organization and Basis of Presentation

     The accompanying combined financial statements represent the combined assets and liabilities and results of operations of certain subsidiaries and divisions of subsidiaries of Metaldyne Corporation ("Metaldyne") which constitute TriMas Corporation ("TriMas" or "the Company"). The combined financial statements include all revenues and costs directly attributable to the Company as well as an estimate of direct and indirect Metaldyne corporate administrative costs attributable to TriMas, based on a management fee allocation that approximates 1% of net sales. This allocation of costs is based on estimates that management believes are reasonable in the circumstances. However, the charges included herein are not necessarily indicative of the amounts that would have been reported if the Company had operated as an unaffiliated company.

     TriMas is principally engaged in three unique segments with diverse products and market channels. The Transportation Accessories Group produces vehicle hitches and receivers, sway controls, weight distribution and 5th wheel hitches, hitch mounted accessories, roof racks, trailer couplers, winches, jacks, trailer brakes and lights and other vehicle and trailer accessories and components that are distributed through independent installers and retail outlets. The Rieke Packaging Systems Group is a leading source of closures and dispensing systems for steel and plastic industrial and consumer packaging applications. The Industrial Specialties Group produces a wide range of large and small diameter standard and custom-designed ferrous, nonferrous and special alloy fasteners, highly engineered specialty fasteners for the domestic and international aerospace industry, flame-retardant facings and jacketing and insulation tapes used in conjunction with fiberglass insulation, pressure-sensitive specialty tape products, high-pressure and low-pressure cylinders for the transportation, storage and dispensing of compressed gases, metallic and nonmetallic industrial gaskets, specialty precision tools such as center drills, cutters, end mills, reamers, master gears, gages and punches, specialty engines and service parts and specialty ordnance components and weapon systems.

2.   Metaldyne Recapitalization and Change In Accounting Basis

Metaldyne Recapitalization

     On November 28, 2000, the acquisition and recapitalization of Metaldyne by Heartland Industrial Partners, L.P. ("Heartland") and its co-investors was consummated in accordance with the terms of a recapitalization agreement. As a result, each issued and outstanding share of Metaldyne's publicly traded common stock at the time of the recapitalization was converted into the right to receive $16.90 in cash (approximately $585 million in the aggregate) plus additional cash amounts, if any, based upon the net proceeds from any future disposition of the stock of an identified Metaldyne investment. In connection with the recapitalization, Masco Corporation, Richard A. Manoogian and certain of Metaldyne's other stockholders agreed to roll over a portion of their investment in Metaldyne and consequently remain as stockholders. As a result of the recapitalization, Metaldyne is controlled by Heartland and its co-investors.

Change In Accounting Basis

     The pre-acquisition basis financial information for the periods prior to November 28, 2000 are reflected on the historical basis of accounting and all periods subsequent to November 28, 2000 are reflected on a purchase accounting basis (hereafter referred to as the "Accounting Basis Change") and are therefore not comparable.

                               TRIMAS CORPORATION

     For the purposes of these footnotes, the period from January 1, 2000 to November 27, 2000 is referred to as "2000 LP" and the period from November 28, 2000 to December 31, 2000 is referred to as "2000 SP."

3.   Accounting Policies:

     Principles of Combination. The combined financial statements include the accounts and transactions of TriMas. Significant intercompany transactions have been eliminated.

     Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements. Such estimates and assumptions also affect the reported amounts of revenues and expenses during the reporting periods. Actual results may differ from such estimates and assumptions.

     Revenue Recognition. Revenues from the majority of product sales are recognized when products are shipped or services are provided to customers, the sales price is fixed and determinable and collectibility is reasonably assured. For certain products shipped on a consignment basis, revenue is recognized when the customer provides notice of end product use or sale.

     Cash and Cash Equivalents. The Company considers cash on hand and on deposit and investments in all highly liquid debt instruments with initial maturities of three months or less to be cash and cash equivalents.

     Receivables. Receivables are presented net of allowances for doubtful accounts of approximately $3.7 million and $4.9 million at December 31, 2001 and 2000, respectively. The Company monitors its exposure for credit losses and maintains allowances for doubtful accounts. The Company does not believe that significant credit risk exists due to its diverse customer base. Trade accounts receivable of substantially all domestic business operations are sold, on an ongoing basis, to MTSPC, Inc., a wholly-owned subsidiary of Metaldyne.

     Inventories. Inventories are stated at the lower of cost or net realizable value, with cost determined using the first-in, first-out method. Direct materials, direct labor and allocations of certain manufacturing overhead are included in inventory cost.

     Property and Equipment, Net. Property and equipment additions, including significant betterments, are recorded at cost. Upon retirement or disposal of property and equipment, the cost and accumulated depreciation are removed from the accounts, and any gain or loss is included in the combined statement of operations. Repair and maintenance costs are charged to expense as incurred. Depreciation is computed principally using the straight-line method over the estimated useful lives of the assets. Annual depreciation rates are as follows: buildings and land improvements, 2-1/2 to 10 percent, and machinery and equipment, 6-2/3 to 33-1/3 percent. TriMas periodically evaluates the carrying value of long-lived assets and long-lived assets to be disposed of for potential impairment. Projected future undiscounted cash flows, trends and other circumstances are considered by TriMas in making such estimates and evaluations.

     Excess of Cost Over Net Assets of Acquired Companies and Other Intangibles. The excess of cost over net assets of acquired companies ("Goodwill") at December 31, 2001 and 2000 is related to the Accounting Basis Change. Goodwill is amortized using the straight-line method over 40 years. Goodwill amortization expense was $13.6 million in 2001, $1.1 million in 2000 SP, $17.7 million in 2000 LP and $18.9 million in 1999. Ac-

                               TRIMAS CORPORATION
cumulated amortization was $14.7 million and $1.1 million at December 31, 2001 and 2000, respectively. Other intangibles are amortized on appropriate bases over their estimated lives. Customer relationships are amortized over periods ranging from six years to as long as 40 years depending on the nature of the underlying relationships. Trademarks and trade names are amortized over a 40 year period, while technology and other intangibles are amortized over a period between three and thirty years. No amortization period exceeds 40 years. At each balance sheet date, management assesses whether there has been an impairment of goodwill and other intangibles. When the carrying value of goodwill or an intangible asset exceeds associated expected operating cash flows, it is considered to be impaired and is written down to fair value, which is measured based on either discounted future cash flows or appraised values. The factors considered by management in performing this assessment include current operating results, business prospects, market trends, potential product obsolescence, competitive activities and other economic factors. Based on this assessment, there was no impairment related to goodwill or other intangibles at December 31, 2001.

     Fair Value of Financial Instruments. The carrying value of financial instruments reported in the balance sheet for current assets and current liabilities approximates fair value. Management believes the carrying value of long-term debt approximates fair value, which was estimated by discounting future cash flows based on a borrowing rate for similar types of debt instruments.

     Shipping and Handling Expenses. A portion of shipping and handling expenses are included in the selling, general and administrative category in the combined statements of operations. Shipping and handling costs included in selling, general and administrative accounts were approximately $12.7 million in 2001, $1.0 million 2000 SP, $12.6 million in 2000 LP, and $12.7 million in 1999.

     Advertising and Sales Promotion Costs. Advertising and sales promotion costs are expensed as incurred. Advertising costs were approximately $7.2 million in 2001, $0.9 million in 2000 SP, $8.2 million in 2000 LP, and $8.0 million in 1999.

     Research and Development Costs. Research and development costs are expensed as incurred. External costs incurred were approximately $1.6 million in 2001, $0.2 million in 2000 SP, $1.3 million in 2000 LP, and $1.4 million in 1999.

     Income Taxes. TriMas computes income taxes using the asset and liability method, whereby deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of TriMas' assets and liabilities. TriMas is included in the consolidated federal income tax return of Metaldyne. Accordingly, substantially all current income tax related liabilities are due to Metaldyne. Income tax expense is computed on a separate return basis.

     New Accounting Pronouncements and Reclassifications. In June 2001, the Financial Accounting Standards Board approved Statements of Financial Accounting Standards No. 141 "Business Combinations" ("SFAS 141") and No. 142 "Goodwill and Other Intangible Assets" ("SFAS 142") which are effective July 1, 2001 and January 1, 2002, respectively. SFAS 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Under SFAS 142, amortization of goodwill, including goodwill recorded in past business combinations, will discontinue upon adoption of this standard. In addition, goodwill recorded as a result of business combinations completed during the six-month period ending December 31, 2001 will not be amortized. All goodwill and intangible assets will be tested for impairment in accordance with the

                               TRIMAS CORPORATION
provisions of SFAS 142. TriMas is currently reviewing the provisions of SFAS 141 and 142 and assessing the impact of adoption.

     At December 31, 2001, the Company's unamortized balance of goodwill approximated $541.9 million. The following table summarizes the effect on net income (loss) of excluding amortization expense related to goodwill that will no longer be amortized.


                                                                             (in thousands)
                                                                         -----------------------
                                                            2001           2000 SP        2000 LP        1999
                                                            --------       -------        ---------     --------
Net income (loss).................................          $(11,320)       $(4,150)       $21,280       $35,300
Add back:  Goodwill amortization..................            13,600          1,100         17,700        18,900
                                                            --------        -------        --------      --------
Net income (loss), as adjusted....................            $2,280        $(3,050)       $38,980       $54,200
                                                            ========        =======        ========      ========

     In June and August 2001, the Financial Accounting Standards Board approved Statements of Financial Accounting Standards No. 143 "Accounting for Asset Retirement Obligations" ("SFAS 143") and No. 144 "Accounting for the Impairment or Disposal of Long Lived Assets" ("SFAS 144") which are effective January 1, 2003 and January 1, 2002, respectively, for TriMas. SFAS 143 requires that an existing legal obligation associated with the retirement of a tangible long-lived asset be recognized as a liability when incurred and the amount of the liability be initially measured at fair value. Under SFAS 144, a single accounting method was established for long-lived assets to be disposed. SFAS 144 requires TriMas to recognize an impairment loss only if the carrying amount of a long-lived asset is not recoverable from its undiscounted cash flows and the loss is measured as the difference between carrying amount and fair value. TriMas is currently reviewing the provisions of SFAS 143 and 144 and assessing the impact of adoption.

4.   ACQUISITIONS AND RESTRUCTURINGS:

     Following the November 2000 acquisition of Metaldyne by Heartland, Metaldyne employed a new senior management team for TriMas to reorganize and restructure the TriMas business units and implement cost savings projects. The new management team moved aggressively to develop and launch six major projects and several smaller initiatives to consolidate sub-scale business units and redundant plants and to streamline administrative costs. The following table summarizes the purchase accounting adjustments established to reflect these actions and subsequent related activity:


                             (in thousands utilized)

                                Original                     Reserve at
                               Adjustment   Cash Charges   December 31, 2001
                              -----------   ------------   -----------------
Severance ..................    $ 19,070      $ (5,860)       $ 13,210
Other closure costs ........       3,690           (80)          3,610
                               ---------     ---------        ---------
Total ......................    $ 22,760      $ (5,940)       $ 16,820
                               =========     =========        =========

     Cash proceeds of approximately $5.2 million from the sale of redundant facilities and equipment have been realized as a result of these projects through December 31, 2001.

                               TRIMAS CORPORATION

     Approximately 450 jobs will be eliminated as a result of these restructuring actions of which approximately 160 were eliminated as of December 31, 2001. The related severance will be paid through 2004. During 2001, our Transportation Accessories group consolidated an acquired trailer products manufacturing plant into an existing manufacturing facility and reduced the towing products regional warehouse service centers from eleven to five facilities by closing or selling six related properties. These actions resulted in the elimination of approximately 70 positions. In 2002, the electrical products manufacturing facility in Indiana will be closed and consolidated into an existing low cost plant in Mexico. In addition, two duplicate, sub-scale manufacturing facilities, each with its own separate master distribution warehouse, will be closed and consolidated into a single existing third facility, with one master warehouse on the same property. In the Packaging Systems group the Company is rationalizing back office and manufacturing operations. Through December 31, 2001, approximately 45 positions have been eliminated. These actions are expected to be completed by the third quarter of 2002. In the Industrial Specialties group, the Company has adopted a multi-step plan for our industrial fasteners product line to consolidate five sub-scale manufacturing plants into three plants. Through December 31, 2001 the Company has eliminated approximately 45 positions related to these activities.

     Additional unaudited non-recurring expenses of approximately $4.5 million and $5.1 million are expected to be incurred in 2002 and 2003, respectively, as these projects are completed. These costs primarily relate to plant closure costs that did not qualify for expense recognition treatment at December 31, 2001.

     During early 2000, TriMas acquired Wesbar Corporation for total consideration, net of cash acquired, of approximately $21.1 million, including fees and expenses and the assumption of certain liabilities. The results for 2000 include Wesbar Corporation sales and operating results from the date of acquisition.

5.   ACCOUNTS RECEIVABLE SECURITIZATION:

     In 2000, Metaldyne entered into an agreement to sell, on an ongoing basis, the trade accounts receivable of substantially all domestic business operations to MTSPC, Inc. ("MTSPC") a wholly owned subsidiary of Metaldyne. MTSPC from time to time, may sell an undivided fractional ownership interest in the pool of receivables up to approximately $225 million to a third party multi-seller receivables funding company. Trade accounts receivable relating to TriMas operations are included as part of this agreement. The Company maintains a retained interest in the receivables. The information that follows represents TriMas' attributed portion of receivables sold to MTSPC.

     The net proceeds of sale are less than the face amount of accounts receivable sold by an amount that approximates the purchaser's financing costs amounting to a total of $3.6 million in 2001, $0.3 in 2000 SP and $1.3 million in 2000 LP. These costs are included in other expense in the combined statement of operations. These financing costs are determined by calculating the estimated present value of the receivables sold compared to their carrying amount. The estimated present value factor is based on historical collection experience and a discount rate representing a spread over LIBOR as prescribed under the terms of the securitization agreement. For 2001, the losses were based on an average liquidation period of the portfolio of approximately 1.5 months and an average discount rate of 5.3%.

     At December 31, 2001 and 2000, a total of approximately $59.8 million and $55.2 million of TriMas receivables were sold and TriMas retained a subordinated interest of approximately $12.2 million and $6.3 million, respectively, which is included in the receivables line item in the combined balance sheet. The retained interest represents the excess of receivables sold to MTSPC over the amount funded to the Company. The fair

                               TRIMAS CORPORATION
value of the retained interest is based on the present value of the receivables calculated in a method consistent with the losses on sales of receivables discussed above, net of anticipated credit losses.

         The proceeds from the sale of TriMas' accounts receivable, net for the year ended December 31, 2001 and 2000 was $4.6 and $55.2 million, respectively. Amounts related to timing differences in the settlement of the securitization are included in accrued liabilities.

6.       INVENTORIES:

                                                 (in thousands)
                                                 at December 31,
                                              2001             2000
                                          ------------      ------------
Finished goods ..................         $    59,510       $    61,450
Work in process .................              13,470            16,620
Raw material ....................              23,830            33,990
                                          ------------      ------------
                                          $    96,810       $   112,060
                                          ============      ============

7.   PROPERTY AND EQUIPMENT, NET:

                                                         (in thousands)
                                                         at December 13,
                                                 ------------------------------
                                                     2001               2000
                                                 ------------      ------------
Cost:
Land and land improvements .................    $    13,840         $   15,100
Buildings ..................................         67,940             70,960
                                                  ------------      ------------
Machinery and equipment ....................        200,750            185,440
                                                    282,530            271,500
Less:  Accumulated depreciation ............         28,150              2,160
                                                 ------------      ------------
                                                $   254,380         $  269,340
                                                =============      ============


Depreciation expense was approximately $26.0 million in 2001, $2.2 million in 2000 SP, $20.0 million in 2000 LP, and $18.9 million in 1999.

                               TRIMAS CORPORATION

8.   INTANGIBLES AND OTHER ASSETS:

                                                                       (In thousands)
                                               As of December 31, 2001                As of December 31, 2000
                                              ------------------------               -------------------------
                                                Gross                                 Gross
                                              Carrying         Accumulated           Carrying       Accumulated
                                               Amount         Amortization            Amount        Amortization
                                           ------------     ----------------      ------------     ---------------
Intangible Category by Useful Life
Customer Relationships:
     6-12 years......................     $      26,500      $     (2,850)        $     26,500    $       (230)
     15-25 years.....................            62,000            (2,930)              62,000            (230)
     40 years........................           112,000            (3,010)             112,000            (220)
                                           -------------       ------------       -------------    -------------
                                                200,500            (8,790)             200,500            (680)
Trademarks/trade names:
     40 years........................            54,390            (1,460)              54,390             (40)
                                          -------------       ------------       -------------    -------------
Technology and other:
     5-15 years......................            21,500            (2,910)              21,500            (230)
     18-30 years.....................            38,100            (1,840)              38,100            (260)
                                           -------------       ------------       -------------    -------------
                                                 59,600            (4,750)              59,600            (490)
                                           -------------       ------------       -------------    -------------

                                          $     314,490      $    (15,000)        $    314,490    $     (1,210)
                                           =============       ============       =============     =============


     Amortization expense was approximately $14.2 million in 2001, $1.3 million in 2000 SP, $0.7 million in 2000 LP, and $0.7 million in 1999. Accumulated amortization was $15.5 million and $1.3 million at December 31, 2001 and 2000, respectively.

9.       ACCRUED LIABILITIES:

                                                                (in thousands)
                                                                at December 31,
                                                          ---------------------
                                                            2001          2000
                                                           --------      -------
Insurance ..............................................  $ 10,670    $  10,790
Severance and other closure costs ......................    12,630       10,750
Vacation, holiday and bonus ............................     9,010        7,980
Accounts receivable securitization timing settlement ...     4,370        8,000
Other ..................................................    19,510       25,670
                                                          ----------   ---------
                                                          $ 56,190    $  63,190
                                                          ==========   =========

                               TRIMAS CORPORATION

10.      LONG-TERM DEBT:

                                                       (in thousands)
                                                       at December 31,
                                                ------------------------------
                                                   2001               2000
                                                 ------               ------
Bank debt .................................   $   440,600         $    460,000
Other .....................................           160               12,920
                                                ---------           -----------
                                                  440,760              472,920
Less:  Current portion of long-term debt ..        28,900               40,350
                                                ---------           -----------
Long-term debt ............................   $   411,860         $    432,570
                                               ==========           ===========

     The bank debt is allocated to TriMas by Metaldyne and primarily represents that portion of debt that is a joint and several obligation of Metaldyne and certain subsidiaries of the Company. The bank debt includes limitations on the distribution of funds by Metaldyne and the Company. These include limitations on the ability to redeem the Metaldyne restricted stock awards if the result of such redemption would give rise to a default under the Metaldyne credit agreement. The Metaldyne credit facility contains other negative and affirmative covenants and requirements affecting Metaldyne and the Company and its subsidiaries, including restrictions on debt, liens, mergers, investments, acquisitions and capital expenditures, asset dispositions, sale/leaseback transactions, the ability to pay common stock dividends and transactions with affiliates. The Metaldyne credit facility also requires it to meet certain financial covenants and ratios to be computed quarterly commencing on December 31, 2000.

     Other debt includes borrowings by the Company's subsidiaries denominated in foreign currencies.

     The interest rate charged by Metaldyne applicable to the bank debt approximated eight and one-half percent at December 31, 2001, and 6.4% at December 31, 2000. The Metaldyne credit facility is collateralized by substantially all domestic assets of Metaldyne and TriMas (except for the subordinated retained interest of securitized receivables) and by a portion of the stock of foreign operations.

     The maturities of debt as at December 31, 2001 during the next five years are as follows (in millions): 2002 -- $29; 2003 -- $69; 2004 -- $78; 2005 --
$79; and 2006 and beyond -- $186.

11.  COMMITMENTS AND CONTINGENCIES:

     TriMas leases certain equipment and plant facilities under noncancellable operating leases. Rental expense for TriMas totaled approximately $4.6 million in 2001, $0.4 million in 2000 SP, $4.7 million in 2000 LP and $4.7 million in 1999.

     Minimum payments for operating leases having initial or remaining noncancellable lease terms in excess of one year at December 31, 2001 are summarized below:

                               TRIMAS CORPORATION

Year ending December 31:                           (in thousands)
------------------------                          -----------------
2002 ....................................           $     4,180
2003 ....................................                 3,170
2004 ....................................                 2,680
2005 ....................................                 2,050
2006 ....................................                 1,390
Thereafter ..............................                 2,630
                                                    -------------
Total ...................................            $   16,100
                                                    =============

     A civil suit was filed in the United States District Court for the Central District of California in April 1983 by the United States of America and the State of California under the Federal Superfund law against over 30 defendants, including the company, for alleged release into the environment of hazardous substances disposed of at the Stringfellow Disposal Site in California. The plaintiffs have requested, among other things, that the defendants clean up the contamination at that site. A consent decree has been entered into by the plaintiffs and the defendants, including us, providing that the consenting parties perform partial remediation at the site. The State has agreed to take over clean-up of the site, as well as responsibility for governmental entities' past response costs. Additionally, we and approximately 60 other entities including the State are defendants in a toxic tort suit brought in the Superior Court of the State of California in May 1998 by various persons residing in the area of the site and seeking damages for alleged personal injuries claimed to arise from exposure to contaminants from the site. The case is still in the discovery stage but we believe there are good defenses to the claims against us. Based upon the Company's present knowledge and subject to future factual and legal developments, the Company does not believe the ultimate outcome of this matter will have a material adverse effect on its consolidated financial position and future results of operations.

     Another civil suit was filed in the United States District Court for the Central District of California in December 1988 by the United States of America and the State against more than 180 defendants, including us, for alleged release into the environment of hazardous substances disposed of at the Operating Industries, Inc. site in California. This site served for many years as a depository for municipal and industrial waste. The plaintiffs have requested, among other things, that the defendants clean up contamination at that site. Consent decrees have been entered into by the plaintiffs and a group of defendants, including us, providing that the consenting parties perform certain remedial work at the site and reimburse the plaintiffs for certain past costs incurred by the plaintiffs at the site.

     Additionally, at April 26, 2002, the Company is party to approximately 368 pending cases involving approximately 6,581 claimants alleging personal injury from exposure to asbestos containing materials formerly used in gaskets (both encapsulated and otherwise) manufactured or distributed by certain of our subsidiaries for use in the petrochemical refining and exploration industries. There were three types of gaskets that we manufactured and we have ceased the use of asbestos in our products. We believe that many of our pending cases relate to locations which none of our gaskets were distributed or used. In addition, we acquired various companies to distribute our products that distributed gaskets of other manufacturers prior to acquisition. Approximately 530 cases involving 2,667 claimants (which are not included in the pending cases noted above) have been either dismissed for lack of product identification or otherwise or been settled or made subject to agreements to settle. Our total settlement costs for all such cases, some of which were filed over 12 years ago, have been approximately $1.5 million. Based upon our experience to date and other available information, we do not

                               TRIMAS CORPORATION
believe that these cases will have a material adverse effect on our financial condition or results of operation. However, we cannot assure you that we will not be subjected to significant additional claims in the future, that the cost of settling cases in which product identification can be made will not increase or that we will not be subjected to further claims with respect to the former activities of our acquired gasket distributors.

     The Company has provided accruals based upon our present knowledge and subject to future legal and factual developments, we do not believe that any of these litigations will have a material adverse effect on our combined financial position, results of operations or cash flow. However, there can be no assurance that future legal and factual developments will not result in materially adverse expenditures.

     The Company is subject to other claims and litigation in the ordinary course of our business, but does not believe that any such claim or litigation will have a material adverse effect on our financial position or results of operations.

12.  RELATED PARTIES:

METALDYNE CORPORATION

     Net Investment and advances reflect the accumulation of transactions between TriMas and Metaldyne through December 31, 2001. These transactions include operating results, management fees and advances, as discussed below:

     TriMas was charged a management fee by Metaldyne for various corporate support staff and administrative services. Such fees approximate one percent of net sales and amounted to $7.3 million in 2001, $0.5 million in 2000 SP, $7.3 million in 2000 LP and $7.7 million in 1999.

     Certain of TriMas' employee benefit plans and insurance coverages are administered by Metaldyne. These costs as well as other costs incurred on TriMas' behalf were charged directly to TriMas.

     TriMas has guaranteed approximately $8.7 million and $40.0 million of Metaldyne bank debt that was not attributed to TriMas at December 31, 2001 and 2000, respectively.

     TriMas was also charged interest expense at various rates on the debt attributed to TriMas from Metaldyne and on the outstanding advance balance from Metaldyne. These charges aggregated $73.1 million in 2001, $4.9 million in 2000 SP, $54.2 million in 2000 LP and $53.1 million in 1999. The related advances are included in the Metaldyne net investment and advances balances in the accompanying combined balance sheet.

13.  STOCK OPTIONS AND AWARDS:

     Prior to the Metaldyne recapitalization, Metaldyne's Long Term Stock Incentive Plan provided for the issuance of stock-based incentives. Certain of TriMas' salaried employees are holders of restricted stock awards issued under that plan. Under the terms of the Metaldyne recapitalization agreement, those shares become free of restriction, or vest, in four even installments as of the closing of the recapitalization and January of 2002, 2003, and 2004. TriMas is charged directly by Metaldyne for related expenses. TriMas' portion of compensation expense for the vesting of long-term stock awards was approximately $3.2 million in 2001, $0.8 million in 2000 LP and $0.6 million in 1999.

                               TRIMAS CORPORATION

     Holders of restricted stock may elect to receive all of the installment in common shares of Metaldyne stock, 40% in cash and 60% in common shares of Metaldyne stock, or 100% in cash. The number of shares or cash to be received will increase by 6% per annum from the $16.90 per share recapitalization consideration. TriMas is charged directly by Metaldyne for the interest accretion on the stock awards. TriMas' portion of the interest accretion for 2001 was approximately $0.8 million.

     In 2001, subsequent to the recapitalization, a new Long Term Equity Incentive Plan (the "Plan") was adopted, which provides for the issuance of equity-based incentives in various forms. During 2001, Metaldyne granted stock options for 2,855,000 shares at a price of $16.90 per share to key employees of Metaldyne, of which 336,763 were granted to TriMas employees. These options have a ten year option period and vest ratably over a three year period from the date of grant. The ability to exercise the options is limited in the circumstances of a public offering whereby the shares are required to be held and exercised after the elapse of certain time periods.

     Metaldyne has elected to continue to apply the provisions of Accounting Principles Board Opinion No. 25 and, accordingly, no stock option compensation expense is included in the determination of net income (loss) in the combined statement of operations. The weighted average fair value on the date of grant of the Metaldyne options granted during 2001 was $3.80. Had stock option compensation expense been determined pursuant to the methodology of SFAS No. 123, "Accounting for Stock-Based Compensation," the pro forma effect would have reduced TriMas' 2001 earnings by approximately $0.2 million.

14.  EMPLOYEE BENEFIT PLANS:

     Pension and Profit-Sharing Benefits. Substantially all TriMas salaried employees participate in Metaldyne-sponsored noncontributory profit-sharing and/or contributory defined contribution plans, to which payments are approved annually by Metaldyne's Board of Directors. Aggregate charges to income under these plans were approximately $2.6 million in 2001, $0.3 million in 2000 SP, $3.3 million 2000 LP and $3.8 million in 1999.

     In addition, TriMas salary and non-union hourly employees participate in defined-benefit pension plans sponsored by Metaldyne. The expense for these plans was approximately $2.4 million in 2001, $0.3 million in 2000 SP, $3.1 million in 2000 LP and $3.6 million in 1999.

     Net periodic pension cost for TriMas defined benefit pension plans, covering foreign employees and union-hourly employees, includes the following components:

                                                     (in thousands)
                                      -----------------------------------------
                                       2001       2000 SP    2000 LP       1999
                                    ---------   ---------   ---------   --------
Service cost....................... $     540   $    50    $   600    $    740
Interest cost......................       980        80        900         930
Expected return on assets..........    (1,330)     (110)    (1,180)     (1,160)
Amortization of prior-service cost.        --        --         10          --
Amortization of net loss...........        --        --        (10)         10
                                    ---------   ---------   ---------   --------
Net periodic pension cost.......... $     190   $    20    $   320    $    520
                                    =========   =========   =========  =========

                               TRIMAS CORPORATION

         Major actuarial assumptions used (as of September 30, 2001) in accounting for the TriMas defined benefit pension plans at December 31 are as follows:

                                                 2001        2000         1999
                                               -------      -------      -------
Discount rate for obligations ..............    7.625%       7.75%       7.75%
Rate of increase in compensation levels ....    4.00%        4.00%       5.00%
Expected long-term rate of return on plan
    assets .................................    9.00%        9.00%       9.00%


     The following provides a reconciliation of the changes in TriMas' defined-benefit pension plan's projected benefit obligations and fair value of assets covering foreign employees and union hourly employees for each of the two years ended December 31, and the funded status as of December 31, 2000 and 2001:


                                                                                     (in thousands)
                                                                          ------------------------------------
                                                                          2001                      2000
                                                                   -----------------          -----------------
Changes In Projected Benefit Obligations
Benefit obligations at January 1 .......................            $        (13,230)         $        (14,020)
Service costs ..........................................                        (540)                     (650)
Interest costs .........................................                        (980)                     (980)
Plan amendments ........................................                        (470)                      (70)
Actuarial gain .........................................                         610                     1,450
Benefit payments .......................................                         630                       480
Change in foreign currency .............................                         160                       560
                                                                   -----------------          -----------------
Projected benefit obligations at December 31 ...........            $        (13,820)         $        (13,230)
                                                                   =================          ==================
Changes In Plan Assets
Fair value of plan assets at January 1 .................            $         14,920          $         14,900
Actual return on plan assets ...........................                      (1,450)                     (100)
Contributions ..........................................                       1,610                     1,250
Benefit payments .......................................                        (630)                     (480)
Expenses/Other .........................................                        (200)                     (650)
                                                                   -----------------          -----------------
Fair value of plan assets at December 31 ...............            $         14,250          $         14,920
                                                                   =================          ==================
Funded Status
Plan assets greater than projected benefits at
    December 31 ........................................            $            430          $          1,690
Unamortized prior-service cost .........................                         400                        --
Unamortized net loss (gain) ............................                       1,980                      (110)
                                                                   -----------------          -----------------
Net asset recognized at December 31 ....................            $          2,810          $          1,580
                                                                   =================          ==================

                               TRIMAS CORPORATION

                                                       (in thousands)
                                                   -----------------------
                                                     2001          2000
                                                    ------        -------
Components Of The Net Asset Recognized
Prepaid benefit cost .......................... $     2,670    $   2,470
Accrued benefit liability .....................        (370)        (780)
Intangible asset ..............................         440           --
Accumulated other comprehensive income (loss) .          70         (110)
                                                   --------       --------
Net asset recognized at December 31 ........... $     2,810    $   1,580
                                                   ========       ========

     Postretirement Benefits. TriMas provides postretirement medical and life insurance benefits, none of which are funded, for certain of its active and retired employees. Net periodic postretirement benefit cost includes the following components:

                                                                         (in thousands)
                                                  --------------------------------------------------------------
                                                    2001            2000 SP          2000 LP            1999
                                                  ---------       -----------       ----------        --------
Service cost...........................          $       80       $       10       $      120       $      150
Interest cost..........................                 310               30              320              320
Net Amortization........................                 --               --             (170)            (160)
                                                  ---------       -----------       ----------        --------
Net periodic postretirement benefit
     cost...............................         $      390       $       40       $      270       $      310
                                                 ==========       ===========       ==========        =========


     The following provides a reconciliation of the changes in the postretirement benefit plans' benefit obligations for each of the two years ended December 31, 2001 and the status as of December 31, 2001 and 2000:

                                                      (in thousands)
                                            ---------------------------------
                                                  2001                2000
                                               ---------           ---------
Changes In Benefit Obligations
Benefit obligations at January 1 ............. $  (4,140)         $  (4,750)
Service cost .................................       (80)              (130)
Interest cost ................................      (310)              (350)
Actuarial gain (loss) ........................       (30)               790
Benefit payments .............................       320                300
                                               ---------           ---------
Benefit obligations at December 31 ........... $  (4,240)         $  (4,140)
                                               =========           =========
Status
Benefit obligations at December 31 ........... $  (4,240)         $  (4,140)
Unrecognized gain ............................        30                 --
                                               ---------           ---------
Net liability at December 31 ................. $  (4,210)         $  (4,140)
                                               =========           =========

     The discount rate used in determining the accumulated postretirement benefit obligation was 7.63 percent in 2001 and 7.75 percent in 2000. The assumed health care cost trend rate in 2001 was 11 percent, decreasing to an ultimate rate in 2013 of 5 percent. If the assumed medical cost trend rates were increased by one percent, the accumulated postretirement benefit obligations would increase by $0.3 million and the aggregate of the service and interest cost components of net periodic postretirement benefit obligations cost would increase

                               TRIMAS CORPORATION
by $24 thousand. If the assumed medical cost trend rates were decreased by one percent, the accumulated postretirement benefit obligations would decrease by $0.3 million and the aggregate of the service and interest cost components of net periodic postretirement benefit cost would decrease by $26 thousand.

15.  SEGMENT INFORMATION:

     TriMas' reportable operating segments are business units, each providing their own unique products and services. Each operating segment is independently managed, and requires different technology and marketing strategies and has separate financial information evaluated regularly by the Company's chief operating decision maker in determining resource allocation and assessing performance. TriMas has three operating segments involving the manufacture and sale of the following:

     Transportation Accessories Group -- Vehicle hitches and receivers, sway controls, weight distribution and 5th wheel hitches, hitch mounted accessories, roof racks, trailer couplers, winches, jacks, trailer brakes and lights and other vehicle and trailer accessories.

     Packaging Systems Group -- Closures and dispensing systems for steel and plastic industrial and consumer packaging applications.

     Industrial Specialties Group -- Large and small diameter standard and custom-designed ferrous, nonferrous and special alloy fasteners, highly engineered specialty fasteners for the domestic and international aerospace industry, flame-retardant facings and jacketing and insulation tapes used in conjunction with fiberglass insulation, pressure-sensitive specialty tape products, high-pressure and low-pressure cylinders for the transportation, storage and dispensing of compressed gases, metallic and nonmetallic industrial gaskets, specialty precision tools such as center drills, cutters, end mills, reamers, master gears, gages and punches, specialty engines and service parts and specialty ordnance components and weapon systems.

     We use Earnings Before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA") as an indicator of operating performance and as a measure of cash generating capabilities. Adjusted EBITDA is one of the primary measures used by management to evaluate performance. For purposes of this note, Adjusted EBITDA is defined as operating profit before depreciation, amortization and legacy stock award expense; operating net assets is defined as total assets less current liabilities.

     Operating net assets for 2001 and 2000 reflect the sale of TriMas' accounts receivable through the securitization agreement with MTSPC.

     Segment activity is as follows:

                                                                             (in thousands)
                                                        -------------------------------------------------------
                                                           2001          2000 SP        2000 LP          1999
                                                         ---------      --------       ---------        -------
Sales
Transportation Accessories Group ...............        $ 264,680       $  15,390      $ 265,560      $ 265,100
Packaging Systems Group ........................          105,250           7,680        100,470        114,090
Industrial Specialties Group ...................          362,510          27,570        373,560        393,910
                                                         ---------      --------       ---------        -------
Total ..........................................        $ 732,440       $  50,640      $ 739,590      $ 773,100
                                                         =========      ========        =========       =======

                               TRIMAS CORPORATION


                                                                             (in thousands)
                                                        -------------------------------------------------------
                                                           2001          2000 SP        2000 LP          1999
                                                         ---------      --------       ---------        -------
Adjusted EBITDA
Transportation Accessories Group ...............        $  42,820       $   1,290      $  44,960      $  48,470
Packaging Systems ..............................           33,930           2,180         33,570         39,390
Industrial Specialties .........................           55,080           2,490         62,060         77,760
Metaldyne management fee and other
   corporate expenses ..........................           (7,170)           (470)        (6,890)        (7,560)
                                                         ---------       --------       ---------        -------
Total Adjusted EBITDA ..........................          124,660           5,490        133,700        158,060
Depreciation & amortization ....................          (53,780)         (4,540)       (38,400)       (38,520)
Legacy stock award expense .....................           (3,200)             --           (770)          (610)
                                                         ---------       --------       ---------        -------
Operating profit ...............................        $  67,680       $     950      $  94,530      $ 118,930
                                                         =========       ========        =========       =======



FINANCIAL SUMMARY BY SEGMENT:


                                                                              (in thousands)
                                                                               December 31,
                                                          -----------------------------------------------------
                                                               2001                2000                1999
                                                            --------            ---------             ---------
Operating Net Assets
Transportation Accessories Group ..................       $      350,300      $      381,950      $      287,340
Packaging Systems Group ...........................              277,250             272,180             248,280
Industrial Specialties Group ......................              401,710             431,300             613,250
Corporate .........................................              104,390             121,470               6,590
                                                          --------------       -------------        -------------
Total .............................................       $    1,133,650      $    1,206,900      $    1,155,460
                                                          ==============       ==============       =============
Capital Expenditures
Transportation Accessories Group ..................       $        5,350      $        9,470      $        9,190
Packaging Systems Group ...........................                3,730               6,640               8,520
Industrial Specialties Group ......................                9,610               6,690              24,610
                                                          --------------       -------------        -------------
Total .............................................       $       18,690      $       22,800      $       42,320
                                                          ==============       ==============       =============


                                                                          (in thousands)
                                                  ---------------------------------------------------------------
                                                     2001             2000 SP           2000 LP          1999
                                                   ---------         ----------       -----------      -----------
Depreciation & Amortization
Transportation Accessories Group .........        $    17,110      $     1,420      $     7,320      $     6,590
Packaging Systems Group ..................             11,470            1,020            4,930            4,990
Industrial Specialties Group .............             22,600            1,880           14,560           14,820
Corporate ................................              2,600              220           11,590           12,120
                                                   ---------         ----------       -----------      -----------
Total ....................................        $    53,780      $     4,540      $    38,400      $    38,520
                                                   ==========        ==========       ===========      ===========

     The Company's export sales approximated $55.8 million, $53.9 million and $56.4 million in 2001, 2000 and 1999, respectively.

     The following table presents the TriMas non-United States (US) revenues for each of the years ended December 31 and operating net assets at each year ended December 31, attributed to each subsidiary's continent

                               TRIMAS CORPORATION
of domicile. There was no single non-US country for which revenue and net assets were material to the combined revenues and net assets of TriMas taken as a whole.


                                                                   (in thousands)
                                             2001                       2000                       1999
                                   ---------------------------  -----------------------   -----------------------
                                                 Operating                  Operating                  Operating
                                                    Net                        Net                        Net
                                      Sales        Assets        Sales        Assets        Sales        Assets
                                    ---------    ---------     ---------    ---------     ---------    ---------
Europe.......................       $  39,000    $  63,000     $  38,000    $  66,000     $  44,000    $  71,000
Australia....................          22,000       23,000        23,000       27,000        23,000       14,000
Other North America..........          19,000       13,000        18,000       17,000        12,000        5,000
                                    ---------    ---------     ---------    ---------     ---------    ---------
Total non-US.................       $  80,000    $  99,000     $  79,000    $ 110,000     $  79,000    $  90,000
                                    ==========   =========     =========    =========     =========    =========


16.      OTHER INCOME (EXPENSE), NET:

                                                                         (in thousands)
                                                    2001             2000 SP         2000 LP            1999
                                                 ----------       ----------      ----------       ------------
Other, net:
Interest income ........................         $      380       $       60       $      650       $      900
Other, net .............................             (4,380)          (1,260)           2,400              550
                                                 ----------       ----------      ----------       ------------
                                                 $   (4,000)      $   (1,200)      $    3,050       $    1,450
                                                 ==========       ==========      ==========       ============


17.      INCOME TAXES:

                                                                            (in thousands)
                                                     --------------------------------------------------------------
                                                        2001           2000 SP         2000 LP            1999
                                                     ----------       ----------      ----------       ------------
Income (loss) before income taxes:
Domestic ....................................        $  (17,550)     $   (5,170)     $   29,360       $   51,580
Foreign .....................................             8,100             (80)         12,830           13,420
                                                     ----------       ----------      ----------       ------------
                                                     $   (9,450)     $   (5,250)     $   42,190       $   65,000
                                                     ==========       ==========      ==========       ============
Provision for income taxes (credit):
   Current payable (refundable):
Federal......................................        $  (10,080)     $   (4,100)     $    9,650       $   14,710
State and local .............................               490             270             710            1,500
Foreign .....................................             2,650             (20)          4,330            5,210
Deferred:....................................
Federal......................................             7,880           2,410           5,400            6,940
Foreign......................................               930             340             820            1,340
                                                     ----------       ----------      ----------       ------------
Income taxes (credit) .......................        $    1,870      $   (1,100)     $   20,910       $   29,700
                                                     ==========       ==========      ==========       ============

     The components of deferred taxes at December 31, 2001 and 2000 are as follows:

                                                           (in thousands)
                                                       ------------------------
                                                        2001             2000
                                                     -------------   -----------
Deferred tax assets:
Inventories .......................................  $      1,800    $    2,560
Accounts receivable ...............................         1,610         1,060
Accrued liabilities and other long-term liabilities           580        10,600
Deferred tax liabilities:
Property and                                              (52,800)      (51,460)
   equipment.................................
Intangible assets .................................      (110,100)     (112,860)
                                                     -------------   -----------
Net deferred tax liability ........................  $   (158,910)   $ (150,100)
                                                     =============   ===========

     The following is a reconciliation of tax computed at the U.S. federal statutory rate to the provision for income taxes allocated to income (loss) before income taxes:


                                                                           (in thousands)
                                                    ------------------------------------------------------------
                                                        2001          2000 SP          2000 LP           1999
                                                     ----------       --------        ---------         --------
U.S. federal statutory rate ................                35%             35%             35%              35%
Tax at U.S. federal statutory rate .........           $(3,310)        $(1,830)        $14,770          $22,750
State and local taxes, net of federal tax
   benefit..................................               330             170             460              970
Higher effective foreign tax rate ..........               750             350             660            1,860
Amortization in excess of tax, net .........             3,920             200           4,850            5,220
Other, net .................................               180              10             170           (1,100)
                                                     ----------       --------        ---------         --------
Income taxes ...............................            $1,870         $(1,100)        $20,910          $29,700
                                                     ==========       ========        =========         ========


     Historically, the Company's operations have been included in Metaldyne's consolidated income tax returns. The provision for income tax expense has been calculated on a separate return basis. The deferred tax provision is determined under the liability method. Deferred tax assets and liabilities are recognized based on differences between the book and tax basis of assets and liabilities using current enacted tax rates. The provision for income taxes is the sum of the amount of tax paid or payable for the year as determined by applying the provisions of enacted tax laws to the taxable income for that year and the net change during the year in the Company's deferred tax assets and liabilities.

     Liabilities for U.S. federal and state income taxes are payable to Metaldyne. Cash taxes paid with respect to foreign jurisdictions were: $3.5 million in 2001; $4.5 million in 2000 LP, and; $5.3 million in 1999.

     A provision has not been made for U.S. or additional foreign withholding taxes on undistributed earnings of foreign subsidiaries of $72.1 million at December 31, 2001, as those earnings are intended to be permanently reinvested. Generally, such earnings become subject to U.S. tax upon the remittance of dividends and under certain other circumstances. It is not practical to estimate the amount of deferred tax liability on such undistributed earnings.

                               TRIMAS CORPORATION

18.  SUMMARY QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                 Post-Acquisition Basis
                                        -------------------------------------------------------------------------
                                                          For the year ended December 31, 2001
                                        -------------------------------------------------------------------------
                                        First Quarter      Second Quarter       Third Quarter      Fourth Quarter
                                        -------------      --------------       -------------      --------------
Net sales....................           $     199,690      $     196,350       $     178,970      $     157,430
Gross profit.................                  56,140             53,750              47,620             37,520
Net income (loss)............                     380             (1,520)             (3,360)            (6,820)



                                                          For the year ended December 31, 2000
                                                 -----------------------------------------------------------
                                                                                                     Post-Acquisition
                                                         Pre-Acquisition Basis                            Basis
                                      ------------------------------------------------------------    --------------

                                                                                     October 1 -    November 28 -
                                                                                     November 27,   December 31,
                                      First Quarter  Second Quarter  Third Quarter   2000           2000
                                      -------------  --------------   ------------   ------------    ------------
Net sales....................           $  218,030     $  217,760      $  191,220      $  112,580     $   50,640
Gross profit.................               70,510         68,650          54,490          31,370         14,150
Net income (loss)............                9,510          8,780           4,010          (1,020)        (4,150)


19.  SUBSEQUENT EVENTS

Recapitalization

     On June 6, 2002, the Company, Metaldyne and Heartland Industrial Partners ("Heartland") entered into a stock purchase agreement under which Heartland and other investors invested $265 million in the Company to acquire approximately 66% of the Company's common stock on a fully diluted basis. To effect the transactions contemplated by the stock purchase agreement, the Company also entered into a senior credit facility consisting of a $150 million revolving credit facility, a $260 million term loan facility, and a $125 million receivables securitization facility, and issued senior subordinated debentures with a face value of $352.8 million. The Company declared and paid a dividend to Metaldyne of $840 million in the form of cash, retirement of debt owed by TriMas to Metaldyne or attributed to TriMas under the Metaldyne credit agreement and repurchase of TriMas originated receivables balances under the Metaldyne receivables facility. TriMas was released from all obligations under the Metaldyne credit agreement in connection with the common stock issuance and related financing transactions. Under the terms of the stock purchase agreement, Metaldyne retained shares of the Company's common stock valued at $120 million and received a warrant to purchase 750,000 shares of common stock at par value of $.01 per share, valued at $15 million. The common stock and warrants are valued based upon the cash equity investment made by Heartland and the other investors. Metaldyne currently owns 34% of the Company's common stock on a fully diluted basis.

Supplemental Guarantor Condensed Combining Financial Information

     On June 6, 2002, the Company ("Parent") issued 9 7/8% Senior Subordinated Notes due 2012 with a total principal face amount of $352.8 million. These notes are guaranteed by substantially all of our domestic subsidiaries ("Guarantor Subsidiaries"). All of the Guarantor Subsidiaries are 100% owned by the Parent and

                               TRIMAS CORPORATION
their guarantee is full, unconditional, joint and several. Our non-domestic subsidiaries and TSPC, Inc. have not guaranteed the outstanding notes ("Non-Guarantor Subsidiaries"). The Guarantor Subsidiaries have also guaranteed amounts issued and outstanding under the Company's Credit Facility, which was also entered into on June 6, 2002.

     The accompanying supplemental guarantor condensed, combining financial information is presented on the equity method of accounting for all periods. Under this method, investments in subsidiaries are recorded at cost and adjusted for the Company's share in the subsidiaries' cumulative results of operations, capital contributions and distributions and other changes in equity. Elimination entries relate primarily to the elimination of investments in subsidiaries and associated intercompany balances and transactions.

                               TRIMAS CORPORATION

                    SUPPLEMENTAL GUARANTOR CONDENSED COMBINED
                  FINANCIAL STATEMENTS COMBINING BALANCE SHEET
                                 (In thousands)


                                                                       Post-Acquisition Basis
                                                                      As of December 31, 2001

                                                ------------------------------------------------------------------------
                                                                               Non-                         Consolidated
                                                Parent        Guarantors     Guarantors    Eliminations       Total
                                               ----------     ----------    ------------  --------------     ------------
ASSETS
Current assets:
Cash and cash equivalents ..............       $       --      $    1,940     $    1,840      $       --     $    3,780
Receivables, trade .....................               --          19,250         14,990              --         34,240
Receivable, intercompany ...............               --           1,730          2,200          (3,930)            --
Inventories ............................               --          85,720         11,090              --         96,810
Deferred income taxes ..................               --          10,870             --              --         10,870
Prepaid expenses and other assets ......               --           4,810          1,360              --          6,170
                                               ----------     ----------    ------------  --------------     ------------
Total current assets ...................               --         124,320         31,480          (3,930)       151,870
Investment in subsidiaries .............          521,000          43,000             --        (564,000)            --
Property and equipment, net ............               --         228,010         26,370              --        254,380
Excess of cost over net assets of
   acquired companies ..................               --         476,220         65,650              --        541,870
Intangibles and other assets ...........               --         314,100          3,520              --        317,620
                                               ----------     ----------    ------------  --------------     ------------
             Total assets ..............       $  521,000      $1,185,650     $  127,020      $ (567,930)    $1,265,740
                                               ==========     ==========    ============  =============      =============

LIABILITIES AND METALDYNE CORP. NET
   INVESTMENT AND ADVANCES
Current liabilities:  Accounts
   payable-- trade .....................       $       --      $   38,100     $    8,900      $       --     $   47,000
Accounts payable-- intercompany ........               --           2,200          1,730          (3,930)            --
Accrued liabilities ....................               --          51,130          5,060              --         56,190
Current maturities, long-term debt .....               --          28,900             --              --         28,900
                                                ----------     ----------    ------------  --------------     ------------
Total current liabilities ..............               --         120,330         15,690          (3,930)       132,090
Long-term debt .........................               --         411,860             --              --        411,860
Deferred income taxes ..................               --         166,010          3,770              --        169,780
Other long-term liabilities ............               --          30,470            540              --         31,010
v                                               ----------     ----------    ------------  --------------     ------------
Total liabilities ......................               --         728,670         20,000          (3,930)       744,740
Metaldyne Corporation net investment              521,000         456,980        107,020        (564,000)       521,000
   and advances ........................
                                                ----------     ----------    ------------  --------------     ------------
Total liabilities and Metaldyne
   Corporation net investment and              $  521,000      $1,185,650     $  127,020      $ (567,930)    $1,265,740
   advances ............................
                                                ==========     ==========    ============  =============     =============



                                           SUPPLEMENTAL GUARANTOR CONDENSED COMBINED
                                         FINANCIAL STATEMENTS COMBINING BALANCE SHEET
                                                         (In thousands)

                                                                       Post-Acquisition Basis
                                                                       As of December 31, 2000
                                               --------------------------------------------------------------------------
                                                                                                            Consolidated
                                                    Parent     Guarantors    Non-Guarantors   Eliminations       Total
                                               ------------    -----------   -------------    ------------   ------------
ASSETS
  Current assets:
  Cash and cash equivalents .............       $       --     $    1,460     $    5,600     $       --     $    7,060
   Receivables, trade ...................               --         42,810         16,160             --         58,970
  Receivables, intercompany .............               --          1,790            830         (2,620)            --
  Inventories ...........................               --         98,320         13,740             --        112,060
  Deferred income taxes .................               --         19,310             --             --         19,310
  Prepaid expenses and other assets .....               --          3,750          1,060             --          4,810
                                               ------------    -----------   -------------    ------------   ------------
  Total current assets ..................               --        167,440         37,390         (2,620)       202,210
  Investments in subsidiaries ...........          566,800         50,340             --       (617,140)            --
  Property and equipment, net ...........               --        241,240         28,100             --        269,340
  Excess of cost over net assets of
     acquired companies .................               --        488,720         66,010             --        554,730
  Intangibles and other assets ..........               --        328,900          2,940             --        331,840
                                               ------------    -----------   -------------    ------------   ------------
  Total assets...........................       $  566,800     $1,276,640     $  134,440     $ (619,760)    $1,358,120
                                                ===========   ===========     ==========     ==========     ==========
  LIABILITIES AND METALDYNE CORP. NET
     INVESTMENT AND ADVANCES
  Current liabilities:
  Accounts payable, trade ...............       $       --     $   39,070     $    8,610     $       --     $   47,680
  Accounts payable, intercompany ........               --            830          1,790         (2,620)            --
  Accrued liabilities ...................               --         58,430          4,760             --         63,190
  Current maturities, long-term debt ....               --         28,600         11,750             --         40,350
                                               ------------    -----------   -------------    ------------   ------------
  Total current liabilities .............               --        126,930         26,910         (2,620)       151,220
  Long-term debt ........................               --        432,570             --             --        432,570
  Deferred income taxes .................               --        166,580          2,830             --        169,410
  Other long-term liabilities ...........               --         36,930          1,190             --         38,120
                                               ------------    -----------   -------------    ------------   ------------
  Total liabilities .....................               --        763,010         30,930         (2,620)       791,320
  Metaldyne Corporation net
     investments and advances ...........          566,800        513,630        103,510       (617,140)       566,800
  Total liabilities and Metaldyne
     Corporation net investment and advances .  $  566,800     $1,276,640     $  134,440     $ (619,760)    $1,358,120
                                                ==========     ==========    ============    ===========    ===========



         SUPPLEMENTAL GUARANTOR CONDENSED COMBINED FINANCIAL STATEMENTS
                        COMBINING STATEMENT OF OPERATIONS
                                 (In thousands)

                                                                       Post-Acquisition Basis
                                                                For the Year Ended December 31, 2001
                                                -----------------------------------------------------------------------
                                                                                                            Consolidated
                                                 Parent       Guarantors    Non-Guarantors  Eliminations       Total
                                                ----------    -----------   -------------   ------------    ------------
  Net sales ..............................      $       --     $  658,680     $   91,730     $  (17,970)    $  732,440
  Cost of sales ..........................              --       (491,030)       (64,350)        17,970       (537,410)
  Gross profit ...........................              --        167,650         27,380             --        195,030
  Selling, general and administrative
     expenses ............................              --       (112,540)       (14,810)            --       (127,350)
                                                ----------    -----------   -------------   ------------    ------------
  Operating profit .......................              --         55,110         12,570             --         67,680
  Other income (expense), net:
     Interest expense ....................              --        (71,450)        (1,680)            --        (73,130)
  Other, net .............................              --         (4,150)           150             --         (4,000)
                                                ----------    -----------   -------------   ------------    ------------
  Income (loss) before income taxes
     (credit) and equity in net income
     (loss) of subsidiaries ..............              --        (20,490)        11,040             --         (9,450)
  Income taxes (credit) ..................              --         (2,590)         4,460             --          1,870
  Equity in net income (loss) of
     subsidiaries ........................         (11,320)         3,590             --          7,730             --
                                                ----------    -----------   -------------   ------------    ------------
  Net income (loss) ......................      $  (11,320)    $  (14,310)    $    6,580     $    7,730     $  (11,320)
                                                ==========    ===========   =============   =============   ============


                                                                     Post-Acquisition Basis
                                                        For the period November 28, 2000 - December 31, 2000
                                                ------------------------------------------------------------------------
                                                                                                            Consolidated
                                                  Parent       Guarantors   Non-Guarantors   Eliminations       Total
                                                ----------   -------------  --------------  --------------  -------------
  Net sales .................................   $       --   $   45,030     $   10,530      $   (4,920)     $   50,640
  Cost of sales .............................           --      (33,180)        (8,230)          4,920         (36,490)
                                                ----------   -------------  --------------  --------------  -------------
  Gross profit ..............................           --       11,850          2,300              --          14,150
  Selling, general and administrative
     expenses ...............................           --      (11,650)        (1,550)             --         (13,200)
  Operating profit ..........................           --          200            750              --             950
  Other income (expense), net:
     Interest expense .......................           --       (4,820)          (180)             --          (5,000)
  Other, net                                            --         (110)        (1,090)             --          (1,200)
                                                ----------   -------------  --------------  --------------  -------------
  Income (loss) before income taxes
     (credit) and equity in net income
     (loss) of subsidiaries .................           --       (4,730)          (520)             --          (5,250)
  Income taxes (credit) .....................           --       (1,190)            90              --          (1,100)
  Equity in net income (loss) of                    (4,150)          40             --           4,110              --
     subsidiaries ...........................    ----------   -------------  --------------  --------------  -------------
  Net income (loss) .........................   $  (4,150)    $  (3,500)      $   (610)       $  4,110        $ (4,150)
                                                ===========   =============  ==============  ==============   ============


SUPPLEMENTAL GUARANTOR CONDENSED COMBINED FINANCIAL STATEMENTS COMBINING STATEMENT OF OPERATIONS (In thousands)



                                                                     Post-Acquisition Basis
                                                        For the period January 1 2000 - November 27 2000
                                                ------------------------------------------------------------------------
                                                                                                            Consolidated
                                                  Parent       Guarantors   Non-Guarantors   Eliminations       Total
                                                ----------   -------------  --------------  --------------  -------------
  Net Sales................................          $--       $667,060       $83,770          $(11,240)        $739,590
  Cost of Sales............................           --       (472,830)      (52,980)           11,240         (514,570)
                                                 ----------   -------------  --------------  --------------  -------------
     Gross Profit..........................           --        194,230        30,790                --          225,020
  Selling, general and administrative expenses        --       (114,450)      (16,040)               --         (130,490)
                                                 ----------   -------------  --------------  --------------  -------------
  Operating profit.........................           --         79,780        14,750                --           94,530
  Other income (expense), net:
     Interest expense......................           --        (53,230)       (2,160)               --          (55,390)
     Other, net............................           --          2,830           220                --            3,050
                                                 ----------   -------------  --------------  --------------  -------------
  Income before income taxes and equity in
     net income of subsidiaries............           --         29,380        12,810                --           42,190
  Income taxes.............................           --         15,600         5,310                --           20,910
  Equity in net income of subsidiaries.....       21,280          4,650            --           (25,930)              --
                                                 ----------   -------------  --------------  --------------  -------------
     Net Income............................      $21,280        $18,430        $7,500          $(25,930)         $21,280
                                                 ==========   =============  ==============

                                                                        Pre-Acquisition Basis
                                                                For the Year Ended December 31, 1999
                                                                          Non-Guarantors                  Consolidated
                                                Parent      Guarantors                     Eliminations       Total

  Net Sales................................           $--      $693,340        $102,040        $(22,280)      $773,100
  Cost of Sales............................           --       (474,710)        (67,180)         22,280       (519,610)
     Gross Profit..........................           --        218,630          34,860              --        253,490
  Selling, general and administrative                 --       (116,490)        (18,070)             --       (134,560)
  expenses.................................
  Operating profit.........................           --        102,140          16,790              --        118,930
  Other income (expense), net:
     Interest expense......................           --        (51,800)         (3,580)             --        (55,380)
     Other, net............................           --            570             880              --          1,450
  Income before income taxes and equity in
     net income of subsidiaries............           --         50,910          14,090              --         65,000
  Income taxes (credit)....................           --         22,970           6,730              --         29,700
  Equity in net income of subsidiaries.....       35,300          4,190              --         (39,490)            --
     Net Income............................      $35,300        $32,130           $7360        $(39,490)       $35,300




         SUPPLEMENTAL GUARANTOR CONDENSED COMBINED FINANCIAL STATEMENTS
                        COMBINING STATEMENT OF CASH FLOWS
                                 (In thousands)

                                                                         Post-Acquisition Basis
                                                                  For the Year Ended December 31, 2001
                                                  -----------------------------------------------------------------------
                                                                                                          Consolidated
                                                  Parent      Guarantors    Non-Guarantors   Eliminations       Total
                                                ---------     ----------    ---------------  -------------  -------------
  Operating Activities:
     Net cash provided by operating activities       $--      $63,000        $12,980             $--         $75,980
                                                ---------     ----------    ---------------  -------------  -------------
Financing Activities
     Payment of debt.......................           --      (20,410)       (11,750)             --         (32,160)
     Decrease in Metaldine Corporation net
       investment and advances.............           --      (31,410)        (3,070)             --         (34,480)
                                                ---------     ----------    ---------------  -------------  -------------
   Net cash used for financial activietes                     (51,820)       (14,820)             --         (66,640)
  Investing Activities:
      Captial expenditures.................           --      (15,990)        (2,700)             --         (18,690)
     Proceeds from sale of fixed assets....           --        6,000            780              --           6,780
     Other, net............................           --         (710)            --              --            (710)
                                                ---------     ----------    ---------------  -------------  -------------
   Net cash used for investing activities           --        (10,700)        (1,920)             --         (12,620)
                                                ---------     ----------    ---------------  -------------  -------------
Cash And Cash Equivalents
  Increase (decrease) for the period.......           --          480         (3,760)             --          (3,280)
     At beginning of period................           --        1,460          5,600              --           7,060
                                               ---------     ----------    ---------------  -------------  -------------
     At end of period......................           $--      $1,940          1,840              $--         $3,780
                                             ============ =============== =============== =============== ==============


                               SUPPLEMENTAL GUARANTOR CONDENSED COMBINED FINANCIAL STATEMENTS
                                             COMBINING STATEMENT OF CASH FLOWS
                                                     (In thousands)

                                                                       Post-Acquisition Basis
                                                        For the Period November 28, 2000 - December 31, 2000
                                                -------------------------------------------------------------------------
                                                                                                             Consolidated
                                                Parent       Guarantors    Non-Guarantors     Eliminations       Total
                                               -----------  ------------   --------------     ------------   -------------
Operation Activities:

Net cash provided by (used for)
operating activities .......................       $   --      $ 21,190        $ (2,480)      $   --       $ 18,710

Financing Activities:
Increase in debt .........................             --            --          11,600           --         11,600
Decrease in Metaldyne Corporation net
investment and advances ....................           --       (19,470)         (8,920)          --        (28,390)
                                              ------------  --------------  -------------  -------------   --------------
Net cash provided by (used for)
financing activities ......................            --       (19,470)          2,680           --        (16,790)
                                              ------------  --------------  -------------  -------------   --------------
Investing Activities:
Capital expenditures .....................             --        (2,510)           (750)          --         (3,260)
Proceeds from sale of fixed assets                     --         1,560             430           --          1,990
...........................................
Other, net ...............................             --           (30)           --             --            (30)
                                              ------------  --------------  -------------  -------------   --------------
Net cash used for investing activities ...             --          (980)           (320)          --         (1,300)
                                              ------------  --------------  -------------  -------------   --------------

Cash And Cash Equivalents:
Increase (decrease) for the period .......             --           740            (120)          --            620
 At beginning of period ..................             --           720           5,720           --          6,440
At end of period .........................   ------------  --------------  -------------  -------------   --------------
                                                   $   --     $   1,460        $  5,600       $   --       $   7,060
                                             ============ =============== =============== =============== ==============


                               SUPPLEMENTAL GUARANTOR CONDENSED COMBINED FINANCIAL STATEMENTS
                                             COMBINING STATEMENT OF CASH FLOWS
                                                    (In thousands)

                                                                        Pre-Acquisition Basis
                                                         For the Period January 1, 2000 - November 27, 2000
                                                                                                                Consolidated
                                                  Parent       Guarantors      Non-Guarantors    Eliminations       Total
                                                  -------     ------------    ---------------   -------------   ------------

Operating Activities
   Net cash provided by operating activities           $--       $93,130        $20,300              $--       $113,430
                                                  -------     ------------    ---------------   -------------   ------------
Financing Activities.....................
Payment of  debt.........................              --        (26,880)       (32,380)             --         (59,260)
Increase (decrease) in Metaldyne Corporation
   net investment and advances1..........              --        (35,210)        11,670              --         (23,540)
                                                  -------     ------------    ---------------   -------------   ------------
   Net cash used for financing activities              --        (62,090)       (20,710)             --         (82,800)
                                                  -------     ------------    ---------------   -------------   ------------
Investing Activities:
   Acquisitions of businesses, net of cash
     acquired............................              --        (21,130)            --              --         (21,130)
   Capital expenditures..................              --        (14,840)        (4,700)             --         (19,540)
   Proceeds from notes receivable........              --          1,550             --              --           1,550
   Proceeds from sale of fixed assets....              --            980             20              --           1,000
Other net................................              --             --          1,510              --           1,510
                                                  -------     ------------    ---------------   -------------   ------------
Net cash used for investing activities...              --        (33,440)        (3,170)             --         (36,610)
                                                  -------     ------------    ---------------   -------------   ------------
Cash and Cash Equivalents:
Decrease for the period..................              --         (2,400         (3,580)             --          (5,980)
   At beginning of period................              --          3,120          9,300              --          12,420
                                                  -------     ------------    ---------------   -------------   ------------
   At end of period......................              $--          $720         $5,720              $--         $6,440
                                                  =======     ============     ==============    ============   =============

                               TRIMAS CORPORATION

               NOTES TO COMBINED FINANCIAL STATEMENTS--(concluded)


         SUPPLEMENTAL GUARANTOR CONDENSED COMBINED FINANCIAL STATEMENTS
                        COMBINING STATEMENT OF CASH FLOWS
                                 (In thousands)


                                                                        Pre-Acquisition Basis
                                                                For the Year Ended December 31, 1999
                                                   --------------------------------------------------------------------------
                                                                                                                Consolidated
                                                   Parent       Guarantors     Non-Guarantors    Eliminations       Total
                                                   -------     ------------    ---------------   -------------  ------------

Operating Activities
   Net cash provided by operating activities          $--       $45,350        $10,630              $--        $55,980
                                                   -------     ------------    ---------------   ------------- -----------
Financing Activities.....................
Payment of  debt.........................              --       (6,830)       (13,770)             --          (20,600)
Increase (decrease) in Metaldyne Corporation
   net investment and advances...........              --       (1,360)         2,550              --            1,190
                                                   -------     ------------    ---------------   ------------- -----------
   Net cash used for financing activities              --       (8,190)       (11,220)             --          (19,410)
                                                   -------     ------------    ---------------   ------------- -----------
Investing Activities:
   Acquisitions of businesses, net of cash
     acquired............................              --           --         (4,070)             --           (4,070)
   Capital expenditures..................              --      (38,540)        (3,780)             --          (42,320)
   Proceeds from notes receivable........              --        2,120             --              --            2,120
   Proceeds from sale of fixed assets....              --        2,400            280              --            2,680
Other net................................              --       (3,280)            --              --           (3,280)
                                                   -------     ------------    ---------------   ------------- -----------
Net cash used for investing activities...              --      (37,300)        (7,570)             --          (44,870)
                                                   -------     ------------    ---------------   ------------- -----------
Cash and Cash Equivalents:
Increase (decrease) for the period.......              --         (140)        (8,160)             --           (8,300)
   At beginning of period................              --        3,260         17,460              --           20,720
                                                   -------     ------------    ---------------   ------------- -----------
   At end of period......................              --        3,120          9,300              --           12,420
                                                   =======     ============    ===============   ============= +==========

                       THIS PAGE INTENTIONALLY LEFT BLANK


                               TRIMAS CORPORATION
                                  BALANCE SHEET
                    September 29, 2002 and December 31, 2001
                           (Unaudited - In thousands)
                                                                             Consolidated              Combined
                                                                             September 29,           December 31,
                                                                                2002                    2001
                                                                             --------------         ---------------
                                                       ASSETS
Current assets:
     Cash and cash equivalents......................................          $     39,300           $      3,780
     Receivables                                                                   110,060                 34,240
     Inventories....................................................                85,030                 96,810
     Deferred income taxes..........................................                 8,760                 10,870
     Prepaid expenses and other current assets......................                 9,670                  6,170
                                                                              ------------           ------------

                  Total current assets..............................               252,820                151,870

Property and equipment, net.........................................               231,220                254,380
Excess of cost over net assets of acquired companies................               511,870                541,870
Other intangibles...................................................               289,920                299,490
Other assets  ......................................................                52,550                 18,130
                                                                              ------------           ------------

                  Total assets......................................          $  1,338,380           $  1,265,740
                                                                              ============           ============

                                        LIABILITIES, SHAREHOLDERS' EQUITY AND
                                  METALDYNE CORPORATION NET INVESTMENT AND ADVANCES

Current liabilities:
     Accounts payable...............................................          $     55,780           $     47,000
     Accrued liabilities............................................                70,030                 56,190
     Current maturities, long-term debt.............................                 3,000                 28,900
     Due to Metaldyne...............................................                 6,600                     --
                                                                              ------------           ------------

         Total current liabilities..................................               135,410                132,090

Long-term debt   ...................................................               608,060                411,860
Deferred income taxes...............................................               169,870                169,780
Other long-term liabilities.........................................                33,460                 31,010
Due to Metaldyne                                                                     6,140                     --
                                                                              ------------           ------------

         Total liabilities..........................................               952,940                744,740
                                                                              ------------           ------------

Preferred stock $.01 par:  Authorized 100,000,000 shares;
     Issued and outstanding:  None..................................                    --                     --
Common stock, $.01 par:  Authorized 400,000,000 shares;
     Issued and outstanding:  19,250,000 shares.....................                   190                     --
Paid-in capital ....................................................               383,940                     --
Retained deficit....................................................                (2,070)                    --
Accumulated other comprehensive income (loss).......................                 3,380                 (1,320)
Metaldyne Corporation net investment and advances...................                    --                522,320
                                                                              ------------           ------------

     Total shareholders' equity and Metaldyne
        Corporation net investment and advances.....................               385,440                521,000
                                                                              ------------           ------------

     Total liabilities, shareholders' equity and Metaldyne
        Corporation net investment and advances.....................          $  1,338,380           $  1,265,740
                                                                              =============         =============


   The accompanying notes are an integral part of these financial statements.


                               TRIMAS CORPORATION
                             STATEMENT OF OPERATIONS
       For the Nine Months Ended September 29, 2002 and September 30, 2001
                           (Unaudited - In thousands)

                                                                                      Nine Months Ended
                                                                             September 29,          September 30,
                                                                                 2002                   2001
                                                                             Consolidated             Combined
                                                                             -------------          -------------
Net sales ..........................................................         $     574,140          $    575,010
Cost of sales ......................................................              (429,180)             (424,830)
                                                                             -------------          ------------

         Gross profit ..............................................               144,960               150,180

Selling, general and administrative
   expenses ........................................................               (85,710)              (92,750)
                                                                             -------------          ------------

         Operating profit...........................................                59,250                57,430
                                                                             -------------          ------------

Other income (expense), net:
   Interest expense.................................................               (46,090)              (55,410)
   Other, net.......................................................                (4,110)               (3,130)
                                                                             -------------          ------------

         Other expense, net.........................................               (50,200)              (58,540)
                                                                             -------------          ------------

Income (loss) before income taxes and cumulative effect of
  change in accounting principle....................................                 9,050                (1,110)
Income taxes........................................................                (3,310)               (3,380)
                                                                             -------------          ------------

Income (loss) before cumulative effect
   of change in accounting principle................................                 5,740                (4,490)

Cumulative effect of change in recognition and measurement of goodwill
    impairment......................................................               (36,630)                   --
                                                                             -------------          ------------

Net loss............................................................         $     (30,890)         $     (4,490)
                                                                             =============          ============



   The accompanying notes are an integral part of these financial statements.


                               TRIMAS CORPORATION
                             STATEMENT OF CASH FLOWS
       For the Nine Months Ended September 29, 2002 and September 30, 2001
                           (Unaudited - In thousands)


                                                                                      Nine Months Ended
                                                                          September 29, 2002     September 30, 2001
                                                                             Consolidated             Combined
                                                                          -------------------    -------------------
Cash flows from operating activities:
   Net loss..........................................................         $   (30,890)            $   (4,490)
   Adjustments to reconcile net loss to net cash provided by
     (used for) operating activities, net of acquisition
     impact:
   Cumulative effect of accounting change............................              36,630                     --
   Depreciation and amortization.....................................              31,760                 40,320
   Provision for inventory write-down................................               8,500                     --
   Legacy stock award expense........................................               1,140                     --
   Amortization of debt issue costs..................................               1,160                     --
   Deferred income taxes.............................................               2,200                  6,600
   Proceeds from accounts receivable securitization..................              14,560                  6,570
   Repurchase of securitized accounts receivable from Metaldyne......             (74,540)                    --
   Payment to Metaldyne to fund contractual liabilities..............             (11,640)                    --
   Increase (decrease) in receivables................................             (15,350)                 7,640
   Decrease in inventories...........................................               3,800                 19,270
   Increase in prepaid expenses and other assets.....................              (2,960)                  (160)
   Increase (decrease) in accounts payable and accrued liabilities...              15,580                 (8,910)
   Other, net........................................................                (140)                    50
                                                                              -----------             ----------
     Net cash provided by (used for) operating activities............             (20,190)                66,890
                                                                              -----------             ----------

Cash flows from investing activities:
   Capital expenditures .............................................             (20,120)               (13,700)
   Proceeds from sale of fixed assets ...............................                  --                  4,270
   Acquisition of a business, net of cash acquired...................              (1,920)                    --
   Other, net........................................................                 (60)                   170
                                                                              -----------             ----------
     Net cash used for investing activities .........................             (22,100)                (9,260)
                                                                              -----------             ----------

Cash flows from financing activities:
   Net proceeds from issuance of common stock........................             259,730                     --
   Proceeds from senior credit facility .............................             260,000                     --
   Issuance of senior subordinated debentures .......................             350,000                     --
   Debt issuance costs...............................................             (28,600)                    --
   Repayment of bank debt attributed from Metaldyne..................            (440,760)               (12,750)
   Dividend to Metaldyne.............................................            (338,080)                    --
   Net increase (decrease) in Metaldyne Corporation
     net investment and advances.....................................              15,520                (40,090)
                                                                              ----------              ----------
     Net cash provided by (used for) financing activities............              77,810                (52,840)
                                                                              -----------             ----------

Cash and cash equivalents:
   Increase for the period...........................................              35,520                  4,790
   At beginning of period............................................               3,780                  7,060
                                                                              -----------             ----------
       At end of period..............................................         $    39,300             $   11,850
                                                                              ===========             ==========


   The accompanying notes are an integral part of these financial statements.


                               TRIMAS CORPORATION
                      STATEMENT OF SHAREHOLDERS' EQUITY AND
                METALDYNE CORPORATION NET INVESTMENT AND ADVANCES
                  For the Nine Months Ended September 29, 2002
                           (Unaudited - In thousands)

                                                                                                   Accumulated
                                         Metaldyne                                                    other
                                      net investment       Common      Paid-in       Retained     comprehensive
                                        and advances       stock       capital        deficit      income (loss)       Total


Combined balances,
    December 31, 2001.............       $  522,320    $      --     $      --     $      --       $   (1,320)     $   521,000
                                                                                                                    -----------
Comprehensive income (loss):
  Net loss........................          (28,820)                                   (2,070)              --          (30,890)
  Foreign currency translation....                                                                       4,700            4,700
                                                                                                                    -----------

  Total comprehensive income (loss)
                                                                                                                        (26,190)
                                                                                                                    -----------
Net proceeds from issuance of
  common stock....................                            130       259,600                                         259,730
Dividend to Metaldyne.............         (338,080)                                                                   (338,080)
Net change in Metaldyne net
  investments and advances........          (31,020)                                                                    (31,020)
Reclassification of Metaldyne
  net investment and advances balance      (124,400)           60       124,340                                              --
                                         -----------    ---------     ---------     ----------      ----------      -----------

Consolidated balances,
  September 29, 2002..............       $       --     $     190     $ 383,940     $  (2,070)      $    3,380      $   385,440
                                         ==========     =========     =========     ==========      ==========      ===========



   The accompanying notes are an integral part of these financial statements.

                               TRIMAS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

1.   Basis of Presentation

     TriMas Corporation ("TriMas" or the "Company") is a global manufacturer of products for commercial, industrial, and consumer markets. The Company's products include: hitches, trailer couplers, winches, jacks, and a complete line of towing components and vehicle accessories, closures and dispensing systems for industrial and consumer packaging applications, standard and custom-designed ferrous, nonferrous and special alloy fasteners, flame-retardant facings and jacketing and insulation tapes used in conjunction with fiberglass insulation, pressure-sensitive specialty tape products, compressed gas cylinders, industrial gaskets, specialty precision tools, specialty engines and service parts and specialty ordnance component and weapon systems.

     Prior to June 6, 2002, and the common stock issuance and related financing transactions discussed in Note 2 below, the accompanying financial statements represented the combined assets and liabilities and results of operations of certain subsidiaries and divisions of subsidiaries of Metaldyne Corporation ("Metaldyne") which constitute TriMas. The financial statements include allocations and estimates of direct and indirect Metaldyne corporate administrative costs attributable to TriMas. The methods by which such amounts are attributed or allocated are deemed reasonable by management. Subsequent to June 6, 2002, the financial position and results of operations of the Company and its subsidiaries are presented on a consolidated basis and the Company will no longer file a consolidated tax return with Metaldyne.

     The financial statements presented herein are unaudited, but in the opinion of management reflect those adjustments, consisting of only normal recurring items, necessary for a fair presentation of such information. For interim reporting periods, it is the Company's practice to make an estimate of the effective tax rate expected to be applicable for the full fiscal year. The rate so determined is used in providing for income taxes on a year-to-date basis. Results for interim periods should not be considered indicative of results for a full year. Reference should be made to the Company's combined financial statements for the year ended December 31, 2001. Certain amounts for prior periods were reclassified to conform to current period presentation.

     The Company's fiscal year ends on December 31. The Company's fiscal quarters end on the Sunday nearest March 31, June 30, and September 30. All quarter references relate to the Company's fiscal year quarters unless otherwise noted.

2.   Recapitalization

     On June 6, 2002, the Company, Metaldyne and Heartland Industrial Partners ("Heartland") entered into a stock purchase agreement under which Heartland and other investors invested $265 million in the Company to acquire approximately 66% of the Company's common stock on a fully diluted basis. To effect the transactions contemplated by the stock purchase agreement, the Company also entered into a senior credit facility consisting of a $150 million revolving credit facility, a $260 million term loan facility, and a $125 million receivables securitization facility, and issued senior subordinated debentures with a face value of $352.8 million. The Company declared and paid a dividend to Metaldyne of $840 million in the form of cash, retirement of debt owed by TriMas to Metaldyne or attributed to TriMas under the Metaldyne credit agreement, and repurchase of TriMas originated receivables balances under the Metaldyne receivables facility. TriMas was released from all obligations under the Metaldyne credit agreement in connection with the common stock issuance and related financing transactions. Under the terms of the stock purchase agreement, Metaldyne retained shares of the Company's common stock valued at $120 million and received a warrant to purchase 750,000 shares of common stock at par value of $.01 per share, valued at $15 million. At September 29, 2002, this warrant had not been exercised. The common stock and warrants are valued based upon the cash equity investment made by Heartland and the other investors. Metaldyne currently owns 34% of the Company's common stock on a fully diluted basis.

     As Heartland is both the Company's and Metaldyne's controlling shareholder, this transaction was accounted for as a reorganization of entities under common control and, accordingly, the Company has not established a new basis of accounting in its assets or liabilities. Additional adjustments to paid-in capital related to Metaldyne's investment in the Company at September 29, 2002, may be recorded in subsequent periods to reflect finalization of certain estimated amounts at the transaction closing date.

3.   Goodwill and Other Intangible Assets

     On January 1, 2002, TriMas adopted Statement of Financial Accounting Standards (SFAS) No. 142, "Goodwill and Other Intangible Assets." This Statement eliminates amortization of goodwill and certain other intangible assets, but requires at least annual testing for impairment by comparison of estimated fair value to carrying value. The Company estimates fair value using the present value of expected future cash flows and other valuation measures.

     The Company completed the transitional impairment test in the second quarter of 2002, which resulted in non-cash, after tax charge of $36.6 million related to the Company's industrial fasteners business within the Industrial Specialties Group. Sales, operating profits and cash flows for that business were lower than expected beginning in the first quarter of 2001, and experienced further deterioration during the remainder of 2001, due to the overall economic downturn and cyclical declines in certain markets for the Company's products. Based on that trend, the earnings and cash flow forecasts for the next five years were revised resulting in the goodwill impairment loss. Consistent with the requirements of Statement 142, the Company recognized this impairment charge as of January 1, 2002, as part of the cumulative effect of change in accounting principle during the nine months ended September 29, 2002.

     The gross carrying amounts and accumulated amortization for the Company's acquired intangible assets at September 29, 2002 and December 31, 2001, are summarized below (in thousands):


                                              As of September 29, 2002              As of December 31, 2001
                                       ------------------------------------         -----------------------
         Intangible Category by          Gross Carrying       Accumulated      Gross Carrying        Accumulated
               Useful Life                   Amount          Amortization          Amount           Amortization

    Customer relationships:
         6 - 12 years................      $     26,500        $   (4,810)     $       26,500       $    (2,850)
         15 - 25 years...............            62,000            (4,950)             62,000            (2,930)
         40 years....................           112,000            (5,130)            112,000            (3,010)
                                           ------------        ----------      --------------       -----------
                                                200,500           (14,890)            200,500            (8,790)
    Trademark/Trade names:
         40 years....................            54,390            (2,490)             54,390            (1,460)
                                           ------------        ----------      --------------       -----------
    Technology and other:
         5 - 15 years................            22,500            (4,920)             21,500            (2,910)
         18 - 30 years...............            38,100            (3,270)             38,100            (1,840)
                                           ------------        ----------      --------------       -----------

                                                 60,600            (8,190)             59,600            (4,750)
                                           ------------        ----------        ------------         ---------

                                           $    315,490        $  (25,570)     $      314,490         $ (15,000)
                                           ============        ==========      ==============         =========


     Amortization expense for intangibles was $10.6 million for the nine months ended September 29, 2002, and September 30, 2001, respectively. Estimated amortization expense for the next five fiscal years beginning December 31, 2002 is $14,100 annually for 2003 through 2005, and $12,300 for 2006 and
     2007.

                               TRIMAS CORPORATION

     Changes in the carrying amount of goodwill for the nine months ended September 29, 2002, are as follows (in thousands):


                                               Transportation         Packaging        Industrial
                                                Accessories            Systems        Specialties         Total

Balance, December 31, 2001...............         $   228,400       $   158,300        $  155,170      $   541,870
    Impairment loss......................                  --                --           (36,630)         (36,630)
    Goodwill from acquisition............                  --                --             1,500            1,500
    Impact of foreign currency
       translation.......................                 310             4,840               (20)           5,130
                                                  -----------       -----------        -----------     -----------

Balance, September 29, 2002..............         $   228,710       $   163,140        $  120,020      $   511,870
                                                  ===========       ===========        ==========      ===========


     The following table summarizes the effect on net income of excluding amortization expense related to goodwill that is no longer being amortized:

                                                                                      Nine Months Ended
                                                                             September 29,        September 30,
                                                                                 2002                 2001
                                                                               --------            -----------

              Net loss, as reported                                             $  (30,890)         $   (4,490)
              Add back:  goodwill amortization ........................                ---              10,190
                                                                                ----------          ----------

              Net income (loss), as adjusted...........................         $  (30,890)         $    5,700
                                                                                ==========          ==========


4.   Acquisitions and Restructurings

     Following the November 2000 acquisition of Metaldyne by Heartland, Metaldyne employed a new senior management team for TriMas to reorganize and restructure the TriMas business units and implement cost savings projects. The new management team developed and launched six major projects and several smaller initiatives to consolidate sub-scale business units and redundant plants and to streamline administrative costs.

     The following table summarizes the purchase accounting adjustments established to reflect these actions and subsequent related activity:

                               TRIMAS CORPORATION


                                                                          (In thousands)
                                                                              Other
                                                         Severance        Closure Costs            Total
                                                         ----------       -------------            -----


       Reserve at December 31, 2001.............         $   13,210          $    3,610          $   16,820
           Cash.................................             (1,380)               (280)             (1,660)
           Non-cash.............................                 --                  --                  --
                                                         ----------          ----------          ----------

       Reserve at March 31, 2002................             11,830               3,330              15,160
           Cash.................................             (1,540)                (70)             (1,610)
           Non-cash.............................                 --                  --                  --
                                                         ----------          ----------          ----------

       Reserve at June 30, 2002.................             10,290               3,260              13,550
           Cash.................................             (1,700)               (400)             (2,100)
           Non-cash.............................                 --                  --                  --
                                                         ----------          ----------          ----------

       Reserve at September 29, 2002............         $    8,590          $    2,860          $   11,450
                                                         ==========          ==========          ==========


     Approximately 450 jobs have been or will be eliminated as a result of these restructuring actions of which approximately 425 were eliminated as of September 29, 2002. The Transportation Accessories group consolidated an acquired trailer products manufacturing plant into an existing manufacturing facility, and reduced the towing products regional warehouse service centers from eleven to five facilities by closing or selling six related properties in 2001. In 2002, the electrical products manufacturing facility in Indiana was closed and consolidated into an existing low cost plant in Mexico. In addition, two duplicate, sub-scale manufacturing facilities, each with its own separate master distribution warehouse, will be closed and consolidated into a single existing third facility, with one master warehouse on the same property. These actions are expected to be completed during the fourth quarter of 2002. These actions have resulted in the elimination of approximately 275 positions through September 29, 2002. In the Packaging Systems group the Company has rationalized back office and manufacturing operations. Through September 29, 2002, approximately 55 positions have been eliminated. In our Industrial Specialties group, the Company has adopted a multi-step plan for the industrial fasteners product line to consolidate five sub-scale manufacturing plants into three plants. The actions approved as part of the original restructuring plan have been completed. Through September 29, 2002, the Company has eliminated approximately 95 positions related to these activities.

     The related severance will be paid through 2004. Additionally, estimated non-recurring expenses of approximately $4.5 million and $5.1 million (unaudited) are expected to be incurred in 2002 and 2003 respectively, as these projects are completed. These costs primarily relate to plant closure costs that do not qualify for expense recognition treatment at September 29, 2002.

5.   Long-term Debt

     On June 6, 2002, in connection with the issuance of common stock and related financing transactions, the Company entered into two long-term financing arrangements. In the first arrangement, the Company issued $352.8 million face value of 9-7/8% senior subordinated notes due 2012 ("Notes"), in a private placement under Rule 144A of the Securities Act of 1933, as amended. The Company also entered into a credit facil-

                               TRIMAS CORPORATION
     ity ("Credit Facility") with a group of banks consisting of a $260 million senior term loan which matures December 31, 2009, and is payable in quarterly installments of $0.625 million beginning December 31, 2002. The Credit Facility also includes a senior revolving credit facility with a total principal commitment of $150 million, including up to $100 million for one or more permitted acquisitions, which matures December 31, 2007. The Credit Agreement allows the Company to issue letters of credit, not to exceed $40 million in aggregate, against revolving credit facility commitments. At September 29, 2002, the Company had letters of credit of approximately $23.5 million issued and outstanding. The Company pays a commitment fee, ranging from 0.5% - 0.75%, with respect to unused principal commitments, net of letters of credit issued, under the Credit Facility. The obligations under the Credit Facility are collateralized by substantially all of the Company's assets and unconditionally and irrevocably guaranteed jointly and severally by TriMas Corporation, the parent company, and each of the borrower's existing and subsequently acquired or organized domestic subsidiaries, other than TSPC, Inc., TriMas' receivables subsidiary, pursuant to the terms of a separate guarantee agreement. Although no foreign subsidiaries are currently borrowers under the Credit Facility, such entities may borrow under the facility in the future.

     At December 31, 2001, bank debt was allocated to TriMas by Metaldyne and primarily represented that portion of debt that was a joint and several obligation of Metaldyne and certain subsidiaries of the Company. Other debt included borrowings by the Company's subsidiaries denominated in foreign currencies. The interest rate charged by Metaldyne applicable to the bank debt approximated 8 1/2% at December 31, 2001.

     The Company's long-term debt, net of the unamortized discount of $2.710 million from face value of the Notes at September 29, 2002 and long-term debt attributed from Metaldyne at December 31, 2001, is summarized below.


                                                                           September 29,        December 31,
                                                                                2002                2001

    Bank debt.......................................................          $  260,000         $     440,600
    9 % Senior subordinated debentures, due 2012....................             350,060                    --
    Other...........................................................               1,000                   160
                                                                              ----------         -------------

                                                                                 611,060               440,760
    Less:  Current maturities, long-term debt.......................               3,000                28,900
                                                                              ----------         -------------

         Long-term debt.............................................          $  608,060         $     411,860
                                                                              ==========         =============



     Borrowings under the Credit Facility bear interest at the Company's option at either:

     o A base rate used by JPMorgan Chase Bank, plus an applicable margin, or;

     o A eurocurrency rate on deposits for one, two, three or six month periods (or nine or twelve month periods if, at the time of the borrowing, all lenders agree to make such a duration available), plus an applicable margin.

                               TRIMAS CORPORATION

     The applicable margin on borrowings is subject to change, depending on the Company's Leverage Ratio, as defined, and is currently 1.75% on base rate loans, and 2.75% on eurocurrency loans.

     The bank debt is an obligation of subsidiaries of the Company. Although the credit agreement does not restrict the Company's subsidiaries from making distributions to it in respect of the exchange notes, it does contain certain other limitations on the distribution of funds from TriMas Company LLC, the principal subsidiary, to the Company. The restricted net assets of the subsidiaries, $732.1 million at September 29, 2002, are presented in the condensed consolidating financial information in Note 15. The Credit Facility contains negative and affirmative covenants and other requirements affecting the Company and its subsidiaries, including among others: restrictions on incurrence of debt, except for permitted acquisitions and subordinated indebtedness, liens, mergers, investments, loans, advances, guarantee obligations, acquisitions, asset dispositions, sale-leaseback transactions greater than $75 million if sold at fair market value, hedging agreements, dividends and other restricted junior payments, stock repurchases, transactions with affiliates, restrictive agreements and amendments to charters, by-laws, and other material documents. The Credit Facility also requires us and our subsidiaries to meet certain financial covenants and ratios computed quarterly, including a leverage ratio (total consolidated indebtedness plus outstanding amounts under the accounts receivable securitization facility over consolidated EBITDA, as defined), interest expense ratio (cash interest expense over EBITDA, as defined) and a capital expenditures covenant. The Company was in compliance with these covenants at September 29, 2002.

     The Company capitalized debt issuance costs paid of $13.1 million and $15.5 million associated with the Credit Facility and the Notes, respectively. These amounts consist primarily of legal, accounting and transaction advisory fees, and facility fees paid to the lenders. Debt issuance costs and discount on the Notes are amortized using the interest method over the term of the Credit Facility and Notes, respectively. Unamortized debt issuance costs of $12.6 million and $15.3 million related to the Credit Facility and Notes, respectively, are included in Other Assets in the accompanying consolidated balance sheet at September 29, 2002.

6.   Accounts Receivable Securitization

     Metaldyne sells on an ongoing basis, the trade accounts receivable of substantially all domestic business operations to MTSPC, Inc. ("MTSPC"), a wholly owned subsidiary of Metaldyne. MTSPC from time to time, may sell an undivided fractional ownership interest in the pool of receivables up to approximately $225 million to a third party multi-seller receivables funding company. Prior to June 6, 2002, trade accounts receivable relating to TriMas' operations were included as part of this agreement. The net proceeds of TriMas' attributed portion of receivables sold to MTSPC during the period January 1, 2002 to June 6, 2002, were less than the face amount of accounts receivable sold by an amount that approximates the purchaser's financing costs and approximated $2.3 million. These costs are included in other expense in the statement of operations for the nine months ended September 29, 2002. The proceeds from the sale of TriMas' accounts receivable, net during this period was $14.6 million. In connection with the common stock issuance and related financing transactions that occurred on June 6, 2002, the Company re-purchased an aggregate of $113.6 million of TriMas receivables from MTSPC, including its retained subordinated interest of approximately $39.1 million.

     As part of the related financing transactions, TriMas established a receivables securitization facility and organized TSPC, Inc. ("TSPC"), a wholly-owned subsidiary to sell trade accounts receivable of substantially all domestic business operations. TSPC from time to time, may sell an undivided fractional ownership in-

                               TRIMAS CORPORATION
     terest in this pool of receivables up to approximately $125.0 million to a third party multi-seller receivables funding company. At September 29, 2002, no receivables have been sold under this arrangement.

7.   Inventories

     Inventories by component are as follows:

                                               (In thousands)
                                      September 29,       December 31,
                                          2002                2001
                                      -------------       -------------

     Finished goods...............      $  46,330           $   59,510
     Work in process..............         12,650               13,470
     Raw materials................         26,050               23,830
                                        ---------           ----------

                                        $  85,030           $   96,810
                                        =========           ==========

8.   Property and Equipment, Net

     Property and equipment, net reflects accumulated depreciation of $47.0 million and $28.2 million as of September 29, 2002 and December 31, 2001, respectively.

9.   Comprehensive Income (Loss)

     The Company's total comprehensive income (loss) for the nine months ended September 29, 2002 and September 30, 2001, respectively, consists of:

                                                       Nine Months Ended
                                                           September
                                                     2002              2001

     Net loss, as reported....................   $   (30,890)       $   (4,490)
     Foreign currency translation adjustment..         4,700            (4,330)
                                                 -----------        ----------

         Total comprehensive loss.............   $   (26,190)       $   (8,820)
                                                 ===========        ==========

10.  Segment Information

     TriMas' reportable operating segments are business units, each providing their own unique products and services. Each operating segment is independently managed, and requires different technology and marketing strategies and has separate financial information evaluated regularly by the Company's chief operating decision maker in determining resource allocation and assessing performance. TriMas has three operating segments involving the manufacture and sale of the following:

                               TRIMAS CORPORATION

     Transportation Accessories Group - Vehicle hitches and receivers, sway controls, weight distribution and 5th wheel hitches, hitch mounted accessories, roof racks, trailer couplers, winches, jacks, trailer brakes and lights and other vehicle and trailer accessories.

     Packaging Systems Group - Closures and dispensing systems for steel and plastic industrial and consumer packaging applications.

     Industrial Specialties Group - Large and small diameter standard and custom-designed ferrous, nonferrous and special alloy fasteners, highly engineered specialty fasteners for the domestic and international aerospace industry, flame-retardant facings and jacketing and insulation tapes used in conjunction with fiberglass insulation, pressure-sensitive specialty tape products, high-pressure and low-pressure cylinders for the transportation, storage and dispensing of compressed gases, metallic and nonmetallic industrial gaskets, specialty precision tools such as center drills, cutters, end mills, reamers, master gears, gages and punches, specialty engines and service parts and specialty ordnance components and weapon systems.

     The Company has established Earnings Before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA") as an indicator of operating performance and as a measure of cash generating capabilities. Adjusted EBITDA is one of the primary measures used by management to evaluate performance. For purposes of this note, Adjusted EBITDA is defined as operating profit before depreciation, amortization and legacy stock award expense.

                                                      Nine Months Ended
                                                          September
                                   Sales             2002             2001
                                   -----         ----------        -------

      Transportation Accessories Group........   $  236,160        $  216,630
      Packaging Systems Group.................       82,230            80,040
      Industrial Specialties Group............      255,750           278,340
                                                 ----------        ----------

                   Total......................   $  574,140        $  575,010
                                                 ==========        ==========

                              Adjusted EBITDA

      Transportation Accessories Group........   $44,600           $37,490
      Packaging Systems Group.................       28,130            25,510
      Industrial Specialties Group............       29,240            43,560
      Metaldyne management fee and other
           corporate expenses.................----------------         (6,410)
                                                                -------------
                                                     (8,100)
                                              -------------

                    Total Adjusted EBITDA.....       93,870           100,150

               Depreciation & amortization....      (31,760)          (40,320)
               Legacy stock award expense.....       (2,860)           (2,400)
                                                 ----------        ----------

                    Operating profit..........   $   59,250        $   57,430
                                                 ==========        ==========

                               TRIMAS CORPORATION

11. Commitments and Contingencies

     The Company is subject to claims and litigation in the ordinary course of business, but does not believe that any such claim or litigation will have a material adverse effect on the Company's financial position or results of operations.

     At October 31, 2002, the Company is party to approximately 420 pending cases involving approximately 16,972 claimants alleging personal injury from exposure to asbestos containing materials formerly used in gaskets (both encapsulated and otherwise) manufactured or distributed by certain of our subsidiaries for use in the petrochemical refining and exploration industries. The Company manufactured three types of gaskets and has ceased the use of asbestos in its products. We believe that many of our pending cases relate to locations which none of our gaskets were distributed or used. In addition, we acquired various companies to distribute our products that distributed gaskets of other manufacturers prior to acquisition. Approximately 547 cases involving 3,284 claimants (which are not included in the pending cases noted above) have either been dismissed for lack of product identification or otherwise or been settled or made subject to agreements to settle. Our total settlement costs (exclusive of defense costs) for all such cases, some of which were filed over 12 years ago, have been approximately $1.9 million. Based upon our experience to date and other available information, we do not believe that these cases will have a material adverse effect on our financial condition or future results of operations. However, we cannot assure you that we will not be subjected to significant additional claims in the future, that the cost of settling cases in which product identification can be made will not increase or that we will not be subjected to further claims with respect to the former activities of our acquired gasket distributors.

     The Company has provided reserves based upon its present knowledge and subject to future legal and factual developments, the Company does not believe that the ultimate outcome any of these litigations will have a material adverse effect on its consolidated financial position, and future results of operations and cash flow. However, there can be no assurance that future legal and factual developments will not result in a material adverse impact on our financial condition and future results of operations.

12. Related Parties

     Metaldyne Corporation

     In connection with the common stock issuance and related financing transactions, TriMas assumed certain liabilities and obligations of Metaldyne. These amounts approximated $25.4 million and payments of $11.6 million have been made to Metaldyne as of September 29, 2002 in respect to these obligations. The remaining assumed liabilities, which approximate $12.7 million, are payable at various dates over the next two years and are reported as Due to Metaldyne in the accompanying balance sheet at September 29, 2002.

                               TRIMAS CORPORATION

     Effective June 6, 2002, the Company also entered into a corporate services agreement with Metaldyne. Under the terms of the agreement, TriMas will pay Metaldyne an annual services fee of $2.5 million in exchange for human resources, information technology, treasury, audit, internal audit, tax, legal and other general corporate services. To the extent TriMas directly incurs costs related to items covered by the agreement, the $2.5 million fee will be reduced accordingly.

     Net investment and advances reflected the accumulation of transactions between TriMas and Metaldyne through June 6, 2002. These transactions included operating results, management fees and advances, as discussed below.

     - TriMas was charged a management fee by Metaldyne for various corporate support staff and administrative services. Such fees approximated one percent of net sales and amounted to $3.3 million and $5.7 million for the nine months ended September 29, 2002 and September 30, 2001, respectively.

     - Certain of TriMas' employee benefit plans and insurance coverages are administered by Metaldyne. These costs as well as other costs incurred on TriMas' behalf were charged directly to TriMas.

     - TriMas was also charged interest expense at various rates on the debt attributed to TriMas from Metaldyne and on the outstanding advance balance from Metaldyne. These charges aggregated $29.4 million and $55.4 million for the nine months ended September 29, 2002 and September 30, 2001, respectively. The related advances were included in Metaldyne Corporation net investment and advances in the accompanying combined balance sheet. As a result of the Company's common stock issuance and related transactions completed during the second quarter of 2002, Metaldyne's net investment and advances balance at June 6, 2002, net of the cash dividend paid and certain subsequent adjustments to reflect finalization of estimated amounts, was reclassified to paid-in capital in the statement of shareholders' equity for the nine months ended September 29, 2002.

     In connection with the common stock issuance and related financing transactions, TriMas paid Heartland transaction advisory fees of $9.8 million. Of this amount, approximately $3.9 million related to equity transaction costs and were netted against proceeds of the common stock issuance recorded in paid in capital in the accompanying balance sheet. Approximately $5.9 million related to costs incurred in connection with the Notes issuance and obtaining the Credit Facility. These amounts were capitalized as debt issuance costs related to these financing transactions and included in other assets in the accompanying balance sheet. The Company also entered into an advisory services agreement with Heartland at an annual fee of $4.0 million. In the quarter ended September 29, 2002, Heartland was paid $1.0 million under this agreement and such amount is included in selling, general and administrative expense in the accompanying consolidated statement of operations.

13. Capitalized Lease Arrangement

     In the first quarter 2002, as part of financing arranged by Metaldyne and Heartland, the Company entered into sale/leaseback arrangements with a third-party lender for certain facilities utilized by the Company. The proceeds from these transactions were applied against the Metaldyne Corporation net investment and advance balance. Metaldyne provided the third-party lender with a guarantee of the Company's lease obligations. As a result, these lease arrangements were accounted for as capitalized leases and lease obligations approximating $19 million at March 31, 2002, were recorded in long-term debt.

     As a result of the recapitalization and related financing transactions completed during the second quarter of 2002, Metaldyne no longer guarantees the Company's lease obligations with the third party lender. Subsequent to June 6, 2002, the Company accounts for these lease transactions as operating leases. During the quarter ended June 30, 2002, the Company eliminated the capitalized lease obligation and related capital-

                               TRIMAS CORPORATION
     ized lease assets previously recorded. The lease term continues until 2021 and requires annual lease payments of approximately $2.5 million per year.

14.  Impact of Newly Issued Accounting Pronouncements

     In June 2001, the Financial Accounting Standards Board ("FASB") approved the issuance of SFAS 143, "Accounting for Asset Retirement Obligations", which is effective January 1, 2003. SFAS 143 requires that an existing legal obligation associated with the retirement of a tangible long-lived asset be recognized as a liability when incurred and the amount of the liability be initially measured at fair value. The Company is currently reviewing the provisions of SFAS 143 and assessing the impact of adoption.

     On January 1, 2002, TriMas adopted SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Under SFAS No. 144, a single accounting method was established for long-lived assets to be disposed of. This Standard requires the Company to recognize an impairment loss only if the carried amount of a long-lived asset is not recoverable from its undiscounted cash flows, with the loss being the difference between the asset carrying amount and fair value. Adoption of this Standard did not impact the Company's financial statements.

     In July 2002, the FASB approved the issuance of SFAS 146, "Accounting for Costs Associated with Exit or Disposal Activities". The provisions of Statement 146 are to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan.

15. Supplemental Guarantor Condensed Combining and Consolidating Financial Information

     On June 6, 2002, TriMas Corporation, the parent company ("Parent"), issued 9 7/8% Senior Subordinated Notes due 2012 in a total principal amount of $352.8 million. These notes are guaranteed by substantially all of the Company's domestic subsidiaries ("Guarantor Subsidiaries"). All of the Guarantor Subsidiaries are 100% owned by the Parent and their guarantee is full, unconditional, joint and several. The Company's non-domestic subsidiaries and TSPC, Inc. have not guaranteed the Notes ("Non-Guarantor Subsidiaries"). The Guarantor Subsidiaries have also guaranteed amounts outstanding under the Company's Credit Facility.

     The accompanying supplemental guarantor condensed, combining or consolidating financial information is presented on the equity method of accounting for all periods presented. Under this method, investments in subsidiaries are recorded at cost and adjusted for the Company's share in the subsidiaries' cumulative results of operations, capital contributions and distributions and other changes in equity. Elimination entries relate primarily to the elimination of investments in subsidiaries and associated intercompany balances and transactions.

     Prior to June 6, 2002, the Parent held equity investments directly in certain of the Company's wholly-owned Non-Guarantor Subsidiaries, and equity in these investees is included in the Parent column of the accompanying condensed combining financial information for all periods presented. Subsequent to June 6, 2002, all investments in non-domestic subsidiaries are held directly at TriMas Company LLC, a wholly-owned subsidiary of TriMas Corporation and Guarantor Subsidiary, and equity in non-domestic subsidiary investees for all periods subsequent to June 30, 2002 is included in the Guarantor Subsidiary column of the accompa-

                               TRIMAS CORPORATION
     nying consolidating financial information.

                               TRIMAS CORPORATION

       SUPPLEMENTAL GUARANTOR CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                          CONSOLIDATING BALANCE SHEET

                                 (In thousands)


                                                               As of September 29, 2002 (Unaudited)
                                                                              Non-                      Consolidated
                                           Parent          Guarantors     Guarantors    Eliminations       Total
                                           --------        ----------     ------------   ---------      -------------
                 ASSETS

Current assets:
   Cash and cash equivalents...........      $       --    $    26,590     $   12,710      $       --      $   39,300
   Receivables, trade..................              --         89,240         20,820              --         110,060
   Receivables, intercompany...........              --          5,870          5,600         (11,470)             --
   Inventories ........................              --         74,450         10,580              --          85,030
   Deferred income taxes...............              --          8,760             --              --           8,760
   Prepaid expenses and
      other assets.....................              --          8,850            820              --           9,670
                                           ------------   ------------   ------------    ------------    ------------

      Total current assets.............              --        213,760         50,530         (11,470)        252,820

Investment in subsidiaries.............         732,100        126,130             --        (858,230)             --
Property and equipment, net............              --        202,720         28,500              --         231,220
Excess of cost over net assets of
    acquired companies.................              --        439,870         72,000              --         511,870
Other intangibles......................              --        289,910             10              --         289,920
Other assets...........................          15,320         34,160          3,070              --          52,550
                                             ----------    -----------     ----------      ----------      ----------

    Total assets.......................      $  747,420    $ 1,306,550     $  154,110      $ (869,700)     $1,338,380
                                             ==========    ===========     ==========      ==========      ==========

  LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Accounts payable, trade.............      $      690    $    44,700     $   10,390      $       --      $   55,780
     Accounts payable, intercompany....              --          5,600          5,870         (11,470)             --
   Accrued liabilities.................          11,230         51,150          7,650              --          70,030
   Current maturities,
      long-term debt...................    -------------         3,000             --              --           3,000
                                                     --
   Due to Metaldyne....................              --          6,600             --              --           6,600
                                             ----------    -----------     ----------      ----------      ----------



                                      F-51

                               TRIMAS CORPORATION

                   NOTES TO FINANCIAL STATEMENTS--(continued)


    Total current liabilities..........          11,920         11,050         23,910         (11,470)          135,410

Long-term debt.........................         350,060        258,000             --              --         608,060
Deferred income taxes..................              --        166,100          3,770              --         169,870
Other long-term liabilities............              --         33,160            300              --          33,460
Due to Metaldyne.......................              --          6,140             --              --           6,140
                                             ----------    -----------     ----------      ----------      ----------

    Total liabilities..................         361,980        574,450         27,980         (11,470)        952,940

Total shareholders' equity.............         385,440        732,100        126,130        (858,230)        385,440
                                             ----------    -----------     ----------      -----------   ------------

      Total liabilities and
         shareholders' equity..........       $ 747,420    $ 1,306,550      $ 154,110       $ (869,700)   $ 1,338,380
                                              =========    ============     =========       ==========    ===========


                               TRIMAS CORPORATION


         SUPPLEMENTAL GUARANTOR CONDENSED COMBINED FINANCIAL STATEMENTS
                             COMBINING BALANCE SHEET
                                 (In thousands)

                                                                      As of December 31, 2001
                                                                              Non-                        Combined
              ASSETS                        Parent          Guarantors     Guarantors    Eliminations       Total
                                          --------        ----------     ------------  ------------      -----------

Current assets:
   Cash and cash equivalents..........      $       --     $     1,940     $    1,840      $       --     $     3,780
   Receivables, trade.................              --          19,250         14,990              --          34,240
   Receivables, intercompany.........               --           1,730          2,200          (3,930)             --
   Inventories .......................              --          85,720         11,090              --          96,810
   Deferred income taxes..............              --          10,870             --              --          10,870
   Prepaid expenses and
      other assets....................              --           4,810          1,360              --           6,170
                                            ----------     -----------     ----------      ----------     -----------

      Total current assets............              --         124,320         31,480          (3,930)        151,870

Investment in subsidiaries............         521,000          43,000             --        (564,000)             --
Property and equipment, net...........              --         228,010         26,370              --         254,380
Excess of cost over net assets of
    acquired companies................              --         476,220         65,650              --         541,870
Other intangibles.....................                         299,250            240                         299,490
Other assets..........................              --          14,850          3,280              --          18,130
                                            ----------     -----------     ----------      ----------     -----------

    Total assets......................      $  521,000     $ 1,185,650     $  127,020      $ (567,930)    $ 1,265,740
                                            ==========     ===========     ===========     ==========     ===========

 LIABILITIES AND METALDYNE CORPORATION
      NET INVESTMENT AND ADVANCES

Current liabilities:
   Accounts payable - trade...........      $       --     $    38,100     $    8,900      $       --     $    47,000
   Accounts payable -
      intercompany....................              --           2,200          1,730          (3,930)             --
   Accrued liabilities................              --          51,130          5,060              --          56,190
   Current maturities,
       long-term debt.................                          28,900             --              --          28,900
                                            ----------     -----------     ----------      ----------     -----------

    Total current liabilities.........              --         120,330         15,690          (3,930)        132,090

Long-term debt........................              --         411,860             --              --         411,860
Deferred income taxes.................              --         166,010          3,770              --         169,780
Other long-term liabilities...........              --          30,470            540              --          31,010
                                            ----------     ----------      ----------      ----------     -----------


                               TRIMAS CORPORATION


                                                                      As of December 31, 2001
                                                                              Non-                        Combined
             ASSETS                         Parent          Guarantors     Guarantors    Eliminations       Total
                                           --------        ----------     ------------  ------------      -----------


    Total liabilities.................              --         728,670         20,000          (3,930)        744,740

Metaldyne Corporation net investment
    and advances......................         521,000         456,980        107,020        (564,000)        521,000
                                          ------------     -----------     ----------      ----------     -----------

   Total liabilities and Metaldyne
   Corporation net investment               $  521,000     $ 1,185,650     $  127,020      $ (567,930)    $ 1,265,740
                                          ============    ============     ==========    --==========    ============
    and advances......................


                               TRIMAS CORPORATION

       SUPPLEMENTAL GUARANTOR CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                      CONSOLIDATING STATEMENT OF OPERATIONS
                                 (In thousands)


                                                          For the Nine Months Ended September 29, 2002 (Unaudited)
                                                                                   Non-                       Consolidated
                                                 Parent          Guarantors      Guarantors     Eliminations      Total
                                                --------        ----------      ----------     ------------    ------------


Net sales..................................       $       --    $  510,110       $   76,730     $  (12,700)      $  574,140
Cost of sales..............................               --      (388,020)         (53,860)        12,700         (429,180)
                                                  ----------    ----------       ----------     ----------       ----------

      Gross profit.........................               --       122,090           22,870             --          144,960

Selling, general and administrative
    expenses...............................             (300)      (75,970)          (9,440)            --          (85,710)
                                                  ----------    ----------       ----------     ----------       ----------

    Operating profit.......................             (300)       46,120           13,430             --           59,250

Other income (expense), net:
   Interest expense........................          (11,780)      (33,930)            (380)            --          (46,090)
   Other, net..............................              (10)       (3,120)            (980)            --           (4,110)
                                                  ----------    ----------       ----------     ----------       ----------

Income (loss) before income (taxes) credit,
   equity in net income (loss) of
   subsidiaries, and cumulative effect of
   change in accounting principle..........         (12,090)         9,070           12,070             --            9,050
Income (taxes) credit......................            4,020        (2,930)          (4,400)            --           (3,310)
Equity in net income (loss) of
    subsidiaries...........................          (22,820)        6,960               --         15,860               --
                                                  ----------    ----------       ----------     ----------       ----------

Income (loss) before cumulative effect of
    change in accounting principle.........          (30,890)       13,100            7,670         15,860            5,740
Cumulative effect of change in
    accounting principle...................               --       (36,630)              --             --          (36,630)
                                                  ----------    ----------       ----------     ----------       ----------

Net income (loss)..........................       $  (30,890)   $  (23,530)      $    7,670     $   15,860       $  (30,890)
                                                  ==========    ==========       ==========     ==========       ==========

                               TRIMAS CORPORATION

       SUPPLEMENTAL GUARANTOR CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                      CONSOLIDATING STATEMENT OF OPERATIONS
                                 (In thousands)


                                                           For the Nine Months Ended September 30, 2001 (Unaudited)
                                                                                   Non-                            Combined
                                                 Parent         Guarantors      Guarantors     Eliminations         Total
                                                --------        ----------      ----------     ------------         -----


Net sales.................................        $       --    $  514,740       $   70,910     $  (10,640)      $  575,010
Cost of sales.............................                --      (385,170)         (50,300)        10,640         (424,830)
                                                  ----------    ----------       ----------     ----------       ----------

      Gross profit........................                --       129,570           20,610             --          150,180

Selling, general and administrative expenses
                                                          --       (82,160)         (10,590)            --          (92,750)
                                                  ----------    ----------       ----------     ----------       ----------

    Operating profit......................                --        47,410           10,020             --           57,430

Other income (expense), net:
   Interest expense.......................                --       (54,150)          (1,260)            --          (55,410)
   Other, net.............................                --        (3,880)             750             --           (3,130)
                                                  ----------    ----------       ----------     ----------       ----------

Income (loss) before income taxes (credit)
    and equity in net income (loss) of
    subsidiaries..........................                --       (10,620)           9,510             --           (1,110)
Income (taxes) credit.....................                --           700           (4,080)            --           (3,380)
Equity in net income (loss)
    of subsidiaries.......................            (4,490)        3,080               --          1,410               --
                                                ------------  ------------     ------------   ------------     ------------

    Net income (loss).....................        $   (4,490)   $   (6,840)      $    5,430     $    1,410       $   (4,490)
                                                  ==========    ==========       ==========     ==========       ==========

                               TRIMAS CORPORATION

       SUPPLEMENTAL GUARANTOR CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                      CONSOLIDATING STATEMENT OF CASH FLOWS
                                 (In thousands)


                                                      For the Nine Months Ended September 29, 2002 (Unaudited)
                                                                               Non-                       Consolidated
                                             Parent           Guarantors     Guarantors    Eliminations       Total
                                            --------          ----------     ----------    ------------   -------------

Operating Activities:
   Net cash provided by (used for)
   operating activities                       $    4,030      $  (34,950)     $   10,730     $       --      $  (20,190)
                                              ----------      ----------      ----------     ----------      ----------

Financing Activities:
   Net proceeds from issuance of common
      stock............................          259,730              --              --             --         259,730
   Increase in debt....................          350,000         260,000              --             --         610,000
   Debt issuance costs.................          (15,450)        (13,150)             --             --         (28,600)
   Payment of debt.....................               --        (440,760)             --             --        (440,760)
   Dividend to Metaldyne Corporation.
                                                (338,080)             --              --             --        (338,080)
   Intercompany transfers (to) from
      subsidiary.......................         (260,790)        260,790              --             --              --
   Increase in Metaldyne Corporation net
      investments and advances.........              560          11,300           3,660             --          15,520
                                              ----------      ----------    ------------     ----------      ----------

   Net cash provided by (used for)
   financing activities                           (4,030)         78,180           3,660             --          77,810
                                              -----------     ----------    ------------   ------------      ----------

Investing Activities:
   Capital expenditures................               --         (16,520)         (3,600)            --         (20,120)
     Acquisition of a business, net
         of cash acquired..............               --          (1,920)              --            --          (1,920)
     Other, net........................               --            (130)              70            --             (60)
   Net cash used for investing
      activities.......................               --         (18,570)         (3,530)            --         (22,100)
                                              ----------      ----------      ----------     ----------      ----------
Cash and Cash Equivalents:
   Increase (decrease) for the period..               --          24,660          10,860             --          35,520
   At beginning of period..............               --           1,940           1,840                          3,780
                                              ----------      ----------      ----------     ----------      ----------

      At end of period.................       $       --      $   26,600      $   12,700     $               $   39,300
                                              ==========      ==========      ==========     ==========      ==========


                               TRIMAS CORPORATION

         SUPPLEMENTAL GUARANTOR CONDENSED COMBINED FINANCIAL STATEMENTS
                        COMBINING STATEMENT OF CASH FLOWS
                                 (In thousands)

                                                      For the Nine Months Ended September 30, 2001 (Unaudited)
                                                                               Non-                         Combined
                                            Parent            Guarantors     Guarantors     Eliminations      Total

Operating Activities:
   Net cash provided by (used for)
      operating activities.............       $       --      $   71,370      $   (4,480)    $       --      $   66,890
                                              ----------      ----------      -----------    ----------      ----------

Financing Activities:
   Payment of debt.....................               --         (12,750)             --             --         (12,750)
   Increase (decrease) in Metaldyne
    Corporation net investment and
    advances...........................               --         (48,940)          8,850             --         (40,090)
                                              ----------      ----------      ----------     ----------      ----------

    Net cash provided by (used for)
    financing activities                              --         (61,690)          8,850             --         (52,840)
                                              ----------      ----------      ----------     ----------      ----------

Investing Activities:
   Capital expenditures................               --         (12,020)         (1,680)            --         (13,700)
   Proceeds from sale of fixed assets..               --           3,500             770             --           4,270
   Other ..............................               --             170              --             --             170
                                              ----------      ----------      ----------     ----------      ----------

   Net cash used for investing
      activities.......................               --          (8,350)           (910)            --          (9,260)
                                            ------------      ----------      ----------     ----------      ----------

Cash and Cash Equivalents:
   Increase for the period.............               --           1,330           3,460             --           4,790
   At beginning of period..............               --           1,460           5,600             --           7,060
                                              ----------      ----------      ----------     ----------      ----------

   At end of period....................       $       --      $    2,790      $    9,060     $       --      $   11,850
                                              ==========      ==========      ==========     ==========      ==========

          , 2002                                                CONFIDENTIAL


                               TRIMAS CORPORATION

                                  $352,773,000
                           9 7/8 SENIOR NOTES DUE 2012

                              --------------------

                                   PROSPECTUS

                              --------------------

     WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE YOU WRITTEN INFORMATION OTHER THAN THIS PROSPECTUS OR TO MAKE REPRESENTATIONS AS TO MATTERS NOT STATED IN THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES OR OUR SOLICITATION OF YOUR OFFER TO BUY THE SECURITIES IN ANY JURISDICTION WHERE THAT WOULD NOT BE PERMITTED OR LEGAL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALES MADE HEREUNDER AFTER THE DATE OF THIS PROSPECTUS SHALL CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR OUR AFFAIRS HAVE NOT CHANGED SINCE THE DATE HEREOF.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of Delaware empowers us to indemnify, subject to the standards therein prescribed, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a director, officer, employee or agent of TriMas or is or was serving as such with respect to another corporation or other entity at our request. Article 11 of our certificate of incorporation provides that each person who was or is made a party to (or is threatened to be made a party to) or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was one of our directors or officers shall be indemnified and held harmless by us to the fullest extent authorized by the General Corporation Law of Delaware against all expenses, liability and loss (including without limitation attorneys' fees, judgments, fines and amounts paid in settlement) reasonably incurred by such person in connection therewith. The rights conferred by Article 11 are contractual rights and include the right to be paid by us the expenses incurred in defending such action, suit or proceeding in advance of the final disposition thereof.

     Article 10 of our certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except (a) for any breach of the duty of loyalty to us or our stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of Delaware, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions, or (d) for transactions from which a director derives improper personal benefit.

     Our directors and officers are covered by insurance policies indemnifying them against certain civil liabilities, including liabilities under the federal securities laws (other than liability under Section 16(b) of the 1934 Act), which might be incurred by them in such capacities.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (A)  EXHIBITS

          (1)  Financial Statement Schedule

     Financial Statement Schedule of the Company appended hereto, as required for the year ended December 31, 2001, the period from November 28, 2000 to December 31, 2000, the period from January 1, 2000 to November 27, 2000 and the year ended December 31, 1999, consists of the following: Valuation and Qualifying Accounts.

          (2) Exhibits

EXHIBIT NO.           DESCRIPTION

     3(i)* Amended and Restated Certificate of Incorporation of the Company.

     3(ii)* Bylaws of the Company.

     4.1* Indenture relating to the notes, dated as of June 6, 2002, by and among TriMas Corporation, each of the Guarantors named therein and The Bank of New York as trustee.

     4.2* Form of note (included in Exhibit 4.1).

     4.3* Registration Rights Agreement relating to the notes dated as of June
          6, 2002 by and among

EXHIBIT NO.           DESCRIPTION

          TriMas Corporation and the parties named therein.

     5.1 Opinion of Cahill Gordon & Reindel regarding the legality of securities being registered.

     10.1* Stock Purchase Agreement dated as of May 17, 2002 by and among
          Heartland Industrial Partners, L.P., TriMas Corporation and Metaldyne Corporation.

     10.2* Shareholders Agreement, dated as of June 6, 2002 by and among TriMas
          Corporation, Metaldyne Company LLC, certain Heartland entities listed therein and the other shareholders named therein or added as parties from time to time.

     10.3* Warrant issued to Metaldyne Corporation dated as of June 6, 2002.

     10.4* Credit Agreement, dated as of June 6, 2002, amount TriMas
          Corporation, TriMas Company LLC, JPMorgan Chase Bank as Administrative Agent and Collateral Agent, CSFB Cayman Island Bank, as Syndication Agent, Comerica Bank, National City Bank and Wachovia Bank, National Association as Documentation Agents and J.P. Morgan Securities Inc. and Credit Suisse First Boston, as Arrangers.

     10.5* Receivables Purchase Agreement, dated as of June 6, 2002, by and among TriMas Corporation, the Sellers party thereto and TSPC, Inc., as Purchaser.

     10.6* Receivables Transfer Agreement, dated as of June 6, 2002, by and among TSPC, Inc., as Transferor, TriMas Corporation, individually, as Collection Agent, TriMas Company LLC, individually as Guarantor, the CP Conduit Purchasers, Committed Purchasers and Funding Agents party thereto, and JPMorgan Chase Bank as Administrative Agent. 10.7 Corporate Services Agreement, dated as of June 6, 2002, between Metaldyne Corporation and TriMas Corporation.

     10.8* Lease Assignment and Assumption Agreement, dated as of June 21, 2002, by and among Heartland Industrial Group, L.L.C., TriMas Company LLC and the Guarantors named therein.

     10.9* TriMas Corporation 2002 Long Term Equity Incentive Plan

     12   Statement regarding computation of ratios

     21*  Subsidiaries of the Registrant

     23.1 Consent of PricewaterhouseCoopers LLP

     23.2 Consent of Cahill Gordon & Reindel (included in Exhibit 5.1)

     24.1* Power of Attorney (included in the signature pages to this Registration Statement)

     25.1* Statement Regarding eligibility of Trustee on Form T-1

     99.1* Form of Letter of Transmittal 99.2 Form of Notice of Guaranteed
          Delivery

* Previously filed.

ITEM 22. UNDERTAKINGS

          (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of approximate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporating documents by first class mail or other equally prompt means. This includes information contained in the documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (c) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (d) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act.

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 22nd day of November, 2002.

                               TRIMAS CORPORATION


                              By:    /s/ Todd R. Peters
                                     -----------------------------------------
                                     Name:      Todd R. Peters
                                     Title:     Chief Financial Officer and
                                                Executive Vice President




     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                   SIGNATURE                                    TITLE                            DATE
-----------------------------------------         -----------------------------  -------------------------
/s/ Grant H. Beard                                President and Director             November  22, 2002
--------------------------------------            (Principal Executive Officer)
Grant H. Beard

/s/ Todd R. Peters                                Executive Vice President and       November  22, 2002
--------------------------------------            Chief Financial Officer
Todd R. Peters

/s/ Gary M. Banks*                                Director                           November  22, 2002
--------------------------------------
Gary M. Banks

/s/ Charles E. Becker*                            Director                           November  22, 2002
--------------------------------------
Charles E. Becker

/s/ Timothy D. Leuliette*                         Director                           November  22, 2002
--------------------------------------
Timothy D. Leuliette

/s/ W. Gerald McConnell*                          Director                           November  22, 2002
--------------------------------------
W. Gerald McConnell

/s/ David A. Stockman*                            Director                           November  22, 2002
--------------------------------------
David A. Stockman

/s/ Daniel P. Tredwell*                           Director                           November  22, 2002
--------------------------------------
Daniel P. Tredwell

/s/ Samuel Valenti III*                           Director                           November  22, 2002
--------------------------------------
Samuel Valenti III


*  By:   /s/Todd R. Peters
         ----------------------------
             Todd R. Peters
         as attorney-in-fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 22nd day of November, 2002.

                              ARROW ENGINE COMPANY


                                     By:    /s/ Todd R. Peters
                                            ------------------------------------
                                            Name:      Todd R. Peters
                                            Title:     Vice President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                     TITLE                              DATE
/s/ Grant H. Beard                              President and Director                  November  22, 2002
--------------------------------------
Grant H. Bear                                   (Principal Executive Officer)
/s/ Todd R. Peters                              Vice President and Director             November  22, 2002
--------------------------------------
Todd R. Peters                                  (Principal Financial Officer and
                                                Principal Accounting Officer)


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 22nd day of November, 2002.

                              BEAUMONT BOLT & GASKET, INC.


                              By:    /s/ Todd R. Peters
                                     -----------------------------------------
                                     Name:      Todd R. Peters
                                     Title:     Vice President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                     TITLE                              DATE
/s/ Richard S. Owen*                            President and Director                  November  22, 2002
--------------------------------------
Richard S. Owen                                 (Principal Executive Officer)
/s/ Laura Pecoraro*                             Treasurer and Director                  November  22, 2002
--------------------------------------
Laura Pecoraro


*By:     /s/Todd R. Peters
        ---------------------------
             Todd R. Peters
         as attorney-in-fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 22nd day of November, 2002.

                             COMMONWEALTH DISPOSITION LLC


                             By:    /s/ Todd R. Peters
                                    -----------------------------------------
                                    Name:      Todd R. Peters
                                    Title:     Vice President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                                     TITLE                              DATE
/s/ Grant H. Beard                              President and Director                  November  22, 2002
--------------------------------------
Grant H. Beard                                  (Principal Executive Officer)
/s/ Todd R. Peters                              Vice President and Director             November  22, 2002
--------------------------------------
Todd R. Peters                                  (Principal Financial Officer and
                                                Principal Accounting Officer)


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 22nd day of November, 2002.

                               COMPAC CORPORATION


                               By:    /s/ Todd R. Peters
                                      ---------------------------------
                                      Name:      Todd R. Peters
                                      Title:     Vice President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                     TITLE                              DATE
/s/ Grant H. Beard                              President and Director                  November  22, 2002
--------------------------------------          (Principal Executive Officer)
Grant H. Beard

/s/ Todd R. Peters                              Vice President and Director             November  22, 2002
--------------------------------------          (Principal Financial Officer and
Todd R. Peters                                  Principal Accounting Officer)



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 22nd day of November, 2002.

                              CONSUMER PRODUCTS, INC.


                              By:    /s/ Todd R. Peters
                                     -----------------------------------------
                                     Name:      Todd R. Peters
                                     Title:     Vice President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                     TITLE                              DATE
/s/ Grant H. Beard                              President and Director                  November  22, 2002
--------------------------------------          (Principal Executive Officer)
Grant H. Beard

/s/ Todd R. Peters                              Vice President and Director             November  22, 2002
--------------------------------------          (Principal Financial Officer and
Todd R. Peters                                  Principal Accounting Officer)


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 22nd day of November, 2002.

                                CUYAM CORPORATION


                                By:    /s/ Todd R. Peters
                                       -----------------------------------------
                                       Name:      Todd R. Peters
                                       Title:     Vice President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                     TITLE                              DATE
/s/ Grant H. Beard                              President and Director                  November  22, 2002
--------------------------------------          (Principal Executive Officer)
Grant H. Beard

/s/ Todd R. Peters                              Vice President and Director             November  22, 2002
--------------------------------------          (Principal Financial Officer and
Todd R. Peters                                  Principal Accounting Officer)


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 22nd day of November, 2002.

                                DI-RITE


                                By:    /s/ Todd R. Peters
                                       -----------------------------------------
                                       Name:      Todd R. Peters
                                       Title:     Vice President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                     TITLE                              DATE
/s/ Grant H. Beard                              President and Director                  November  22, 2002
--------------------------------------          (Principal Executive Officer)
Grant H. Beard

/s/ Todd R. Peters                              Vice President and Director             November  22, 2002
--------------------------------------          (Principal Financial Officer and
Todd R. Peters                                  Principal Accounting Officer)


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 22nd day of November, 2002.

                             DRAW-TITE, INC.


                             By:    /s/ Todd R. Peters
                                    -----------------------------------------
                                    Name:      Todd R. Peters
                                    Title:     Vice President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                     TITLE                              DATE
/s/ Grant H. Beard                              President and Director                  November  22, 2002
--------------------------------------          (Principal Executive Officer)
Grant H. Beard

/s/ Todd R. Peters                              Vice President and Director             November  22, 2002
--------------------------------------          (Principal Financial Officer and
Todd R. Peters                                  Principal Accounting Officer)



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 22nd day of November, 2002.

                                  ENTEGRA FASTENER CORPORATION


                                  By:    /s/ Todd R. Peters
                                         --------------------------------------
                                         Name:      Todd R. Peters
                                         Title:     Vice President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                     TITLE                              DATE
/s/ Grant H. Beard                              President and Director                  November  22, 2002
--------------------------------------          (Principal Executive Officer)
Grant H. Beard

/s/ Todd R. Peters                              Vice President and Director             November  22, 2002
--------------------------------------          (Principal Financial Officer and
Todd R. Peters                                  Principal Accounting Officer)


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 22nd day of November, 2002.

                                   FULTON PERFORMANCE PRODUCTS, INC.


                                   By:    /s/ Todd R. Peters
                                          --------------------------------------
                                          Name:      Todd R. Peters
                                          Title:     Vice President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                     TITLE                              DATE
/s/ Grant H. Beard                              President and Director                  November  22, 2002
--------------------------------------          (Principal Executive Officer)
Grant H. Beard

/s/ Todd R. Peters                              Vice President and Director             November  22, 2002
--------------------------------------          (Principal Financial Officer and
Todd R. Peters                                  Principal Accounting Officer)



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 22nd day of November, 2002.

                                HITCH `N POST, INC.


                                By:    /s/ Todd R. Peters
                                       -----------------------------------------
                                       Name:      Todd R. Peters
                                       Title:     Vice President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                     TITLE                              DATE
/s/ Grant H. Beard                              President and Director                  November  22, 2002
--------------------------------------          (Principal Executive Officer)
Grant H. Beard

/s/ Todd R. Peters                              Vice President and Director             November  22, 2002
--------------------------------------          (Principal Financial Officer and
Todd R. Peters                                  Principal Accounting Officer)



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 22nd day of November, 2002.

                           INDUSTRIAL BOLT & GASKET, INC.


                           By:    /s/ Todd R. Peters
                                  -----------------------------------------
                                  Name:      Todd R. Peters
                                  Title:     Vice President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                     TITLE                              DATE
/s/ Richard S. Owen*                            President and Director                  November 22, 2002
--------------------------------------          (Principal Executive Officer)
Grant H. Beard

/s/ Laura Pecoraro*                             Treasurer and Director                  November 22, 2002
--------------------------------------
Laura Pecoraro

*By:     /s/ Todd R. Peters
        ------------------------------
             Todd R. Peters
         as attorney-in-fact

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 22nd day of November, 2002.

                               KEO CUTTER, INC.


                               By:    /s/ Todd R. Peters
                                      -----------------------------------------
                                      Name:      Todd R. Peters
                                      Title:     Vice President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                     TITLE                              DATE
/s/ Grant H. Beard                              President and Director                  November 22, 2002
--------------------------------------
Grant H. Beard

/s/ Todd R. Peters                              Vice President and Director             November 22, 2002
--------------------------------------
Todd R. Peters

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 22nd day of November, 2002.

                            K.S. DISPOSITION


                            By:    /s/ Todd R. Peters
                                   -----------------------------------------
                                   Name:      Todd R. Peters
                                   Title:     Vice President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                     TITLE                              DATE
/s/ Grant H. Beard                              President and Director                  November 22, 2002
--------------------------------------          (Principal Executive Officer)
Grant H. Beard

/s/ Todd R. Peters                              Vice President and Director             November 22, 2002
--------------------------------------          (Principal Financial Officer and
Todd R. Peters                                  Principal Accounting Officer)



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 22nd day of November, 2002.

                            LAKE ERIE SCREW CORPORATION


                            By:    /s/ Todd R. Peters
                                   -----------------------------------------
                                   Name:      Todd R. Peters
                                   Title:     Vice President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                     TITLE                              DATE
/s/ Grant H. Beard                              President and Director                  November  22, 2002
--------------------------------------          (Principal Executive Officer)
Grant H. Beard

/s/ Todd R. Peters                              Vice President and Director             November  22, 2002
--------------------------------------          (Principal Financial Officer and
Todd R. Peters                                  Principal Accounting Officer)



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 22nd day of November, 2002.

                                 LAMONS METAL GASKET CO.


                                 By:    /s/ Todd R. Peters
                                        ----------------------------------------
                                        Name:      Todd R. Peters
                                        Title:     Vice President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                     TITLE                              DATE
/s/ Richard S. Owen*                            President and Director                  November  22, 2002
--------------------------------------          (Principal Executive Officer)
Richard S. Owen

/s/ Laura Pecoraro*                             Vice President and Director             November  22, 2002
--------------------------------------          (Principal Financial Officer and
Laura Pecoraro                                  Principal Accounting Officer)


*By      /s/ Todd R. Peters
        --------------------------
             Todd R. Peters
         as attorney-in-fact

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 22nd day of November, 2002.

                             LOUISIANA HOSE & RUBBER CO.


                             By:    /s/ Todd R. Peters
                                    -----------------------------------------
                                    Name:      Todd R. Peters
                                    Title:     Vice President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                     TITLE                              DATE
/s/ Grant H. Beard                              President and Director                  November  22, 2002
--------------------------------------          (Principal Executive Officer)
Grant H. Beard

/s/ Todd R. Peters                              Vice President and Director             November  22, 2002
--------------------------------------          (Principal Financial Officer and
Todd R. Peters                                  Principal Accounting Officer)


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 22nd day of November, 2002.

                           MONOGRAM AEROSPACE FASTENERS, INC.


                           By:    /s/ Todd R. Peters
                                  -----------------------------------------
                                  Name:      Todd R. Peters
                                  Title:     Vice President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                     TITLE                              DATE
/s/ Grant H. Beard                              President and Director                  November  22, 2002
--------------------------------------          (Principal Executive Officer)
Grant H. Beard

/s/ Todd R. Peters                              Vice President and Director             November  22, 2002
--------------------------------------          (Principal Financial Officer and
Todd R. Peters                                  Principal Accounting Officer)


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 22nd day of November, 2002.

                             NETCONG INVESTMENTS, INC.


                             By:    /s/ Todd R. Peters
                                    -----------------------------------------
                                    Name:      Todd R. Peters
                                    Title:     Vice President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                     TITLE                              DATE
/s/ Grant H. Beard                              President and Director                  November  22, 2002
--------------------------------------          (Principal Executive Officer)
Grant H. Beard

/s/ Todd R. Peters                              Vice President and Director             November  22, 2002
--------------------------------------          (Principal Financial Officer and
Todd R. Peters                                  Principal Accounting Officer)


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 22nd day of November, 2002.

                          NI FOREIGN MILITARY SALES CORP.


                          By:    /s/ Todd R. Peters
                                 -----------------------------------------
                                 Name:      Todd R. Peters
                                 Title:     Vice President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                     TITLE                              DATE
/s/ Grant H. Beard                              President and Director                  November  22, 2002
--------------------------------------          (Principal Executive Officer)
Grant H. Beard

/s/ Todd R. Peters                              Vice President and Director             November  22, 2002
--------------------------------------          (Principal Financial Officer and
Todd R. Peters                                  Principal Accounting Officer)


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 22nd day of November, 2002.

                              NI INDUSTRIES, INC.


                              By:    /s/ Todd R. Peters
                                     -----------------------------------------
                                     Name:      Todd R. Peters
                                     Title:     Vice President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                     TITLE                              DATE
--------------------------------------          --------------------------------   --------------------------
/s/ Grant H. Beard                              President and Director                  November  22, 2002
--------------------------------------          (Principal Executive Officer)
Grant H. Beard

/s/ Todd R. Peters                              Vice President and Director             November  22, 2002
--------------------------------------          (Principal Financial Officer and
Todd R. Peters                                  Principal Accounting Officer)



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 22nd day of November, 2002.

                             NI WEST, INC.


                             By:    /s/ Todd R. Peters
                                    -----------------------------------------
                                    Name:      Todd R. Peters
                                    Title:     Vice President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                     TITLE                              DATE
--------------------------------------          --------------------------------   --------------------------
/s/ Grant H. Beard                              President and Director                  November  22, 2002
--------------------------------------          (Principal Executive Officer)
Grant H. Beard

/s/ Todd R. Peters                              Vice President and Director             November  22, 2002
--------------------------------------          (Principal Financial Officer and
Todd R. Peters                                  Principal Accounting Officer)



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 22nd day of November, 2002.

                             NORRIS CYLINDER COMPANY


                             By:    /s/ Todd R. Peters
                                    -----------------------------------------
                                    Name:      Todd R. Peters
                                    Title:     Vice President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                                     TITLE                              DATE
/s/ Grant H. Beard                              President and Director                  November  22, 2002
--------------------------------------          (Principal Executive Officer)
Grant H. Beard

/s/ Todd R. Peters                              Vice President and Director             November  22, 2002
--------------------------------------          (Principal Financial Officer and
Todd R. Peters                                  Principal Accounting Officer)


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 22nd day of November, 2002.

                           NORRIS ENVIRONMENTAL SERVICES, INC.


                           By:    /s/ Todd R. Peters
                                  -----------------------------------------
                                  Name:      Todd R. Peters
                                  Title:     Vice President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                     TITLE                              DATE
/s/ Grant H. Beard                              President and Director                  November  22, 2002
--------------------------------------          (Principal Executive Officer)
Grant H. Beard

/s/ Todd R. Peters                              Vice President and Director             November  22, 2002
--------------------------------------          (Principal Financial Officer and
Todd R. Peters                                  Principal Accounting Officer)


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 22nd day of November, 2002.

                             NORRIS INDUSTRIES, INC.


                             By:    /s/ Todd R. Peters
                                    -----------------------------------------
                                    Name:      Todd R. Peters
                                    Title:     Vice President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                     TITLE                              DATE
--------------------------------------          --------------------------------   --------------------------
/s/ Grant H. Beard                              President and Director                  November  22, 2002
--------------------------------------          (Principal Executive Officer)
Grant H. Beard

/s/ Todd R. Peters                              Vice President and Director             November  22, 2002
--------------------------------------          (Principal Financial Officer and
Todd R. Peters                                  Principal Accounting Officer)



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 22nd day of November, 2002.

                               PLASTIC FORM, INC.


                               By:    /s/ Todd R. Peters
                                      -----------------------------------------
                                      Name:      Todd R. Peters
                                      Title:     Vice President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                     TITLE                              DATE
--------------------------------------          --------------------------------   --------------------------
/s/ Grant H. Beard                              President and Director                  November  22, 2002
--------------------------------------          (Principal Executive Officer)
Grant H. Beard

/s/ Todd R. Peters                              Vice President and Director             November  22, 2002
--------------------------------------          (Principal Financial Officer and
Todd R. Peters                                  Principal Accounting Officer)



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 22nd day of November, 2002.

                             REESE PRODUCTS, INC.


                             By:    /s/ Todd R. Peters
                                    -----------------------------------------
                                    Name:      Todd R. Peters
                                    Title:     Vice President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                     TITLE                              DATE
/s/ Grant H. Beard                              President and Director                  November  22, 2002
--------------------------------------          (Principal Executive Officer)
Grant H. Beard

/s/ William M. Lowe, Jr.                        Director                                November  22, 2002
--------------------------------------
William M. Lowe, Jr.

/s/ Todd R. Peters                              Vice President and Director             November  22, 2002
--------------------------------------          (Principal Financial Officer and
Todd R. Peters                                  Principal Accounting Officer)


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 22nd day of November, 2002.

                                   RESKA SPLINE PRODUCTS, INC.


                                   By:    /s/ Todd R. Peters
                                          -------------------------------------
                                          Name:      Todd R. Peters
                                          Title:     Vice President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                     TITLE                              DATE
--------------------------------------          --------------------------------   --------------------------
/s/ Grant H. Beard                              President and Director                  November  22, 2002
--------------------------------------          (Principal Executive Officer)
Grant H. Beard

/s/ Todd R. Peters                              Vice President and Director             November  22, 2002
--------------------------------------          (Principal Financial Officer and
Todd R. Peters                                  Principal Accounting Officer)


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 22nd day of November, 2002.

                               RICHARDS MICRO-TOOL, INC.


                               By:    /s/ Todd R. Peters
                                      -----------------------------------------
                                      Name:      Todd R. Peters
                                      Title:     Vice President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                     TITLE                              DATE
--------------------------------------          --------------------------------   --------------------------
/s/ Grant H. Beard                              President and Director                  November  22, 2002
--------------------------------------          (Principal Executive Officer)
Grant H. Beard

/s/ Todd R. Peters                              Vice President and Director             November  22, 2002
--------------------------------------          (Principal Financial Officer and
Todd R. Peters                                  Principal Accounting Officer)



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 22nd day of November, 2002.

                                RIEKE CORPORATION


                               By:    /s/ Todd R. Peters
                                      -----------------------------------------
                                      Name:      Todd R. Peters
                                      Title:     Vice President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                                     TITLE                              DATE
--------------------------------------          --------------------------------   --------------------------
/s/ Grant H. Beard                              President and Director                  November  22, 2002
--------------------------------------          (Principal Executive Officer)
Grant H. Beard

/s/ Todd R. Peters                              Vice President and Director             November  22, 2002
--------------------------------------          (Principal Financial Officer and
Todd R. Peters                                  Principal Accounting Officer)


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 22nd day of November, 2002.

                                RIEKE LEASING CO., INCORPORATED


                                By:    /s/ Todd R. Peters
                                       -----------------------------------------
                                       Name:      Todd R. Peters
                                       Title:     Vice President


                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                                     TITLE                              DATE
--------------------------------------          --------------------------------   --------------------------
/s/ Grant H. Beard                              President and Director                  November  22, 2002
--------------------------------------          (Principal Executive Officer)
Grant H. Beard

/s/ Todd R. Peters                              Vice President and Director             November  22, 2002
--------------------------------------          (Principal Financial Officer and
Todd R. Peters                                  Principal Accounting Officer)



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 22nd day of November, 2002.

                                RIEKE OF INDIANA, INC.


                                By:    /s/ Todd R. Peters
                                       -----------------------------------------
                                       Name:      Todd R. Peters
                                       Title:     Vice President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                     TITLE                              DATE
--------------------------------------          --------------------------------   --------------------------
/s/ Grant H. Beard                              President and Director                  November  22, 2002
--------------------------------------          (Principal Executive Officer)
Grant H. Beard

/s/ Todd R. Peters                              Vice President and Director             November  22, 2002
--------------------------------------          (Principal Financial Officer and
Todd R. Peters                                  Principal Accounting Officer)


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 22nd day of November, 2002.

                                             RIEKE OF MEXICO, INC.


                                             By:    /s/ Todd R. Peters
                                                    ----------------------------
                                                    Name:      Todd R. Peters
                                                    Title:     Vice President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

  SIGNATURE             TITLE                               DATE

/s/ Grant H. Beard      President and Director              November  22, 2002
---------------------   (Principal Executive Officer)
Grant H. Beard

/s/ Todd R. Peters      Vice President and Director         November  22, 2002
---------------------   (Principal Financial Officer and
Todd R. Peters          Principal Accounting Officer)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 22nd day of November, 2002.

                               TRIMAS COMPANY LLC


                                             By:    /s/ Todd R. Peters
                                                    ----------------------------
                                                    Name:      Todd R. Peters
                                                    Title:     Vice President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                      TITLE                          DATE

/s/ Grant H. Beard             Manager and Chief Executive    November  22, 2002
-------------------------      Officer for SEC Purposes
Grant H. Beard

/s/ Todd R. Peters             Manager and Senior Vice        November  22, 2002
-------------------------      President for SEC Purposes
Todd R. Peters

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 22nd day of November, 2002.

                                             TRIMAS FASTENERS, INC.


                                             By:    /s/ Todd R. Peters
                                                    ----------------------------
                                                    Name:      Todd R. Peters
                                                    Title:     Vice President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   SIGNATURE               TITLE                              DATE

/s/ Grant H. Beard        President and Director              November  22, 2002
----------------------    (Principal Executive Officer)
Grant H. Beard

/s/ Todd R. Peters        Vice President and Director         November  22, 2002
----------------------    (Principal Financial Officer and
Todd R. Peters            Principal Accounting Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 22nd day of November, 2002.

                                           TRIMAS SERVICES CORP.


                                           By:    /s/ Todd R. Peters
                                                  ---------------------------
                                                  Name:      Todd R. Peters
                                                  Title:     Vice President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

  SIGNATURE                   TITLE                           DATE

/s/ Grant H. Beard       President and Director               November  22, 2002
-------------------      (Principal Executive Officer)
Grant H. Beard

/s/ Todd R. Peters       Vice President and Director          November  22, 2002
-------------------      (Principal Financial Officer and
Todd R. Peters           Principal Accounting Officer)